Filed Pursuant to Rule 424(b)(3)

Registration Nos. 333-166449 and 333-166449-01

The information in the preliminary prospectus supplement (as supplemented by this supplement) is not complete and may be amended. We may not sell these securities until we deliver a final prospectus supplement and accompanying prospectus. The preliminary prospectus supplement (as supplemented by this supplement) is not an offer to sell nor is it seeking an offer to buy these securities in any state where the offer or sale is not permitted.

$250,000,000

Nissan Master Owner Trust Receivables

Issuing Entity

Nissan Wholesale Receivables Corporation II

Depositor

Nissan Motor Acceptance Corporation

Servicer/Sponsor

Series 2012-B

Supplement, dated May 15, 2012 (subject to completion)

to

Preliminary Prospectus Supplement, dated May 14, 2012 (subject to completion)

to

Prospectus dated May 14, 2012

This Supplement should be read in conjunction with the Preliminary Prospectus Supplement, dated May 14, 2012, and the Prospectus, dated May 14, 2012.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these notes or determined if the prospectus supplement (as supplemented by this supplement) or the prospectus that accompanies the prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

Preliminary Prospectus Supplement

The Preliminary Prospectus Supplement referenced above is hereby modified and supplemented as described in this supplement. References to page numbers are to the page numbers in the Preliminary Prospectus Supplement referenced above.

Front Cover Page:

•	The front cover page is modified to insert the following names directly under “BARCLAYS,” “CITIGROUP” and “RBC CAPITAL MARKETS”:

BofA Merrill Lynch	Credit Agricole Securities	HSBC	Mitsubishi UFJ Securities
Scotia Bank		SOCIETE GENERALE

SUMMARY OF TERMS:

•	The principal amount on page S-11 under the heading “Other Series of Notes—Other Series of Notes Issued by the Issuing Entity—Series 2012-A Notes” is modified to read as follows: “1,000,000,000.”

UNDERWRITING:

•	The table below the first paragraph under “Underwriting” on page S-51 is modified to read as follows:

Name of Underwriter	Principal Amount of Series 2012-B Notes
Barclays Capital Inc.

Citigroup Global Markets Inc.

RBC Capital Markets, LLC

Merrill Lynch, Pierce, Fenner & Smith Incorporated

Credit Agricole Securities (USA) Inc.

HSBC Securities (USA) Inc.

Mitsubishi UFJ Securities (USA), Inc.

SG Americas Securities, LLC

Scotia Capital (USA) Inc.

Total	$250,000,000

1

Back Cover Page:

•	The back cover page is modified to insert the following names directly under “Barclays,” “Citigroup” and “RBC Capital Markets”:

BofA Merrill Lynch

Credit Agricole Securities

HSBC

Mitsubishi UFJ Securities

Scotia Bank

SOCIETE GENERALE

2

Prospectus

The Prospectus referenced above is hereby modified and supplemented as described in this supplement. References to page numbers are to the page numbers in the Prospectus referenced above.

DEALER FLOORPLAN FINANCING BUSINESS:

Dealer “Status” and NMAC’s Write-Off Policy:

•	The “Dealer ‘Status’ and NMAC’s Write-Off Policy” section on page 31 is modified to read as follows:

Under some circumstances, NMAC will classify a Dealer “Status.” The circumstances include:

•	failure to remit any principal or interest payment when due,

•	any vehicle is “sold out of trust,” that is, the vehicle is sold and the inventory loan is not repaid when demanded by NMAC,

•	insolvency of the Dealer,

•	any loss, theft, damage or destruction to the vehicles, or any encumbrance of the collateral (except as expressly permitted in the financing agreements), and

•	a general deterioration of its financial condition or failure to meet financial requirements which constitute a default of the lending agreement.

Once a Dealer is designated “Status,” NMAC determines any further extension of credit on a case-by-case basis.

NMAC attempts to work with Dealers to resolve instances of Dealers designated “Status.” If, however, a Dealer remains designated “Status,” it can result in one of the following:

•	an orderly liquidation in which the Dealer voluntarily liquidates its inventory through normal sales to retail customers,

•	a forced liquidation in which NMAC repossesses the Dealer’s inventory and, termination of the wholesale lines, or

•	a voluntary surrender of the Dealer’s inventory and, termination of the wholesale lines.

The proceeds of the sales are used to repay amounts due to NMAC. NMAC’s right to use the proceeds to repay its floorplan loans will be affected by the priority of its interests in the sold collateral as described above under “Dealer Floorplan Financing Business — Intercreditor Agreement Regarding Security Interests in Vehicles and Non-Vehicle Related Security.” Once liquidation has begun, NMAC performs an analysis of its position, writes off any amounts identified at that time as uncollectible and attempts to liquidate all possible remaining collateral. During the course of a liquidation, NMAC may recognize additional losses or recoveries.

3

The information in this preliminary prospectus supplement and the accompanying prospectus is not complete and may be changed. We may not sell the notes described in this preliminary prospectus supplement until we deliver a final prospectus supplement and accompanying prospectus. This preliminary prospectus supplement and the accompanying prospectus is not an offer to sell the notes and is not soliciting an offer to buy the notes and there shall not be any sale of the notes in any jurisdiction where such offer, solicitation or sale is not permitted.

Subject to Completion, dated May 14, 2012

Prospectus Supplement

(To accompanying Prospectus dated May 14, 2012)

$250,000,000

Nissan Master Owner Trust Receivables

Issuing Entity

Nissan Wholesale Receivables Corporation II, Depositor	Nissan Motor Acceptance Corporation, Sponsor and Servicer

NISSAN MASTER OWNER TRUST RECEIVABLES, SERIES 2012-B

$250,000,000 SERIES 2012-B NOTES

You should review carefully the factors set forth under “Risk Factors” beginning on page S-16 of this prospectus supplement and page 8 in the accompanying prospectus. The main sources for payment of the notes are a selected portfolio of receivables in connection with the purchase and financing by dealers located in the U.S. of their vehicles. The securities are asset-backed securities issued by, and represent obligations of, the issuing entity only and do not represent obligations of or interests in Nissan Motor Acceptance Corporation, Nissan Wholesale Receivables Corporation II, Nissan North America, Inc. or any of their respective affiliates other than the issuing entity. Neither the securities nor the receivables are insured or guaranteed by any governmental agency. This prospectus supplement may be used to offer and sell the offered notes only if it is accompanied by the prospectus dated May 14, 2012.

—

The issuing entity will issue the Series 2012-B notes described in the following table. Only the notes described in the following table are being offered by this prospectus supplement and the accompanying prospectus.

—	The Series 2012-B notes will be floating rate notes.

—	A portion of the notes may be initially retained by Nissan Wholesale Receivables Corporation II or conveyed to an affiliate.

—	The Series 2012-B notes will accrue interest from and including the Series 2012-B issuance date, which is expected to be May 23, 2012.

—	The issuing entity will pay interest on the notes on the 15th day of each month, or the first business day thereafter if the 15th is not a business day. The first payment date will be June 15, 2012.

Series 2012-B Notes
Principal Amount	$250,000,000
Interest Rate	One-Month LIBOR + %
Expected Final Payment Date	May 15, 2014
Final Maturity Date	May 16, 2016
Price to Public(1)	$
Underwriting Discount(1)%
Proceeds to Issuing Entity(1)	$
(1)	Total price to the public is $ , total underwriting discount is $ and total proceeds to the issuing entity are $ .

Credit Enhancement

—	The initial issuing entity assets allocable to Series 2012-B will exceed the initial outstanding principal amount of the Series 2012-B notes by $64,475,000.

—	A reserve account will be established for the benefit of the Series 2012-B notes. The reserve account will have an initial balance of $1,875,000.

—

The Series 2012-B notes will be included in a group of series, and as a part of this group, the Series 2012-B notes will be entitled in certain circumstances to share in certain excess interest and principal amounts that are allocable to other series in the same group.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities or determined that this prospectus supplement or the accompanying prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

BARCLAYS	CITIGROUP	RBC CAPITAL MARKETS

The date of this prospectus supplement is                     , 2012.

Important Notice About Information Presented in this

Prospectus Supplement and the Accompanying Prospectus

Information about the Series 2012-B notes is provided in two separate documents that progressively provide varying levels of detail: (1) the accompanying prospectus, which provides general information, some of which may not apply to a particular series of notes, including your series; and (2) this prospectus supplement, which describes the specific terms of your notes.

Cross-references are included in this prospectus supplement and in the accompanying prospectus that direct you to more detailed descriptions of a particular topic. You can also find references to key topics in the Table of Contents in this prospectus supplement and in the accompanying prospectus.

This prospectus supplement and the accompanying prospectus use defined terms. Definitions can be found in the “Glossary of Principal Terms for Prospectus Supplement” beginning on page S-57 in this prospectus supplement and under the caption “Glossary of Principal Terms” beginning on page 95 in the accompanying prospectus.

You should rely only on the information contained in or incorporated by reference into this prospectus supplement or the accompanying prospectus. No one has been authorized to give you different information. The information in this prospectus supplement or the accompanying prospectus is only accurate as of the dates on their respective covers. The Series 2012-B notes will not be offered in any jurisdiction where it is not permitted.

i

SUMMARY OF TRANSACTION PARTIES1

[1]

The chart provides only a simplified overview of the relations between the key parties to the transaction. Refer to this prospectus supplement and the accompanying prospectus for a further description.

SUMMARY OF TERMS

The following summary contains a brief description of the Series 2012-B notes. You will find a detailed description of the terms of the offering of the notes following this summary. You should read carefully this entire prospectus supplement and the accompanying prospectus to understand all of the terms of the offering of the Series 2012-B notes. You should consider both documents when making your investment decision.

Issuing Entity	Nissan Master Owner Trust Receivables. The issuing entity was established by a trust agreement dated as of May 13, 2003.

Depositor	Nissan Wholesale Receivables Corporation II, a Delaware corporation and a wholly owned subsidiary of Nissan Motor Acceptance Corporation. The depositor will, initially, be the sole holder of the residual interest in the issuing entity, which will represent the sole ownership and beneficial interest in the issuing entity.

Sponsor, Servicer and Administrator	Nissan Motor Acceptance Corporation

Indenture Trustee	U.S. Bank National Association

Owner Trustee	Wilmington Trust Company

Stated Principal Amount;

Series 2012-B	Initial stated principal amount $250,000,000

Nominal Liquidation Amount	Initial Series 2012-B nominal liquidation amount $314,475,000

The Series 2012-B nominal liquidation amount will equal the portion of the issuing entity assets allocable to Series 2012-B. The Series 2012-B notes are secured only by that portion of the issuing entity assets that corresponds to the Series 2012-B nominal liquidation amount. The Series 2012-B nominal liquidation amount will be equal to the sum of (i) the Series 2012-B invested amount and (ii) the Series 2012-B overcollateralization amount. Each of the Series 2012-B nominal liquidation amount, the Series 2012-B invested amount and the Series 2012-B overcollateralization amount will be subject to reduction and reinstatement as described in this prospectus supplement under “Deposit and Application of Funds — Reduction and Reinstatement of Series Nominal Liquidation Amounts.”

Offered Notes	The offered notes consist of the Series 2012-B notes, as described on the cover page. A portion of the notes may be initially retained by Nissan Wholesale Receivables Corporation II or conveyed to an affiliate.

Series 2012-B Issuance Date	On or about May 23, 2012.

Statistical Cut-Off Date	The statistical information presented in this prospectus supplement is as of the close of business on March 31, 2012.

Series 2012-B Cut-Off Date	April 30, 2012.

Statistical Information

The statistical information in this prospectus supplement is based on the receivables in the issuing entity as of the statistical cut-off date. The characteristics of the receivables owned by the issuing entity on the Series 2012-B issuance date may vary somewhat from the characteristics of the receivables in the issuing entity as of the statistical cut-off date described in this prospectus supplement due to paydowns or new purchases, although the sponsor and the depositor do not expect the variance to be material.

Expected Final Payment Date	May 15, 2014.

Final Maturity Date	May 16, 2016.

Assets of the Issuing Entity	The primary assets of the issuing entity will consist of a revolving pool of receivables arising from time to time in connection with the purchase and financing by retail motor vehicle dealers located in the U.S. of their new, pre-owned and used automobile and light-duty truck inventory.

On or before the Series 2012-B issuance date, the depositor will have transferred to the issuing entity receivables that, as of the statistical cut-off date, have an aggregate gross principal amount of approximately $3,847,887,310. The number of designated accounts giving rise to those receivables, as of the statistical cut-off date for the Series 2012-B notes, was 1,675. See “The Trust Portfolio” in this prospectus supplement for more information about these receivables and the related designated accounts.

The assets of the issuing entity will also include the excess funding account, which will have a balance of $0.00 as of the Series 2012-B issuance date.

Series 2012-B belongs to excess principal sharing group one and to the extent that available amounts are not needed to make required interest or principal payments on the notes or deposits for Series 2012-B, the excess amounts may be applied, subject to certain limitations, to cover shortfalls of required distributions and deposits for other series that are included in excess principal sharing group one.

The designated accounts constitute only a portion of Nissan Motor Acceptance Corporation’s entire U.S. portfolio of dealer floorplan accounts. See “Dealer Floorplan Financing Business” in this prospectus supplement for information about all the accounts and related receivables in Nissan Motor Acceptance Corporation’s U.S. portfolio of dealer floorplan accounts.

You should refer to “The Trust Portfolio” in this prospectus supplement for more information regarding the historical and other statistical information relating to all of the dealer accounts in Nissan Motor Acceptance Corporation’s Trust Portfolio.

Addition and Removal of Assets

from the Issuing Entity

The depositor has the right to, and in certain cases as described in “Description of the Transfer and Servicing Agreement — Representations and Warranties of the Depositor — Additional Designated Accounts” in the accompanying prospectus, is required to designate additional accounts to the trust portfolio. Upon designation of any additional accounts, the depositor will transfer to the issuing entity the receivables arising in connection with such additional accounts. The designation of additional accounts and the transfer to the issuing entity of the receivables arising in connection with such additional accounts will comply with the requirements of Regulation AB. The depositor also has the right to remove accounts from the trust portfolio and in doing so, to either repurchase the outstanding related receivables or to simply cease conveying to the issuing entity receivables arising in such accounts after the related date of removal. The depositor’s right to redesignate accounts to and from the trust portfolio is subject to the conditions described in “Description of the Transfer and Servicing Agreement — Redesignation of Accounts — Eligible Accounts” and “Description of the Transfer and Servicing Agreement — Representations and Warranties of the Depositor — Additional Designated Accounts” in the accompanying prospectus.

The depositor will be obligated to accept reassignment to it of any receivables (or, after satisfaction of the modification condition, at its option, redesignation of the accounts related to such receivables and reassignment of all receivables under such accounts) that do not meet certain representations and warranties. Following the discovery by or notice to the depositor of a breach of any representation or warranty that has a material adverse effect on the noteholders’ interest in the receivables, the depositor, unless the breach is cured, will accept reassignment of that receivable (or, after satisfaction of the modification condition, at its option, redesignation of the account related to such receivable and reassignment of all receivables under such account) from the issuing entity, and Nissan Motor Acceptance Corporation will be required to purchase that receivable (or, after satisfaction of the modification condition, at its option, redesignate the account related to such receivable and purchase all receivables under such account) from the depositor. The depositor’s obligations to accept reassignment of receivables (or, after satisfaction of the modification condition, at its option, redesignation of the accounts related to such receivables and reassignment of all receivables under such accounts) will constitute the sole remedy available to noteholders and the issuing entity for any uncured breach by the depositor of those representations and warranties (other than remedies that may be available under federal securities laws or other laws).

Similarly, the servicer is required to purchase receivables (or, after satisfaction of the modification condition, at its option, redesignate the accounts related to such receivables and purchase all receivables under such accounts) that are materially and adversely affected by any breach by the servicer of certain representations and warranties. Following the discovery of a breach of any such representations and warranties, the servicer, unless the breach is cured, will be required to purchase the materially and adversely affected receivable (or, after satisfaction of the modification condition, at its option, redesignate the account related to such receivable and purchase all receivables under such account) from the issuing entity. This purchase obligation will constitute the sole remedy available to noteholders and the issuing entity for any uncured breach by the servicer of those representations and warranties (other than remedies that may be available under federal securities laws or other laws).

These reassignment and purchase obligations are more fully described in “Description of the Transfer and Servicing Agreement — Representations and Warranties of the Depositor” and “Description of the Transfer and Servicing Agreement — Servicer Covenants” in the accompanying prospectus.

Terms of the Series 2012-B Notes	The notes will be issued in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof in book-entry form (provided that any notes retained by the depositor or conveyed to an affiliate of the depositor on the issuance date will be issued as definitive notes).

Interest Payment Dates. Interest will be payable on the 15th of each month, unless the 15th is not a business day, in which case the payment will be made on the following business day. The first interest period will run from and including the Series 2012-B issuance date to but excluding June 15, 2012, and will consist of 23 days. The first payment will be on June 15, 2012.

Per Annum Interest Rate. The Series 2012-B notes will bear interest at one-month LIBOR as determined before the start of each interest period plus % per annum.

Interest Periods and Payments. Each interest period begins on and includes a payment date and ends on but excludes the following payment date, except that the first interest period will begin on and include the Series 2012-B issuance date, which is expected to be May 23, 2012.

Interest on the Series 2012-B notes (including for the first interest period) will be calculated on the basis of the actual number of days in each interest period and a year of 360 days.

Interest payments on the notes as described above will be made from available interest amounts after certain advances have been reimbursed and the monthly servicing fee has been paid.

Principal Payments. The issuing entity expects to pay the principal of the Series 2012-B notes in full on May 15, 2014, which is the expected final payment date for the Series 2012-B notes. The final maturity date for the Series 2012-B notes is May 16, 2016.

The issuing entity is scheduled to begin accumulating available principal amounts on November 1, 2013 for payment to the Series 2012-B noteholders on the expected final payment date. Depending on the performance of the issuing entity assets and the amount of any other outstanding and rated series in excess principal sharing group one, to which Series 2012-B belongs and subject to certain other conditions described herein, such accumulation may begin at a later date.

Principal on the Series 2012-B notes may be paid earlier or later than the expected final payment date or in reduced amounts. You will not be entitled to any premium for early or late payment of principal. If an event of default or an early amortization event occurs, principal of your Series 2012-B notes may be paid earlier than expected. If the Series 2012-B notes are not paid in full on the expected final payment date, available principal amounts and certain other amounts will continue to be used to pay principal of the Series 2012-B notes until they are paid in full or until the final maturity date, whichever is earlier.

Principal collections allocable to the Series 2012-B notes, to the extent not needed to make payments in respect of the Series 2012-B notes, will be applied to make principal payments in respect of the other series of notes in excess principal sharing group one then entitled to receive principal payments and, to the extent not needed to make such principal payments, will be used to acquire additional receivables, if any, and then, subject to certain exceptions, will be distributed to the depositor.

For more information about principal payments, see “Series Provisions — Principal” in this prospectus supplement.

Revolving Period	During the revolving period, principal will not be paid on the Series 2012-B notes and principal will not be accumulated for that purpose. Instead, available principal amounts may be used to purchase additional receivables, to cover interest shortfalls on the Series 2012-B notes, to make principal payments on other series of notes, or to make payments to the depositor. The revolving period will begin on the Series 2012-B issuance date and will end when the accumulation period begins. The revolving period will also end if an early amortization period begins, but may recommence under certain limited circumstances if the early amortization event terminates.

During the revolving period, the depositor will select additional receivables to be transferred to the issuing entity. There is no limit on the amount of additional receivables which may be acquired by the issuing entity during the revolving period, although the new receivables must meet the eligibility criteria described in “Description of the Transfer and Servicing Agreement — Redesignation of Accounts — Eligible Accounts” and “Description of the Transfer and Servicing Agreement— Representations and Warranties of the Depositor — Additional Designated Accounts” in the accompanying prospectus and required documentation must be delivered. Additional receivables will be transferred to the issuing entity on each business day until the earlier of the termination of the issuing entity or a bankruptcy of the issuing entity, the depositor, the sponsor, Nissan North America, Inc. or Nissan Motor Co., Ltd.

Credit Enhancement	Series 2012-B Overcollateralization Amount. Each series of notes issued by the issuing entity will have allocated to that series a ratable portion, called a series allocation percentage, of all of the receivables that are assets of the issuing entity. For a description of the allocation calculations, see “Deposit and Application of Funds — Allocation Percentages” in this prospectus supplement. As of the Series 2012-B cut-off date, the portion of the issuing entity assets allocable to Series 2012-B will equal $314,475,000, which will exceed the outstanding principal amount of the Series 2012-B notes by $64,475,000. The amount of that excess is the initial Series 2012-B overcollateralization amount. This overcollateralization amount is intended to protect the Series 2012-B noteholders from the effect of charge-offs on defaulted receivables that are allocated to Series 2012-B and any use of available principal amounts to cover interest shortfalls on the Series 2012-B notes due to defaulted receivables.

The Series 2012-B overcollateralization amount will equal the sum of (i) 25.79% of the initial outstanding principal amount of the Series 2012-B notes; provided, however, that (A) the depositor may, in its sole discretion, increase this percentage, provided, however, that if the depositor voluntarily increases this percentage, then it may, in its sole discretion, upon ten days prior notice to the indenture trustee, subsequently decrease the percentage to 25.79% or higher so long as the rating agency condition shall be been satisfied with respect to the Series 2012-B notes and any other outstanding and rated series or class of Notes, and (B) this percentage will increase to 29.87% if the average of the monthly payment rates for the three preceding collection periods is less than 35% and this percentage will further increase to 34.23% if the average of the monthly payment rates for the three preceding collection periods is less than 30%, provided, however, that if this overcollateralization percentage is increased pursuant to this clause, and the average of the monthly payment rates for the three preceding collection periods subsequently increases to more than 30%, but less than 35%, then the overcollateralization percentage shall decrease to 29.87% and if this overcollateralization percentage is increased pursuant to this clause, and the average of the monthly payment rates for the three preceding collection periods further increases to more than 35%, then the overcollateralization percentage shall decrease to 25.79%; and (ii) the incremental overcollateralization amount, which is based on the amount of ineligible receivables, dealer overconcentration amounts and the used vehicle overconcentration amounts in the trust portfolio. The amounts in clauses (i) and (ii) may fluctuate from time to time.

A portion of the collections on the receivables will be allocated to Series 2012-B on the basis of the ratio of the (i) sum of (x) the Series 2012-B invested amount and (y) the Series 2012-B overcollateralization amount to (ii) the aggregate of such amounts for all series. The Series 2012-B overcollateralization amount will be reduced by:

•	reallocations of available principal amounts otherwise allocable to the Series 2012-B overcollateralization amount to cover interest shortfalls on the Series 2012-B notes; and

•	charge-offs resulting from unreimbursed defaults on receivables allocated to Series 2012-B.

Reductions in the Series 2012-B overcollateralization amount will result in a reduced amount of collections on the receivables that are allocated and available to make payments on the Series 2012-B notes. If the Series 2012-B overcollateralization amount is reduced to zero, then charge-offs will instead reduce the Series 2012-B invested amount and you may incur a loss on your Series 2012-B notes. In addition, if the Series 2012-B overcollateralization amount is reduced to zero, principal collections will no longer be available to cover interest shortfalls.

Reserve Account. A reserve account will provide credit enhancement for the Series 2012-B notes to the extent described in this prospectus supplement. The issuing entity will deposit $1,875,000, representing 0.75% of the initial Series 2012-B invested amount, into the reserve account on the Series 2012-B issuance date. The amount required to be on deposit in the reserve account at any time will equal this original amount.

Shared Collections:

Shared Excess Interest Amounts. Your series will be included in a group of series referred to as excess interest sharing group one. To the extent that available interest amounts are not needed to make required distributions or deposits for your series, these excess funds will be applied to cover shortfalls of required interest distributions and deposits for other series that are included in excess interest sharing group one. In addition, you may receive the benefits of excess interest amounts allocated from other series in excess interest sharing group one. See “Deposit and Application of Funds — Shared Excess Interest Amounts” in this prospectus supplement.

Shared Excess Principal Amounts. Your series will also be included in a group of series referred to as excess principal sharing group one. To the extent that available principal amounts are not needed to make any required distributions or deposits for your series, these funds will be applied to cover shortfalls of required principal distributions and deposits for other series in principal sharing group one. Any reallocation for this purpose will not reduce the Series 2012-B nominal liquidation amount. In addition, you may receive the benefits of excess principal amounts allocated from other series in excess principal sharing group one. See “Deposit and Application of Funds — Shared Excess Principal Amounts” in this prospectus supplement.

The series enhancement described above is available only for your series. Other than shared collections to the extent described above, you are not entitled to any series enhancement available to any other series that the issuing entity has already issued or may issue in the future. If the credit enhancement is not sufficient to cover all amounts of principal and interest payable on the Series 2012-B notes, the losses will be allocated to the Series 2012-B notes as described in “Series Provisions – General”, “Deposit and Application of Funds – Application of Available Amounts” and “Deposit and Application of Funds – Reduction and Restatement of Series Nominal Liquidation Amounts” in this prospectus supplement.

Events of Default	The Series 2012-B notes are subject to specified events of default described in “Deposit and Application of Funds — Events of Default” in this prospectus supplement and in “Description of the Indenture — Events of Default; Rights upon Event of Default” in the accompanying prospectus. Among these events are the failure to pay interest on the Series 2012-B notes for 35 days after it is due or the failure to pay principal on the final maturity date for the Series 2012-B notes.

If an event of default that applies to the Series 2012-B notes occurs and continues, the indenture trustee or the holders of at least 66 2/3% of the outstanding principal amount of the Series 2012-B notes may declare the Series 2012-B notes to be immediately due and payable. That declaration may, under limited circumstances, be rescinded by the holders of at least 66 2/3% of the outstanding principal amount of the Series 2012-B notes.

After an event of default and the acceleration of the Series 2012-B notes, funds from issuing entity assets allocated to Series 2012-B will be applied to pay interest and principal on the Series 2012-B notes to the extent permitted by law. Interest collections and principal collections will be applied to make monthly interest and principal payments on the Series 2012-B notes until the date on which the Series 2012-B notes are paid in full or until the final maturity date, whichever occurs first.

If an event of default that applies to the Series 2012-B notes occurs and continues and the Series 2012-B notes are accelerated, the indenture trustee may or, in limited cases, will at the direction of the holders of a specified percentage of the outstanding principal amount of the Series 2012-B notes:

•	institute proceedings in its own name for the collection of all amounts then payable on the Series 2012-B notes;

•	take any other appropriate action to protect and enforce the rights and remedies of the indenture trustee and the Series 2012-B noteholders; or

•	foreclose on a portion of the issuing entity assets by causing the issuing entity to sell a portion of those assets to permitted purchasers under the indenture.

See “Description of the Indenture — Events of Default; Rights upon Event of Default” in the accompanying prospectus.

Early Amortization Events	Payment of the principal of the Series 2012-B notes will begin earlier than expected upon the occurrence of an early amortization event. If an early amortization event that applies to the Series 2012-B notes occurs, the issuing entity will use available principal amounts each month to pay principal of the Series 2012-B notes.

Early amortization events may occur if the depositor, the issuing entity, the servicer or Nissan Motor Acceptance Corporation (if it is no longer the servicer), as applicable, fails to make required distributions or deposits on or before the date occurring ten business days after the date the payment or deposit is required to be made, violates other covenants and agreements, which failure continues unremedied for a period of 60 days after written notice of the failure, or has made representations and warranties that are materially incorrect for a period of 60 days after written notice and as a result the interests of the Series 2012-B noteholders are materially and adversely affected; however, an early amortization event will not be deemed to occur if the depositor repurchases the related receivables (or, after satisfaction of the modification condition, at its option, redesignates the accounts related to such receivables and repurchases all receivables under such accounts) or all of the receivables, if applicable, in accordance with the provisions of the transfer and servicing agreement.

Other early amortization events consist of:

•	the occurrence of a servicer default that adversely affects in any material respect the interests of any noteholder;

•	the Series 2012-B notes are not paid in full on the expected final payment date;

•

the Series 2012-B overcollateralization amount is (with certain limited exceptions) less than the required Series 2012-B overcollateralization amount; provided that if that event occurs on any payment date on which the Series 2012-B overcollateralization percentage is increased because the average of the monthly payment rates for the three preceding collection periods is less than 35% or the

Series 2012-B overcollateralization percentage is further increased because the average of the monthly payment rates for the three preceding collection periods is less than 30%, then that event shall be an early amortization event if the Series 2012-B overcollateralization amount remains (with certain limited exceptions) less than the required Series 2012-B overcollateralization amount for five or more days after the payment date on which the Series 2012-B overcollateralization percentage increased;

•	on any determination date, the average of the monthly payment rates for the three preceding collection periods is less than 25%;

•	for three consecutive determination dates, the amounts on deposit in the excess funding account exceed 30% of the sum of the invested amounts of all outstanding series issued by the issuing entity;

•

the depositor fails to transfer to the issuing entity receivables arising in connection with additional accounts within ten business days after the date it is required to do so under the transfer and servicing agreement;

•	the bankruptcy, insolvency or similar events relating to the issuing entity, the depositor, Nissan Motor Acceptance Corporation, Nissan North America, Inc. or Nissan Motor Co., Ltd.;

•	the issuing entity or the depositor becomes subject to the requirement that it register as an “investment company” under the Investment Company Act of 1940; and

•

the occurrence and continuation of an event of default with respect to the Series 2012-B notes under the indenture and the declaration that the Series 2012-B notes are due and payable pursuant to the indenture.

For a more detailed discussion of early amortization events, see “Deposit and Application of Funds — Early Amortization Events” in this prospectus supplement and “Sources of Funds to Pay the Notes — Early Amortization Events” in the accompanying prospectus.

Optional Redemption	The Series 2012-B notes may be redeemed in full on any payment date on which the issuing entity exercises its option to redeem the Series 2012-B notes. The issuing entity may exercise this option on any day after which the outstanding principal amount of the Series 2012-B notes is reduced to 10% of the initial outstanding principal amount of the Series 2012-B notes or less.

Other Series of Notes	The issuing entity has previously issued various warehouse and term series notes, and may from time to time issue additional series of notes or notes of existing series, including this series, without giving you prior notice of or asking you to consent to, the issuance of such additional series of notes or notes of existing series. Such additional series may have terms that are different from the terms relating to your notes, so long as the issuance of that additional series meets the conditions described in “Description of the Notes — New Issuances” in the accompanying prospectus, which include among other things:

•	the depositor has given the owner trustee, the indenture trustee, the servicer and each rating agency written notice of such issuance and such issuance date;

•	the depositor has delivered to the owner trustee and the indenture trustee an indenture supplement specifying the terms of such issuance;

•

the depositor has delivered to the indenture trustee an officer’s certificate to the effect that no event of default or early amortization event has occurred and is continuing for any series and such issuance will not have a material adverse effect and will not cause any event of default or early amortization event to occur with respect to any outstanding series; and

•	after giving effect to the new issuance, the adjusted pool balance for such series equals or exceeds the required participation amount for such series.

Set forth below is a summary of the notes currently outstanding.

Other Series of Notes Issued by The Issuing Entity

The following sets forth the principal characteristics of the series of Notes issued by the Issuing Entity which will be outstanding after the Series 2012-B issuance date.

The Issuing Entity also expects to issue an additional series of Notes, Series 2012-A, on the Series 2012-B issuance date. Certain expected characteristic of the Series 2012-A notes are summarized below.

Series 2010-A Notes

Principal Amount	$900,000,000
Expected Final Payment Date	January 15, 2013
Final Maturity Date	January 15, 2015
Series Issuance Date	February 12, 2010
Excess interest sharing group designation	One
Excess principal sharing group designation	One

Series 2012-A Notes

Principal Amount	$500,000,000
Expected Final Payment Date	May 15, 2015
Final Maturity Date	May 15, 2017
Series Issuance Date	On or about May 23, 2012
Excess interest sharing group designation	One
Excess principal sharing group designation	One

2008-1 Warehouse Series Notes

Committed Amount	$750,000,000
Expected Final Payment Date	January 23, 2015
Final Maturity Date	January 23, 2017
Series Issuance Date	January 27, 2010
Excess interest sharing group designation	One
Excess principal sharing group designation	One

2010-1 Warehouse Series Notes

Committed Amount	$300,000,000
Expected Final Payment Date	September 14, 2013
Final Maturity Date	September 14, 2015
Series Issuance Date	September 14, 2010
Excess interest sharing group designation	One
Excess principal sharing group designation	One

Transferor Interest	The interest in the issuing entity’s assets not allocable to your series or any other series is the transferor interest. The depositor or one of its affiliates will initially own the transferor interest, but may, subject to various limitations, subsequently sell all or a portion of the transferor interest to another party through the issuance of a supplemental interest, which may be held in either certificated or uncertificated form.

Allocation of Collections	The servicer will collect payments on the receivables and, at the times specified in this prospectus supplement and the accompanying prospectus, deposit these collections into a collection account. The servicer will keep track of those collections that are interest collections and those collections that are principal collections. The servicer will also keep track of those receivables that are written off as uncollectible, called the defaulted amount.

During each month, the servicer will allocate interest collections, principal collections and the defaulted amount among your series and other outstanding series of notes that the issuing entity has issued. The amounts so allocated will be further allocated by the servicer between the Series 2012-B noteholders and the holders of the transferor interest.

The amounts allocated to your series will be determined based generally on the size of the Series 2012-B nominal liquidation amount compared with the aggregate series nominal liquidation amounts of all outstanding series of notes. This amount will then be further allocated between the Series 2012-B noteholders and the holders of the transferor interest, which will be based generally on the size of the Series 2012-B nominal liquidation amount compared with your series’ pro rata share of the pool balance, which is the total amount of the principal receivables owned by the issuing entity net of certain specified reductions. This calculation will differ when allocating principal collections depending on whether Series 2012-B is in a revolving period, the accumulation period or an early amortization period. For a description of the allocation calculations, see “Deposit and Application of Funds — Allocation Percentages” in this prospectus supplement.

The Series 2012-B invested amount on the Series 2012-B issuance date will be $250,000,000, which is the same as the initial outstanding principal amount of the Series 2012-B notes. The initial Series 2012-B nominal liquidation amount, which is equal to the sum of the Series 2012-B invested amount and the Series 2012-B overcollateralization amount on the Series 2012-B issuance date, will be $314,475,000. If the Series 2012-B nominal liquidation amount declines, amounts allocated and available to make required distributions and deposits for your series and to make required payments to you may be reduced. For a description of the events that may lead to these reductions, see “Deposit and Application of Funds — Allocation Percentages” and “Deposit and Application of Funds — Reduction and Reinstatement of Series Nominal Liquidation Amounts” in this prospectus supplement.

Application of Collections	Interest Collections. On each payment date, available interest amounts (subject to certain adjustments) will be applied in the following order of priority:

•	to the servicer, the sum of all outstanding advances made by the servicer prior to that payment date;

•	to the servicer, the sum of all outstanding nonrecoverable advances made by the servicer prior to that payment date;

•	to pay the monthly servicing fee for Series 2012-B;

•	to pay accrued and unpaid interest due on Series 2012-B notes;

•	to cover Series 2012-B’s share of defaulted amounts, if any, for the related collection period and Series 2012-B’s nominal liquidation amount deficit, if any;

•	to fund the reserve account up to the specified reserve account balance;

•	on and after the occurrence of an event of default and acceleration of the Series 2012-B notes, to repay the outstanding principal amount of the Series 2012-B notes;

•	to reimburse waived servicing fees, if any;

•	to cover any shortfalls for other series in excess interest sharing group one;

•

to the indenture trustee, any payments in respect of accrued and unpaid fees, expenses and indemnity payments due pursuant to the indenture but only to the extent that such fees, expenses or indemnity payments have been outstanding for at least 60 days; and

•	with certain limited exceptions, to the holders of the transferor interest.

For a more detailed description of these applications, see “Deposit and Application of Funds — Application of Available Amounts” in this prospectus supplement.

Principal Collections. Each month available principal amounts will be applied as follows:

•

if available interest amounts, together with shared excess interest amounts and amounts on deposit in the reserve account, are not sufficient to cover interest payments, to pay such shortfall, not to exceed the Series 2012-B overcollateralization amount after accounting for reductions due to charge-offs;

•

if Series 2012-B is in an accumulation period, to deposit to the accumulation account an amount equal to the controlled deposit amount, then any remaining amounts will be treated as shared excess principal amounts and will be available to make required principal distributions and deposits for other series of notes in excess principal sharing group one, then to reinvest in additional receivables and thereafter to distribute to the holders of the transferor interest;

•	if Series 2012-B is in an early amortization period, to pay all remaining available principal amounts to the noteholders; and

•

if Series 2012-B is not in the accumulation period or an early amortization period, as shared excess principal amounts available to make required principal distributions and deposits for other series of notes in excess principal sharing group one, then to reinvest in additional receivables and thereafter to distribute to the holders of the transferor interest.

For a more detailed description of these applications, see “Deposit and Application of Funds — Application of Available Amounts” in this prospectus supplement.

Servicing Fee	The servicer will be entitled to receive a monthly fee in an amount, and payable, as specified in “Series Provisions — Servicing Compensation and Payment of Expenses” in this prospectus supplement. The monthly servicing fee will be payable on each payment date from available interest amounts on deposit in the collection account and will be paid to the servicer (a) subsequent to the payment of interest on the notes if Nissan Motor Acceptance Corporation or one of its affiliates is the servicer and (b) prior to the payment of interest on the notes if Nissan Motor Acceptance Corporation or one of affiliates no longer is the servicer.

Tax Matters	Subject to the important considerations described in this prospectus supplement and the accompanying prospectus, Mayer Brown LLP, special tax counsel to the issuing entity, will deliver its opinion that:

•	the Series 2012-B notes will be characterized as debt for federal income tax purposes (other than certain retained notes); and

•	the issuing entity will not be characterized as an association or a publicly traded partnership taxable as a corporation for federal income tax purposes.

You should refer to “Material Federal Income Tax Consequences” in this prospectus supplement and the accompanying prospectus including the discussion under “Material Federal Income Tax Consequences—Tax

Characterization and Treatment of the Notes—Tax Consequences to U.S. Holders of Notes—Net Investment Income”.

Certain ERISA Considerations	The Series 2012-B notes offered hereunder are generally eligible for purchase by employee benefit plans and individual retirement accounts, subject to those considerations discussed in “Certain ERISA Considerations” in this prospectus supplement.

You should refer to “Certain ERISA Considerations” in the accompanying prospectus. If you are a benefit plan fiduciary considering purchase of the Series 2012-B notes you should, among other things, consult with your counsel in determining whether all required conditions have been satisfied.

Ratings	The depositor expects that the notes will receive credit ratings from the hired rating agencies.

A security rating is not a recommendation to buy, sell or hold notes. The ratings of the Series 2012-B notes address the likelihood of the timely payment of interest on and ultimate payment of principal of the Series 2012-B notes in accordance with their terms. The ratings do not, however, address the likelihood that principal of the Series 2012-B notes will be paid on the expected final payment date. The ratings also do not address the possibility of an early amortization event occurring. Any hired rating agency may subsequently lower or withdraw its rating of the Series 2012-B notes. If this happens, no person or entity will be obligated to provide any additional credit enhancement for the Series 2012-B notes (except as provided in this prospectus supplement). In addition, a rating agency not hired by the sponsor to rate the transaction may provide an unsolicited rating that differs from (or is lower than) the ratings provided by the hired rating agencies. See “Risk Factors — The ratings of the notes may be withdrawn or revised, or the notes may receive an unsolicited rating, which may have an adverse effect in the market price of the Series 2012-B notes” in this prospectus supplement.

RISK FACTORS

You should consider the following risk factors (and the factors set forth in “Risk Factors” in the accompanying prospectus) in deciding whether to purchase the Series 2012-B notes.

The source of funds for payments on

the Series 2012-B notes is limited.	The primary source of payment of interest on or principal of the Series 2012-B notes will be from collections allocated to Series 2012-B. As a result, you must rely primarily on collections allocated to Series 2012-B for payment of the interest on and principal of the Series 2012-B notes. You will generally not have recourse to any other assets of the issuing entity or any other person for payment of your Series 2012-B notes. See “Deposit and Application of Funds” in this prospectus supplement. Also, following a sale of receivables due to an acceleration of the Series 2012-B notes following an event of default, as described in “Sources of Funds to Pay the Notes — Sale of Receivables” in the accompanying prospectus, only the proceeds of that sale (and certain other amounts) allocable to the Series 2012-B notes will be available to make payments on the Series 2012-B notes. If the amount of those proceeds is not enough, you will incur a loss on your Series 2012-B notes.

You may not receive your principal

on the expected final payment date

because of the performance of

other series.	If your series were to enter the accumulation period or an early amortization period while another series in excess principal sharing group one was either in the accumulation period or an early amortization period or were to enter the accumulation period or an early amortization period before the principal amount of the Series 2012-B notes is reduced to zero, available principal amounts from that series will not be available to make payments on the Series 2012-B notes. As a result, deposits to the accumulation account for, or the payments on, the Series 2012-B notes may be reduced and final payment of the principal of the Series 2012-B notes may be delayed. Also, the shorter the accumulation period for the notes of your series, the greater the likelihood that payment in full of the notes of your series on the expected final payment date will depend on available principal amounts from other series in excess principal sharing group one to make principal payments on your Series 2012-B notes.

If an early amortization event occurs,

you may receive your principal sooner

or later than you expected and you may

not receive all of your principal.

A significant decline in the amount of receivables generated could cause an early amortization of the Series 2012-B notes. For example, if the balance of the receivables owned by the issuing entity is not maintained at a specified level, the depositor must designate additional accounts, the receivables of which will be transferred to the issuing entity. If additional accounts are not designated by the depositor when required, as described under “Deposit and Application of Funds — Early Amortization Events” in this prospectus supplement, an early amortization event will occur. Or, if an insolvency event relating to Nissan Motor Acceptance Corporation, the issuing entity, Nissan North America, Inc., Nissan Motor Co., Ltd. or the depositor were to occur, an early amortization event will occur. In that case, additional receivables will not be transferred to the issuing entity and principal payments on the Series 2012-B notes will commence. If an early amortization event occurs, you may receive your principal sooner or later than you expected and you may not receive all of your principal.

See “Dealer Floorplan Financing Business” in this prospectus supplement and in the accompanying prospectus and “Series Provisions — Principal” and “Deposit and Application of Funds — Early Amortization Events” in this prospectus supplement for more information about the timing of payments on the Series 2012-B notes.

Credit enhancement is limited and if

exhausted may result in a loss on your

Series 2012-B notes.	Credit enhancement for the Series 2012-B notes will be provided by the Series 2012-B overcollateralization amount as described in this prospectus supplement, by amounts on deposit in the reserve account, and by Series 2012-B being included in a group of series referred to as excess interest sharing group one and excess principal sharing group one. The amount of such credit enhancement is limited and may be reduced from time to time.

If the credit enhancement is exhausted, you will be increasingly likely to incur a loss. See “Deposit and Application of Funds — Series 2012-B Overcollateralization Amount” in this prospectus supplement and “Description of the Notes — Credit and Cash Flow Enhancement” in the accompanying prospectus for more information about credit enhancement for the Series 2012-B notes.

The rates at which the receivables are

repaid and generated could cause your

notes to be paid principal later or

earlier than expected.	The payment of principal of your Series 2012-B notes will depend primarily on dealer repayments of receivables. Pursuant to the terms of the accounts, dealers are required to repay a receivable upon the retail sale or lease of the underlying vehicle. The timing of these sales and leases is uncertain, and there can be no assurance that any particular pattern of dealer repayments will occur. Any significant decline in the dealer payment rate during the accumulation period for your Series 2012-B notes may cause you to receive final payment of principal after the expected final payment date. Additionally, you may not be able to reinvest any delayed principal payments at the time you receive them at a rate of return equal to the rate of return that will have been available on the expected final payment date.

The opposite situation may occur if the dealer payment rate during the revolving period significantly exceeds the rate at which new receivables are generated. In this case, the pool balance of the issuing entity may fall to a specified level, in which case amounts otherwise payable to the holders of the transferor interest will be deposited in the excess funding account or the depositor will be required to transfer to the issuing entity receivables arising in connection with additional designated accounts. If the amounts on deposit in the excess funding account on three consecutive determination dates exceed 30% of the sum of the invested amounts of all outstanding series issued by the issuing entity on each such date, an early amortization event will occur and may result in your receipt of principal before the expected final payment date. Moreover, any failure by the depositor to make these additional transfers of receivables within ten business days after the date it is required to do so under the transfer and servicing agreement will result in an early amortization event and may result in your receipt of principal before the expected final payment date.

Changes in the level of losses may

result in accelerated, reduced or

delayed payments on your Series

2012-B notes.	There can be no assurance that the historical level of losses or delinquencies experienced by Nissan Motor Acceptance Corporation on its U.S. dealer floorplan portfolio are predictive of future performance of the issuing entity’s receivables. Losses or delinquencies could increase significantly for various reasons, including changes in local, regional or national economies or due to other events. Any significant increase in losses or delinquencies on the receivables may result in accelerated, reduced or delayed payments on your Series 2012-B notes.

You may have difficulty selling your

Series 2012-B notes and/or obtaining

your desired price due to the absence

of a secondary market.	The issuing entity will not list the Series 2012-B notes on any securities exchange. Therefore, in order to sell your Series 2012-B notes, you must first locate a willing purchaser. In addition, currently, no secondary market exists for the Series 2012-B notes. There can be no assurance that a secondary market will develop. The underwriters intend to make a secondary market for the Series 2012-B notes by offering to buy notes from investors that wish to sell. However, the underwriters are not obligated to offer to buy the Series 2012-B notes and they may stop making offers at any time.

Recent economic developments may

adversely affect the performance

and market value of your

Series 2012-B notes.	The United States is experiencing a continuing period of economic slowdown that may adversely affect the performance and market value of your Series 2012-B notes. High unemployment and the continued reduced availability of credit may lead to increased default rates. This period may be accompanied by decreased consumer demand for automobiles and declining values of automobiles securing outstanding automobile floorplan loans, which weakens collateral coverage and increases the amount of a loss in the event of default. Significant increases in the inventory of used automobiles during periods of economic slowdown may also depress the prices at which repossessed automobiles may be sold or delay the timing of these sales.

Economic and social factors may lead

to slower sales and leases of the

vehicles, thereby resulting in your

receipt of principal later or earlier

than expected.

Payment of the receivables depends primarily on the sale or lease of the underlying vehicles by the dealers. The level of sales and leases of vehicles may change because of a variety of economic and social factors. Economic factors include interest rates, unemployment levels, the rate of inflation and consumer perception of general economic conditions. The use of incentive programs (e.g., rebate programs that are not in the control of the issuing entity or the depositor) may also affect sales and leases. Social factors include consumer perception of Nissan and Infiniti branded products and other used car branded products in the marketplace and consumer demand for vehicles generally. In addition, the pricing of used vehicles is affected by supply and demand for used vehicles which in turn is affected by consumer tastes, economic factors, fuel costs, the introduction and pricing of new car models and other factors, including concerns about the viability of the related vehicle manufacturer and/or an actual failure or bankruptcy of the related vehicle manufacturer. In addition, decisions by Nissan North America, Inc. with respect to new vehicle production, pricing and incentives may affect used vehicle prices, particularly those for the same or similar models. There can be no determination or prediction as to whether or to what extent economic or social factors or other market factors will affect the level of sales and leases. Any significant decline in the level of sales or leases may cause you to receive payment of principal later or earlier than the expected final payment date.

In addition, the effect of any military action by or against the United States, as well as any future terrorist attacks, on the performance of the receivables is unclear, but there may be an adverse effect on general economic conditions, consumer confidence and general market liquidity. Investors should consider the possible effects of these factors on delinquency, default and payment experience of the receivables.

Geographic concentration of the

dealers from which receivables are

originated may increase the risk of

loss on your Series 2012-B notes.	As of the statistical cut-off date, Nissan Motor Acceptance Corporation’s records indicate that the addresses of the dealers from which the receivables in the issuing entity are generated were most highly concentrated in the following states:

Percentage of Total Principal Balance
California	11.4%
Texas	10.1%
New York	9.4%
Florida	9.2%
New Jersey	7.5%

No other state, based on the addresses of the dealerships, accounted for more than 5.00% of the total principal balance of the receivables (gross of the cash management account balance) in the issuing entity as of the statistical cut-off date. Economic conditions or other factors affecting these states in particular may adversely affect the delinquency, credit loss or repossession experience of the issuing entity.

Dealer concentrations may result

in larger losses from a group of

affiliated dealers.	As of the statistical cut-off date, Nissan Motor Acceptance Corporation provided wholesale or floorplan financing to 25 groups of affiliated dealers in the issuing entity. Although the 10 largest dealer groups accounted for no more than 20.18% of the total principal balance as of the statistical cut-off date, the single largest group of dealers, AutoNation, Inc. and its affiliates, accounted for 6.07% of the total gross principal balance of the receivables as of that date. A default by one or more group of affiliated dealers may result in delays or reductions on your Series 2012-B notes.

This prospectus supplement

provides information regarding the

characteristics of the receivables

in the issuing entity as of the statistical

cut-off date that may differ from the

characteristics of the receivables owned

by the issuing entity on the Series 2012-B

issuance date as of the Series 2012-B

cut-off date.	This prospectus supplement describes the characteristics of the receivables in the issuing entity as of the statistical cut-off date. The receivables owned by the issuing entity on the Series 2012-B issuance date may have characteristics that differ somewhat from the characteristics of the receivables in the issuing entity as of the statistical cut-off date as described in this prospectus supplement due to paydowns or new purchases. We do not expect the characteristics (as of the Series 2012-B cut-off date) of the receivables owned by the issuing entity on the Series 2012-B issuance date to differ materially from the characteristics (as of the statistical cut-off date) of the receivables in the issuing entity as described in this prospectus supplement, and each receivable must satisfy the eligibility criteria specified in the transaction documents. If you purchase a note, you must not assume that the characteristics of the receivables owned by the issuing entity on the Series 2012-B issuance date will be identical to the characteristics of the receivables in the issuing entity as of the statistical cut-off date as disclosed in this prospectus supplement.

You may suffer losses on your Series

2012-B notes if the servicer holds

collections and commingles them with

its own funds.

So long as Nissan Motor Acceptance Corporation is the servicer, if each condition to making monthly deposits as may be required by the transfer and servicing agreement or the indenture (including the satisfaction of specified ratings criteria by Nissan Motor Acceptance Corporation and the absence of any servicer default) is satisfied, Nissan Motor Acceptance Corporation, as the servicer, may retain all payments on receivables and all proceeds of receivables collected during a collection period until the business day preceding the related payment date (currently, Nissan Motor Acceptance Corporation does not satisfy such condition). During this time, the servicer may invest such amounts at its own risk and for its own benefit and need not segregate such amounts from its own funds. On or before the business day preceding a date on which payments are due to be made on the notes, the servicer must deposit into the collection account all payments on receivables received from dealers and all proceeds of receivables collected during the related collection period; provided that, (i) in the circumstances described in “Sources of Funds to Pay the Notes – Application of Collections” in the accompanying prospectus, and (ii) so long as Nissan Motor Acceptance Corporation is the servicer and other specified conditions are satisfied, the servicer in its sole discretion, may distribute any amounts owed to the holders of the transferor interest directly to those holders in lieu of depositing those amounts into the collection account. If the servicer is unable to deposit these amounts into the collection account, you may incur a loss on your Series 2012-B notes due to reduced payments on the notes. Also, those amounts may be held in accounts of Nissan Motor Acceptance Corporation that are subject to liens of or claims by other creditors of Nissan Motor Acceptance

Corporation that would be superior to those of the Series 2012-B noteholders.

Occurrence of events of default under

the indenture may result in insufficient

funds to make payments on your Series

2012-B notes.	Payment defaults on the Series 2012-B notes or the insolvency or dissolution of the issuing entity or the depositor may result in an acceleration of the Series 2012-B notes, which may result in losses. In the case of a payment default on the Series 2012-B notes, the indenture trustee or holders of at least 66 2/3% of the outstanding principal amount of the Series 2012-B notes may declare the entire amount of the Series 2012-B notes to be due immediately. In the case of a bankruptcy, insolvency, dissolution or similar event, of the issuing entity or the depositor, the indenture trustee will declare the entire amount of the Series 2012-B notes to be immediately due and payable. If any event of default occurs and continues, the holders of at least 66 2/3% of the outstanding principal amount of the Series 2012-B notes may direct the indenture trustee to sell the receivables that are allocated to Series 2012-B and prepay the Series 2012-B notes. No predictions can be made as to the length of time that will be required for such a sale to be completed. In addition, the amounts received from a sale in these circumstances may not be sufficient to pay all amounts owed to the holders of the Series 2012-B notes, and you may suffer a loss.

See “Description of the Indenture — Events of Default; Rights Upon Event of Default” in the accompanying prospectus.

Because the Series 2012-B notes are in

book-entry form, your rights can only

be exercised indirectly.

Because the Series 2012-B notes will be issued in book-entry form (provided that any notes retained by the depositor or conveyed to an affiliate of the depositor will be issued as definitive notes), you will be required to hold your interest in the Series 2012-B notes through The Depository Trust Company in the United States, or Clearstream Banking société anonyme or the Euroclear System in Europe or Asia. Transfers of interests in the Series 2012-B notes within The Depository Trust Company, Clearstream Banking société anonyme or the Euroclear System must be made in accordance with the usual rules and operating procedures of those systems. So long as the Series 2012-B notes are in book- entry form, you will not be entitled to receive a definitive note representing your interest. The Series 2012-B notes will remain in book-entry form except in the limited circumstances described in “Description of the Notes — Book-Entry Registration” in the accompanying prospectus. Unless and until the Series 2012-B notes cease to be held in book-entry form, neither the indenture trustee nor the owner trustee will recognize you as a “noteholder” or as a “securityholder,” respectively. As a result, you will only be able to exercise the rights of securityholders indirectly through The Depository Trust Company (if in the United States) and its participating organizations, or Clearstream Banking société anonyme and the Euroclear System (in Europe or Asia) and their participating organizations. Holding the Series 2012-B notes in book-entry form may also limit your ability to pledge your Series 2012-B notes to persons or entities that do not participate in The Depository Trust Company, Clearstream Banking société anonyme or the Euroclear System and to take other actions that require a physical certificate representing the Series 2012-B notes.

Interest on and principal of the Series 2012-B notes will be paid by the issuing entity to The Depository Trust Company as the record holder of the Series 2012-B notes while they are held in book-entry form. The Depository Trust Company will credit payments received from the issuing entity to the accounts of its participants which, in turn, will credit those amounts to noteholders either directly or indirectly through indirect participants. This process may delay your receipt of interest and principal payments from the issuing entity.

The ratings of the notes may be

withdrawn or revised, or the notes may

receive an unsolicited rating, which may

have an adverse effect in the market price

of the Series 2012-B notes	A security rating is not a recommendation to buy, sell or hold the Series 2012-B notes. The ratings are an assessment by the applicable rating agency of the likelihood that interest on the Series 2012-B notes will be paid on a timely basis and that the Series 2012-B notes will be paid in full by its final scheduled payment date. Ratings on the notes may be lowered, qualified or withdrawn at any time at the sole discretion of the applicable rating agency (including the hired rating agencies), without notice from the issuing entity or the depositor, including as a result of a failure by the sponsor to comply with its obligation to post information provided to the hired rating agencies on a website that is accessible by a rating agency that is not a hired rating agency. The ratings do not consider to what extent the notes will be subject to prepayment or that the outstanding principal amount of the Series 2012-B notes will be paid prior to the final scheduled payment date for the Series 2012-B notes.

It is possible that other rating agencies not hired by the sponsor may provide an unsolicited rating that differs from (or is lower than) the rating provided by the hired rating agencies. As of the date of this prospectus supplement, the depositor was not aware of the existence of any unsolicited rating provided (or to be provided at a future time) by any rating agency not hired to rate the transaction. However, there can be no assurance that an unsolicited rating will not be issued prior to or after the closing date, and none of the sponsor, the depositor nor any underwriter is obligated to inform investors (or potential investors) in the notes if an unsolicited rating is issued after the date of this prospectus supplement. Consequently, if you intend to purchase notes, you should monitor whether an unsolicited rating of the notes has been issued by a non-hired rating agency and should consult with your financial and legal advisors regarding the impact of an unsolicited rating on a class of notes. If any non-hired rating agency provides an unsolicited rating that differs from (or is lower than) the rating provided by the hired rating agencies, the liquidity or the market value of your notes may be adversely affected. Potential investors in the notes are urged to make their own evaluation of the creditworthiness of the receivables and the credit enhancement on the notes, and not to rely solely on the ratings on the notes.

Potential rating agency conflict of interest

and regulatory scrutiny

The sponsor has hired the hired rating agencies to provide their ratings on the notes. We note that a rating agency may have a conflict of interest where, as is the case with the ratings of the notes by the hired rating agencies, the sponsor or the issuer of a security pays the fee charged by the rating agency for its rating services. Furthermore, rating agencies, including the hired rating agencies, have been and may continue to be under scrutiny by federal and state legislative and regulatory bodies for their roles in the recent financial crisis and such scrutiny and any actions such legislative and regulatory bodies may take as a result thereof may also have an adverse effect on the market value of the notes and your ability to resell your notes.

Federal financial regulatory reform could

have a significant impact on the servicer,

the sponsor, the depositor or the issuing

entity and could adversely affect the timing

and amount of payments on your notes	On July 21, 2010, President Obama signed into law the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”). Although the Dodd-Frank Act generally took effect on July 22, 2010, many provisions did not take effect for some time, some provisions are still not effective and many provisions require implementing regulations to be issued. The Dodd-Frank Act is extensive and significant legislation that, among other things: creates a framework for the liquidation of certain bank holding companies and other nonbank financial companies, defined as “covered financial companies”, in the event such a company is in default or in danger of default and the resolution of such a company under other applicable law would have serious adverse effects on financial stability in the United States, and also for the liquidation of certain of their respective subsidiaries, defined as “covered subsidiaries”, in the event such a subsidiary is in default or in danger of default and the liquidation of such subsidiary would avoid or mitigate serious adverse effects on financial stability or economic conditions of the United States; creates a new framework for the regulation of over-the-counter derivatives activities; strengthens the regulatory oversight of securities and capital markets activities by the SEC; and creates the Bureau of Consumer Financial Protection (“CFPB”), a new agency responsible for administering and enforcing the laws and regulations for consumer financial products and services.

The Dodd-Frank Act impacts the offering, marketing and regulation of consumer financial products and services offered by financial institutions. The CFPB has supervision, examination and enforcement authority over the consumer financial products and services of certain non-depository institutions and large insured depository institutions and their respective affiliates.

The Dodd-Frank Act also increases the regulation of the securitization markets. For example, implementing regulations will require securitizers or originators to retain an economic interest in a portion of the credit risk for any asset that they securitize or originate. It gives broader powers to the SEC to regulate credit rating agencies and adopt regulations governing these organizations and their activities.

Compliance with the implementing regulations under the Dodd-Frank Act or the oversight of the SEC or other government entities, as applicable, may impose costs on, create operational constraints for, or place limits on pricing with respect to finance companies such as Nissan Motor Acceptance Corporation. Many provisions of the Dodd-Frank Act are required to be implemented through rulemaking by the appropriate federal regulatory agencies over the next couple of years. As such, in many respects, the ultimate impact of the Dodd-Frank Act and its effects on the financial markets and their participants will not be fully known for an extended period of time. In particular, no assurance can be given that these new requirements imposed, or to be imposed after implementing regulations are issued, by the Dodd-Frank Act will not have a significant impact on the servicing of the receivables, and on the regulation and supervision of the servicer, the sponsor, the depositor, the issuing entity and/or their respective affiliates. In addition, no assurance can be given that the liquidation framework for the resolution of “covered financial companies” or the “covered subsidiaries” would not apply to Nissan Motor Acceptance Corporation or its affiliates, the issuing entity or the depositor, or, if it were to apply, would not result in a repudiation of any of the transaction documents where further performance is required or an automatic stay or similar power preventing the Indenture Trustee or other transaction parties from exercising their rights. This repudiation power could also affect certain transfers of the receivables as further described under “Material Legal Aspects of the Receivables – Dodd-Frank Orderly Liquidation Framework” in the accompanying prospectus. Application of this framework could materially adversely affect the timing and amount of payments of principal and interest on your notes. See “Material Legal Aspects of the Receivables – Dodd-Frank Orderly Liquidation Framework” in the accompanying prospectus.

Lack of liquidity in the secondary market

may adversely affect your notes	There will be no market for the notes prior to their issuance, and there can be no assurance that a secondary market will develop after such issuance. Recent and continuing events in the global financial markets, including the failure, acquisition or government seizure of several major financial institutions, the establishment of government programs to assist financial institutions, problems related to subprime mortgages and other financial assets, the devaluation of various assets in secondary markets, the forced sale of asset-backed and other securities as a result of the deleveraging of structured investment vehicles, hedge funds, financial institutions and other entities, and the lowering of ratings on certain asset-backed securities, have caused a significant reduction in liquidity in the secondary market for asset-backed securities. Illiquidity can have a severely adverse effect on the market value of securities that are especially sensitive to prepayment, credit or interest risk, such as the notes. See “Risk Factors — You may have difficulty selling your Series 2012-B notes and/or obtaining your desired price due to the absence of a secondary market” in this prospectus supplement.

Retention of notes by the depositor or

an affiliate of the depositor may reduce

the liquidity of such notes	A portion of the notes may be retained by the depositor or conveyed to an affiliate of the depositor. Accordingly, the market for such a retained class of notes may be less liquid than would otherwise be the case. In addition, if any retained notes are subsequently sold in the secondary market, demand for and market price for the notes already in the market could be adversely affected.

USE OF PROCEEDS

The Issuing Entity will use the net proceeds from the sale of the Series 2012-B Notes (i) to make a deposit of $0.00 into the Excess Funding Account, (ii) to make the required initial deposit into the Reserve Account, (iii) to repay amounts previously borrowed through the issuance of the Warehouse Series Notes, and (iv) to pay the remaining net proceeds to Nissan Wholesale Receivables Corporation II as payment for the Receivables transferred to the Issuing Entity. NWRC II, as the Depositor, will use the proceeds to purchase Receivables from NMAC or to repay indebtedness to NMAC incurred by NWRC II in connection with the prior purchase of Receivables by NWRC II from NMAC. NMAC will use the portion of the proceeds paid to it for general corporate purposes.

No expenses incurred in connection with the selection and acquisition of the Receivables are to be payable from the offering proceeds.

DEALER FLOORPLAN FINANCING BUSINESS

The revolving pool of Receivables owned by the Issuing Entity on the Series 2012-B Issuance Date and from time to time thereafter arises from the financing by dealers of their new, pre-owned and used automobile and light-duty truck inventory. Such dealers are generally engaged in the business of purchasing vehicles from a manufacturer or distributor thereof or from an auction and holding such vehicles for sale or lease in the ordinary course of business. As used herein, “Dealers” means: (i) with respect to NMAC’s vehicle retail or lease financing business, Nissan- and Infiniti-branded dealers and (ii) with respect to NMAC’s vehicle wholesale and other dealer financing business, Nissan- and Infiniti-branded dealers and other dealers affiliated with Nissan- or Infiniti-branded dealers. Such revolving pool of Receivables will be serviced by NMAC, as Servicer.

Vehicles for which NMAC provides dealer floorplan or wholesale financing include vehicles manufactured under the NISSAN and INFINITI trademarks. NMAC believes it is the largest single dealer floorplan financing source for Nissan- and Infiniti-branded Dealers. In recent years, NMAC has increased the number of Nissan- and Infiniti-branded Dealers for which it provides dealer floorplan financing. In addition, the number of such Nissan- and Infiniti-branded Dealers as a percentage of all existing Nissan- and Infiniti-branded Dealers has increased. The number of Nissan- and Infiniti-branded Dealers for which NMAC provided dealer floorplan financing was 663 as of March 31, 2012. The number of Nissan- and Infiniti-branded Dealers for which NMAC provided dealer floorplan financing as a percentage of all existing Nissan- and Infiniti-branded Dealers was 52.59% as of March 31, 2012. For additional information regarding NMAC’s dealer floorplan business in the United States, see “Dealer Floorplan Financing Business” in the Prospectus.

As of the date of this Prospectus Supplement, the Trust Portfolio does not include any floorplan loans secured by forklifts.

THE TRUST PORTFOLIO

The pool of Receivables constituting the portfolio of the Issuing Entity on the Series 2012-B Issuance Date will consist of Receivables arising in connection with Accounts designated for the Issuing Entity from NMAC’s entire U.S. wholesale portfolio. Each designated Account is required to meet specified eligibility criteria. The eligibility criteria applicable to the designated Accounts for the Issuing Entity are more fully described in “Description of the Transfer and Servicing Agreement — Eligible Accounts” in the Prospectus.

After the Series 2012-B Issuance Date, the Depositor has the right to designate Additional Accounts for the Issuing Entity. In this case, the existing and future Receivables of these Additional Accounts will be sold to the Depositor and then transferred to the Issuing Entity so long as the conditions described in “Description of the Transfer and Servicing Agreement — Additional Designated Accounts” in the Prospectus are satisfied. In addition, the Depositor will be required, as of the last day of each Collection Period, to designate Additional Accounts, to maintain, for so long as any Notes issued by the Issuing Entity remain outstanding, the Adjusted Pool Balance, in an amount equal to or greater than the Required Participation Amount. The Depositor also has the right, and in some cases will be required, to redesignate Accounts, all or a portion of the Receivables of which will be removed from the Issuing Entity and transferred back to the Depositor. The redesignation of Accounts by the Depositor, whether elective or mandatory, is subject to satisfaction of the conditions described in “Description of the Transfer and Servicing Agreement — Redesignation of Accounts” in the Prospectus. Throughout the term of the Issuing Entity, the Accounts giving rise to the Issuing Entity’s Receivables will be those designated for the Issuing Entity at the time of its formation, plus any Additional Accounts, minus any redesignated Accounts. As a result, the composition of the Issuing Entity’s assets is expected to change over time. For a general description of the Receivables of the Issuing Entity, see “The Trust Portfolio” in the Prospectus.

Certain of the tables below set forth historical age distribution, loss and monthly payment rate experience regarding the Trust Portfolio. Age distribution, loss and monthly payment rate experience may be influenced by a variety of economic, social and geographic conditions and other factors beyond the control of NMAC. Because the Accounts designated from time to time for the Issuing Entity may change, the actual age distribution, loss and monthly payment rate experience for the Trust Portfolio may differ from that shown below. Accordingly, there can be no assurance that age distribution, loss and payment rate experience for the Trust Portfolio in the future will be similar to the historical experience set forth below. The information presented in this Prospectus Supplement and the Prospectus under “The Trust Portfolio,” to the extent such information relates to Trust Portfolio information for periods before January 1, 2006, is not deemed to be part of this Prospectus Supplement or the Prospectus. References to the outstanding principal balances of Receivables in this Prospectus Supplement are gross of any related Cash Management Account Balance unless otherwise stated.

Key Statistics as o f the Statistical Cut-Off Date

As of the Statistical Cut-Off Date, the Trust Portfolio and the related Accounts designated for the Issuing Entity had the following characteristics:

•	There were 1,675 designated Accounts and the total outstanding principal balance of Receivables arising in connection with these Accounts was approximately $3,847,887,310.

•

The average credit line per designated Account was approximately $1,782,323 (with the average New Vehicle credit line of approximately $3,393,193, the average Pre-Owned Vehicle credit line of approximately $614,294 and the average Used Vehicle credit line of approximately $366,186).

•	The average outstanding principal balance of Receivables per designated Account was approximately $2,297,246.

•

The total outstanding principal balance of Receivables arising in connection with the designated Accounts, expressed as a percentage of the total credit line amount of these Accounts, was approximately 128.89%.

•

The total outstanding principal balance of Receivables (net of the Cash Management Account Balance) arising in connection with the designated Accounts, expressed as a percentage of the total credit line amount of these Accounts, was approximately 114.43%.

•

The total outstanding principal balance of Receivables relating to New Vehicles was approximately $3,561,785,286 or 92.56% of the total outstanding principal balance of all Receivables, the total outstanding principal balance of Receivables relating to Pre-Owned Vehicles was approximately $157,036,525 or 4.08% of the total outstanding principal balance of all Receivables and the total outstanding principal balance of Receivables relating to Used Vehicles was approximately $129,065,499 or 3.35% of the total outstanding principal balance of all Receivables.

•

The weighted average trust portfolio yield was the prime rate (as of the Statistical Cut-Off Date) less approximately 0.32%. The Receivables for 27 Dealers accrue interest based on LIBOR and not the prime rate. The weighted average trust portfolio yield is calculated based on the respective rates for LIBOR and the prime rate as of the Statistical Cut-Off Date.

With respect to the fourth and fifth bullet points in the preceding paragraph, the total outstanding principal balance of Receivables (whether gross or net of the Cash Management Account Balance) arising in connection with the designated Accounts may exceed the total credit line amount of these Accounts. From time to time, NMAC may approve loans to Dealers that exceed the limit on such Dealer’s credit line. NMAC’s underwriting decision is based upon, among other things, the creditworthiness of the related Dealer and the types of collateral securing that Dealer’s obligations. For more information regarding NMAC’s dealer floorplan financing business, you should refer to “Dealer Floorplan Financing Business” in the Prospectus.

The tables set forth below in this section provide additional information relating to the Trust Portfolio and the related Accounts designated for the Issuing Entity sorted according to various criteria as of the Statistical Cut-Off Date. Because the composition of the Receivables in the Trust Portfolio and the related designated Accounts will change over time, the information in these tables is not necessarily indicative of the composition of the Trust Portfolio as of any subsequent date. The percentages in any table may not add to 100% because of rounding.

Receivables Composition

The following table describes the Trust Portfolio and the related Accounts designated for the Issuing Entity as of the Statistical Cut-Off Date. Each of the percentages and averages in the table is computed on the basis of the outstanding principal balance of the Receivables as of the Statistical Cut-Off Date. The “Weighted Average Spread Charged (Under)/Over Prime Rate” in the following table is based on weighting by outstanding principal balance of the Receivables as of the Statistical Cut-Off Date. The “Weighted Average Spread Charged (Under)/Over the Prime Rate” does not include rebates earned by Dealers under NMAC incentive programs that entitle them to a credit based on interest charges. These credits are solely the obligation of NMAC and do not affect the rate earned by the Issuing Entity.

Receivables Composition as of the Statistical Cut-Off Date

Composition of the Trust Portfolio; As of the Statistical Cut-Off Date	March 31, 2012
Number of Accounts	1,675
Total Principal Balance of Receivables Outstanding	$3,847,887,310
Percent of Receivables Representing New Vehicles	92.56%
Percent of Receivables Representing Pre-Owned Vehicles	4.08%
Percent of Receivables Representing Used Vehicles	3.35%
Average Principal Balance of Receivables in Each Account	$2,297,246
Range of Principal Balances of Receivables in Accounts	$0 to $39,052,903
Average Available Credit Line by Value	$1,782,323
Largest Available Credit Line by Value	$40,000,000
Weighted Average Spread Charged (Under)/Over Prime Rate	(0.32%)

Composition of the Trust Portfolio; New Receivables As of the Statistical Cut-Off Date
Total Principal Balance of Receivables Outstanding	$3,561,785,286
Average Principal Balance of Receivables in Each Account	$4,711,356

Composition of the Trust Portfolio; Pre-Owned Receivables As of the Statistical Cut-Off Date
Total Principal Balance of Receivables Outstanding	$157,036,525
Average Principal Balance of Receivables in Each Account	$465,984

Composition of the Trust Portfolio; Used Receivables As of the Statistical Cut-Off Date
Total Principal Balance of Receivables Outstanding	$129,065,499
Average Principal Balance of Receivables in Each Account	$221,762

Repurchases and Replacements

No assets securitized by NMAC were the subject of a demand to repurchase or replace for breach of the representations and warranties during the one year period ending March 31, 2012. NMAC filed its first Form ABS-15G on or prior to February 14, 2012. The CIK number of NMAC is 0001540639.

Static Pool Information Regarding the Trust Portfolio

The descriptions and tables, if applicable, below set forth the delinquency experience, loss experience, age distribution, Dealer credit rating distribution, geographic distribution, monthly payment rates and principal balance distribution for the Trust Portfolio. Delinquency experience, loss experience, age distribution, Dealer credit rating distribution, geographic distribution, monthly payment rates and principal balance distribution may be influenced by a variety of economic, social and geographic conditions and other factors beyond NMAC’s control. There is no assurance that NMAC’s delinquency experience, loss experience, age distribution, Dealer credit rating distribution, geographic distribution, monthly payment rates and principal balance distribution with respect to the Receivables included in the Issuing Entity will be similar to that shown below.

Delinquency Experience

As of March 31, 2012, the principal balance for receivables that were delinquent was approximately $235,144, which was approximately 0.007% of the total principal receivables. Because of the de minimis amount of receivables that historically have been delinquent for the Trust Portfolio, NMAC does not use delinquency experience as an indicator of the performance of the Trust Portfolio and consequently does not monitor aging in 30-day increments.

Loss Experience

The table below sets forth the average principal receivables balance and loss experience for each of the periods shown with respect to the Trust Portfolio. The loss experience set forth below reflects financial assistance provided by NNA to Dealers in limited instances. See “Dealer Floorplan Financing Business — Relationship with Nissan North America, Inc.” in the Prospectus. If NNA does not provide this assistance in the future, the loss experience of the Trust Portfolio may be adversely affected. The loss experience in the table also takes into account recoveries from any non-vehicle related security granted by Dealers to NMAC that may also secure capital loans, real estate loans and other advances not related to wholesale financing. Payment is due from Dealers no later than the 15th of the following month. Upon disposition of a financed vehicle, the Dealer is required to pay the principal amount of the related advance. Interest and charges are billed at the end of each month. A Receivable is delinquent if all amounts billed at the end of the month, other than a permitted de minimis amount, are not paid by or on behalf of the Dealer by the 15th of the following month. For more information regarding delinquencies and defaults on the Trust Portfolio, see “Dealer Floorplan Financing Business – Dealer “Status” and NMAC’s Write-Off Policy” in the Prospectus.

Loss Experience of Trust Portfolio

	For the Twelve Months Ended March 31,
	2012	2011	2010	2009	2008	2007
Total Number of defaulted receivables	0	0	0	0	0	0
Average principal receivables balance(1)	$3,135,413,359	$2,773,146,914	$2,378,125,830	$3,205,155,756	$3,312,639,341	$2,823,089,022
Percentage of principal receivables balance that is defaulted	0%	0%	0%	0%	0%	0%
Net losses (recoveries)(2)	$0	$0	$0	$0	$0	$0
Net losses/ Average principal receivables balance(3)	0%	0%	0%	0%	0%	0%

(1)	Average principal receivables balance is calculated based on the month-beginning data of the principal receivables balance for the periods indicated.
(2)	Net losses in any period are gross losses less any recoveries for such period. Recoveries include recoveries from non-vehicle related security in addition to the underlying vehicles.
(3)	Percentage may be less than zero because net recoveries are greater than net losses during such period.

Age Distribution

The following table provides the age distribution of the Accounts designated for the Issuing Entity for each of the periods shown, expressed as a percentage of total Principal Receivables outstanding as of the dates indicated.

The age distribution set forth below measures the age of all Receivables with respect to the Trust Portfolio from the date the vehicle is received by the Dealer. See “Dealer Floorplan Financing Business — Creation of Receivables” in the Prospectus.

Age Distribution of Trust Portfolio

	For the Twelve Months Ended March 31,
Days	2012	%	2011	%	2010	%	2009	%
0-120 Days	$3,017,056,940	78.4%	$2,474,964,829	80.4%	$2,191,724,888	82.9%	$1,736,473,384	61.7%
121-180 Days	487,741,353	12.7	386,391,980	12.6	300,594,575	11.4	483,221,394	17.2
181-270 Days	252,655,658	6.6	178,905,211	5.8	115,191,803	4.4	473,770,634	16.8
Over 270 Days	90,433,358	2.4	37,673,884	1.2	35,018,689	1.3	121,427,705	4.3

Total:(1)	$3,847,887,310	100.0%	$3,077,935,904	100.0%	$2,642,529,954	100.0%	$2,814,893,117	100.0%

	For the Twelve Months Ended March 31,
Days	2008	%	2007	%
0-120 Days	$3,066,730,127	76.7%	$2,389,630,816	78.9%
121-180 Days	534,852,447	13.4	432,911,664	14.3
181-270 Days	290,454,176	7.3	149,635,911	4.9
Over 270 Days	106,827,145	2.7	55,124,668	1.8

Total:(1)	$3,998,863,895	100.0%	$3,027,303,059	100.0%

(1)	Totals may not add to 100.0% due to rounding.

Dealer Credit Rating Distribution for the Accounts

The following table provides the Dealer credit rating distribution for the Accounts designated for the Issuing Entity as of the Statistical Cut-Off Date on the basis of the number of Dealers and the amount of Receivables outstanding for each credit rating.

Dealer Credit Rating Distribution for the Accounts

As of the Statistical Cut-Off Date

Dealer Credit Rating	Principal Balance of Receivables Outstanding(1)	Percentage of Total Principal Balance of Receivables Outstanding(1)(2)
A	$1,227,395,811	31.9%
B	1,822,240,928	47.4%
C	366,703,580	9.5%
D	431,546,991	11.2%

Total:	$3,847,887,310	100.0%

(1)	Net of the Cash Management Account Balance.
(2)	Total may not add to 100.0% due to rounding.

Geographic Distribution of Accounts

The following table provides the geographic distribution of the Accounts designated for the Issuing Entity as of the Statistical Cut-Off Date. The information is presented on the basis of Principal Receivables outstanding and the number of Accounts designated for the Issuing Entity.

Geographic Distribution of Designated Accounts as of the Statistical Cut-Off Date

Geographic Distribution	Principal Balance of Receivables Outstanding(1)	Percentage of Total Principal Balance of Receivables Outstanding(1)(2)	Number of Accounts	Percentage of Total Number of Accounts(2)
California	$440,487,398	11.4%	198	11.8%
Texas	389,108,381	10.1	138	8.2
New York	363,319,875	9.4	112	6.7
Florida	353,198,217	9.2	121	7.2
New Jersey	288,370,481	7.5	90	5.4
North Carolina	172,002,077	4.5	94	5.6
Tennessee	134,057,947	3.5	54	3.2
Pennsylvania	129,419,160	3.4	54	3.2
Georgia	129,409,837	3.4	63	3.8
Illinois	122,464,965	3.2	59	3.5
Louisiana	115,887,043	3.0	55	3.3
Maryland	103,050,216	2.7	45	2.7
Connecticut	99,270,511	2.6	40	2.4
Missouri	76,365,858	2.0	26	1.6
Colorado	71,553,781	1.9	35	2.1
Massachusetts	65,515,718	1.7	30	1.8
Oklahoma	61,692,263	1.6	29	1.7
Nevada	61,649,231	1.6	15	0.9
Virginia	61,316,817	1.6	35	2.1
Mississippi	59,054,204	1.5	45	2.7
Alabama	55,691,685	1.4	30	1.8
Ohio	49,916,500	1.3	23	1.4
Iowa	47,877,108	1.2	20	1.2
Minnesota	47,413,180	1.2	27	1.6
Arkansas	41,788,887	1.1	27	1.6
Washington	33,650,314	0.9	23	1.4
South Carolina	32,604,896	0.8	19	1.1
Indiana	30,905,088	0.8	20	1.2
Arizona	29,857,939	0.8	19	1.1
Wisconsin	25,919,962	0.7	11	0.7
New Hampshire	23,476,939	0.6	17	1.0
Kentucky	22,427,480	0.6	17	1.0
Michigan	20,240,833	0.5	17	1.0
Wyoming	11,725,824	0.3	10	0.6
Vermont	10,551,821	0.3	10	0.6
West Virginia	9,878,240	0.3	5	0.3
Nebraska	9,610,527	0.2	1	0.1
Hawaii	8,837,547	0.2	5	0.3
Montana	7,297,409	0.2	7	0.4
Kansas	5,821,977	0.2	4	0.2
Idaho	5,558,027	0.1	9	0.5
Rhode Island	5,412,609	0.1	3	0.2
Alaska	4,571,228	0.1	3	0.2
Oregon	4,498,412	0.1	2	0.1
South Dakota	4,061,790	0.1	7	0.4
New Mexico	1,097,108	0.0 (3)	1	0.1

Total	$3,847,887,310	100.0%	1,675	100.0%

(1)	Net of the Cash Management Account Balance.
(2)	Total may not add to 100.0% due to rounding.
(3)	Less than 0.05% but greater than 0.00%.

Monthly Payment Rates on the Accounts

The table below sets forth the highest and lowest monthly payment rates of the Accounts designated for the Issuing Entity during any month in the periods shown and the average of the monthly payment rates for all months during the period shown. The payment rates used below were calculated as follows: for each individual month, the monthly payment rate is a fraction, the numerator of which is the amount of principal payoffs of the Receivables received during that month and the denominator of which is the average monthly balance of the Receivables for that month. The Monthly Payment Rate for any period is an average of the monthly payment rates during such given period. The average monthly balance of the Receivables for any month is the arithmetic average of the Pool Balance at the beginning of that month and the Pool Balance at the end of that month.

Monthly Payment Rate on the Accounts

	For the Twelve Months Ended March 31,
	2012	2011	2010	2009	2008	2007
Highest Month	51.2%	56.8%	82.2%	54.5%	60.7%	59.4%
Lowest Month	36.5%	38.6%	38.3%	28.5%	36.6%	38.2%
Average for the Months in the Period	42.7%	48.7%	51.7%	44.5%	48.0%	46.4%

Principal Balance Distribution of Accounts

The table below shows the distribution of the designated Accounts sorted according to the outstanding principal balances in these Accounts as of the Statistical Cut-Off Date. The information is presented on the basis of the Principal Receivables outstanding and the number of designated Accounts giving rise to these Receivables.

Principal Balance Distribution of Designated Accounts

As of the Statistical Cut-Off Date

Range of Principal Balances (1)	Principal Balance of Receivables Outstanding (1)	Percentage of Total Principal Balance of Receivables Outstanding(1) (2)	Number of Accounts	Percentage of Total Number of Accounts (2)
$999,999.99 or less	$234,595,630	6.1%	1,051	62.7%
From 1,000,000.00 to $1,999,999.99	154,312,231	4.0	109	6.5
From 2,000,000.00 to $2,999,999.99	206,948,359	5.4	82	4.9
From 3,000,000.00 to $3,999,999.99	199,887,233	5.2	57	3.4
From 4,000,000.00 to $4,999,999.99	333,606,757	8.7	74	4.4
From 5,000,000.00 to $5,999,999.99	297,273,635	7.7	54	3.2
From 6,000,000.00 to $6,999,999.99	333,692,030	8.7	51	3.0
From 7,000,000.00 to $7,999,999.99	329,416,091	8.6	44	2.6
From 8,000,000.00 to $8,999,999.99	289,024,531	7.5	34	2.0
From 9,000,000.00 to $9,999,999.99	247,580,766	6.4	26	1.6
From 10,000,000.00 to $14,999,999.99	842,571,591	21.9	72	4.3
From 15,000,000.00 to $19,999,999.99	273,644,280	7.1	17	1.0
$20,000,000.00 or greater	105,334,175	2.7	4	0.2

Total:	$3,847,887,310	100.0%	1,675	100.0%

(1)	Net of the Cash Management Account Balance.
(2)	Totals may not add to 100.0% due to rounding.

The following descriptions in this Prospectus Supplement contain a more precise description of the calculations of the allocations of collections on the Receivables, and the manner, timing and priorities of the application of the distributions of such collections. Many of the calculations are complex but are needed in order to tell you more precisely the amount that will be available to make a specified payment.

Review of Pool Assets

In connection with the offering of the notes, the Depositor has performed a review of the Receivables in the Trust Portfolio as of the Statistical Cut-off Date and the disclosure regarding those Receivables required to be included in this Prospectus Supplement and the accompanying Prospectus by Item 1111 of Regulation AB (such disclosure, the “Rule 193 Information”). This review was designed and effected to provide the Depositor with reasonable assurance that the Rule 193 Information is accurate in all material respects.

As part of the review, NMAC identified the Rule 193 Information to be covered and identified the review procedures for each portion of the Rule 193 Information. Descriptions consisting of factual information were reviewed and approved by NMAC’s senior management to ensure the accuracy of such descriptions. NMAC, assisted by external counsel, also reviewed the Rule 193 Information consisting of descriptions of portions of the transaction documents and compared that Rule 193 Information to the related transaction documents to ensure the descriptions were accurate. Members of NMAC’s capital markets group also consulted with internal regulatory personnel and counsel, as well as external counsel, with respect to the description of the legal and regulatory provisions that may materially and adversely affect the performance of the Receivables or payments on the notes.

In addition, NMAC also performed a review of the Receivables in the Trust Portfolio as of the Statistical Cut-off Date to confirm that those Receivables satisfied the criteria set forth under “The Trust Portfolio—Key Characteristics as of the Statistical Cut-Off Date” in this Prospectus Supplement. The first aspect of that review tested the accuracy of the individual Receivables data contained in NMAC’s data tape. The data tape is an electronic record maintained by NMAC, which includes certain attributes of the Receivables. NMAC ensured that a random sample of 125 files related to the Receivables were selected to confirm certain data points such as geographic location and origination date conformed to the applicable information on the data tape. A second aspect of that review consisted of a comparison of the statistical information contained under “The Trust Portfolio” to data in, or derived from, the data tape. Statistical information relating to the Receivables in the pool was recalculated using the applicable information on the data tape. In addition to this review, NMAC performs periodic internal control reviews and internal audits of various processes, including its origination and reporting system processes.

Portions of the review of legal matters and the review of statistical information were performed with the assistance of third parties engaged by the Depositor. The Depositor determined the nature, extent and timing of the review and the sufficiency of the assistance provided by the third parties for purposes of its review. The Depositor had ultimate authority and control over, and assumes all responsibility for, the review and the findings and conclusions of the review. The Depositor attributes all finding and conclusions of the review to itself.

After undertaking the review described above, the Depositor has found and concluded that it has reasonable assurance that the Rule 193 Information in this Prospectus Supplement and the accompanying Prospectus is accurate in all material respects.

SERIES PROVISIONS

The following is a summary of the material provisions of the terms of the Series 2012-B Notes and the Series 2012-B Indenture Supplement. You also should refer to the Prospectus for a further discussion of material provisions common to the Notes of all series issued by the Issuing Entity under the Indenture. The Issuing Entity has filed with the Securities and Exchange Commission forms of the Underwriting Agreement, the Indenture, the Series 2012-B Indenture Supplement, the Transfer and Servicing Agreement, the Receivables Purchase Agreement, the Trust Agreement, the Administration Agreement and the Agreement of Modification as exhibits to the registration statement relating to the Notes.

General

The Issuing Entity will issue the Series 2012-B Notes pursuant to the Indenture and the Series 2012-B Indenture Supplement. The discussion under this heading “Series Provisions” and the heading “Deposit and Application of Funds” in this Prospectus Supplement and the discussion in “Description of the Notes,” “Sources of Funds to Pay the Notes” and “Description of the Indenture” in the Prospectus summarize the material terms of the

Series 2012-B Notes, the Indenture and the Series 2012-B Indenture Supplement. These summaries do not purport to be complete and are qualified in their entirety by reference to the provisions of the Series 2012-B Notes, the Indenture and the Series 2012-B Indenture Supplement. Neither the Indenture nor the Series 2012-B Indenture Supplement limits the aggregate principal amount of Notes that may be issued.

The Issuing Entity will generally pay interest on and principal of the Series 2012-B Notes primarily from Series 2012-B Investor Available Interest Amounts and Series 2012-B Investor Available Principal Amounts, respectively, after giving effect to all allocations and reallocations, as described in this Prospectus Supplement under “Deposit and Application of Funds — Application of Available Amounts.” If those sources, together with shared excess interest and principal amounts and the amounts on deposit in the Reserve Account, are not sufficient to pay the Series 2012-B Notes, Series 2012-B Noteholders will have no recourse to any other assets of the Issuing Entity or any other person or entity (other than as described below under “Deposit and Application of Funds — Excess Funding Account” and under “Deposit and Application of Funds — Shared Excess Interest Amounts” and “Deposit and Application of Funds — Shared Excess Principal Amounts”) for the payment of interest on or principal of the Series 2012-B Notes.

The Servicer will apply the Series 2012-B Investor Available Interest Amounts, together with other amounts specified in this Prospectus Supplement, to pay interest on the Series 2012-B Notes and to cover charge-offs on Defaulted Receivables that are allocable to Series 2012-B. The Series 2012-B Investor Available Interest Amounts will include those funds allocable to the Series 2012-B Invested Amount and the Series 2012-B Overcollateralization Amount. To the extent necessary, after applying Series 2012-B Investor Available Interest Amounts, any Shared Excess Interest Amounts available for the Series 2012-B Notes from other series of notes in Excess Interest Sharing Group One and amounts on deposit in the Reserve Account will be used to cover any interest shortfalls and allocable charge-offs. If the interest shortfall still has not been covered, a portion of the Series 2012-B Investor Available Principal Amounts (not to exceed the Series 2012-B Overcollateralization Amount) will be used.

When it is time to distribute principal to Series 2012-B Noteholders or accumulate principal collections for that purpose, the Series 2012-B Investor Available Principal Amounts will be used. Under some circumstances, Shared Excess Principal Amounts available from one or more other series of notes in Excess Principal Sharing Group One that are not then needed by those series and the Series 2012-B share of the funds on deposit in the Excess Funding Account may be used.

Interest

Interest on the outstanding principal amount of the Series 2012-B Notes will accrue at the Series 2012-B Rate and will be payable to the Series 2012-B Noteholders monthly on the 15th day of each month (or if that 15th day is not a Business Day, the next following Business Day), commencing on June 15, 2012. Interest payable on any Payment Date will accrue from and including the preceding Payment Date to but excluding that Payment Date, or, in the case of the first Payment Date, from and including the Series 2012-B Issuance Date to but excluding the first Payment Date. Each of those periods is an Interest Period. In the case of the first Payment Date, the related Interest Period shall be 23 days. Interest will be calculated on the basis of the actual number of days in each Interest Period divided by 360. Interest due for any Payment Date but not paid on that Payment Date will be due on the next Payment Date, together with interest on that amount at the Series 2012-B Rate, to the extent permitted by applicable law. Interest payments on the Series 2012-B Notes will be made out of collections on the Receivables that are allocated to Series 2012-B, Shared Excess Interest Amounts available to be applied to cover any interest shortfall, amounts on deposit in the Reserve Account and the Series 2012-B Overcollateralization Amount (or as otherwise provided in this Prospectus Supplement or the Prospectus).

The Calculation Agent will determine the Series 2012-B Rate for each Interest Period on the Interest Determination Date preceding that Interest Period. The Series 2012-B Rate will be the per annum rate equal to the applicable LIBOR plus %. All determinations of interest by the Calculation Agent shall, in the absence of manifest error, be conclusive for all purposes and binding on the holders of the Series 2012-B Notes. All percentages resulting from any calculation on the Series 2012-B Notes will be rounded to the nearest one hundred-thousandth of a percentage point, with five-millionths of a percentage point rounded upwards (e.g., 1.176545% (or .01176545) would be rounded to 1.17655% (or .0117655)), and all dollar amounts used in or resulting from that calculation on the Series 2012-B Notes will be rounded to the nearest cent (with one-half cent being rounded upwards).

LIBOR will be calculated for each Interest Period on the applicable Interest Determination Date. If the Designated LIBOR Page by its terms provides only for a single rate, then LIBOR for the applicable Interest Period will be the rate for deposits in U.S. dollars having a maturity of one month (commencing on the first day of such Interest Period) that appears on the Designated LIBOR Page as of 11:00 a.m. London time on the applicable Interest Determination Date. If at least two offered rates appear, LIBOR for the applicable Interest Period will be the arithmetic mean of the offered rates for deposits in U.S. dollars having a maturity of one month (commencing on the first day of such Interest Period) that appears on the Designated LIBOR Page as of 11:00 a.m. London time, on the applicable Interest Determination Date.

With respect to any Interest Determination Date on which no offered rate appears on the Designated LIBOR Page, LIBOR for the applicable Interest Determination Date will be the rate calculated by the Calculation Agent as the arithmetic mean of at least two quotations obtained by the Calculation Agent after requesting the principal London offices of each of four major reference banks in the London interbank market, which may include the Calculation Agent and its affiliates, as selected by the Calculation Agent, to provide the Calculation Agent with its offered quotations for deposits in U.S. dollars for the period of one month, commencing on the second London Business Day immediately following the applicable Interest Determination Date, to prime banks in the London interbank market at approximately 11:00 a.m., London time, on such Interest Determination Date and in a principal amount that is representative of a single transaction in U.S. dollars in that market at that time. If at least two such quotations are provided, LIBOR determined on the applicable Interest Determination Date will be the arithmetic mean of the quotations. If fewer than two quotations referred to in this paragraph are provided, LIBOR determined on the applicable Interest Determination Date will be the rate calculated by the Calculation Agent as the arithmetic mean of the rates quoted at approximately 11:00 a.m., in New York, New York, on the applicable Interest Determination Date by three major banks, which may include the Calculation Agent and its affiliates, in New York, New York selected by the Calculation Agent for loans in U.S. dollars to leading European banks in a principal amount that is representative of a single transaction in U.S. dollars in that market at that time. If the banks so selected by the Calculation Agent are not quoting as mentioned in this paragraph, LIBOR for the applicable Interest Determination Date will be LIBOR in effect on the preceding Interest Determination Date.

Principal

Principal payments to the Series 2012-B Noteholders are not scheduled to be made until the Series 2012-B Expected Final Payment Date. Prior to that, during the Revolving Period and then the Accumulation Period, amounts otherwise allocated to make principal payments will be distributed or deposited as described below. However, if an Early Amortization Period that is not terminated has commenced before the Series 2012-B Expected Final Payment Date, the Issuing Entity will begin making principal payments on the first Payment Date in the month following the month in which the Early Amortization Period begins.

Generally, on each Payment Date that occurs prior to the end of the Revolving Period (including each Payment Date that occurs during the period after an Early Amortization Period has commenced but has been terminated as described under “Deposit and Application of Funds — Early Amortization Events” in this prospectus supplement), Series 2012-B Investor Available Principal Amounts will not be used to make principal payments on the Series 2012-B Notes. Instead, the Servicer will apply, or cause the Indenture Trustee to apply by written instruction to the Indenture Trustee, the Series 2012-B Investor Available Principal Amounts in the following priority:

(i)	to cover any shortfall in the Series 2012-B Investor Available Interest Amounts needed to pay interest on the Series 2012-B Notes;

(ii)	as Shared Excess Principal Amounts to make principal payments for other series in Excess Principal Sharing Group One that are in an amortization or accumulation period;

(iii)	to reinvest in additional Receivables, if any; and

(iv)	with certain limited exceptions described in “Sources of Funds to Pay the Notes — Application of Collections” in the Prospectus, pay them to the holders of the Transferor Interest.

See “Deposit and Application of Funds — Application of Available Amounts” and “Deposit and Application of Funds — Allocation Percentages” in this Prospectus Supplement for additional details.

The Revolving Period for the Series 2012-B Notes will be the period beginning on the Series 2012-B Issuance Date and terminating on the earlier of:

•	the close of business on the day immediately preceding the Accumulation Period Commencement Date; and

•	the close of business on the day immediately preceding the day on which an Early Amortization Period commences.

The Revolving Period, however, may under certain limited circumstances, recommence upon the termination of an Early Amortization Period. See “Deposit and Application of Funds — Early Amortization Events” in this Prospectus Supplement.

Unless an Early Amortization Period has commenced and is not terminated as described in this Prospectus Supplement, the Series 2012-B Notes will have an Accumulation Period during which the Series 2012-B Investor Available Principal Amounts will first be accumulated in specified amounts in the Accumulation Account for the purpose of paying the Series 2012-B Invested Amount in full on the Series 2012-B Expected Final Payment Date. Any such remaining amounts will then be applied to fund losses, shortfalls or scheduled principal of any other series of notes in Excess Principal Sharing Group One, be used to reinvest in additional Receivables, or be paid to the holders of the Transferor Interest.

Initially, the Accumulation Period is scheduled to be six months long. However, depending on the performance of the Receivables owned by the Issuing Entity, the length of the Accumulation Period may be shortened, including to a single month, as described in the following paragraph.

The Accumulation Period Commencement Date for the Series 2012-B Notes will be November 1, 2013, or, if the Issuing Entity, acting directly or through the Administrator, elects at its option to delay the start of the Accumulation Period, a later date selected by the Issuing Entity. Delaying the start of the Accumulation Period will extend the Revolving Period and shorten the Accumulation Period. The Issuing Entity may elect to delay the start of the Accumulation Period if it believes that (i) the Issuing Entity will be able to reallocate investor principal amounts allocable to other series of notes to make larger monthly deposits into the Accumulation Account over a shorter period of time, or (ii) the payment rate on the Receivables will permit larger monthly deposits to that account over a shorter period of time. The start of the Accumulation Period may be delayed upon the satisfaction of the following conditions:

•

the Issuing Entity must deliver to the Indenture Trustee a certificate to the effect that the Issuing Entity believes that delaying the start of the Accumulation Period will not delay any payment of principal to Series 2012-B Noteholders;

•	the Rating Agency Condition must be satisfied;

•

the amount of principal that the Indenture Trustee will deposit into the Accumulation Account each month during the Accumulation Period must be increased so that the sum of all scheduled deposits made during the shortened Accumulation Period will equal the initial Series 2012-B Invested Amount on the Series 2012-B Expected Final Payment Date;

•	the Accumulation Period must start no later than April 1, 2015; and

•

the Issuing Entity must make this election no later than November 1, 2013 and, thereafter, the first Business Day of the Collection Period prior to the Collection Period in which the Accumulation Period is scheduled to begin.

If the Issuing Entity delays the start of the Accumulation Period and an Early Amortization Event occurs, you may receive some of your principal later than you would have received it without a delay in the start of the Accumulation Period.

If the outstanding principal amount of the Series 2012-B Notes is not paid in full on the Series 2012-B Expected Final Payment Date, an Early Amortization Event will occur, resulting in the start of an Early Amortization Period. Other Early Amortization Events that will also trigger the start of an Early Amortization Period are described in “Deposit and Application of Funds — Early Amortization Events” in this Prospectus Supplement.

On each Payment Date with respect to the Early Amortization Period, the Series 2012-B Noteholders will receive payments of the Series 2012-B Invested Amount. Consequently, if the Series 2012-B Invested Amount is reduced and is not reinstated, you will incur a loss on your Series 2012-B Notes. See “Deposit and Application of Funds — Reduction and Reinstatement of Series Nominal Liquidation Amounts” in this Prospectus Supplement.

During the Accumulation Period, the Issuing Entity intends to accumulate each month a fixed amount equal to the Controlled Deposit Amount, which is equal to, for any Payment Date with respect to the Accumulation Period, an amount equal to the sum of the Controlled Accumulation Amount for such Payment Date and any Accumulation Shortfall existing on such Payment Date.

Advances

On the Business Day before each Payment Date, NMAC, as the Servicer, will have the right but not the obligation to deposit into the Collection Account, with respect to each applicable Receivable, an amount equal to the lesser of (a) any shortfall in the amounts available to make the payments described in clauses (3) and (4) of the Payment Waterfall (excluding any Reallocated Principal Collections applied by the Indenture Trustee as Series 2012-B Investor Available Interest Amount for the related Payment Date pursuant to clause (4) of the Payment Waterfall); or (b) the product of (i) the Series 2012-B Floating Allocation Percentage and (ii) the excess, if any, of (x) interest owed by such Dealer during the related Collection Period, over (y) the interest actually received by the Servicer with respect to such Receivable from the Dealer or from payments made by the Servicer pursuant to the Transfer and Servicing Agreement, as the case may be, during such Collection Period (each, an “Advance”).

However, the Servicer will not make an Advance with respect to a Defaulted Receivable or, if the Servicer determines, in its sole discretion, that any recovery from payments made on or with respect to a Receivable will not equal or exceed the amount of such Advance (in each case, a “Nonrecoverable Advance”). The Servicer also will not make Advances on any Receivables arising from an Account if a previous Advance on any Receivable arising from such Account shall have become a Nonrecoverable Advance. No Advances will be made with respect to the principal balance of the Receivables. All Advances will be reimbursable to the Servicer, without interest, from Series 2012-B Investor Available Interest Amounts on deposit in the Collection Account and prior to any distributions on the Series 2012-B Notes. See “Deposit and Application of Funds — Application of Available Amounts” in this Prospectus Supplement.

Excess Funding Account

As set forth in the Prospectus, the Issuing Entity will establish a Qualified Account to serve as the Excess Funding Account. The Excess Funding Account will be maintained in the name of the Indenture Trustee and held by the Indenture Trustee for the benefit of the Noteholders of all series issued by the Issuing Entity, not just for the benefit of the holders of any particular series, including the Series 2012-B Noteholders. Unless and until an Early Amortization Event shall have occurred or the Accumulation Period shall have commenced, the Indenture Trustee will generally invest funds on deposit in the Excess Funding Account at the direction of the Servicer in Eligible Investments. Those investments must mature on the Business Day preceding the next Payment Date. As more particularly described in the Prospectus, funds on deposit in the Excess Funding Account will be allocated to one or more series of Notes if such series are in early amortization, accumulation or other principal payment periods and funds from the other sources to pay their Notes are not available to make principal payments or deposits with respect to such series. As more particularly described in the Prospectus, funds on deposit in the Excess Funding Account will be distributed to the holders of the Transferor Interest to the extent the Adjusted Pool Balance (after giving effect to such distributions) equals or exceeds the Required Participation Amount.

See “Sources of Funds to Pay the Notes — Excess Funding Account” in the Prospectus for additional details.

Servicing Compensation and Payment of Expenses

The share of the servicing fee allocable to the Series 2012-B Notes for any Payment Date is the Monthly Servicing Fee. The Monthly Servicing Fee for the first Payment Date will be calculated based on the number of days in the period commencing on (and including) the Series 2012-B Issuance Date and ending on (and including) May 31, 2012. The Servicer may elect to waive the Monthly Servicing Fee for any Collection Period and, if the Servicer so elects, will be reimbursed for such waived amount on the Payment Date related to the subsequent Collection Period.

The Servicer will pay from its servicing compensation expenses incurred in connection with servicing the Receivables, including payment of the fees and disbursements of the Owner Trustee, the Indenture Trustee and independent certified public accountants, payment of taxes imposed on the Servicer and expenses incurred in connection with making distributions and providing reports to the Noteholders and others.

Fees and Expenses

Set forth below is a list of all fees and expenses payable on each Payment Date out of Available Funds and amounts on deposit in the Reserve Account for the related Collection Period.

Type of Fee	Amount of Fee	Party Receiving Fee	Priority in Distribution

Monthly Servicing Fee	One-twelfth of 1.0% per annum (or such lesser percentage as may be specified by the Servicer) of the arithmetic average of the Series 2012-B Nominal Liquidation Amount as of each day during the preceding Collection Period.	Servicer	Payable prior to payment of interest and principal on the Notes.

Indenture Trustee’s fees and expenses	Per fee agreements.*	Indenture Trustee	Payable prior to principal and interest to the holders of the Transferor Interest
*	The Servicer has the primary obligation to pay the fees and expenses of the Indenture Trustee.

Optional Redemption

Under the Series 2012-B Indenture Supplement, the Issuing Entity has the right, but not the obligation, to redeem the Series 2012-B Notes in whole, but not in part, on any day on or after the day on which the outstanding principal amount of the Series 2012-B Notes is reduced to 10% of the initial outstanding principal amount of the Series 2012-B Notes or less. If the Issuing Entity elects to redeem the Series 2012-B Notes, it will give the Servicer and the Indenture Trustee reasonable prior written notice of the redemption. The redemption price of the Series 2012-B Notes will equal 100% of the outstanding principal amount plus accrued but unpaid interest on the Series 2012-B Notes to but excluding the date of redemption. Any funds in the Accumulation Account and the Collection Account designated for the Series 2012-B Notes will be applied to make the interest and principal payments on the Series 2012-B Notes on the date of redemption.

No Defeasance

Under the Series 2012-B Indenture Supplement, the Issuing Entity does not have the option to be discharged from its obligations in respect of the Series 2012-B Notes as described in the Indenture.

Issuance of Additional Notes

Under the Series 2012-B Indenture Supplement, the Issuing Entity may issue additional Series 2012-B Notes at any time after the Series 2012-B Issuance Date without the consent of the Series 2012-B Noteholders. If the Issuing Entity does issue additional Series 2012-B Notes in this manner, such Series 2012-B Notes will be subject to the same terms and conditions as the Series 2012-B Notes issued under this Prospectus Supplement. The Issuing Entity may offer additional Series 2012-B Notes for sale under a prospectus or other disclosure document for transactions either registered under the Securities Act of 1933, as amended, or exempt from registration; provided, however, that the Issuing Entity will not issue additional Series 2012-B Notes after the Series 2012-B Issuance Date unless (i) the Rating Agency Condition with respect to the Hired Rating Agencies has been satisfied and (ii) it has delivered a Required Federal Income Tax Opinion.

Modification of the Indenture Supplement

The Series 2012-B Indenture Supplement may be amended by the parties thereto, with the consent of the Indenture Trustee, but without the consent of any of the Series 2012-B Noteholders, to cure any ambiguity, correct or supplement any provision in the Series 2012-B Indenture Supplement that may be inconsistent with any other provision in that agreement, or for any other purpose; provided that (i) (a) the Servicer shall have provided to the Indenture Trustee and the Owner Trustee an officer’s certificate stating that such amendment will not materially and adversely affect any Series 2012-B Noteholder, or (b) the Rating Agency Condition with respect to the Hired Rating Agencies is satisfied with respect to such amendment and (ii) the Issuing Entity shall have received a Required Federal Income Tax Opinion and have delivered a copy to the Indenture Trustee.

The Series 2012-B Indenture Supplement may also be amended by the parties thereto, with the consent of the Indenture Trustee, receipt of a Required Federal Income Tax Opinion by the Issuer with a copy to the Indenture Trustee and the consent of:

•	the holders of notes evidencing a majority of the outstanding Series 2012-B Notes; or

•

in the case of any amendment that does not adversely affect the related Indenture Trustee or any Series 2012-B Noteholders, the holders of the Certificates evidencing a majority of the outstanding Certificate balance, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of Series 2012-B Indenture Supplement or of modifying in any manner the rights of those Series 2012-B Noteholders or certificateholders. No amendment, however, shall:

1.	increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on the Series 2012-B Notes or distributions that are required to be made for the benefit of those Series 2012-B Noteholders or certificateholders or change the interest rate or the required amount in the related Reserve Account (except as described above) without the consent of each of the “adversely affected” Series 2012-B Noteholders or certificateholders; or

2.	reduce the aforesaid percentage of the principal amount of the then outstanding Series or Class of Notes or Certificates of the Series 2012-B Notes which is required to consent to any amendment, without the consent of the holders of all the then outstanding Series 2012-B Notes of each affected class or holders of all of the Certificates.

An amendment referred to in clause (1) above will be deemed not to adversely affect a Series 2012-B Noteholder if the Rating Agency Condition with respect to the Hired Rating Agencies is satisfied. In connection with any amendment referred to in clause (1) above, the Servicer shall deliver an officer’s certificate to the Indenture Trustee and the Owner Trustee stating that the Series 2012-B Noteholders and certificateholders whose consents were not obtained were not adversely affected by the amendment.

DEPOSIT AND APPLICATION OF FUNDS

A description of how interest collections and principal collections received by the Issuing Entity are allocated among the various series can be found in “Series Provisions — General” in this Prospectus Supplement and in “Sources of Funds to Pay the Notes — Application of Collections” in the Prospectus. Once allocated to Series 2012-B, the portions of those collections allocated to Series 2012-B Noteholders are available to make payments on the Series 2012-B Notes. The following discussion under this heading “Deposit and Application of Funds” describes how the portions of those collections allocated to the holders of the Series 2012-B Notes are applied to cover required distributions with respect to the Series 2012-B Notes.

Application of Available Amounts

Series 2012-B Investor Available Interest Amounts. Under “Deposit and Application of Funds — Allocation Percentages” in this Prospectus Supplement, is a description of how interest collections will be allocated among each outstanding series and, within each series, between the noteholders and the holders of the Transferor Interest. The portion of the Series 2012-B Allocable Interest Collections (as described under “Deposit and Application of Funds — Allocation Percentages” in this Prospectus Supplement) allocated to the Series 2012-B Noteholders, together with all Advances made by the Servicer for the related Collection Period and the following additional amounts allocated to the Series 2012-B Noteholders by the Indenture Trustee with respect to a related Collection Period, will make up the “Series 2012-B Investor Available Interest Amounts”:

(1)	any net investment earnings on funds in the Accumulation Account and the Reserve Account and any net investment earnings on Series 2012-B’s share of funds in the Excess Funding Account and the Collection Account will be withdrawn from the Accumulation Account, the Reserve Account, the Excess Funding Account and the Collection Account, as applicable, and added to the Series 2012-B Investor Available Interest Amounts allocated to the Series 2012-B Notes;

(2)	if the amount of interest at the Series 2012-B Rate on funds in the Accumulation Account and on the Series 2012-B’s share of funds in the Excess Funding Account exceeds the net investment earnings described in the preceding bullet point, the amount of this excess, referred to as the “negative carry amount,” will be deducted from the portion of the Series 2012-B Allocable Interest Collections and Series 2012-B Allocable Principal Collections allocable to the holders of the Transferor Interest and added to the Series 2012-B Investor Available Interest Amounts;

(3)	the amount of any Series 2012-B Investor Available Principal Amounts reallocated by the Indenture Trustee to pay interest on the Series 2012-B Notes as described under “Deposit and Application of Funds — Application of Available Amounts — Series 2012-B Investor Available Principal Amounts” in this Prospectus Supplement; and

(4)	the amount, if any, of collections of Interest Receivables as to which, with respect to any transaction, the date on which such transaction is first recorded on the Servicer’s computer file of accounts (without regard to the effective date of such recordation) occurs in the Collection Period following such Collection Period (but prior to the Payment Date following such Collection Period) which the Issuing Entity instructs the Servicer to include; provided, however, that, for the avoidance of doubt, this amount shall exclude the amount, if any, the Issuing Entity instructed the Servicer to include pursuant to this clause (4) with respect to the Collection Period immediately preceding such Collection Period;

provided, however, that in calculating the Series 2012-B Investor Available Interest Amounts, amounts to be paid to the Servicer as reimbursement for outstanding Advances or outstanding Nonrecoverable Advances on the related Payment Date will be excluded.

The Series 2012-B Investor Available Interest Amounts may be increased for any Collection Period to include amounts (including any Interest Collections and Principal Collections), if any, from the Collection Period following such Collection Period that are used to fund shortfalls in interest payments with respect to such Collection Period as described in “Sources of Funds to Pay the Notes — Distributions” in the Prospectus. The Series 2012-B Investor

Available Interest Amounts will be reduced to account for the amounts, if any, from the related Collection Period used to fund shortfalls in interest payments with respect to the Collection Period preceding such related Collection Period as described in “Sources of Funds to Pay the Notes — Distributions” in the Prospectus.

On each Payment Date, the Indenture Trustee, at the direction of the Servicer, will apply the Series 2012-B Investor Available Interest Amounts (and other amounts specified in this Prospectus Supplement) in the following priority (the “Payment Waterfall”):

(1)	first, to the Servicer, from amounts on deposit in the Collection Account, any payments in respect of outstanding Advances required to be reimbursed;

(2)	second, to the Servicer, from amounts on deposit in the Collection Account, any payments in respect of outstanding Nonrecoverable Advances required to be reimbursed;

(3)	third, the Indenture Trustee will apply funds to pay the Monthly Servicing Fee, including, without limitation, the amount of any Monthly Servicing Fee previously due by not distributed to the Servicer;

(4)	fourth, the Indenture Trustee will pay (i) Monthly Interest on the Series 2012-B Notes due for such Payment Date, (ii) any Monthly Interest on the Series 2012-B Notes previously due but not distributed on a prior Payment Date, (iii) any Additional Interest on the Series 2012-B Notes for such Payment Date and (iv) any Additional Interest on the Series 2012-B Notes previously due but not distributed on a prior Payment Date;

(5)	fifth, if the Series 2012-B Investor Available Interest Amounts for that Payment Date exceeds the amounts payable in clauses (1), (2), (3) and (4) , then that excess amount will be treated as Series 2012-B Investor Available Principal Amounts to the extent of (x) the amount of Series 2012-B Investor Defaulted Amounts for the related Collection Period and (y) the Series 2012-B Nominal Liquidation Amount Deficit, if any;

(6)	sixth, to the extent that amounts on deposit in the Reserve Account are less than the Specified Reserve Account Balance, the Indenture Trustee will deposit in the Reserve Account, from Series 2012-B Investor Available Interest Amounts that remain after giving effect to clauses (1), (2), (3), (4) and (5), an amount necessary to restore or bring amounts on deposit in the Reserve Account to equal the Specified Reserve Account Balance;

(7)	seventh, on and after the occurrence of an Event of Default and a declaration that all Series 2012-B Notes are immediately due and payable, as set forth in the Prospectus, any Series 2012-B Investor Available Interest Amounts that remain after giving effect to clauses (1), (2), (3), (4), (5) and (6) will be treated as Series 2012-B Investor Available Principal Amounts payable to the Series 2012-B Noteholders until the outstanding principal amount of the Series 2012-B Notes have been paid in full, unless and until such declaration that all Series 2012-B Notes are immediately due and payable has been rescinded and annulled as set forth in the Prospectus;

(8)	eighth, if the Servicer elected to waive the Monthly Servicing Fee for the preceding Collection Period, the Indenture Trustee will apply any Series 2012-B Investor Available Interest Amounts that remain after giving effect to clauses (1), (2), (3), (4), (5), (6) and (7) to reimburse the Servicer for such waived Servicing Fee;

(9)	ninth, any Series 2012-B Investor Available Interest Amounts that remain after giving effect to clauses (1), (2), (3), (4), (5), (6), (7) and (8) will be treated as Shared Excess Interest Amounts and will be applied to shortfalls or deficits of other series of notes that are included in Excess Interest Sharing Group One;

(10)	tenth, to the Indenture Trustee from amounts on deposit in the Collection Account, any payments in respect of accrued and unpaid fees, expenses and indemnity payments due pursuant to the Indenture, but only to the extent that such fees, expenses or indemnity payments have been outstanding for at least 60 days; and

(11)	eleventh, to the extent not needed to cover shortfalls or deficits of other series, any Series 2012-B Investor Available Interest Amounts that remain after giving effect to clauses (1), (2), (3), (4), (5), (6), (7), (8), (9) and (10) will be paid to the holders of the Transferor Interest, except under the circumstances described in “Sources of Funds to Pay the Notes — Application of Collections” in the Prospectus or, to the extent amounts are payable to a Currency Swap Counterparty pursuant to a Currency Swap Agreement as described below in this section, to such Currency Swap Counterparty.

If Series 2012-B Investor Available Interest Amounts for any Payment Date (excluding Reallocated Principal Collections for such Payment Date) are not sufficient to pay in full or otherwise provide for in full the amounts described in clauses (1) through (6) of the preceding paragraph, then Shared Excess Interest Amounts from all other series of notes in Excess Interest Sharing Group One will be applied to pay such shortfall. If such shortfall, together with other similar shortfalls with respect to other series of notes in Excess Interest Sharing Group One, exceed Shared Excess Interest Amounts for such Payment Date, Shared Excess Interest Amounts will be allocated pro rata among the applicable series of Notes in Excess Interest Sharing Group One (including Series 2012-B) based on their respective shortfalls.

If Series 2012-B Investor Available Interest Amounts for any Payment Date, together with Shared Excess Interest Amounts for such Payment Date are not sufficient to pay in full or otherwise provide for in full the amounts described in clauses (3) through (5) of the second preceding paragraph, then the Indenture Trustee, at the direction of the Servicer, will withdraw amounts then on deposit in the Reserve Account, up to the amounts of any such shortfall, and apply such amounts to pay such shortfall.

If Series 2012-B Investor Available Interest Amounts for any Payment Date, together with Shared Excess Interest Amounts and amounts on deposit in the Reserve Account available to pay interest on the Series 2012-B Notes pursuant to clause (4) of the third preceding paragraph are insufficient to pay such interest on such Payment Date, then the Servicer will reallocate from the Series 2012-B Investor Available Principal Amounts with respect to the preceding Collection Period (and to the extent necessary, from amounts that would constitute Series 2012-B Investor Available Principal Amounts with respect to the current Collection Period) the amount of such insufficiency, not to exceed the Series 2012-B Overcollateralization Amount (such reallocated amounts, “Reallocated Principal Collections”). The reallocation of Reallocated Principal Collections at any time will result in a reduction in the Series 2012-B Nominal Liquidation Amount as described under “Deposit and Application of Funds — Reduction and Reinstatement of Series Nominal Liquidation Amounts” in this Prospectus Supplement.

Series 2012-B Investor Available Principal Amounts. Under “Deposit and Application of Funds — Allocation Percentages” in this Prospectus Supplement is a description of how principal collections will be allocated among each series and, within each series, between the noteholders and the holders of the Transferor Interest. The portion of the Series 2012-B Allocable Principal Collections (as described under “Deposit and Application of Funds — Allocation Percentages” in this Prospectus Supplement) allocated to the Series 2012-B Noteholders during each Collection Period (other than Reallocated Principal Collections with respect to such Payment Date), together with (i) the amount of any Series 2012-B Investor Available Interest Amounts used by the Indenture Trustee on each Payment Date to fund the Series 2012-B Investor Defaulted Amounts and any Series 2012-B Nominal Liquidation Amount Deficit, as described in clause (5) of the fourth preceding paragraph and (ii) the amount of Series 2012-B Investor Available Interest Amounts treated as Series 2012-B Investor Available Principal Amounts, as described in clause (7) of the fourth preceding paragraph, will be referred to as “Series 2012-B Investor Available Principal Amounts.” The Series 2012-B Investor Available Principal Amounts (together with other amounts specified in this Prospectus Supplement) will be applied by the Servicer, or the Servicer will cause the Indenture Trustee to apply by written instruction to the Indenture Trustee, on each Payment Date, at the direction of the Servicer, as follows:

(1)	first:

(a)	if Series 2012-B is in its Accumulation Period, the Indenture Trustee will deposit an amount equal to the lesser of (x) the Controlled Deposit Amount for such Payment Date and (y) the Series 2012-B Invested Amount for such Payment Date in the Accumulation Account for payment to the Series 2012-B Noteholders on the Series 2012-B Expected Final Payment Date, then to the extent of any remaining Series 2012-B Investor Available Principal Amounts, will treat any remaining Series 2012-B Investor Available Principal Amounts as Shared Excess Principal Amounts available to be used to satisfy the principal funding requirements of other series of notes included in Excess Principal Sharing Group One;

(b)	if Series 2012-B is in an Early Amortization Period, the Indenture Trustee will pay the Series 2012-B Investor Available Principal Amounts plus all amounts on deposit in the Accumulation Account (up to the Series 2012-B Invested Amount (determined without giving effect to any reduction thereto arising from amounts on deposit in the Accumulation Account)) to the Series 2012-B Noteholders in payment of principal of the Series 2012-B Notes, then to the extent of any remaining Series 2012-B Investor Available Principal Amounts plus all amounts on deposit in the Accumulation Account, will treat any such remaining amounts as Shared Excess Principal Amounts available to be used to satisfy the principal funding requirements of other series of notes included in Excess Principal Sharing Group One;

(c)	if Series 2012-B is not in its Accumulation Period or an Early Amortization Period, Series 2012-B Investor Available Principal Amounts will be treated as Shared Excess Principal Amounts to be used as described in this clause (1); and

(2)	second, any remaining funds will be reinvested in additional Receivables, if any, and the balance thereof, if any, will be distributed to the holders of the Transferor Interest, except under the circumstances described in “Sources of Funds to Pay the Notes — Application of Collections” in the Prospectus or, to the extent amounts are payable to a Currency Swap Counterparty pursuant to a Currency Swap Agreement as described below in this section, to such Currency Swap Counterparty.

If Series 2012-B Investor Available Principal Amounts for any Payment Date are not sufficient to pay or deposit in full the amounts described in clauses (1)(a) or (b) of the preceding paragraph, as applicable, then Shared Excess Principal Amounts from all other series of notes in Excess Principal Sharing Group One will be applied to pay such shortfall. If such shortfall, together with other similar principal distribution shortfalls with respect to other series of notes in Excess Principal Sharing Group One, exceed Shared Excess Principal Amounts for such Payment Date, then (i) first, Shared Excess Principal Amounts will be allocated pro rata among the applicable series of Notes in Excess Principal Sharing Group One (including Series 2012) based on their respective shortfalls and (ii) second, the Series 2012-B Allocation Percentage of funds, if any, in the Excess Funding Account will be used (to the extent available) to pay or deposit any remaining shortfall with respect to the Series 2012-B Notes, as described in “Sources of Funds to Pay the Notes — Excess Funding Account” in the Prospectus.

Amounts payable, if any, by a Currency Swap Counterparty pursuant to a Currency Swap Agreement as described below will not be deposited into the Collection Account and will be paid by the Indenture Trustee directly to the holders of the Transferor Interest on each Payment Date.

The Issuing Entity, at its option, may enter into a Currency Swap Agreement with a Currency Swap Counterparty to swap amounts payable to the holders of the Transferor Interest from United States dollars to Japanese yen; provided, that (i) at the time the Issuing Entity enters into the Currency Swap Agreement, the Rating Agency Condition shall be satisfied, and (ii) any payments to the Currency Swap Counterparty (including termination payments) are payable only from amounts that otherwise are payable to holders of the Transferor Interest.

Reduction and Reinstatement of Series Nominal Liquidation Amounts

The calculation of a series nominal liquidation amount is described in “Description of the Notes — Stated Principal Amount, Outstanding Principal Amount, Invested Amount and Series Nominal Liquidation Amount” in the Prospectus. That section contains a description of reductions and reinstatements of the series nominal liquidation amount other than on account of principal payments. The Series 2012-B Nominal Liquidation Amount as of the Series 2012-B Issuance Date is the sum of (i) the $250,000,000 initial Series 2012-B Invested Amount (which equals the initial outstanding principal amount of the Series 2012-B Notes) and (ii) the Series 2012-B Overcollateralization Amount as of the Series 2012-B Issuance Date. The portion of the Series 2012-B Nominal Liquidation Amount constituting the Series 2012-B Invested Amount will be calculated on each day. Generally, the portion of the Series 2012-B Nominal Liquidation Amount constituting the Series 2012-B Overcollateralization Amount for each Payment Date will be an amount equal to the Series 2012-B Overcollateralization Amount as calculated on the prior Payment Date, decreased by certain reductions since that date and increased by certain reinstatements and other amounts since that date. These reductions and reinstatements are described below.

Reductions. The Series 2012-B Nominal Liquidation Amount will be reduced (starting with the Series 2012-B Overcollateralization Amount as described below) on any Payment Date by the following amounts:

(A)	Reallocated Principal Collections, including any Reallocated Principal Collections from the Collection Period occurring in the same month as the Payment Date, not to exceed the Series 2012-B Overcollateralization Amount, as described under “Deposit and Application of Funds — Application of Available Amounts — Series 2012-B Investor Available Principal Amounts” in this Prospectus Supplement; and

(B)	the Series 2012-B Investor Defaulted Amounts in the related Collection Period to the extent that they are not covered by Series 2012-B Investor Available Interest Amounts, Shared Excess Interest Amounts and amounts on deposit in the Reserve Account that are treated as Series 2012-B Investor Available Principal Amounts to cover such Series 2012-B Investor Defaulted Amounts, as described under “Deposit and Application of Funds — Application of Available Amounts — Series 2012-B Investor Available Interest Amounts” in this Prospectus Supplement.

On each Payment Date, the amount of any reduction in the Series 2012-B Nominal Liquidation Amount due to clause (A) or (B) above will be allocated as follows:

•	first, to reduce the Series 2012-B Overcollateralization Amount by the amount of such reduction until the Series 2012-B Overcollateralization Amount is reduced to zero; and

•	second, to reduce the Series 2012-B Invested Amount by any remaining amount of such reduction until the Series 2012-B Invested Amount is reduced to zero.

In addition, the portion of the Series 2012-B Nominal Liquidation Amount constituting the Series 2012-B Invested Amount will be reduced by amounts deposited into the Accumulation Account and payments of principal of the Series 2012-B Notes and will be increased on any date on which the Issuing Entity issues additional Series 2012-B Notes, as discussed under “Series Provisions — Issuance of Additional Notes” in this Prospectus Supplement, in an amount equal to the invested amount of such additional Series 2012-B Notes.

When the Series 2012-B Overcollateralization Amount is reduced as described in clause “first” in the second preceding paragraph, such reduction will be applied, first, to the portion of the Series 2012-B Overcollateralization Amount equal to the Primary Series 2012-B Overcollateralization Amount and second, to the portion of the Series 2012-B Overcollateralization Amount equal to the Incremental Overcollateralization Amount. In general, if the Primary Series 2012-B Overcollateralization Amount is reduced on any Payment Date below the applicable Series 2012-B Overcollateralization Percentage of the initial outstanding principal amount of the Series 2012-B Notes, then an Early Amortization Event will occur.

While the Series 2012-B Overcollateralization Amount will be reduced as described above, the outstanding principal amount of the Series 2012-B Notes will not be similarly reduced. However, the aggregate principal paid on the Series 2012-B Notes will not exceed the Series 2012-B Invested Amount (except to the extent that the Series 2012-B Invested Amount has been reduced by amounts on deposit in the Accumulation Account). Consequently, you will incur a loss on your Notes if the Series 2012-B Overcollateralization Amount is reduced to zero and the Series 2012-B Invested Amount is thereafter reduced and not reinstated as described under “Deposit and Application of Funds – Series 2012-B Overcollateralization Amount” in this Prospectus Supplement.

Reinstatements. The Series 2012-B Nominal Liquidation Amount will be reinstated on any Payment Date by the amount of the Series 2012-B Investor Available Interest Amounts that are applied with respect to the Series 2012-B Nominal Liquidation Amount Deficit pursuant to clause (5) of the Payment Waterfall and by the amount of Shared Excess Interest Amounts from all other series of notes in Excess Interest Sharing Group One and the amounts on deposit in the Reserve Account that are applied to the Series 2012-B Nominal Liquidation Amount Deficit as described under “Deposit and Application of Funds — Application of Available Amounts — Series 2012-B Investor Available Interest Amounts” in this Prospectus Supplement. The amount of that reinstatement will be allocated on that Payment Date as follows:

•

first, if the Series 2012-B Invested Amount has been reduced and not fully reinstated, the reinstatement amount will be allocated to the Series 2012-B Invested Amount until it equals the outstanding principal amount of the Series 2012-B Notes; and

•

second, any remaining reinstatement amount will be allocated to the Series 2012-B Overcollateralization Amount (first to reinstate the Incremental Overcollateralization Amount and then to reinstate the Primary Series 2012-B Overcollateralization Amount) until the Series 2012-B Overcollateralization Amount has been fully reinstated.

The series nominal liquidation amounts of other series of notes will be subject to similar reductions and reinstatements.

Series 2012-B Overcollateralization Amount

The Series 2012-B Overcollateralization Amount will be equal to the sum of:

•	the Primary Series 2012-B Overcollateralization Amount; and

•	the Incremental Overcollateralization Amount.

As of the Series 2012-B Issuance Date, the Primary Series 2012-B Overcollateralization Amount will be equal to the product of the Series 2012-B Overcollateralization Percentage and the initial outstanding principal amount of the Series 2012-B Notes. As of the Series 2012-B Issuance Date, the Series 2012-B Overcollateralization Percentage will be 25.79%.

The Depositor may, in its sole discretion, increase the Series 2012-B Overcollateralization Percentage (which is used in calculating the Primary Series 2012-B Overcollateralization Amount), provided, however, that if the Depositor voluntarily increases the Series 2012-B Overcollateralization Percentage, then it may, in its sole discretion, upon ten days prior notice to the Indenture Trustee, subsequently decrease the Series 2012-B Overcollateralization Percentage to 25.79% or higher so long as the Rating Agency Condition is satisfied with respect to the Series 2012-B Notes or any other outstanding and rated series or class of Notes. The Depositor is under no obligation to increase the Series 2012-B Overcollateralization Percentage at any time; provided, however, this percentage will increase to 29.87% if the average of the Monthly Payment Rates for the three preceding Collection Periods is less than 35% and this percentage will further increase to 34.23% if the average of the Monthly Payment Rates for the three preceding Collection Periods is less than 30% provided, further, however, that if this overcollateralization percentage is increased pursuant to this sentence, and the average of the Monthly Payment Rates for the three preceding Collection Periods subsequently increases to more than 30%, but less than 35%, then the overcollateralization percentage shall decrease to 29.87% and if this overcollateralization percentage is further increased pursuant to this sentence, and the average of the

Monthly Payment Rates for the three preceding Collection Periods further increases to more than 35%, then the overcollateralization percentage shall decrease to 25.79%. The Series 2012-B Overcollateralization Amount will vary from time to time and will be reduced, reinstated or increased as described under “Deposit and Application of Funds — Reduction and Reinstatement of Series Nominal Liquidation Amounts” in this Prospectus Supplement.

Allocation Percentages

In general, collections on the Receivables and Defaulted Receivables will first be allocated among all outstanding series based on the series nominal liquidation amount for each series as a percentage of the aggregate of the series nominal liquidation amounts for all outstanding series as described in “Sources of Funds to Pay the Notes — Application of Collections” in the Prospectus. With respect to each day in a Collection Period, collections on Receivables and Defaulted Receivables will be allocated to Series 2012-B on the basis of the Series 2012-B Allocation Percentage. The Series 2012-B Allocation Percentage will be calculated on each day in a Collection Period and will, with certain limited exceptions, be increased or decreased, as applicable, on each day in each Collection Period. In particular, (i) the Series 2012-B Allocable Principal Collections, (ii) the Series 2012-B Allocable Interest Collections and (iii) the Series 2012-B Allocable Defaulted Amounts will be allocated to Series 2012-B, in each case, on each day in a Collection Period. The Series 2012-B Allocable Principal Collections and the Series 2012-B Allocable Interest Collections are called the “Series 2012-B Allocable Collections.”

Series 2012-B Allocable Collections and Series 2012-B Allocable Defaulted Amounts will be further allocated on each day in a Collection Period between the Series 2012-B Noteholders and the holders of the Transferor Interest on the basis of various percentages, depending on whether Series 2012-B Allocable Interest Collections, Series 2012-B Allocable Defaulted Amounts or Series 2012-B Allocable Principal Collections are being allocated and, in the case of Series 2012-B Allocable Principal Collections, whether such amounts are received during the Revolving Period, provided that (i) in the circumstances described in “Sources of Funds to Pay the Notes — Application of Collections” in the Prospectus, and (ii) so long as NMAC is the Servicer and other specified conditions are satisfied, the Servicer, in its sole discretion, may distribute any amounts owed to the holders of the Transferor Interest directly to such holders in lieu of depositing such amounts into the Collection Account. Allocable Collections and Series 2012-B Allocable Defaulted Amounts will be allocated to the Series 2012-B Noteholders as follows:

•	Series 2012-B Allocable Interest Collections and Series 2012-B Allocable Defaulted Amounts will be allocated based on the Series 2012-B Floating Allocation Percentage;

•	if the Series 2012-B Notes are not in the Revolving Period, then Series 2012-B Allocable Principal Collections will be allocated based on the Series 2012-B Fixed Allocation Percentage; and

•	if the Series 2012-B Notes are in the Revolving Period, then Series 2012-B Allocable Principal Collections will be allocated based on the Series 2012-B Floating Allocation Percentage.

The portion of the Series 2012-B Allocable Collections not allocated to the Series 2012-B Noteholders will be paid to the holders of the Transferor Interest except to the extent applied as Series 2012-B Investor Available Interest Amounts as described under “Deposit and Application of Funds — Application of Available Amounts — Series 2012-B Investor Available Interest Amounts” in this Prospectus Supplement or required to be deposited in the Excess Funding Account as described in “Sources of Funds to Pay the Notes — Application of Collections” in the Prospectus.

Required Participation Percentage

As described under “Description of the Notes — General” in the Prospectus, the Depositor will be required either to add to the assets of the Issuing Entity the Receivables of Additional Accounts or make a deposit to the Excess Funding Account if the Adjusted Pool Balance, as of the last day of any Collection Period, is less than the Required Participation Amount on such day. In addition, as described under “Sources of Funds to Pay the Notes — Application of Collections” in the Prospectus, Principal Collections and Interest Collections otherwise distributable to the holders of the Transferor Interest must be deposited into the Excess Funding Account on any day on which the Adjusted Pool Balance on such day is less than the Required Participation Amount on such day. The Required Participation Amount is the sum of (i) the sum of the Required Participation Percentages (including the Required Participation Percentage for

Series 2012-B) for each outstanding series multiplied by, with respect to Series 2010-A and any future series, including Series 2012-A, the respective invested amount for such series and, with respect to the 2008-1 Warehouse Series and the 2010-1 Warehouse Series, the respective initial invested amount for each such outstanding series and (ii) the sum of the required overcollateralization amounts of all outstanding series (including the Required Series 2012-B Overcollateralization Amount). The Required Participation Percentage for Series 2012-B is 100%. The Depositor may, in its sole discretion, increase the Required Participation Percentage; provided, however, that if the Depositor voluntarily increases the Required Participation Percentage, then it may, in its sole discretion, upon ten days prior notice to the Indenture Trustee, subsequently decrease the Required Participation Percentage to 100% or higher, so long as the Rating Agency Condition is satisfied with respect to the rating of the Series 2012-B Notes and any other outstanding and rated series or class of Notes.

Shared Excess Interest Amounts

Any Series 2012-B Investor Available Interest Amounts that are not needed to make payments or deposits for Series 2012-B on any Payment Date will be available for allocation to other series of notes that are included in Excess Interest Sharing Group One. Such excess will be treated as Shared Excess Interest Amounts and will be allocated to cover shortfalls, if any, in payments or deposits to be covered by investor available interest amounts for other series that are included in Excess Interest Sharing Group One, which have not been covered out of the investor available interest amounts allocable to those series. If these shortfalls exceed the Shared Excess Interest Amounts for any Payment Date, Shared Excess Interest Amounts will be allocated pro rata among the applicable series based on their respective shortfalls in investor available interest amounts. To the extent that Shared Excess Interest Amounts exceed those shortfalls, the balance will be paid to the holders of the Transferor Interest except under the circumstances described in “Source of Funds to Pay the Notes — Application of Collections” in the Prospectus.

Shared Excess Principal Amounts

Any Series 2012-B Investor Available Principal Amounts that are not needed to make payments or deposits for Series 2012-B on any Payment Date will be available for allocation to other series of notes that are included in Excess Principal Sharing Group One. Such excess will be treated as Shared Excess Principal Amounts and will be allocated to cover shortfalls, if any, in payments or deposits to be covered by investor available principal amounts for other series that are included in Excess Principal Sharing Group One, which have not been covered out of the investor available principal amounts allocable to those series. Any reallocation of Series 2012-B Investor Available Principal Amounts for this purpose will not reduce the Series 2012-B Nominal Liquidation Amount. If principal shortfalls exceed the Shared Excess Principal Amounts for any Payment Date, Shared Excess Principal Amounts will be allocated pro rata among the applicable series based on their respective shortfalls in investor available principal amounts. To the extent that Shared Excess Principal Amounts exceed principal shortfalls, the balance will be used to reinvest in additional Receivables, if any, and will then be paid to the holders of the Transferor Interest except under the circumstances described in “Sources of Funds to Pay the Notes — Application of Collections” in the Prospectus.

Early Amortization Events

The Early Amortization Events with respect to the Series 2012-B Notes will include each of the Early Amortization Events in the Prospectus, plus each of the following:

(1)	failure on the part of the Issuing Entity, the Depositor, the Servicer or NMAC (if NMAC is no longer the Servicer), as applicable,

•

to make any payment or deposit required by the Transfer and Servicing Agreement, the Receivables Purchase Agreement, the Indenture or the Series 2012-B Indenture Supplement, including but not limited to any Depositor Deposit Amount, on or before the date occurring ten Business Days after the date that payment or deposit is required to be made; or

•	to deliver a Payment Date Statement on the date required under the Transfer and Servicing Agreement, or within the applicable grace period which will not exceed five Business Days; or

•	to comply with its covenant not to create any lien on a Receivable; or

•

to observe or perform in any material respect any other covenants or agreements set forth in the Transfer and Servicing Agreement, the Receivables Purchase Agreement, the Indenture or the Series 2012-B Indenture Supplement, which failure continues unremedied for a period of 60 days after written notice of that failure;

(2)	any representation or warranty made by NMAC, as seller, in the Receivables Purchase Agreement or by the Depositor in the Transfer and Servicing Agreement or any information required to be given by NMAC or the Depositor to identify the Accounts proves to have been incorrect in any material respect when made and continues to be incorrect in any material respect for a period of 60 days after written notice and as a result the interests of the Series 2012-B Noteholders are materially and adversely affected. An Early Amortization Event, however, shall not be deemed to occur if the Depositor has repurchased the related Receivables (or, after satisfaction of the Modification Condition, at its option, redesignated the Accounts related to such Receivables and repurchased all Receivables under such Accounts) or all of the Receivables, if applicable, during that period in accordance with the provisions of the Transfer and Servicing Agreement;

(3)	the occurrence of certain events of bankruptcy, insolvency or receivership relating to the Issuing Entity, Depositor, NMAC, Nissan Motor Co., Ltd. (“NML”) or NNA;

(4)	a failure by the Depositor to convey Receivables in Additional Accounts to the Issuing Entity within ten Business Days after the day on which it is required to convey those Receivables under the Transfer and Servicing Agreement;

(5)	on any Payment Date, the Series 2012-B Overcollateralization Amount is reduced to an amount less than the product of (i) the applicable Series 2012-B Overcollateralization Percentage and (ii) the initial outstanding principal amount of the Series 2012-B Notes; provided, that, for the purpose of determining whether an Early Amortization Event has occurred pursuant to this clause (5), any reduction of the Primary Series 2012-B Overcollateralization Amount resulting from reallocations of the Series 2012-B Investor Available Principal Amounts to pay interest on the Series 2012-B Notes in the event LIBOR is equal to or greater than the prime rate upon which interest on the Receivables is calculated on the applicable LIBOR Determination Date will be considered an Early Amortization Event only if LIBOR remains equal to or greater than such prime rate for the next 30 consecutive days following such LIBOR Determination Date; provided, further that, if the reduction occurs on any Payment Date on which the Series 2012-B Overcollateralization Percentage is increased because the average of the Monthly Payment Rates for the three preceding Collection Periods is less than 35% or the Series 2012-B Overcollateralization Percentage is further increased because the average of the Monthly Payment Rates for the three preceding Collection Periods is less than 30%, then that reduction shall be an Early Amortization Event if the Series 2012-B Overcollateralization Amount remains less than the Required Series 2012-B Overcollateralization Amount for five or more days after the Payment Date on which the Series 2012-B Overcollateralization Percentage increased;

(6)	any Servicer Default that adversely affects in any material respect the interests of any noteholder, or NMAC no longer acts as Servicer under the Transfer and Servicing Agreement;

(7)	on any Determination Date, the average of the Monthly Payment Rates for the three preceding Collection Periods is less than 25% for a period of at least 5 days after written notice;

(8)	for three consecutive Determination Dates, the amounts on deposit in the Excess Funding Account on each such Determination Date exceed 30% of the sum of the Invested Amounts of all outstanding series issued by the Issuing Entity;

(9)	the outstanding principal amount of the Series 2012-B Notes is not repaid in full on or before the Series 2012-B Expected Final Payment Date;

(10)	the Issuing Entity or the Depositor becomes subject to the requirement that it register as an investment company within the meaning of the Investment Company Act of 1940; and

(11)	the occurrence of an Event of Default with respect to the Series 2012-B Notes under the Indenture and the declaration that the Series 2012-B Notes are due and payable pursuant to the Indenture.

In the case of any event described in clauses (1), (2) or (6) of the preceding paragraph, an Early Amortization Event with respect to Series 2012-B will be deemed to have occurred only if, after the applicable grace period described in those clauses, if any, either the Indenture Trustee or Series 2012-B Noteholders holding Series 2012-B Notes evidencing more than 50% of the outstanding principal amount of the Series 2012-B Notes by written notice to the Depositor, NMAC, the Servicer and the Indenture Trustee, if given by Series 2012-B Noteholders, declare that an Early Amortization Event has occurred as of the date of that notice. In the case of any Early Amortization Event described in the Prospectus or any event described in (3), (4), (5), (7), (8) or (9) in the preceding paragraph, an Early Amortization Event with respect to Series 2012-B will be deemed to have occurred without any notice or other action on the part of the Indenture Trustee or the Series 2012-B Noteholders immediately upon the occurrence of that event.

The Early Amortization Period begins upon the occurrence of an Early Amortization Event. Under the limited circumstances described in this paragraph, an Early Amortization Period which commences before the scheduled end of the Revolving Period may terminate and the Revolving Period may recommence. If any Early Amortization Event, other than an Early Amortization Event described in clause (3) or (10) in the preceding paragraph occurs, the Revolving Period will recommence only upon the receipt of:

•	satisfaction of the Rating Agency Condition with respect to the Hired Rating Agencies; and

•	the consent to the recommencement by Series 2012-B Noteholders holding Series 2012-B Notes evidencing more than 50% of the outstanding principal amount of the Series 2012-B Notes;

provided, that no other Early Amortization Event that has not been cured or waived as described in this Prospectus Supplement has occurred and the scheduled termination of the Revolving Period has not occurred. If an Early Amortization Event described in clause (3) or (10) in the third preceding paragraph occurs, the Early Amortization Period which commences as a result thereof will not terminate, and the Revolving Period will not recommence.

Events of Default

The Events of Default for the Series 2012-B Notes, as well as the rights and remedies available to the Indenture Trustee and the Series 2012-B Noteholders when an Event of Default occurs, are described in “Description of the Indenture — Events of Default; Rights Upon Event of Default” in the Prospectus.

If an Event of Default for the Series 2012-B Notes occurs as a result of the bankruptcy, insolvency or similar events relating to the Issuing Entity or the Depositor, the Indenture Trustee will declare the Series 2012-B Notes to be immediately due and payable by notice in writing to the Issuing Entity. If any other Event of Default for the Series 2012-B Notes occurs, the Indenture Trustee or the holders of at least 66 2/3% of the outstanding principal amount of the Series 2012-B Notes may declare the Series 2012-B Notes to be immediately due and payable. If the Series 2012-B Notes are accelerated, you may receive principal before the Series 2012-B Expected Final Payment Date.

Collection Account

The Issuing Entity will establish a Qualified Account to serve as the Collection Account. The Collection Account will be maintained in the name of the Indenture Trustee and held by the Indenture Trustee for the benefit of the Noteholders of all series issued by the Issuing Entity, not just for the benefit of the holders of any particular series, including the Series 2012-B Noteholders. At the direction of the Servicer or its agent, the Indenture Trustee will invest funds on deposit in the Collection Account in Eligible Investments that mature no later than the Business Day preceding the following Payment Date. Net investment earnings on funds in the Collection Account will be credited to the Collection Account and included in interest collections for the related Collection Period except as otherwise provided in the Indenture Supplement. The Servicer will have the revocable power to instruct the Indenture Trustee to make withdrawals and payments from the Collection Account for the purpose of carrying out its duties under the Indenture.

The Servicer will deposit into the Collection Account the portions of amounts collected on the Receivables in the Trust Portfolio as are allocated to Series 2012-B. The Servicer generally must make such required deposits into the Collection Account no later than two Business Days after processing. However, in the circumstances described in “Sources of Funds to Pay the Notes — Application of Collections” in the Prospectus, so long as NMAC is the Servicer and other specified conditions are satisfied, it will be able to make these deposits on a monthly basis. If a subsequent Public ABS Transaction calls for different, lesser or no conditions to making monthly deposits to the related collection account, then, upon ten days prior notice to each Rating Agency then rating the Notes, Servicer will no longer be bound by the conditions to making monthly deposits described under “Sources of Funds to Pay the Notes — Application of Collections” in the Prospectus, and will instead be subject to the conditions to making monthly deposits as required by the subsequent Public ABS Transaction so long as the Rating Agency Condition is satisfied.

Accumulation Account

If so specified in the Indenture Supplement, the Issuing Entity will establish a Qualified Account to serve as the Accumulation Account. The Accumulation Account will be maintained in the name of the Indenture Trustee and held by the Indenture Trustee solely for the benefit of the Series 2012-B Noteholders. Amounts available to pay principal of the Series 2012-B Notes will be deposited (or credited) to the Accumulation Account during the Accumulation Period for payment to the Series 2012-B Noteholders. During the Accumulation Period, the Indenture Trustee, at the direction of the Servicer, will transfer Series 2012-B Investor Available Principal Amounts and certain other amounts up to an amount equal to the lesser of (x) the Controlled Deposit Amount and (y) the Series 2012-B Invested Amount, for each related Payment Date from the Collection Account to the Accumulation Account as described under “Deposit and Application of Funds — Application of Available Amounts — Series 2012-B Investor Available Principal Amounts” in this Prospectus Supplement. On the first Payment Date occurring after the commencement of the Early Amortization Period, the Indenture Trustee will apply the amounts on deposit in the Accumulation Account, together with Series 2012-B Investor Available Principal Amounts for that Payment Date and certain other amounts, to pay the principal of the Series 2012-B Notes as described under “Deposit and Application of Funds — Application of Available Amounts — Series 2012-B Investor Available Principal Amounts” in this Prospectus Supplement.

At the direction of the Servicer, the Indenture Trustee will invest funds on deposit in the Accumulation Account in Eligible Investments that mature no later than the Business Day preceding the following Payment Date. Net investment earnings on funds in the Accumulation Account will be deposited into the Collection Account and included in Series 2012-B Investor Available Interest Amounts for that Payment Date.

Reserve Account

The Issuing Entity will establish a Qualified Account to serve as the Reserve Account. The Reserve Account will be maintained in the name of the Indenture Trustee and held by the Indenture Trustee solely for the benefit of the Series 2012-B Noteholders. On the Series 2012-B Issuance Date, the Issuing Entity will deposit an amount equal to $1,875,000, representing 0.75% of the Series 2012-B Invested Amount as of the Series 2012-B Issuance Date, in the Reserve Account. Thereafter, the Reserve Account will be funded by the deposits therein, as described under “Deposit and Application of Funds — Application of Available Amounts — Series 2012-B Investor Available Interest Amounts” in this Prospectus Supplement, of amounts necessary to restore or bring the amounts on deposit in the Reserve Account to equal the Specified Reserve Account Balance.

If the Series 2012-B Notes are not paid in full on the earlier of (x) the Final Maturity Date and (y) the first Payment Date on or after the occurrence of an Event of Default and a declaration that all of the Series 2012-B Notes are immediately due and payable as set forth in the Prospectus, any funds remaining in the Reserve Account, after giving affect to the distributions on such date as set forth under “Deposit and Application of Funds — Application of Available Amounts — Series 2012-B Investor Available Interest Amounts” in this Prospectus Supplement, will be treated as Series 2012-B Investor Available Principal Amounts for distribution to the Series 2012-B Noteholders on such date. Upon the payment in full of the Series 2012-B Notes, any funds remaining in the Reserve Account will be treated as Shared Excess Principal Amounts and will be allocated to cover shortfalls, if any, in payments or deposits to be covered by investor available principal amounts for other series that are included in Excess Principal Sharing Group One, which have not been covered out of the investor available principal amounts allocable to those series. On the Payment Date on which the outstanding principal amount of the Series 2012-B Notes are paid in full, and after giving effect to distributions, if any, made to other series to cover shortfalls in payments or deposits to be covered by investor available principal amounts for other series that are included in Excess Principal Sharing Group One, the Indenture Trustee, acting at the direction of the Servicer, will distribute to the holders of the Transferor Interest all remaining amounts on deposit in the Reserve Account.

At the direction of the Servicer, the Indenture Trustee will invest funds on deposit in the Reserve Account in Eligible Investments that mature no later than the Business Day preceding the following Payment Date. Net investment earnings on funds in the Reserve Account will be deposited into the Collection Account and included in Series 2012-B Investor Available Interest Amounts for the related Payment Date.

Reports to Noteholders

On each Payment Date, the paying agent, on behalf of the Indenture Trustee will forward to each Noteholder of record, a statement prepared by the Servicer setting forth the items described in “Sources of Funds to Pay the Notes — Reports to Noteholders” in the Prospectus.

UNDERWRITING

Subject to the terms and conditions set forth in the Underwriting Agreement, the Issuing Entity has agreed to sell to each of the Underwriters named below, and each Underwriter has severally agreed to purchase, Series 2012-B Notes in the initial principal amounts indicated opposite its name in the allocation table below:

Name of Underwriter	Principal Amount of Series 2012-B Notes
Barclays Capital Inc.	$
Citigroup Global Markets Inc.	$
RBC Capital Markets, LLC	$
$
$

Total		$250,000,000

The Issuing Entity has been advised by the Underwriters that they propose initially to offer the Series 2012-B Notes offered by this Prospectus Supplement to the public at the prices set forth herein. After the initial public offering of such Series 2012-B Notes, the public offering price may change.

The underwriting discounts and commissions, the selling concessions that the Underwriters may allow to certain dealers, and the discounts that such dealers may reallow to certain other dealers, each expressed as a percentage of the principal amount of the Series 2012-B Notes and as an aggregate dollar amount, shall be as follows:

	Underwriting Discount and Commissions		Net Proceeds to the Issuing Entity(1)		Selling Concessions Not to Exceed	Reallowance Not to Exceed

Series 2012-B Notes		%		%	%	%
Total for the offered Notes	$		$

(1)	Before deducting expenses payable by the Issuing Entity estimated to be $ .

Until the distribution of the Series 2012-B Notes is completed, rules of the Securities and Exchange Commission may limit the ability of the Underwriters and certain selling group members to bid for and purchase the Series 2012-B Notes. As an exception to these rules, the Underwriters are permitted to engage in certain transactions to stabilize the price of the Series 2012-B Notes. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the Series 2012-B Notes.

If the Underwriters create a short position in the Series 2012-B Notes in connection with this offering, (i.e., they sell more Series 2012-B Notes than are set forth on the cover page of this Prospectus Supplement), the Underwriters may reduce that short position by purchasing Series 2012-B Notes in the open market.

The Underwriters may also impose a penalty bid on certain Underwriters and selling group members. This means that if the Underwriters purchase Series 2012-B Notes in the open market to reduce the Underwriters’ short position or to stabilize the price of the Series 2012-B Notes, they may reclaim the amount of the selling concession from any Underwriter or selling group member who sold those Series 2012-B Notes as part of the offering.

In general, purchases of a security for the purposes of stabilization or to reduce a short position could cause the price of the security to be higher that it might be in the absence of such purchases. The imposition of a penalty bid might also have an effect on the price of a security to the extent that it were to discourage resales of the security.

Neither the Issuing Entity nor the Underwriters makes any representation or prediction as to the direction or magnitude of any effect that any of the transactions described above may have on the price of the Series 2012-B Notes. In addition, neither the Issuing Entity nor any of the Underwriters make any representation that the Underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

The Series 2012-B Notes are new issues of securities and there currently is no secondary market for the Series 2012-B Notes. The Underwriters for the Series 2012-B Notes expect to make a market in such Series 2012-B Notes but will not be obligated to do so. There is no assurance that a secondary market for the Series 2012-B Notes will develop. If a secondary market for the Series 2012-B Notes does develop, it might end at any time or it might not be sufficiently liquid to enable you to resell any of your Series 2012-B Notes.

The Indenture Trustee may, from time to time, invest the funds in the Collection Account, the Accumulation Account, the Reserve Account and the Excess Funding Account, at the direction of the Servicer, in investments acquired from or issued by the Underwriters.

In the ordinary course of business, the Underwriters and their affiliates have engaged and may engage in investment banking and commercial banking transactions with the Servicer and its affiliates. The Issuing Entity expects to apply a portion of the net proceeds from the issuance of the Series 2012-B Notes to the repayment of debt, including the Warehouse Series Notes.

Any Retained Notes will not be sold to the Underwriters under the Underwriting Agreement. Retained Notes, subject to certain conditions set forth in the Indenture Supplement, may be subsequently sold from time to time to purchasers directly by the Depositor or through underwriters, broker-dealers or agents who may receive compensation in the form of discounts, concessions or commissions from the Depositor or the purchasers of the Retained Notes. If the Retained Notes are sold through underwriters or broker-dealers, the Depositor will be responsible for underwriting discounts or commissions or agent’s commissions. The Retained Notes may be sold in one or more transactions at fixed prices, prevailing market prices at the time of sale, varying prices determined at the time of sale or negotiated prices.

The Issuing Entity, the Depositor and NMAC have agreed to indemnify the Underwriters against certain liabilities, including civil liabilities under the Securities Act, or to contribute to payments which the Underwriters may be required to make in respect thereof. Any obligation of the Issuing Entity with respect to such indemnification of the Underwriters shall be subordinated to its obligations to make payments on the Series 2012-B Notes and the Notes of any other series issued by it and will only be paid to the extent of available funds.

The Underwriters have informed the Issuing Entity that they do not expect discretionary sales by the Underwriters to exceed 5% of the principal amount of the Series 2012-B Notes offered by this Prospectus Supplement.

It is expected that the delivery of the Series 2012-B Notes will be made against payment therefor on or about the Series 2012-B Issuance Date, which is expected to be the fifth Business Day following the date hereof. Under Rule 15c-6 under the Exchange Act, trades in the secondary market generally are required to settle within three Business Days, unless the parties thereto expressly agree otherwise. Accordingly, purchasers who wish to trade the Series 2012-B Notes on the date hereof and for a period of five Business Days hereafter will be required, by virtue of the fact that the Series 2012-B Notes initially will settle five Business Days after the date hereof, to specify an alternate settlement cycle at the time of any such trade to avoid a failed settlement.

The Underwriters may act through one or more of their affiliates when selling the Series 2012-B Notes purchased by the Underwriters outside the United States. However, each Underwriter will represent that (a) it has complied and will comply with all applicable provisions of the Financial Services and Markets Act 2000 (the “FSMA”) with respect to anything done by it in relation to the Series 2012-B Notes in, from or otherwise involving the United Kingdom; and (b) it will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of any securities in circumstances in which Section 21(1) of the FSMA does not apply to the Depositor.

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (as defined below) (each, a “Relevant Member State”), each Underwriter has represented and agreed with the Depositor that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) it has not made and will not make an offer of Series 2012-B Notes to the public in that Relevant Member State other than to any legal entity which is a “qualified investor” as defined in the Prospectus Directive; provided that no such offer of notes shall require the Issuing Entity or any Underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of Notes to the public” in relation to any Series 2012-B Notes in any Relevant Member State means the communication to persons in any form and by any means, presenting sufficient information on the terms of the offer and the Series 2012-B Notes to be offered, so as to enable an investor to decide to purchase or subscribe to the Series 2012-B Notes, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State, and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

The countries comprising the “European Economic Area” are Austria, Belgium, Bulgaria, Cyprus, Czech Republic, Denmark, Estonia, Finland, France, Germany, Greece, Hungary, Iceland, Ireland, Italy, Latvia, Liechtenstein, Lithuania, Luxembourg, Malta, Netherlands, Norway, Poland, Portugal, Romania, Slovakia, Slovenia, Spain, Sweden and the United Kingdom.

In connection with any sales of Series 2012-B Notes outside of the United States, the Underwriters may act through one or more of their affiliates.

None of the Sponsor, the Depositor, the Servicer, the Issuing Entity or the Underwriters make any representation or agreement that it is undertaking or will have undertaken to comply with the requirements of Article 122a of the Capital Requirements Directive 2006/48/EC (as amended by Directive 2009/111/EC) (“CRD”). Noteholders are responsible for analyzing their own regulatory position and are advised to consult with their own advisors regarding the suitability of the notes for investment compliance with the CRD.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

It is anticipated that the Series 2012-B notes sold to investors in connection with this offering will not be issued with more than a de minimis amount (i.e., 0.25% of the principal amount of the Series 2012-B notes multiplied by the number of whole years to expected maturity) of original issue discount (“OID”). If the Series 2012-B notes offered hereunder are in fact issued at a greater than de minimis discount or are treated as having been issued with OID under the Treasury Regulations, the following general rules will apply.

The excess of the “stated redemption price at maturity” of the Series 2012-B notes offered hereunder (generally equal to their principal amount as of the date of original issuance plus all interest other than “qualified stated interest payments” payable prior to or at maturity) over their original issue price (in this case, the initial offering price at which a substantial amount of the Series 2012-B notes offered hereunder are sold to the public) will constitute OID. A noteholder must include OID in income over the term of the Series 2012-B notes under a constant yield method. In general, OID must be included in income in advance of the receipt of the cash representing that income.

In the case of a debt instrument (such as a Series 2012-B note) as to which the repayment of principal may be accelerated as a result of the prepayment of other obligations securing the debt instrument, under section 1272(a)(6) of the Internal Revenue Code of 1986, as amended (the “code”), the periodic accrual of OID is determined by taking into account (i) a reasonable prepayment assumption in accruing OID (generally, the assumption used to price the debt offering) and (ii) adjustments in the accrual of OID when prepayments do not conform to the prepayment assumption, and regulations could be adopted applying those provisions to the Series 2012-B notes. It is unclear whether those provisions would be applicable to the Series 2012-B notes in the absence of such regulations or whether use of a reasonable prepayment assumption may be required or permitted without reliance on these rules. If this provision applies to the Series 2012-B notes, the amount of OID that will accrue in any given “accrual period” may either increase or decrease depending upon the actual prepayment rate. In the absence of such regulations (or statutory or other administrative clarification), any information reports or returns to the IRS and the noteholders regarding OID, if any, will be based on the assumption that the receivables will prepay at a rate based on the assumption used in pricing the Series 2012-B notes offered hereunder. However, no representation will be made regarding the prepayment rate of the receivables. Accordingly, noteholders are advised to consult their own tax advisors regarding the impact of any prepayments under the receivables (and the OID rules) if the Series 2012-B notes offered hereunder are issued with OID.

In the case of a note purchased with de minimis OID, generally, a portion of such OID is taken into income upon each principal payment on the note. Such portion equals the de minimis OID times a fraction whose numerator is the amount of principal payment made and whose denominator is the stated principal amount of the note. Such income generally is capital gain. If the Series 2012-B notes are not issued with OID but a holder purchases a note at a discount greater than the de minimis amount set forth above, such discount will be market discount. Generally, a portion of each principal payment will be treated as ordinary income to the extent of the accrued market discount not previously recognized as income. Gain on sale of such Series 2012-B note is treated as ordinary income to the extent of the accrued but not previously recognized market discount. Market discount generally accrues ratably, absent an election to base accrual on a constant yield to maturity basis.

Noteholders should consult their tax advisors with regard to OID and market discount matters concerning their Series 2012-B notes.

CERTAIN ERISA CONSIDERATIONS

Subject to the following discussion and the discussion in the Prospectus under “Certain ERISA Considerations,” the Series 2012-B notes may be acquired by pension, profit-sharing or other employee benefit plans subject to Title I of ERISA, as well as individual retirement accounts, Keogh plans and other plans subject to Section 4975 of the Code, as well as entities deemed to hold “plan assets” of any of the foregoing under the Plan Assets Regulation (each, a “Benefit Plan Investor”). Section 406 of ERISA and Section 4975 of the Code prohibit Benefit Plan Investors from engaging in certain transactions with persons that are “parties in interest” under ERISA or “disqualified persons” under the Code with respect to such Benefit Plan Investor. A violation of these “prohibited transaction” rules may result in an excise tax or other penalties and liabilities under ERISA and the Code for such persons or the fiduciaries of the Benefit Plan Investor. In addition, Title I of ERISA also requires fiduciaries of a Benefit Plan Investor subject to ERISA to make investments that are prudent, diversified and in accordance with the governing plan documents.

Certain transactions involving the Issuing Entity might be deemed to constitute prohibited transactions under ERISA and Section 4975 of the Code with respect to a Benefit Plan Investor that purchased the Series 2012-B notes if assets of the Issuing Entity were deemed to be assets of the Benefit Plan Investor. Under a regulation issued by the United States Department of Labor, as modified by Section 3(42) of ERISA (the “Plan Assets Regulation”), the assets of the Issuing Entity would be treated as plan assets of a Benefit Plan Investor for the purposes of ERISA and the Code only if the Benefit Plan Investor acquired an “equity interest” in the Issuing Entity and none of the exceptions to holding plan assets contained in the Plan Assets Regulation were applicable. An equity interest is defined under the Plan Assets Regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. Although there is little guidance on the subject, assuming the Series 2012-B notes constitute debt for local law purposes, the Issuing Entity believes that, at the time of their issuance, the Series 2012-B notes should be treated as indebtedness without substantial equity features for purposes of the Plan Assets Regulation.

This determination is based in part upon the traditional debt features of the Series 2012-B notes, including the reasonable expectation of purchasers of the Series 2012-B notes that the Series 2012-B notes will be repaid when due, as well as the absence of conversion rights, warrants and other typical equity features. The debt treatment of the Series 2012-B notes for ERISA purposes could change if the Issuing Entity incurs losses. This risk of recharacterization is enhanced for the Series 2012-B notes that are subordinated to other classes of securities.

However, without regard to whether the Series 2012-B notes are treated as indebtedness without substantial equity features for purposes of the Plan Assets Regulation, the acquisition, holding and disposition of the Series 2012-B notes by or on behalf of a Benefit Plan Investor could be considered to give rise to a prohibited transaction if the Issuing Entity, the Servicer, the back-up servicer, the Sponsor, the Administrator, the Owner Trustee, the Depositor, the Indenture Trustee, any swap counterparty or cap provider or any of their respective affiliates is or becomes a party in interest or a disqualified person with respect to such Benefit Plan Investor. Certain exemptions from the prohibited transaction rules could be applicable to the purchase, holding and disposition of the Series 2012-B notes by a Benefit Plan Investor depending on the type and circumstances of the plan fiduciary making the decision to acquire such notes. Included among these exemptions are: Prohibited Transaction Class Exemption (“PTCE”) 96-23, regarding transactions effected by certain “in-house asset managers;” PTCE 95-60, regarding investments by insurance company general accounts; PTCE 91-38, regarding investments by bank collective investment funds; PTCE 90-1, regarding investments by insurance company pooled separate accounts; and PTCE 84-14, regarding transactions effected by “qualified professional asset managers.”

In addition to the class exemptions listed above, statutory exemptions under Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code may be available for prohibited transactions between a Benefit Plan Investor and a person or entity that is a party in interest to such Benefit Plan Investor solely by reason of providing services to the Benefit Plan Investor (other than a party in interest that is a fiduciary, or its affiliate, that has or exercises discretionary authority or control or renders investment advice with respect to the assets of the Benefit Plan Investor involved in the transaction), provided that there is adequate consideration for the transaction. There can be no assurance that any of these, or any other exemption, will be available with respect to any particular transaction involving the Series 2012-B notes and prospective purchasers that are Benefit Plan Investors should consult with their advisors regarding the applicability of any such exemption.

By acquiring a Series 2012-B note, each purchaser and transferee will be deemed to represent, warrant and covenant that either (i) it is not acquiring the Series 2012-B note (or any interest therein) with the assets of a Benefit Plan Investor or any other employee benefit plan that is subject to a law that is similar to Section 406 of ERISA or Section 4975 of the Code or (ii) the acquisition, holding and disposition of the Series 2012-B note (or any interest therein) will not give rise to a non-exempt prohibited transaction under Section 406 of ERISA, Section 4975 of the Code or a violation of any similar applicable law.

Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements. Governmental plans, however, may be subject to applicable law that is substantially similar to the fiduciary responsibility provisions of ERISA or Section 4975 of the Code.

A Benefit Plan Investor fiduciary considering the purchase of the Series 2012-B notes should consult its legal advisors regarding whether the assets of the Issuing Entity would be considered plan assets, the possibility of exemptive relief from the prohibited transaction rules and other issues and their potential consequences.

MATERIAL LITIGATION

No material litigation or governmental proceeding is pending, or has been threatened, against the Servicer, the Depositor or the Issuing Entity.

CERTAIN RELATIONSHIPS

The Depositor is a wholly-owned subsidiary of NMAC. In addition to the agreements described in this Prospectus Supplement and the Prospectus, NMAC may from time to time enter into agreements in the ordinary course of business or that are on arms’ length terms with its parent Nissan North America, Inc. The Owner Trustee and the Indenture Trustee are entities that NMAC or its affiliates may have other business relationships and agreements with directly or with their affiliates in the ordinary course of their businesses. In some instances the Owner Trustee and the Indenture Trustee and the may be acting in similar capacities for asset-backed transactions of NMAC for similar or other asset types.

LEGAL MATTERS

In addition to the legal opinions described in the Prospectus, certain legal matters relating to the Series 2012-B Notes and certain federal income tax and other matters will be passed upon for the Issuing Entity, by Mayer Brown LLP. Certain legal matters relating to the Series 2012-B Notes will be passed upon for the Underwriters by Orrick, Herrington & Sutcliffe LLP.

GLOSSARY OF PRINCIPAL TERMS FOR PROSPECTUS SUPPLEMENT

To the extent certain capitalized terms are used in this Prospectus Supplement and are not defined in this section, the definitions for such terms can be found in the section called “Glossary of Principal Terms” at the end of the Prospectus.

“2008-1 Warehouse Series Notes” means the Issuing Entity’s Nissan Master Owner Trust Receivables, 2008-1 Warehouse Series Notes.

“2010-1 Warehouse Series Notes” means the Issuing Entity’s Nissan Master Owner Trust Receivables, 2010-1 Warehouse Series Notes.

“Account” means, as of any date of determination, each Eligible Account, which shall include each initial Account and, from and after the related Addition Date, each Additional Account and excluding, from and after the related Redesignation Date, each Redesignated Account.

“Accumulation Account” means a Qualified Account established by the Issuing Entity, maintained in the name of the Indenture Trustee and held by the Indenture Trustee, solely for the benefit of the Series 2012-B Noteholders, into which principal will be deposited for payment to the Series 2012-B Noteholders as set forth in this Prospectus Supplement.

“Accumulation Period” means the period beginning on the Accumulation Period Commencement Date and terminating on the earlier of (i) the last day of the Collection Period preceding the Payment Date on which the outstanding principal amount of the Series 2012-B Notes is expected to be reduced to zero and (ii) the close of business on the day immediately preceding the day on which an Early Amortization Period commences. If an Early Amortization Period that is not terminated, as described in “Deposit and Application of Funds — Early Amortization Events” in this Prospectus Supplement, has commenced before the Accumulation Period Commencement Date, the Series 2012-B Notes will not have an Accumulation Period.

“Accumulation Period Commencement Date” means, for the Series 2012-B Notes, November 1, 2013, or, if the Issuing Entity, acting directly or through the Administrator, elects to delay the start of the Accumulation Period, a later date selected by the Issuing Entity. In selecting an Accumulation Period Commencement Date, the Issuing Entity must satisfy the conditions described under “Series Provisions — Principal” in this Prospectus Supplement.

“Accumulation Period Length” means the number of full Collection Periods in the Accumulation Period.

“Accumulation Shortfall” means (i) on the first Payment Date with respect to the Accumulation Period, zero, and (ii) thereafter, on each Payment Date with respect to the Accumulation Period, the excess, if any of the Controlled Deposit Amount for the preceding Payment Date over all amounts deposited in the Accumulation Account on such Payment Date.

“Addition Date” means, for an Additional Account designated for the Issuing Entity, the date on which Receivables arising in connection with that Account are first transferred to the Issuing Entity.

“Additional Account” means each Eligible Account from time to time designated for the Issuing Entity after the Series 2012-B Issuance Date, the then-existing and subsequently created Receivables of which will be transferred to the Issuing Entity.

“Additional Interest” means, if the Interest Deficiency with respect to any Payment Date is greater than zero, on each subsequent Payment Date until such Interest Deficiency is fully paid, an additional amount equal to the product of (i)(A) a fraction, the numerator of which is the actual number of days in the related Interest Period and the denominator of which is 360, times (B) the Series 2012-B Rate with respect to the related Interest Period and (ii) such Interest Deficiency (or the portion thereof which has not been paid to the Series 2012-B Noteholders).

“Adjusted Pool Balance” means, as of any day in a Collection Period, the sum of the Pool Balance and amounts on deposit in the Excess Funding Account (determined after giving effect to amounts transferred to the Issuing Entity on that date), on such day.

“Administration Agreement” means the Administration Agreement, dated as of July 24, 2003, as amended and restated as of October 15, 2003, among the Administrator, the Issuing Entity, the Indenture Trustee and the Owner Trustee, as the same may be further amended, supplemented or otherwise modified from time to time.

“Administrator” means NMAC (together with its successors and permitted assigns) acting as an administrative agent for the Issuing Entity pursuant to the Administration Agreement, as the same may be amended, supplemented or otherwise modified from time to time.

“Advance” has the meaning assigned such term in “Series Provisions — Advances” in this Prospectus Supplement.

“Agreement of Modification” means the Agreement of Modification, dated February 12, 2010, among the Issuing Entity, the Servicer, the Depositor and the Owner Trustee, as the same may be further amended, supplemented or modified from time to time.

“Business Day” means any day except a Saturday, Sunday or a day on which banks in the states of New York, Tennessee, Delaware, Texas or the city and state where the corporate trust office of the Indenture Trustee is located are authorized or obligated by law, regulation, executive order or governmental decree to be closed.

“Calculation Agent” means, initially, the Indenture Trustee, and thereafter, any other Person designated by the Indenture Trustee to act in such capacity.

“Cash Management Account” means one or more deposit, demand deposit or similar accounts or any securities account administered by NMAC, into which a Dealer may, from time to time, pursuant to a cash management agreement between NMAC and such Dealer, deposit funds for the purpose of reducing the balance on which interest accrues under the Floorplan Financing Agreement between NMAC and such Dealer.

“Cash Management Account Balance” means, at any time, the aggregate of all amounts in the Cash Management Account pursuant to the applicable cash management agreement between NMAC and a Dealer.

“Clearstream Banking Luxembourg” means Clearstream Banking société anonyme and its successors.

“Collection Account” means a Qualified Account established by the Issuing Entity, maintained in the name of the Indenture Trustee and held by the Indenture Trustee for the benefit of the Noteholders of all series issued by the Issuing Entity and any Series Enhancer as described in this Prospectus Supplement and the Prospectus.

“Collection Period” means, (i) with respect to the June 2012 Payment Date, the period commencing on (and including) May 1, 2012 and ending on (and including) May 31, 2012 and (ii) with respect to any other Payment Date, the calendar month preceding the month in which that Payment Date occurs.

“Controlled Accumulation Amount” means, for any Payment Date with respect to the Accumulation Period, $41,666,666.67; provided, however, that if the Accumulation Period Length is determined to be less than six months, the Controlled Accumulation Amounts for each Payment Date with respect to the Accumulation Period will be equal to the quotient obtained by dividing (i) the initial Series 2012-B Invested Amount by (ii) the Accumulation Period Length.

“Controlled Deposit Amount” means, for any Payment Date with respect to the Accumulation Period, an amount equal to the sum of the Controlled Accumulation Amount for such Payment Date and any Accumulation Shortfall existing on such Payment Date.

“Currency Swap Agreement” shall mean any currency swap agreement, entered into pursuant to the Trust Agreement and the Transfer and Servicing Agreement, including all schedules and confirmations thereto, entered into by the Issuing Entity and the Swap Counterparty, as the same may be amended, supplemented, renewed, extended or replaced from time to time.

“Currency Swap Counterparty” shall mean an unaffiliated third party, as currency swap counterparty under the Currency Swap Agreement, or any successor or replacement swap counterparty from time to time under the Currency Swap Agreement.

“Dealer Overconcentrations” means, on any Payment Date, with respect to the following Dealers or groups of affiliated Dealers, the sum of the following:

•

the amount by which the aggregate balance of Principal Receivables due from AutoNation, Inc. and its affiliates, less any amounts in the Cash Management Account relating to such Receivables, exceeds 10% of the Pool Balance, in each case, on the last day of the Collection Period immediately preceding such Payment Date;

•

the amount by which the aggregate balance of Principal Receivables, less any amounts in the Cash Management Account relating to such Receivables, due from the first largest Dealer or group of affiliated Dealers, excluding AutoNation, Inc., exceeds 4.00% of the Pool Balance, in each case, on the last day of the Collection Period immediately preceding such Payment Date;

•

the amount by which the aggregate balance of Principal Receivables, less any amounts in the Cash Management Account relating to such Receivables, due from the second largest Dealer or group of affiliated Dealers, excluding AutoNation, Inc., exceeds 3.50% of the Pool Balance, in each case, on the last day of the Collection Period immediately preceding such Payment Date;

•

the amount by which the aggregate balance of Principal Receivables, less any amounts in the Cash Management Account relating to such Receivables, due from the third largest Dealer or group of affiliated Dealers, excluding AutoNation, Inc., exceeds 3.25% of the Pool Balance, in each case, on the last day of the Collection Period immediately preceding such Payment Date;

•

the amount by which the aggregate balance of Principal Receivables, less any amounts in the Cash Management Account relating to such Receivables, due from the fourth largest Dealer or group of affiliated Dealers, excluding AutoNation, Inc., exceeds 2.50% of the Pool Balance, in each case, on the last day of the Collection Period immediately preceding such Payment Date; and

•

the amount by which the aggregate balance of Principal Receivables, less any amounts in the Cash Management Account relating to such Receivables, due from any other Dealer or group of affiliated Dealers exceeds 2.00% of the Pool Balance, in each case, on the last day of the Collection Period immediately preceding such Payment Date.

“Defaulted Amount” means, for any day in a Collection Period, an amount (never less than zero) equal to:

•

the principal amount of Receivables (net of any amounts in the Cash Management Account with respect to such Receivables) owned by the Issuing Entity that became Defaulted Receivables during the related Collection Period; minus

•

the principal amount of the Defaulted Receivables that are to be reassigned to the Depositor during the month (except that this amount will be zero if events of bankruptcy, insolvency or receivership have occurred with respect to the Depositor); minus

•

the principal amount of the Defaulted Receivables that are to be purchased by the Servicer during the month (except that this amount will be zero if events of bankruptcy, insolvency or receivership have occurred with respect to the Servicer).

“Defaulted Receivable” means each Receivable that on any day in a Collection Period has been charged off as uncollectible on that date in accordance with the Floorplan Financing Guidelines.

“Depositor” means NWRC II and its successors.

“Depositor Deposit Amount” means the amounts that represent Interest Collections or Principal Collections that are allocated to but not distributed to the Depositor on any date, in each case in an amount equal to the amount by which the Adjusted Pool Balance would be less than the Required Participation Amount, after giving effect to (a) Principal Receivables transferred to the Issuing Entity on that date, (b) any deduction by the Servicer of the principal balance of a Receivable from the Pool Balance because of a breach of a representation or warranty with respect to such Receivable, and (c) any other allocations, distributions, withdrawals and deposits to be made on such date, if such date is a Payment Date.

“Designated LIBOR Page” means the display on Reuters Screen, LIBOR 01 Page, or any successor service or any page as may replace the designated page on that service or any successor service that displays the London interbank rates of major banks for U.S. dollars.

“Determination Date” means, for any Payment Date, the day that is two Business Days before such Payment Date and is the date on which payments to Series 2012-B Noteholders are determined.

“DTC” means The Depository Trust Company and its successors.

“Early Amortization Events” means such events as are set forth and described under “Deposit and Application of Funds — Early Amortization Events” in this Prospectus Supplement.

“Early Amortization Period” means a period beginning on the day on which an Early Amortization Event occurs and terminating on the earliest of (i) the last day of the Collection Period preceding the Payment Date on which the outstanding principal amount of the Series 2012-B Notes will be paid in full, (ii) if the Early Amortization Period has commenced before the commencement of the Accumulation Period, the day on which the Revolving Period recommences under the limited circumstances described in “Deposit and Application of Funds — Early Amortization Events” in this Prospectus Supplement and (iii) the Issuing Entity Termination Date.

“Eligible Account” means a floorplan financing account established by NMAC pursuant to a Floorplan Financing Agreement that, as of the date on which eligibility is determined:

•	is in existence and maintained and serviced by NMAC;

•	is in favor of a Dealer franchised by NNA or any other manufacturer to sell New Vehicles;

•	has been underwritten and audited by NMAC in accordance with its Floorplan Financing Guidelines and meets all the requirements of such guidelines;

•	is covered by insurance in the manner required by the Floorplan Financing Guidelines;

•	is in favor of a Dealer whose principal showroom is located in the geographical regions specified in the applicable sales and service agreement;

•	is in favor of a Dealer in which NNA or any of its affiliates does not have an equity investment equal to or exceeding 5% as determined by the Servicer on a quarterly basis;

•

is in favor of a Dealer that is not classified by the Servicer as in “Status” (or other comparable classification) for any reason at any time (provided that after satisfaction of the Modification Condition, clarification shall be provided that such Dealer is not classified by the Servicer as in “Status” (or other comparable classification) as of the date on which eligibility is initially determined or at the end of the prior month) under the Floorplan Financing Agreement or under any other lender floorplan program; and

•	is an account as to which no material amounts have been charged off as uncollectible at any time within the previous two years.

“Eligible Investments” means securities, instruments, security entitlements or other investment property which evidence:

(1)	direct obligations of, or obligations fully guaranteed as to timely payment by, the United States of America;

(2)	demand deposits, time deposits or certificates of deposit, having original maturities of no more than 365 days, of depository institutions or trust companies incorporated under the laws of the United States or any state of the United States of America, including the District of Columbia, or domestic branches of foreign banks, and subject to supervision and examination of federal or state banking or depository institution authorities; provided that at the time of the Issuing Entity’s investment or contractual commitment to invest, the short-term debt rating of that depository institution or trust company will be in the highest rating category of Standard & Poor’s and Moody’s, and to the extent the related series is rated by Fitch and such depository institution or trust company’s short-term debt is rated by Fitch, the highest rating category of Fitch (provided that after satisfaction of the Modification Condition, such rating shall be in the highest rating category of each Rating Agency);

(3)	commercial paper, having original or remaining maturities of no more than 30 days, having, at the time of the Issuing Entity’s investment or contractual commitment to invest, a rating in the highest rating category of Standard & Poor’s and Moody’s, and to the extent the related series is rated by Fitch and such commercial paper is rated by Fitch, the highest rating category of Fitch (provided that after satisfaction of the Modification Condition, such rating shall be in the highest rating category of each Rating Agency);

(4)	demand deposits, time deposits and certificates of deposit which are fully insured by the Federal Deposit Insurance Corporation having, at the time of the Issuing Entity’s investment, a rating in the highest rating category of Standard & Poor’s and Moody’s, and to the extent the related series is rated by Fitch and such deposits are rated by Fitch, the highest rating category of Fitch (provided that after satisfaction of the Modification Condition, such rating shall be in the highest rating category of each Rating Agency);

(5)	bankers’ acceptances, having original maturities of no more than 365 days, issued by any depository institution or trust company referred to in clause (2) above;

(6)	money market funds having, at the time of the Issuing Entity’s investment, a rating in the highest rating category of Standard & Poor’s and Moody’s, and to the extent the related series is rated by Fitch and such funds are rated by Fitch, the highest rating category of Fitch (provided that after satisfaction of the Modification Condition, such rating shall be in the highest rating category of each Rating Agency), including funds for which the Indenture Trustee or any of its affiliates is investment manager or advisor;

(7)	time deposits, having maturities not later than the next Payment Date, other than those referred to in clause (4) above, with a Person whose commercial paper has a credit rating satisfactory to Standard & Poor’s and Moody’s, and to the extent the related series is rated by Fitch and such commercial paper is rated by Fitch, the highest rating category of Fitch (provided that after satisfaction of the Modification Condition, such rating shall be in the highest rating category of each Rating Agency); or

(8)	any other investment upon providing ten days prior notice to each Rating Agency then rating the Notes and so long as no Rating Agency informs the Servicer that the additional form of investment will result in the withdrawal or reduction of the then-existing rating of the Notes or any other outstanding series or class of Notes for which it is providing a rating.

“Eligible Receivable” means a Receivable that:

(1)	was originated by NMAC or acquired by NMAC from one of its affiliates in the ordinary course of business (and if acquired by NMAC from a third party, the Rating Agency Condition has been satisfied);

(2)	is secured by a perfected first priority interest in the related floorplan financed vehicle;

(3)	is the subject of a valid transfer and assignment from the Depositor to the Issuing Entity of all the Depositor’s rights and interest in the Receivable, including:

(a)	the first priority security interest granted by the Dealers in the related vehicles and the subordinated security interest granted by the Dealers in other collateral;

(b)	all related rights under, as applicable, the sales and service agreement between NNA and the Dealer, the repurchase agreements between NNA and NMAC and between non-Nissan manufacturers and NMAC, the Floorplan Financing Agreement between NMAC and the Dealer and rights of NMAC under any intercreditor agreement with a third-party creditor of the related Dealer; and

(c)	all related proceeds;

(4)	is created in compliance with all requirements of applicable law and pursuant to the Floorplan Financing Agreement;

(5)	as to which NNA, NMAC and the Depositor, as applicable, have obtained all material consents and governmental authorizations required to be obtained by them in connection with:

(a)	the creation of the Receivable, the transfer of the Receivables to the Depositor and then to the Issuing Entity, and the pledge of the Receivable to the Indenture Trustee; and

(b)	if applicable, NNA’s performance of the related sales and service agreement, NNA’s performance of any related repurchase agreement and/or NMAC’s performance of the related Floorplan Financing Agreement;

(6)	as to which the Issuing Entity will at all times have good and marketable title to the Receivable, free and clear of all liens arising before the transfer or arising at any time, other than liens permitted under the Transfer and Servicing Agreement;

(7)	if it relates to a New Vehicle, is covered by a repurchase agreement or other similar agreement from the related vehicle manufacturers;

(8)	will at all times be the legal and assignable payment obligation of the related Dealer, enforceable against the Dealer in accordance with its terms, except as enforceability may be limited by applicable bankruptcy or other similar laws;

(9)	is not subject to any right of rescission, setoff or any other defense of the related Dealer, including defenses arising out of violations of usury laws;

(10)	as to which NNA, NMAC and the Depositor, as applicable, have satisfied in all material respects all of their obligations relating to each Receivable required to be satisfied by them;

(11)	as to which none of NNA, NMAC or the Depositor, as applicable, has taken or failed to take any action which would impair the rights of the Issuing Entity or the Noteholders in the Receivable;

(12)	when added to the aggregate principal balance of Receivables arising in the same state, will not result in the aggregate principal balance of Receivables arising in such state exceeding 30% of the Receivables balance as of the date of transfer (after giving effect thereto);

(13)	if generated from a Dealer rated “C” or “D” according to the Floorplan Financing Guidelines, when added to the aggregate principal balance of Receivables generated among Dealers rated “C” and “D” according to the Floorplan Financing Guidelines, will not result in the aggregate principal balance of Receivables generated among such Dealers exceeding 40% of the aggregate principal balance of Receivables as of the date of transfer (after giving effect thereto); and

(14)	constitutes either an “account” or “chattel paper,” each as defined in Article 9 of the Uniform Commercial Code as in effect in the applicable jurisdiction.

“Euroclear” means the Euroclear System.

“Event of Default” for any series of Notes, means any of the following as well as any other Events of Default described in the related Indenture Supplement and this Prospectus Supplement:

•	the Issuing Entity fails to pay principal when it becomes due and payable on the Final Maturity Date for those Notes;

•	the Issuing Entity fails to pay interest on those Notes when it becomes due and payable and the default continues, or is not cured, for a period of 35 days;

•	the bankruptcy, insolvency, conservatorship, receivership, liquidation or similar events relating to the Issuing Entity; or

•

the Issuing Entity fails to observe or perform covenants or agreements made in the Indenture and the failure continues, or is not cured, for 60 days after notice to the Issuing Entity by the Indenture Trustee or to the Issuing Entity and the Indenture Trustee by Noteholders representing 50% or more of the outstanding principal amount of the affected series.

“Excess Funding Account” means a Qualified Account established by the Issuing Entity, maintained in the name of the Indenture Trustee and held by the Indenture Trustee for the benefit of the Noteholders of all series and any Series Enhancers as described in this Prospectus Supplement and in the Prospectus.

“Excess Interest Sharing Group One” means each series of Notes, including Series 2012-B Notes, included in Excess Interest Sharing Group One as specified in the Series 2012-B Indenture Supplement.

“Excess Principal Sharing Group One” means each series of Notes, including Series 2012-B Notes, included in Excess Principal Sharing Group One as specified in the Series 2012-B Indenture Supplement.

“Final Maturity Date” means May 16, 2016.

“Floorplan Financing Agreement” means, collectively, the group of related agreements between and among NMAC (either as the originator of a floorplan financing account or by virtue of an assignment and assumption by NMAC from the applicable originator of such account), the Dealer with respect thereto and, in the case of New Vehicles, a manufacturer, pursuant to which (a) NMAC agrees to extend credit to such Dealer to finance its purchase of New Vehicles, Pre-Owned Vehicles and/or Used Vehicles, (b) NMAC has a security interest in the specific vehicles so financed by NMAC, certain other vehicles, and a subordinated security interest in other collateral and the proceeds thereof, (c) such Dealer agrees to repay advances made by NMAC at the time of sale or lease of such financed vehicle, or pursuant to a payment schedule if such vehicle is not sold or leased before the first payment is due pursuant to such schedule, and (d) the obligations of such Dealer to repay such advances is evidenced by one or more promissory notes of such Dealer.

“Floorplan Financing Guidelines” means the written policies and procedures of NMAC, as such policies and procedures may be amended from time to time, (a) relating to the operation of its floorplan financing business, including the written policies and procedures for determining (i) the maximum amount lent to and interest rate charged to Dealers for such financing, (ii) the other terms and conditions relating to NMAC’s floorplan financing accounts, (iii) the creditworthiness of Dealers and (iv) the continued extension of credit to Dealers, (b) relating to the maintenance of accounts and collection of receivables and (c) relating to the Cash Management Account maintained by NMAC on behalf of Dealers.

“Global Securities” means the globally offered Notes.

“Hired Rating Agency” means any nationally recognized statistical rating organization that is hired by NMAC, as sponsor, to assign ratings on the Series 2012-B Notes and is then rating the Series 2012-B Notes.

“Incremental Overcollateralization Amount” means, on any Payment Date, the product obtained by multiplying (i) a fraction, the numerator of which is the Series 2012-B Invested Amount on such Payment Date before giving effect to distributions on such date, and the denominator of which is the Pool Balance on the last day of the preceding Collection Period by (ii) the sum of (x) the Dealer Overconcentrations and the aggregate principal amount of Ineligible Receivables (other than those that became Defaulted Receivables) as of the last day of the preceding Collection Period, in each case, that are not subject to reassignment from the Issuing Entity and (y) the amount by which the aggregate principal balance of Receivables relating to Used Vehicles and Pre-Owned Vehicles less any amounts in the Cash Management Account relating to such Receivables exceeds 20% of the Pool Balance as of the last day of the preceding Collection Period.

“Indenture” means the indenture, dated as of July 24, 2003, as amended and restated as of October 15, 2003, between the Issuing Entity and the Indenture Trustee, as the same may be further amended, supplemented or otherwise modified from time to time.

“Indenture Supplement” means a supplement to the Indenture entered into between the Issuing Entity and the Indenture Trustee, generally in connection with the issuance of a specified series of Notes.

“Indenture Trustee” means U.S. Bank National Association, in its capacity as indenture trustee under the Indenture.

“Ineligible Account” means a floorplan financing account established by NMAC for the benefit of a Dealer under a Floorplan Financing Agreement that, as of the date on which eligibility is determined, fails to satisfy one or more of the required eligibility criteria specified in the definition of “Eligible Account.”

“Ineligible Receivable” means a Receivable that does not satisfy the eligibility criteria specified in the definition of “Eligible Receivable.”

“Interest Collections” means, with respect to any day in a Collection Period, the sum of the following amounts:

•	all collections of Interest Receivables owned by the Issuing Entity;

•	the interest portion of the reassignment amount or purchase price of Receivables reassigned to the Depositor or purchased by the Servicer; and

•	all amounts received, including any insurance proceeds, by the Depositor or the Servicer with respect to Defaulted Receivables (including all recoveries).

“Interest Deficiency” means, as determined by the Servicer, on the Interest Determination Date immediately preceding each Payment Date, the excess, if any, of (x) the Monthly Interest for such Payment Date over (y) the aggregate amount of funds allocated and available to pay such Monthly Interest on such Payment Date.

“Interest Determination Date” means, with respect to any Interest Period, the day that is two London Business Days prior to the first day of such Interest Period (or if such day is not a Business Day, the next Business Day).

“Interest Period” means, with respect to any Payment Date, the period from and including the preceding Payment Date to but excluding that Payment Date, or, in the case of the first Payment Date, from and including the Series 2012-B Issuance Date to but excluding the first Payment Date.

“Interest Receivable” means, in connection with an Account designated for the Issuing Entity, all amounts billed and payable by the related Dealer under the Receivables in that Account pursuant to the related Floorplan Financing Agreement with NMAC in respect of interest.

“Issuing Entity” means Nissan Master Owner Trust Receivables, a Delaware statutory trust.

“Issuing Entity Assets” means all money, instruments, documents, securities, contract rights, general intangibles and other property that are subject to, or intended to be subject to, the lien of the Indenture for the benefit of the Noteholders and any Series Enhancers, and includes, without limitation, all property and interest granted to the Indenture Trustee, including all proceeds thereof.

“Issuing Entity Termination Date” means the date on which the Issuing Entity will terminate as specified in the Trust Agreement.

“LIBOR” is described under “Series Provisions — Interest” in this Prospectus Supplement.

“London Business Day” means any day on which dealings in deposits in U.S. dollars are transacted in the London interbank market.

“Modification Condition” means that (i) the existing Series 2010-A Notes have been repaid, (ii) the consent of the noteholders of the existing 2008-1 Warehouse Series Notes has been received and (iii) the consent of the existing 2010-1 Warehouse Series Notes has been received.

“Monthly Interest” means, for any Payment Date, the amount of interest accrued in respect of the Series 2012-B Notes in the Interest Period for that Payment Date.

“Monthly Payment Rate” means, for a Collection Period, the percentage obtained by dividing the Principal Collections for such Collection Period by the average of the Pool Balance as of the first and last day of such Collection Period.

“Monthly Servicing Fee” means, for the Series 2012-B Notes for any Payment Date, an amount equal to one-twelfth of 1.0% per annum (or such lesser percentage as may be specified by the Servicer) of the arithmetic average of the Series 2012-B Nominal Liquidation Amount as of each day during the preceding Collection Period or such lesser amount to the extent a portion of the Monthly Servicing Fee is waived by the Servicer as set forth in “Description of the Transfer and Servicing Agreements — Servicing Compensation and Payment of Expenses” in the Prospectus.

“New Vehicles” consist of new Nissan and Infiniti vehicles distributed by NNA and satisfying the criteria set forth in the applicable repurchase agreement or new non-Nissan vehicles purchased from other manufacturers, funded under NMAC financing arrangements and satisfying substantially the same criteria.

“NMAC” means Nissan Motor Acceptance Corporation and its successors.

“NML” means Nissan Motor Co., Ltd. and its successors.

“NNA” means Nissan North America, Inc. and its successors.

“Nonrecoverable Advance” has the meaning assigned such term in “Series Provisions — Advances” in this Prospectus Supplement.

“Noteholder” means, as of any date, the holder of any Note.

“Notes” means the notes of any series or class as described in the Prospectus and this Prospectus Supplement, issued by the Issuing Entity (including the Series 2012-B Notes) pursuant to the terms of the Indenture and any related Indenture Supplement.

“NWRC II” means Nissan Wholesale Receivables Corporation II and its successors.

“Owner Trustee” means Wilmington Trust Company, a Delaware trust company, in its capacity as owner trustee under the Trust Agreement.

“Payment Date” means the 15th day of each month (or if that 15th day is not a Business Day, the next following Business Day), commencing on June 15, 2012.

“Payment Waterfall” has the meaning assigned such term in “Deposit and Application of Funds — Application of Available Amounts” in this Prospectus Supplement.

“Pool Balance” means, on any date, the aggregate amount of the principal balances of the Receivables on that date, net of the Cash Management Account Balance on such date.

“Pre-Owned Vehicles” consist of previously owned Nissan or Infiniti vehicles, purchased at a closed auction conducted by NMAC, Infiniti Financial Services or any of their affiliated companies or authorized agents (including demonstration vehicles), or from a non-Nissan sponsored auction and which Nissan or Infiniti vehicles or are current model year vehicles, or model years within five years of such current model year.

“Primary Series 2012-B Overcollateralization Amount” means, as of any Payment Date, the Series 2012-B Overcollateralization Percentage of the initial outstanding principal amount of the Series 2012-B Notes minus the reductions, and plus the reinstatements, in the Primary Series 2012-B Overcollateralization Amount as described under “Deposit and Application of Funds — Reduction and Reinstatement of Series Nominal Liquidation Amounts” in this Prospectus Supplement.

“Principal Collections” means, with respect to any day in a Collection Period, the sum of the following amounts:

•	all collections of Principal Receivables owned by the Issuing Entity (excluding, in all cases, all amounts recovered on Defaulted Receivables);

•

any cash proceeds transferred by NMAC to the Depositor and by the Depositor to the Issuing Entity arising in connection with the exercise by NMAC of its right to set-off against a Dealer’s principal balance of Receivables under the cash management agreement, between NMAC and such Dealer;

•

all other amounts paid by NMAC to the Depositor and by the Depositor to the Issuing Entity arising in connection with the application of amounts credited to the Cash Management Account to reduce a Dealer’s principal balance of Receivables;

•	the principal portion of the reassignment amount or purchase price of Receivables reassigned to the Depositor or purchased by the Servicer;

•

all amounts paid by NMAC to the Depositor and by the Depositor to the Issuing Entity resulting from reductions in the principal amount of Receivables due to Dealer rebates, billing errors, returned merchandise and certain other similar non-cash items and repurchase obligations; and

•	all amounts paid by NMAC to the Depositor and by the Depositor to the Issuing Entity in connection with Dealer terminations.

“Principal Receivables” means, in connection with an Account designated for the Issuing Entity, all amounts billed and payable by the related Dealer under the Receivables in that Account pursuant to the related Floorplan Financing Agreement with NMAC in respect of principal. Principal Receivables shall be reduced by, among other things, rebates to Dealers, billing errors, returned merchandise and certain other similar non-cash items.

“Public ABS Transaction” means any publicly registered issuance of securities backed by (i) a certificate representing the beneficial interest in a pool of vehicle leases originated in the United States for a lessee with a United States address and, the related leased vehicles, (ii) motor vehicle retail installment contracts originated in the United States, or (iii) dealer floorplan or wholesale financing arrangements originated in the United States and, for clause (i), clause (ii) and clause (iii), for which the Depositor, or any United States Affiliate thereof, acts as a depositor.

“Prospectus” means the prospectus dated May 14, 2012 accompanying this Prospectus Supplement.

“Prospectus Supplement” means this prospectus supplement dated May , 2012.

“Rating Agency” means, with respect to any series of Notes, any nationally recognized statistical rating organization that is hired by NMAC, as sponsor, to assign ratings on such series of Notes and is then rating such series of Notes.

“Rating Agency Condition” means, with respect to any action, that (i) each Rating Agency has received notice of such action within ten days of such action and no Rating Agency has informed the Indenture Trustee and the Owner Trustee that such action might or could result in the withdrawal or reduction of the then existing rating of any outstanding series or class of Notes, or (ii) each Rating Agency has notified the Depositor, the Servicer, the Issuing Entity and the Indenture Trustee in writing (provided that after satisfaction of the Modification Condition, clarification shall be provided that, for the avoidance of doubt, such writing may be in the form of a letter, a press release or other publication, or a change in such Rating Agency’s published ratings criteria to this effect) that such action will not result in a reduction or withdrawal of the then existing rating of any outstanding series or class of Notes rated by such Rating Agency; provided, that with respect to any outstanding series or class of Notes not rated by any Rating Agency, “Rating Agency Condition” means the written consent of such series or class has been obtained as and to the extent specified in the related Indenture Supplement.

“Reallocated Principal Collections” means any Series 2012-B Investor Available Principal Amounts reallocated to pay accrued and unpaid interest on the Series 2012-B Notes.

“Receivable” means a payment obligation owed by a Dealer in respect of funds borrowed from NMAC in a floorplan or wholesale financing arrangement which is secured by one or more vehicles and may be secured by a security interest in NMAC’s rights to amounts in any Cash Management Account and a subordinated security interest in one or more of the following: parts inventory, machinery, tools, equipment, fixtures, service accounts, real estate of such Dealer. In some cases, the Dealer also issues a personal guarantee that collateralizes all or a portion of such payment obligation.

“Receivables Purchase Agreement” means the Receivables Purchase Agreement between NMAC and the Depositor dated as of July 24, 2003, as amended and restated as of October 15, 2003, as the same may be further amended, supplemented or modified from time to time, pursuant to which NMAC sells Receivables from time to time to the Depositor, and each additional receivable purchase agreement entered into after the date of the Receivables Purchase Agreement between NMAC and any other Person that will transfer Receivables to the Issuing Entity.

“Redesignated Account” means an Account as to which the related Receivables will cease to be conveyed to the Issuing Entity and/or the Receivables previously generated have been reconveyed by the Issuing Entity pursuant to the Transfer and Servicing Agreement either because such Account is an Ineligible Account or because such reconveyance has been requested because certain specified conditions have been satisfied (including, but not limited to specified overcollateralization tests being met).

“Redesignation Date” means, with respect to any Redesignated Account, the date on which such Account is no longer designated for the Issuing Entity and all the related Receivables thereafter generated (and, if repurchased by the Depositor, all previously generated and conveyed Receivables) will be removed from the Issuing Entity as specified in the notice of redesignation relating thereto delivered by the Depositor (or the Servicer on its behalf) to the Owner Trustee, the Indenture Trustee and any Series Enhancer.

“Required Federal Income Tax Opinion” means, with respect to the Issuing Entity as to any action, an opinion of counsel to the effect that, for federal income tax purposes:

(1)	the action will not adversely affect the tax characterization as debt of the Notes of any outstanding series or class issued by the Issuing Entity that were characterized as debt at the time of their issuance;

(2)	the action will not cause the Issuing Entity to be treated as an association (or publicly traded partnership) taxable as a corporation; and

(3)	the action will not cause or constitute an event in which gain or loss would be recognized by any holder of Notes issued by the Issuing Entity.

“Required Participation Amount” has the meaning assigned such term in “Deposit and Application of Funds — Required Participation Percentage” in this Prospectus Supplement.

“Required Participation Percentage” means 100%, provided, however, that the Depositor may, in its sole discretion, increase this percentage, provided, however, that if the Depositor voluntarily increases the Required Participation Percentage, then it may, in its sole discretion, upon ten days prior notice to the Indenture Trustee, subsequently decrease the Required Participation Percentage to 100% or higher, so long as the Rating Agency Condition shall have been satisfied with respect to the Series 2012-B Notes and any other outstanding and rated series or class of Notes.

“Required Series 2012-B Overcollateralization Amount” means, for any Payment Date, the sum of (i) the Series 2012-B Overcollateralization Percentage on such day of the initial outstanding principal amount of the Series 2012-B Notes and (ii) the Incremental Overcollateralization Amount on such day.

“Reserve Account” means a Qualified Account established by the Issuing Entity, maintained in the name of the Indenture Trustee and held by the Indenture Trustee, solely for the benefit of the Series 2012-B Noteholders, into which the Issuing Entity will initially deposit an amount equal to 0.75% of the initial Series 2012-B Invested Amount, which amount will be used to cover interest shortfalls and other amounts as set forth in this Prospectus Supplement.

“Retained Notes” means Notes retained by the Depositor or conveyed to an affiliate of the Depositor, which will be issued as definitive notes.

“Revolving Period” means the period beginning on the Series 2012-B Issuance Date and terminating on the earlier of (i) the close of business on the day immediately preceding the Accumulation Period Commencement Date and (ii) the close of business on the day immediately preceding the day on which an Early Amortization Period commences. The Revolving Period, however, may under certain limited circumstances recommence upon the termination of an Early Amortization Period.

“Series 2010-A Notes” means the Issuing Entity’s Nissan Master Owner Trust Receivables, Series 2010-A Notes.

“Series 2012-A Notes” means the Issuing Entity’s Nissan Master Owner Trust Receivables, Series 2012-A Notes.

“Series 2012-B Allocable Defaulted Amounts” means, for any day during a Collection Period, the product of (i) the Series 2012-B Allocation Percentage for such day and (ii) the amount of Defaulted Amounts processed on such day.

“Series 2012-B Allocable Interest Collections” means, for any day during a Collection Period, the product of (i) the Series 2012-B Allocation Percentage for such day and (ii) Interest Collections on the Receivables processed on such day.

“Series 2012-B Allocable Principal Collections” means, for any day during a Collection Period, the product of (i) the Series 2012-B Allocation Percentage for such day and (ii) Principal Collections on the Receivables processed on such day.

“Series 2012-B Allocation Percentage” means, for any day during a Collection Period, the percentage equivalent, which shall never exceed 100%, of a fraction, the numerator of which is the Series 2012-B Nominal Liquidation Amount as of such day (or with respect to any day in the May 2012 Collection Period, the Series 2012-B Nominal Liquidation Amount as of the Series 2012-B Issuance Date) and the denominator of which is the sum of the series nominal liquidation amounts for all outstanding series of Notes (including Series 2012) as of that day (or with respect to any day in the May 2012 Collection Period, the sum of the series nominal liquidation amounts for all outstanding series of Notes (including Series 2012) as of the Series 2012-B Issuance Date (after giving effect to the application of proceeds from the issuance of the Series 2012-B Notes)). Notwithstanding the foregoing, during any day in a Collection Period in which there is an Early Amortization Event or during the Accumulation Period, the Series 2012-B Nominal Liquidation Amount and Trust Nominal Liquidation Amount with respect to such series shall be as of the last day of the preceding Collection Period.

“Series 2012-B Cut-Off Date” means April 30, 2012.

“Series 2012-B Expected Final Payment Date” means the May 15, 2014 Payment Date.

“Series 2012-B Fixed Allocation Percentage” means, for any day during a Collection Period or portion thereof occurring after the end of the Revolving Period, the percentage equivalent (not to exceed 100%) of a fraction, the numerator of which is the Series 2012-B Nominal Liquidation Amount as of the close of business on the last day of the Revolving Period and the denominator of which is the product of the Pool Balance as of the last day of the preceding Collection Period and the Series 2012-B Allocation Percentage as of such day in the Collection Period.

“Series 2012-B Floating Allocation Percentage” means, for any day during a Collection Period, the percentage equivalent (not to exceed 100%) of a fraction, the numerator of which is the Series 2012-B Nominal Liquidation Amount as of such day (or with respect to any day in the May 2012 Collection Period, the Series 2012-B Nominal Liquidation Amount as of the Series 2012-B Issuance Date) and the denominator of which is the product of the Series 2012-B Allocation Percentage on such day and the Pool Balance as of the last day of the preceding Collection Period. Notwithstanding the foregoing, during any day in a Collection Period in which there is an Early Amortization Event or during the Accumulation Period, the Series 2012-B Nominal Liquidation Amount shall be as of the last day of the preceding Collection Period.

“Series 2012-B Indenture Supplement” means the supplement to the Indenture entered into between the Issuing Entity and the Indenture Trustee, in connection with the issuance of the Series 2012-B Notes.

“Series 2012-B Invested Amount” means, on any day during a Collection Period, the initial Invested Amount of the Series 2012-B Notes (which upon issuance will be $250,000,000), minus the reductions, and plus the reinstatements and increases, if any, in the Series 2012-B Invested Amount as described under “Deposit and Application of Funds — Reduction and Reinstatement of Series Nominal Liquidation Amounts” in this Prospectus Supplement.

“Series 2012-B Invested Amount Deficit” means, as of any Payment Date, the amount, if any, by which (x) the outstanding principal amount of the Series 2012-B Notes less the amount (other than investment earnings) in the Accumulation Account and the Series 2012-B Allocation Percentage for such date of amounts (other than investment earnings), if any, on deposit in the Excess Funding Account, if any, exceeds (y) the Series 2012-B Invested Amount, on such date.

“Series 2012-B Investor Available Interest Amounts” has the meaning assigned such term in “Deposit and Application of Funds — Application of Available Amounts — Series 2012-B Investor Available Interest Amounts” in this Prospectus Supplement.

“Series 2012-B Investor Available Principal Amounts” has the meaning assigned such term in “Deposit and Application of Funds — Application of Available Amounts — Series 2012-B Investor Available Principal Amounts” in this Prospectus Supplement.

“Series 2012-B Investor Defaulted Amounts” means, with respect to any Collection Period, an amount equal to the sum of, for each day during such Collection Period, the product of (i) the Series 2012-B Floating Allocation Percentage on such day and (ii) the Series 2012-B Allocable Defaulted Amounts on such day.

“Series 2012-B Issuance Date” means on or about May 23, 2012.

“Series 2012-B Nominal Liquidation Amount” means, for any day in a Collection Period, the amount equal to the sum of (i) the Series 2012-B Invested Amount on such day and (ii) the Series 2012-B Overcollateralization Amount as of the Payment Date on or preceding such day (but, in no event, less than zero), in each case, after giving effect to the allocations, distributions, withdrawals and deposits to be made on such day.

“Series 2012-B Nominal Liquidation Amount Deficit” means, as of any Payment Date, the sum of (i) the Series 2012-B Invested Amount Deficit and (ii) the Series 2012-B Overcollateralization Amount Deficit.

“Series 2012-B Notes” means the Issuing Entity’s Nissan Master Owner Trust Receivables, Series 2012-B Notes.

“Series 2012-B Overcollateralization Amount” means the sum of (i) the Primary Series 2012-B Overcollateralization Amount and (ii) the Incremental Overcollateralization Amount.

“Series 2012-B Overcollateralization Amount Deficit” means, as of any Payment Date, the amount, if any, by which (x) the aggregate of reallocations and reductions of the Series 2012-B Overcollateralization Amount due to charge-offs and interest shortfalls through such date exceeds (y) the aggregate amount of reimbursements of such reallocations and reductions, through such date.

“Series 2012-B Overcollateralization Percentage” means 25.79%; provided, however, that (i) the Depositor may, in its sole discretion, increase this percentage, provided, however, that if the Depositor voluntarily increases this Series 2012-B Overcollateralization Percentage, then it may, in its sole discretion, upon ten days prior notice to the Indenture Trustee, subsequently decrease the Series 2012-B Overcollateralization Percentage to 25.79% or higher so long as the Rating Agency Condition shall have been satisfied with respect to the Series 2012-B Notes and any other outstanding and rated series or class of Notes, and (ii) this percentage will (A) increase to 29.87% if the average of the Monthly Payment Rates for the three preceding Collection Periods is less than 35% and (B) further increase to 34.23% if the average of the Monthly Payment Rates for the three preceding Collection Periods is less than 30% provided, however, that if this overcollateralization percentage is increased pursuant to this clause, and the average of the Monthly Payment Rates for the three preceding Collection Periods subsequently increases to more than 30%, but less than 35%, then the overcollateralization percentage shall decrease to 29.87% and if this overcollateralization percentage is increased pursuant to this clause, and the average of the Monthly Payment Rates for the three preceding Collection Periods further increases to more than 35%, then the overcollateralization percentage shall decrease to 25.79%.

“Series 2012-B Rate” means the per annum rate equal to the applicable LIBOR plus         %.

“Series Enhancer” means any provider of enhancement and/or any Issuing Entity or provider of any third-party credit enhancement.

“Servicer” means NMAC (together with its permitted successors and assigns), in its capacity as Servicer under the Transfer and Servicing Agreement.

“Shared Excess Interest Amounts” means, with respect to any Payment Date, the sum of, for each series of Notes in Excess Interest Sharing Group One, the investor available interest amounts for that series that are not required to be applied in respect of that series.

“Shared Excess Principal Amounts” means, with respect to any Payment Date, the sum of, for each series of Notes in Excess Principal Sharing Group One, the investor available principal amounts for that series that are not required to be applied in respect of that series.

“Specified Reserve Account Balance” means the product of 0.75% and the initial Series 2012-B Invested Amount.

“Statistical Cut-Off Date” means March 31, 2012.

“Status” means a classification or comparable classification that NMAC may assign to a Dealer by reason of (a) the Dealer’s failure to make any principal or interest payment when due under the Floorplan Financing Agreement, (b) the sale of a vehicle after which the inventory loan is not repaid as required by the Floorplan Financing Agreement, (c) insolvency of the Dealer, (d) any loss, theft, damage or destruction to the vehicles, or any encumbrance of the collateral (except as expressly permitted in the Floorplan Financing Agreement) or (e) a general deterioration of the Dealer’s financial condition or failure on the part of the Dealer to meet any financial requirements.

“Transfer and Servicing Agreement” means the Transfer and Servicing Agreement dated as of July 24, 2003, as amended and restated as of October 15, 2003, among the Depositor, the Servicer and the Owner Trustee on behalf of the Issuing Entity, as the same may be further amended, supplemented or modified from time to time, and each additional transfer and servicing agreement entered into among the Issuing Entity, the Servicer and each transferor of Receivables to the Issuing Entity after the date of the Transfer and Servicing Agreement.

“Transferor Interest” means an interest that represents the right to receive all cash flows from the Issuing Entity Assets not required to make payments on the Notes or to credit enhancement providers or which is not otherwise allocable to the Noteholders.

“Trust Agreement” means the trust agreement, dated as of May 13, 2003 between the Depositor and the Owner Trustee, pursuant to which the Issuing Entity was formed, as amended and restated as of July 24, 2003, as the same may be further amended, supplemented or otherwise modified from time to time.

“Trust Portfolio” means, at any time, the pool of Receivables which constitute the portfolio of the Issuing Entity at such time, consisting of Receivables arising in connection with Accounts designated for the Issuing Entity from NMAC’s U.S. wholesale portfolio.

“Underwriters” means Barclays Capital Inc., Citigroup Global Markets Inc. and RBC Capital Markets, LLC.

“Underwriting Agreement” means the underwriting agreement dated May , 2012 by and among Barclays Capital Inc., as Underwriter and as representative of the several Underwriters named therein, NWRC II, the Issuing Entity and NMAC.

“Used Vehicles” means previously owned vehicles other than Pre-Owned Vehicles, of any make or model, which are of the current model year or within five years of such current model year.

“Warehouse Series Notes” means the 2008-1 Warehouse Series Notes and the 2010-1 Warehouse Series Notes.

Nissan Master Owner Trust Receivables

Issuing Entity

Nissan Wholesale Receivables Corporation II,

Depositor

Nissan Motor Acceptance Corporation,

Sponsor and Servicer

NISSAN MASTER OWNER TRUST RECEIVABLES, SERIES NOTES

The Issuing Entity:

•	may periodically issue asset backed notes in one or more series with one or more classes;

•

will own a revolving pool of receivables arising from time to time in connection with the purchase and financing by various retail motor vehicle dealers of their new, pre-owned and used automobile and light-duty truck inventory; and

•	may own a revolving pool of receivables arising from time to time in connection with the purchase and financing by various equipment dealers of their new and used forklift inventory.

The Notes:

•	will be asset-backed notes sold periodically in one or more series;

•	will be obligations of the issuing entity only;

•	will be paid only from the assets of the issuing entity;

•	will be issued as part of a designated series that may include one or more classes;

•	will represent the right to payments in the amounts and at the times described in the accompanying prospectus supplement for those notes; and

•	may have the benefit of one or more forms of credit enhancement.

Before you decide to invest in any of the notes, please read this prospectus and the accompanying prospectus supplement. There are material risks in investing in the notes. Please read the risk factors beginning on page 8 of this prospectus and page S-16 in the accompanying prospectus supplement. The notes will be obligations of the issuing entity only and neither the notes nor the assets of the issuing entity will represent interests in or obligations of Nissan Wholesale Receivables Corporation II, Nissan Motor Co., Ltd., Nissan Motor Acceptance Corporation, Nissan North America, Inc. or any of their affiliates or any other person.

Neither the Securities and Exchange Commission nor any state securities commission has approved the notes or determined that this prospectus or any accompanying prospectus supplement is accurate or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 14, 2012.

Important Notice About Information Presented in this

Prospectus and the Accompanying Prospectus Supplement

Information on your notes is provided in two separate documents that offer varying levels of detail:

•	this prospectus provides general information, some of which may not apply to a particular series of notes, including your notes, and

•	the accompanying prospectus supplement provides a summary of the specific terms of your notes.

The information in the prospectus or the accompanying prospectus supplement is only accurate as of the date on their respective covers.

We have started with several introductory sections describing the issuing entity and the notes in abbreviated form, followed by a more complete description of the terms. The introductory sections are:

•	Summary of Terms — gives a brief introduction to the notes to be offered; and

•	Risk Factors — describes briefly some of the risks to investors of a purchase of the notes.

This prospectus uses defined terms. Definitions can be found in the “Glossary of Principal Terms” beginning on page 95 of this prospectus.

Whenever we use words like “intends,” “anticipates” or “expects,” or similar words in this prospectus, we are making a forward-looking statement, or a projection of what we think will happen in the future. Forward-looking statements are inherently subject to a variety of circumstances, many of which are beyond our control and could cause actual results to differ materially from what we anticipate. Any forward-looking statements in this prospectus speak only as of the date of this prospectus. We do not assume any responsibility to update or review any forward-looking statement contained in this prospectus to reflect any change in our expectation about the subject of that forward-looking statement or to reflect any change in events, conditions or circumstances on which we have based any forward-looking statement.

The notes are not a suitable investment for any investor that requires a regular or predictable schedule of payments or payment on specific dates. The notes are complex investments. We suggest that only investors who, either alone or with their financial, tax and legal advisors, have the expertise to analyze the prepayment, reinvestment and default risks, the tax consequences of the investment and the interaction of these factors should consider purchasing the notes.

Cross-references to sections in these documents where you can find further related discussions are provided. Refer to the table of contents in the front of each document to locate the referenced sections.

You should rely only on the information contained in this prospectus and the accompanying prospectus supplement, including any information incorporated by reference. No one has been authorized to provide you with different information. The information in this prospectus or the accompanying prospectus supplement is only accurate as of the dates on their respective covers.

Where You Can Find More Information

The issuing entity and the depositor have filed with the Securities and Exchange Commission a registration statement that includes this prospectus and certain amendments and exhibits under the Securities Act of 1933, as amended, relating to the offering of the notes described herein. This prospectus does not contain all of the information provided in the registration statement. Annual reports on Form 10-K, distribution reports on Form 10-D, current reports on Form 8-K, and amendments to those reports will be prepared, signed and filed with the Securities and Exchange Commission by the depositor or the servicer on behalf of each issuing entity. Electronic or paper copies of these reports and the registration statement will not be posted on the registrant’s web sites for administrative reasons, but will be provided free of charge upon written request to Nissan Motor Acceptance Corporation, One Nissan Way, Franklin, Tennessee 37067. The reports and the registration statement are also available for inspection and copying at the Securities and Exchange Commission’s Public Reference Room, located at 100 F Street N.E., Washington, D.C. 20549. Information on the operation of the Public Reference Room may be obtained by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Securities and Exchange Commission at http://www.sec.gov.

i

ii

SUMMARY OF TERMS

This summary highlights selected information from this prospectus and may not contain all of the information that you need to consider in making your investment decision. This summary provides an overview of certain information to aid your understanding and does not contain all the information that may be important to you. A full description of this information appears elsewhere in this prospectus and the accompanying prospectus supplement. You should carefully read both documents to understand all of the terms of the offering.

PARTIES

Issuing Entity	Nissan Master Owner Trust Receivables, a Delaware statutory trust.

Depositor	Nissan Wholesale Receivables Corporation II, a Delaware corporation and a wholly owned subsidiary of Nissan Motor Acceptance Corporation.

Sponsor, Servicer and

Administrator	Nissan Motor Acceptance Corporation, a California corporation.

Indenture Trustee	U.S. Bank National Association, and its successors.

Owner Trustee	Wilmington Trust Company, and its successors.

Title of Securities	Nissan Master Owner Trust Receivables, Series Notes.

Assets of the Issuing Entity	The issuing entity is governed by a trust agreement between the depositor and the owner trustee. The primary assets of the issuing entity will be: (1) receivables existing under the designated accounts at the close of business on the date set forth in the accompanying prospectus supplement, receivables generated under the designated accounts from time to time after that date, as well as receivables generated under any accounts added to the issuing entity trust estate from time to time; (2) all funds collected or to be collected in respect of the receivables; (3) all funds on deposit in the accounts of the issuing entity; (4) any other enhancement issued with respect to any particular series or class; and (5) a first priority perfected security interest in motor vehicles, and in some cases, a subordinated security interest in parts, inventory, equipment, fixtures, service accounts and realty and/or a personal guarantee, and/or a security interest in Nissan Motor Acceptance Corporation’s rights to amounts in any cash management account.

The Accounts	The designated accounts under which the receivables have been or will be generated are revolving credit agreements entered into by Nissan Motor Acceptance Corporation with retail vehicle dealers to finance the purchase of their automobile and light-duty truck inventory. However, the designated accounts themselves, along with any obligations to fund new purchases of vehicles under the floorplan financing agreements, remain with Nissan Motor Acceptance Corporation. Accounts may be added to or, under limited circumstances, redesignated from the issuing entity trust estate.

At the time that Nissan Motor Acceptance Corporation designates an account, the account must meet certain eligibility criteria that may include limitations on the dealers’ geographic location, among other requirements.

The Receivables	The receivables consist primarily of principal and interest payments received on the designated accounts. Only the receivables arising in connection with the designated accounts are transferred to the issuing entity.

Once Nissan Motor Acceptance Corporation has designated an account, all new receivables arising in connection with that designated account will generally be transferred automatically to the issuing entity unless the account becomes an ineligible account or is redesignated for removal. Accordingly, the total amount of receivables comprising assets of the issuing entity will fluctuate daily as new receivables arise in designated accounts and are transferred to the issuing entity and existing receivables are collected, charged off as uncollectible or otherwise adjusted. Either the depositor or the servicer may be required to accept reassignment or repurchase of receivables (or, after satisfaction of the modification condition, at the option of the depositor, redesignation of the accounts related to such receivables and reassignment or repurchase of all receivables under such accounts) from the issuing entity in specified circumstances, as described under “Description of the Transfer and Servicing Agreement — Representations and Warranties of the Depositor” and “Description of the Transfer and Servicing Agreement — Servicer Covenants” in this prospectus.

Interest	Each note entitles the holder to receive payments of interest as described in the accompanying prospectus supplement. If a series of notes consists of more than one class, each class may differ in, among other things, the amounts allocated thereto for interest payments, priority of interest payments, interest payment dates, interest rates, methods for computing interest and rights to any credit enhancement.

Each class of notes may have fixed, floating or any other type of interest rate. Generally, interest will be paid monthly, quarterly, semi-annually or on other scheduled dates over the life of the notes. See “Description of the Notes — Interest Payments” in this prospectus and “Series Provisions — Interest” in the accompanying prospectus supplement.

Principal	Each note entitles the holder to receive payments of principal as and to the extent described in the accompanying prospectus supplement. If a series of notes consists of more than one class, each class may differ in, among other things, the amounts allocated thereto for principal payments, priority of principal payments, principal payment dates, expected final principal payment dates, final maturity dates and rights to any credit enhancement. See “Description of the Notes — Principal Payments” in this prospectus and “Series Provisions — Principal” in the accompanying prospectus supplement.

Revolving Period

Generally, each series of notes will begin with a period during which the issuing entity will not pay or accumulate principal for payment to the noteholders of that series. This period is called the revolving period for that series. During the revolving period, the issuing entity will pay available principal amounts to the noteholders of other series or to the holders of the transferor interest or will use those amounts to purchase additional receivables. The revolving period for a series begins on its issuance date specified in the accompanying prospectus supplement and ends on the earlier of the close of business on the day immediately preceding the date on which an early amortization period or an accumulation period for that series begins. Under certain limited circumstances, the revolving period can be suspended for redemptions or can recommence if an early amortization event terminates.

Following its revolving period, each series or class of notes will have one or more of the following periods in which:

•	principal is accumulated in specified amounts per month and paid on an expected final payment date, called an accumulation period;

•	principal is paid in fixed amounts at scheduled intervals, called a controlled amortization period; or

•	principal is paid in varying amounts each month based on the amount of principal collections received following an early amortization event, called an early amortization period.

In addition, each series or class of notes may have other types of accumulation periods or amortization periods as specified in the accompanying prospectus supplement.

Accumulation Period	A series or class of notes is intended to receive payment in full of all principal thereof on the expected final payment date specified in the accompanying prospectus supplement for that series or class. If the series has more than one class, each class may have a different priority for payment, a different payment methodology and a different expected final payment date. For each class or series, there will be a specified period of time before the expected final payment date during which the issuing entity will deposit amounts available therefor into the accumulation account so that the full amount due as principal thereof will be available on the expected final payment date. The accumulation period for a series or class begins on a date specified in the accompanying prospectus supplement and ends on the earlier of:

•	the end of the collection period preceding the payment date on which the notes of that series or class are expected to be paid in full; and

•	the close of business on the day immediately preceding the date on which an early amortization period for that series or class begins.

Controlled Amortization Period	If a series or class of notes is in its controlled amortization period, the issuing entity will pay available principal up to a fixed amount, plus any amounts not previously paid, to those noteholders on each payment date during that period. If the series has more than one class, each class may have a different priority for payment and a different payment methodology. The controlled amortization period for a series or class starts on the date specified in the accompanying prospectus supplement and ends on the earlier of:

•	the end of the collection period preceding the payment date on which the notes of that series or class are expected to be paid in full; and

•	the close of business on the day immediately preceding the date on which an early amortization period for that series or class begins.

Early Amortization Period	If a series or class of notes is in its early amortization period, the issuing entity will pay available principal amounts to those noteholders on each payment date. If the series has more than one class, each class may have a different priority for payment. The early amortization period for a series or class begins on the date on which an early amortization event occurs, and ends on the earliest of:

•	the last day of the collection period preceding the payment date on which the notes of that series or class will be paid in full; and

•	the issuing entity termination date;

provided that an early amortization period may terminate and the revolving period with respect to the series and any class may recommence if the event giving rise to the beginning of the early amortization period no longer exists, in each case if and to the extent described in the accompanying prospectus supplement for that series.

Early Amortization Events	An early amortization event for any series of notes will include adverse events described in the accompanying prospectus supplement. In addition to any series specific early amortization events, the following events are early amortization events for all series:

•	the failure of the depositor to transfer to the issuing entity receivables arising in any designated accounts within ten business days of when required under the transfer and servicing agreement;

•	bankruptcy, insolvency or similar events relating to the issuing entity, the depositor, Nissan North America, Inc., Nissan Motor Co., Ltd., or Nissan Motor Acceptance Corporation; and

•	the issuing entity or the depositor becomes subject to the requirement that it register as an “investment company” under the Investment Company Act of 1940.

See “Sources of Funds to Pay the Notes — Early Amortization Events” in this prospectus.

Events of Default	The indenture and related indenture supplement governing the terms and conditions of the notes issued by the issuing entity include a list of adverse events called events of default. Events of default include the following:

•	the issuing entity fails to pay interest on any note within 35 days after its due date;

•	the issuing entity fails to pay the principal of any note in full on its final maturity date;

•	the issuing entity fails to observe or perform any covenant or any agreement under the indenture and the default or breach continues unremedied for 60 days after written notice of the default is given to the issuing entity by the indenture trustee or to the issuing entity and the indenture trustee by holders of at least 50% of the aggregate outstanding principal amount of the affected notes;

•	bankruptcy, insolvency, reorganization or similar events relating to the issuing entity or the depositor; and

•	any other events of default described in the accompanying prospectus supplement.

If an event of default occurs, then, after any applicable cure period, the indenture trustee or the holders of at least 66 2/3% of the aggregate outstanding principal amount of each class of the affected series may accelerate the notes by declaring all affected notes to be immediately due and payable. However, if the event of default results from bankruptcy, insolvency, reorganization or similar events, then the indenture trustee will declare the notes to be accelerated by a notice in writing to the issuing entity. In addition, unless the holders of at least 66 2/3% of the outstanding principal amount of each class of the affected series otherwise elect, all the outstanding notes will be automatically accelerated on the issuing entity termination date. Any acceleration of a series of the notes may, under limited circumstances described under “Description of the Indenture — Events of Default; Rights upon Event of Default” in this prospectus, be rescinded by the holders of at least 66 2/3% of the aggregate outstanding principal amount of each class of the affected series.

It is not an event of default if the principal of a note is not paid on its expected final payment date.

Events of Default Remedies	After an event of default and the acceleration of the affected notes, funds on deposit in the collection account and any of the issuing entity’s bank accounts with respect to the affected notes will be applied to pay principal of and interest on those notes to the extent permitted by law. After an event of default and the acceleration of the affected notes, principal collections and interest collections allocated to the affected notes will be applied to make monthly principal and interest payments on those notes until the earlier of the date those notes are paid in full and the final maturity date of those notes.

After an event of default and the acceleration of the affected notes, the indenture trustee, acting on its own or at the direction of holders of a specified percentage of the outstanding principal amount of the affected notes, will have a limited right to foreclose on the assets of the issuing entity having a value equal to the percentage thereof that is allocable to the accelerated notes. In addition, unless the holders of at least 66 2/3% of the outstanding principal amount of the affected notes otherwise elect, the Indenture Trustee shall foreclose on the assets of the issuing entity on the issuing entity termination date. The proceeds from the sale of assets of the issuing entity will be used to pay the accelerated notes. See “Description of the Indenture — Events of Default; Rights upon Event of Default” in this prospectus.

Credit Enhancement	The offering of a series of notes may include features designed to provide protection to one or more classes of those notes. These features are referred to as “credit enhancement.” Credit enhancement may include any one or more of the following:

•	overcollateralization;

•	subordination of one or more classes or series of notes;

•	one or more reserve accounts; or

•	cash deposits.

In addition, the offering may include hedge transactions designed to ensure the timely payment of amounts owed to noteholders.

The accompanying prospectus supplement for each series will specify the form, amount, limitations and provider of any credit enhancement available to that series or, if applicable, to particular classes of that series. See “Description of the Notes — Credit and Cash Flow Enhancement” in this prospectus.

Collections and Allocations	The servicer will receive collections on the receivables. The servicer will deposit these collections up to specified amounts into the collection account for the issuing entity and keep track of them as either interest collections or principal collections.

The servicer will allocate collections among each outstanding series of notes issued by the issuing entity and then between the noteholders of each series and the transferor interest. The servicer will also allocate receivables in accounts written off as uncollectible among each outstanding series of notes issued by the issuing entity and then between the noteholders of each series and the transferor interest. The servicer generally will make these allocations among series on a pro rata basis based on allocation percentages specified in the accompanying prospectus supplements.

The interest in the assets of the issuing entity not allocated to any series of notes is the transferor interest. The transferor interest will fluctuate based on the principal amount of receivables, the amount of notes outstanding and the overcollateralization amount allocated to each series of notes. The transfer and servicing agreement requires the depositor to transfer to the issuing entity receivables arising in connection with additional accounts if, as of the last day of any collection period, the adjusted pool balance falls below the required participation amount. The depositor may (subject to various limitations) sell all or part of its interest in the transferor interest through the issuance of a supplemental interest.

Hedge Agreement

To the extent specified in the accompanying prospectus supplement, any series or class of notes may have the benefit of a currency swap, an interest rate swap or a combined currency and interest rate swap, or an interest rate cap entered into between the issuing entity or indenture trustee for the benefit of holders of the notes and a counterparty specified in the accompanying prospectus supplement, the principal terms and provisions of which will be specified in the accompanying prospectus supplement. See “Description of the Notes – Credit and Cash Flow Enhancement – Hedge Agreements” in this prospectus.

Form and Denomination of Notes; Record Date	You may purchase notes in book-entry form only and in denominations as specified in the accompanying prospectus supplement. The record date for payments on the notes will be the day preceding the related payment date.

Tax Matters	Subject to the important considerations described herein, special federal income tax counsel to the depositor and the issuing entity will deliver its opinion that the notes of each series will be characterized as debt for federal income tax purposes, and that the issuing entity will not be characterized as an association or a publicly traded partnership taxable as a corporation for federal income tax purposes. A purchaser of the notes will agree to treat the notes as debt for all applicable tax purposes. See “Material Federal Income Tax Consequences” in this prospectus.

Certain ERISA Considerations	If you are a Benefit Plan Investor (as defined in “Certain ERISA Considerations” in this prospectus), you should review the considerations discussed under “Certain ERISA Considerations” in this prospectus and in the accompanying prospectus supplement and consult counsel before investing in the notes.

RISK FACTORS

In this section and in the accompanying prospectus supplement under the heading “Risk Factors,” the principal risk factors for an investment in the notes are discussed.

You must rely for repayment primarily upon payments from the issuing entity’s assets which may not be sufficient to make full payments on your notes	The notes represent indebtedness of the issuing entity and will not be insured or guaranteed by Nissan Motor Acceptance Corporation (the servicer), Nissan Motor Co., Ltd., Nissan North America, Inc., the depositor, or any of their respective affiliates, the indenture trustee, the owner trustee or, unless specified in the accompanying prospectus supplement, any other person or entity other than the issuing entity. The only sources of payment on your notes are payments received on or liquidation proceeds of the receivables and, if and to the extent available, any credit enhancement, incoming payments under any hedge agreement and amounts on deposit in a reserve account or similar account, if any, established for the benefit of your notes. Moreover, if your notes are accelerated following an event of default and the assets of the issuing entity are sold, the proceeds of this sale may not be sufficient to repay your notes.

Competition in the automobile industry may result in a decline in Nissan Motor Acceptance Corporation’s ability to generate new receivables resulting in the payment of principal to you earlier or later than expected or in reduced amounts.

The issuing entity depends on Nissan Motor Acceptance Corporation for the generation of new receivables. The ability of Nissan Motor Acceptance Corporation to generate receivables, in turn, depends to a large extent on the sale and lease of automobiles and light-duty trucks manufactured by Nissan Motor Co., Ltd. and Nissan North America, Inc. and distributed by Nissan North America, Inc. There is no assurance that Nissan Motor Acceptance Corporation will continue to generate receivables at the same rates as in past years. If the rate at which the vehicles so financed are sold declines significantly, new receivables may be generated more slowly and outstanding receivables may be repaid more slowly. If the former occurs, an early amortization event may occur resulting in repayment of all or a portion of your notes before the related expected final payment date. If the latter occurs, you might receive principal more slowly than planned.

Early amortization events could result in losses or acceleration of payments on your notes.

If an early amortization event occurs, it may shorten the average term and date of final payment of your notes. You may not be able to reinvest the principal repaid to you earlier than expected at a rate of return that is equal to or greater than the rate of return on your notes. You also may not be paid the full principal balance of your notes if the assets of the issuing entity allocable to your notes are insufficient. For more details about the risks associated with early amortization events, see “Sources of Funds to Pay the Notes — Early Amortization Events” in this prospectus. If so specified in the accompanying prospectus supplement, the occurrence of an early amortization event may also terminate any hedge agreement entered into for the benefit of a series or class of notes, and may obligate the issuing entity or indenture trustee to pay a termination payment to the hedge agreement counterparty, further reducing the amounts available to make payments to the holders of the notes after an early amortization event.

Additional assets of the issuing entity may decrease the credit quality of the assets securing the repayment of your notes, resulting in reduced, accelerated or delayed payments on your notes	The depositor expects that it will periodically transfer to the issuing entity receivables arising in connection with additional designated accounts and may, at times, be obligated to transfer receivables arising in connection with additional designated accounts to the issuing entity. While each additional designated account must be an eligible account at the time of its designation, additional designated accounts may not be of the same credit quality as the accounts currently designated for the issuing entity. For example, additional designated accounts may have been originated or acquired by Nissan Motor Acceptance Corporation using credit criteria different from those applied by Nissan Motor Acceptance Corporation to the initial accounts designated for the issuing entity. Consequently, there is no assurance that future additional designated accounts will have the same credit quality as those currently designated for the issuing entity. If additional designated accounts for the issuing entity reduce the credit quality of the assets of the issuing entity, it will increase the likelihood that your receipt of payments will be reduced or will be received earlier or later than the expected final payment date.

You may suffer a loss on your notes if Nissan America, Inc. or Nissan Motor Acceptance Corporation terminates dealer financial assistance.	Nissan Motor Acceptance Corporation currently provides to Nissan- and Infiniti-branded dealers financial assistance in the form of working capital and other loans from Nissan Motor Acceptance Corporation as well as offering a cash incentive for each Nissan or Infiniti retail automobile sales contract or lease that the dealer sells to Nissan Motor Acceptance Corporation. Nissan North America, Inc. provides repurchase protections and other limited incentives to Nissan- and Infiniti-branded dealers. If Nissan Motor Acceptance Corporation or Nissan North America, Inc. were to become unable or were to elect to terminate this financial assistance or these incentives to the dealers, losses on the receivables may increase and you may suffer losses on your notes.

Bankruptcy of Nissan Motor Acceptance Corporation or the depositor could result in payment delays or losses on your notes.

Nissan Motor Acceptance Corporation will treat the transfer of receivables to the depositor as a sale, and the depositor will treat the transfer of the receivables purchased from Nissan Motor Acceptance Corporation to the issuing entity as a valid transfer. However, if Nissan Motor Acceptance Corporation or the depositor were to become a debtor in a bankruptcy case, a creditor or a trustee-in- bankruptcy of this debtor, or even this debtor itself, may argue that the sale of receivables to the depositor or the transfer of receivables to the issuing entity should be recharacterized as a pledge of the receivables to secure a borrowing of the debtor. In that case, the issuing entity could experience delays in receiving collections on the receivables and required payments to be made on your notes may be delayed. Moreover, if the bankruptcy court were to agree with the argument that the transfers of the receivables were pledges, the issuing entity could also receive less than the full amount of collections. Some liens on the property of Nissan Motor Acceptance Corporation or the depositor may have priority over the issuing entity’s interest in the receivables. Those liens could include a tax or government lien or other liens permitted under law without the consent of Nissan Motor Acceptance Corporation or the depositor. In addition, pursuant to cash management agreements between Nissan Motor Acceptance Corporation and certain dealers, Nissan Motor Acceptance Corporation may reduce the principal balances of receivables of such dealers by exercising its right to set-off such principal balances by the amounts in such dealers’ cash management accounts in certain instances. Under the receivables purchase agreement, if Nissan Motor Acceptance Corporation exercises its rights to set-off (or otherwise applies amounts in a dealer’s cash management account to reduce such dealer’s principal receivables), Nissan Motor Acceptance Corporation is obligated to transfer such amounts to the depositor who is in turn obligated to transfer such amounts to the issuing entity. If Nissan Motor Acceptance Corporation is unable to transfer these amounts, those funds may not be available for payment on your notes. Although the cash management account balance reduces the pool balance for purposes of determining whether the issuing entity owns a sufficient amount of principal receivables, if Nissan Motor Acceptance Corporation is unable to transfer set - off amounts with respect to the cash management accounts, you could suffer a loss on your notes. See “Material Legal Aspects of the Receivables — Matters Relating to Bankruptcy” in this prospectus.

Loss of security interest in the underlying vehicle could result in losses on your notes.	The assets of the issuing entity include an assignment of Nissan Motor Acceptance Corporation’s security interests in the underlying vehicles securing the receivables. Under applicable state laws, a security interest in an automobile or light-duty truck securing floorplan financing obligations may be perfected by filing a financing statement under the Uniform Commercial Code. Nissan Motor Acceptance Corporation will undertake to perform all actions necessary under applicable state laws to perfect the security interests in the vehicles. However, at the time that a dealer sells or leases a vehicle, the issuing entity’s security interest in the vehicle generally will terminate. Consequently, if a dealer sells or leases a vehicle and subsequently defaults in repaying the amount owed on the related receivable, the issuing entity will not have any recourse to the vehicle and you could suffer a loss on your notes.

Other security interests in the collateral securing the notes may be a second lien or subordinated interest and could result in reduced, accelerated or delayed payments on your notes

In addition to first-priority perfected security interests in the vehicles whose financing relates to the receivables, the assets of the issuing entity include an assignment of security interests in certain non-vehicle collateral that also secures the receivables. Certain other creditors of the dealers who are obligors on the receivables may have security interests in or claims on the vehicle and non-vehicle collateral securing their payment obligations. All of these security interests in the vehicles whose financing relates to the receivables will be junior to the security interests in these vehicles of the issuing entity. Certain of these security interests in the non-vehicle collateral securing any receivables may be junior to the security interests granted in favor of other lenders to or creditors of the dealers. Moreover, these security interests generally will be subordinate to security interests granted in favor of Nissan Motor Acceptance Corporation. Accordingly, any non-vehicle related collateral (or proceeds thereof) may not be freely available for liquidation to repay your notes. Furthermore, the lender or creditor having any of these other security interests or claims on the collateral may be able to commence foreclosure upon the collateral securing a receivable at times or under circumstances that the servicer might believe to be disadvantageous or inopportune. A foreclosure may result in liquidation of the collateral and recognition of a loss in respect of the receivable, and receipt of collections in respect of amounts due or overdue on the receivable earlier or later than you expected. This action and collections may result in payment on your notes occurring earlier or later than you expected, and the realization of reduced collections and resulting losses on your notes.

You may suffer losses because the servicer may hold collections and commingle them with its own funds	So long as the conditions as set forth in the accompanying prospectus supplement and the transfer and servicing agreement are met, the servicer will be permitted to hold and commingle some or all of the collections it receives on the receivables with its own funds. During this time, the servicer may invest collections at its own risk and for its own benefit and need not segregate them from its own funds. If the servicer is unable to pay these funds to the issuing entity on the payment date, you may incur a loss on your notes.

Adverse events with respect to Nissan Motor Acceptance Corporation, its affiliates or third-party service providers to whom Nissan Motor Acceptance Corporation outsources its activities may affect the timing of payments on your notes or have other adverse effects on your notes

Adverse events with respect to Nissan Motor Acceptance Corporation, its affiliates or a third-party service provider to whom Nissan Motor Acceptance Corporation outsources its activities may result in servicing disruptions or reduce the market value of your notes. Nissan Motor Acceptance Corporation currently outsources some of its activities as servicer to third-party service providers. In the event of a termination and replacement of Nissan Motor Acceptance Corporation as the servicer, or if any of the third-party service providers cannot perform its activities, there may be some disruption of the collection activity with respect to delinquent receivables and therefore delinquencies and credit losses could increase. Nissan Motor Acceptance Corporation is required to repurchase certain receivables (or, after satisfaction of the modification condition, at its option, redesignate the accounts related to such receivables and repurchase all receivables under such accounts)

that do not comply with representations and warranties made by Nissan Motor Acceptance Corporation in the transfer and servicing agreement, and in its capacity as servicer, Nissan Motor Acceptance Corporation will be required to repurchase receivables (or, after satisfaction of the modification condition, at its option, redesignate the accounts related to such receivables and repurchase all receivables under such accounts) if it breaches its servicing obligations with respect to those receivables. If Nissan Motor Acceptance Corporation becomes unable to repurchase any of such receivables, and make the related payment to the issuing entity, investors could suffer losses. In addition, adverse corporate developments with respect to servicers of asset-backed securities or their affiliates have in some cases resulted in a reduction in the market value of the related asset-backed securities. For example, Nissan Motor Acceptance Corporation is an indirect wholly-owned subsidiary of Nissan Motor Co., Ltd. Although Nissan Motor Co., Ltd. is not guaranteeing the obligations of the issuing entity for any series of notes, if Nissan Motor Co., Ltd. ceased to manufacture vehicles or support the sale of vehicles or if Nissan Motor Co., Ltd. faced financial or operational difficulties, such events may reduce the market value of Nissan or Infiniti vehicles. Any reduction in the market value of Nissan and Infiniti vehicles may result in lower values realized through any foreclosure proceedings held with respect to those vehicles and as a result, reduce amounts available to pay the notes.

If an event of default occurs, your remedy options will be limited and you may not receive full payment of principal and accrued interest.	Your remedies will be limited if an event of default with respect to your series or class of notes occurs. After an event of default and the acceleration of your notes, interest collections and principal collections allocated to your series or class of notes and, if applicable, any funds in the accumulation account, reserve account or any other accounts established for the benefit of your series or class of notes, will be applied to make payments of monthly interest and principal on your notes until the earlier of the date those notes are paid in full and the final maturity date for your series or class. However, no principal collections will be allocated to a series or class of notes if its invested amount is zero, even if the outstanding principal amount of the series or class of notes has not been paid in full. If so specified in the accompanying prospectus supplement, the occurrence of an event of default may also terminate any hedge agreement entered into for the benefit of a series or class of notes, and may obligate the issuing entity or indenture trustee to pay a termination payment to the hedge agreement counterparty, further reducing the amounts available to make payments to the holders of the notes after an event of default.

If Nissan Motor Acceptance Corporation, the depositor or the servicer breaches representations and warranties relating to the receivables, payments on your notes may be accelerated, delayed or reduced

Nissan Motor Acceptance Corporation, the depositor and the servicer are generally not obligated to make any payments on your notes or the receivables. However, if Nissan Motor Acceptance Corporation breaches any of its representations and warranties with respect to a receivable or an account and Nissan Motor Acceptance Corporation fails to cure such breach, Nissan Motor Acceptance Corporation may be required to repurchase the receivables (or, after satisfaction of the modification condition, at its option, redesignate the accounts related to such receivables and repurchase all receivables under such accounts), and the depositor will be required to repurchase the receivables (or, after satisfaction of the modification condition, at its option, redesignate the accounts related to such receivables and repurchase all receivables under such accounts). Nissan Motor Acceptance Corporation, as servicer, will also be required to repurchase receivables (or, after satisfaction of the modification condition, at its option, redesignate the accounts related to such receivables and repurchase all receivables under such accounts) from the issuing entity if it breaches its servicing obligations regarding the issuing entity’s receivables. Without limiting the foregoing, if the principal balance of any receivable is reduced due to dealer rebate, billing error, returned merchandise and certain other similar non-cash items, Nissan Motor Acceptance Corporation is obligated to pay to the depositor an amount equal to such adjustment, and the depositor is obligated to make a corresponding payment to the issuing entity. Nissan Motor Acceptance Corporation is also obligated to pay to the depositor any amounts received from Nissan North America, Inc. (and non-Nissan manufacturers) in connection with a dealer termination, and the depositor is obligated to make a corresponding payment to the issuing entity. If Nissan Motor Acceptance Corporation, the servicer or the depositor fails to make any such payment or to repurchase the receivable (or, after satisfaction of the modification condition, at its option, redesignate the account related to such receivable and repurchase all receivables under such account), you may experience delays, reductions or accelerated payments on your notes.

You may have limited or no ability to control actions under the indenture	Under the indenture for the issuing entity, noteholders holding a specified percentage of the outstanding principal amount of notes of a series or class or all the notes issued by the issuing entity may take actions, or may direct the indenture trustee to take various actions described under “Description of the Indenture — Events of Default; Rights Upon Events of Default” in this prospectus, including accelerating the payment of principal of the notes. In the case of votes by series or votes by holders of all the notes, the voting rights of the most senior class of notes will generally be substantially greater than those of the subordinate class or classes of notes. The holders of the most senior class of notes will therefore generally have the ability to determine whether and what actions are to be taken. The holders of the subordinate class or classes of notes will generally need the holders of the most senior class of notes to concur to cause actions to be taken. The actions taken or not taken by the controlling noteholders may be contrary to the actions that you determine to be in our best interest.

Nissan Motor Acceptance Corporation’s ability to change the terms of the receivables may result in delays, reductions or accelerated payments on your notes.

Nissan Motor Acceptance Corporation has the ability to change the terms of the receivables under the designated accounts. These terms may include the applicable interest rates, payment terms and amount of the dealer’s credit line under the designated account, as well as the underwriting procedures. Nissan Motor Acceptance Corporation’s ability to change the terms of the receivables under designated accounts may result in delays, reductions or accelerated payments on your notes.

Issuance of additional series by the issuing entity could affect the timing and amounts of the payments on your notes.	The issuing entity is a master owner trust. Consequently, the issuing entity may issue additional series of notes from time to time. The issuing entity may issue series with terms that are different from your series without your prior review or consent. The terms of a new series could affect the timing and amounts of payments on any other outstanding series. In addition, some actions require the consent of a majority of the noteholders of all outstanding series. The interests of the holders of any new series of notes issued by the issuing entity could be different from your interests. For more details about the issuance of new series, see “Description of the Notes — New Issuances” in this prospectus.

The note interest rate and the receivables interest rate may reset at different times or fluctuate differently, resulting in a delay or reduction in payments on your notes.	The receivables pay interest at a variable rate based on the prime or LIBOR rate. A series, class or sub-class of notes may bear interest either at a fixed rate or at a floating rate based on a different index. As specified in the accompanying prospectus supplement, your notes may or may not have the benefit of a hedge agreement that provides limited protection against this risk. If the rate charged on the receivables declines, collections of receivables allocated to a series, class or sub-class of notes may be reduced without a corresponding reduction in the amounts payable as interest on the notes, class or series. This could result in delayed or reduced principal and interest payments to you. If so specified in the accompanying prospectus supplement, the interest rate applicable to your notes may be subject to an available funds cap, meaning that the interest rate applicable thereto will be deemed not to exceed the aggregate amount of interest collections and other amounts specifically currently owed to fund payments of interest on your notes.

If the issuing entity enters into a currency or an interest rate swap, payments on the notes will be dependent in part on payments made under the swap agreement	If the issuing entity enters into a currency swap, interest rate swap or a combined currency and interest rate swap, its ability to protect itself from shortfalls in cash flow caused by currency or interest rate changes will depend to a large extent on the terms of the swap agreement and whether the swap counterparty performs its obligations under the related currency swap or the interest rate swap, as applicable. If the issuing entity does not receive the payments it expects from the swap counterparty, the issuing entity may not have adequate funds to make all payments to noteholders when due, if ever.

The issuing entity may enter into an interest rate swap to reduce its exposure to changes in interest rates. An interest rate swap requires one party to make payments to the other party in an amount calculated by applying an interest rate (for example, a floating rate) to a specified notional amount in exchange for the other party making a payment calculated by applying a different interest rate (for example, a fixed rate) to the same notional amount. For example, if the issuing entity issues $100 million of notes bearing interest at a floating rate based on the London Interbank Offered Rate, it might enter into a swap agreement under which the issuing entity would pay interest to the swap counterparty in an amount equal to an agreed upon fixed rate on $100 million in exchange for receiving interest on $100 million at the floating rate based on the London Interbank Offered Rate. The $100 million would be the “notional” amount because it is used simply to make the calculation. In an interest rate swap, no principal payments are exchanged.

If the issuing entity issues notes denominated in a currency other than U.S. dollars, the issuing entity will need to make payments on the notes in that currency, as described in the accompanying prospectus supplement. Payments collected on the receivables, however, will be made in U.S. dollars. If this occurs, the issuing entity may enter into a currency swap to reduce its exposure to changes in currency exchange rates. A currency swap requires one party to provide a specified amount of a currency to the other party at specified times in exchange for the other party providing a different currency at a predetermined exchange ratio. For example, if the issuing entity issues notes denominated in Swiss Francs, it might enter into a swap agreement with a swap counterparty under which the issuing entity would use the collections on the receivables to pay U.S. dollars to the swap counterparty in exchange for receiving Swiss Francs at a predetermined exchange rate to make the payments owed on the notes.

The terms of any currency swap or interest rate swap will be described in more detail in the accompanying prospectus supplement.

If the issuing entity enters into an interest rate cap agreement, payments on the notes will be dependent in part on payments made under the interest rate cap agreement	If the issuing entity issues notes with adjustable interest rates, the issuing entity may enter into an interest rate cap agreement with a cap provider to reduce its exposure to changes in interest rates. An interest rate cap agreement may require that if the specified interest rate related to any payment date exceeds the cap rate specified in the accompanying prospectus supplement, the cap provider pays to the issuing entity an amount equal to the product of:

•	the specified interest rate for the related payment date minus the cap rate;

•	the notional amount of the cap, which will be equal to the total outstanding principal amount of the relevant notes on the first day of the accrual period related to the relevant payment date; and

•	a fraction, the numerator of which is the actual number of days elapsed from and including the previous payment date, to but excluding the current payment date, or with respect to the first payment date, from and including the closing date, to but excluding the first payment date, and the denominator of which is 360 or 365, as specified in the applicable interest rate cap agreement.

During those periods in which the specified interest rate is substantially greater than the cap rate, the issuing entity will be more dependent on receiving payments from the cap provider in order to make payments on the notes. If the cap provider fails to pay the amounts due under the interest rate cap agreement, the amounts available to pay the notes in the current or any future period may be reduced and you may experience delays and/or reductions in the interest and principal payments on your notes.

If the issuing entity enters into an interest rate cap agreement with respect to your series of notes, the amounts available to the issuing entity to pay interest and principal of your notes will depend in part on the operation of the interest rate cap agreement and the performance by the cap provider of its obligations under the interest rate cap agreement. If the issuing entity does not receive the payments it expects from the cap provider, the issuing entity may not have adequate funds to make all payments to noteholders when due, if ever.

The terms of any interest rate cap will be described in more detail in the accompanying prospectus supplement.

Termination of a swap agreement or an interest rate cap agreement may cause an acceleration of payments on your notes.	A swap agreement or interest rate cap agreement may be terminated if certain events occur. Most of these events are generally beyond the control of the issuing entity, the swap counterparty or cap provider, as applicable. If the swap agreement or interest rate cap agreement is terminated, unless a replacement swap or interest rate cap, as applicable, can be arranged, payment on the notes may be accelerated. In this situation, it is impossible to predict whether enough proceeds would be generated in a sale of receivables to pay the notes in full. Some of the possible adverse consequences of a sale are:

•	the proceeds from the sale of receivables under these circumstances may not be sufficient to pay all amounts owed to you;

•	amounts available to pay you will be further reduced if the issuing entity is required to make a termination payment to the swap counterparty pursuant to the swap agreement; and

•	the termination of the swap agreement or interest rate cap agreement may expose the issuing entity to currency or interest rate risk, further reducing amounts available to pay you.

See “Description of the Notes – Credit and Cash Flow Enhancement – Hedge Agreements” in this prospectus for more information concerning the termination of a swap agreement or an interest rate cap agreement. Additional information about this subject, including a description of the circumstances that may cause a termination of the swap agreement or interest rate cap agreement and the swap counterparty or cap provider, will be included in the accompanying prospectus supplement.

The rating of a swap counterparty or cap provider may affect the ratings of the notes	If the issuing entity enters into a swap or interest rate cap agreement, the rating agencies that rate your notes may consider the provisions of the swap agreement or interest rate cap agreement, as applicable, and the rating of the swap counterparty or the cap provider, as applicable, in rating your notes. If a rating agency downgrades the debt rating of the swap counterparty or the cap provider, it is also likely to downgrade the rating of your notes. Any downgrade in the rating of your notes could have severe adverse consequences on their liquidity or market value.

To provide some protection against the adverse consequences of a downgrade, the swap counterparty or cap provider may be required to take the following actions if the rating agencies reduce its debt ratings below certain levels:

•	assign the swap agreement or interest rate cap agreement, as applicable, to another party that has the requisite debt ratings;

•

obtain a replacement swap agreement or interest rate cap agreement, as applicable, on substantially the same terms as the swap agreement or interest rate cap agreement, as applicable, with a swap counterparty or cap provider that has the requisite debt ratings; or

•	establish any other arrangement satisfactory to the rating agencies.

Any swap or interest rate cap involves a high degree of risk. The issuing entity will be exposed to this risk should it use either of these mechanisms. For this reason, only investors capable of understanding these risks should invest in the notes. You are strongly urged to consult with your financial advisors before deciding to invest in the notes if a swap or interest rate cap is involved.

This prospectus contains a description of the calculations used to determine the allocations of collections on the Receivables, and information with respect to the application of the distributions of such collections with respect to any series issued by the issuing entity. Many of the calculations are complex but are needed in order to tell you more precisely the amounts that will be available to make certain allocations and distributions. The section called “Glossary of Principal Terms” at the end of this prospectus contains the definitions of many of the terms used throughout this prospectus.

THE ISSUING ENTITY

The Issuing Entity is a Delaware statutory trust. The Issuing Entity was formed on May 13, 2003, pursuant to the Trust Agreement.

The Issuing Entity will not engage in any activity other than:

•	acquiring, owning and managing the Issuing Entity Assets and the proceeds of the Issuing Entity Assets;

•	issuing and making payments on the Notes that it issues; and

•	engaging in any other activities that are necessary, suitable or convenient to accomplish any of the purposes listed above or in any way connected with those activities.

The fiscal year of the Issuing Entity ends on March 31st of each year, unless changed by the Issuing Entity.

The Issuing Entity’s principal place of business is located in care of the Owner Trustee at Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890.

The terms of each series of Notes issued by the Issuing Entity, and additional information concerning the assets of the Issuing Entity and any applicable credit enhancement, will be set forth in the accompanying Prospectus Supplement.

The Issuing Entity does not have any officers or directors. Its administrator is NMAC. As Administrator of the Issuing Entity under an administration agreement, NMAC will generally direct the administrative actions to be taken by the Issuing Entity as described in “Description of the Administration Agreement” in this Prospectus. NMAC has also been appointed to act as the Servicer with respect to the Receivables. The Servicer will service the Receivables pursuant to the Transfer and Servicing Agreement and will be compensated for those services as described in “Description of the Transfer and Servicing Agreement — Servicing Compensation and Payment of Expenses” in this Prospectus and “Series Provisions — Servicing Compensation and Payment of Expenses” in the accompanying Prospectus Supplement.

The assets of the Issuing Entity consist of:

•

Receivables existing in the designated Accounts at the close of business on the date set forth in the accompanying Prospectus Supplement and receivables generated under the designated Accounts from time to time after that date, as well as receivables generated under any accounts added from time to time;

•	all funds collected or to be collected in respect of those Receivables;

•	all funds on deposit in the Issuing Entity’s accounts;

•	any enhancement issued with respect to any particular series or class of Notes; and

•

a first priority perfected security interest in motor vehicles related to the Receivables, and in some cases, a subordinated security interest in parts inventory, equipment, fixtures, service accounts and realty and/or a personal guarantee, and/or a security interest in Nissan Motor Acceptance Corporation’s rights to amounts in any Cash Management Account.

Restrictions on Activities

As long as the Notes are outstanding, the Issuing Entity will not, among other things:

•

sell, transfer, exchange, pledge or otherwise dispose of any part of the Issuing Entity Assets, except as permitted by the Indenture, the Receivables Purchase Agreement, the Trust Agreement or the Transfer and Servicing Agreement;

•

claim any credit on, or make any deduction from the principal or interest payable in respect of, the issued Notes (other than amounts properly withheld from such payments under the Internal Revenue Code or other applicable state law); or assert any claim against any present or former Noteholder by reason of the payment of any taxes levied or assessed upon any part of the Issuing Entity Assets;

•

permit (A) the validity or effectiveness of the Indenture to be impaired or the lien under the Indenture to be amended, hypothecated, subordinated, terminated or discharged, or permit any Person to be released from any covenants or obligations with respect to the Notes under the Indenture, except as may be expressly permitted by the Indenture, (B) any lien (other than the lien of the Indenture) to be created on the Issuing Entity Assets or any part thereof or any interest therein or the proceeds thereof, except as permitted by the Indenture, or (C) the lien of the Indenture not to constitute a valid first priority perfected security interest in the Issuing Entity Assets; or

•	voluntarily dissolve or liquidate.

The Issuing Entity may not consolidate with, merge into or sell its business to, another person, unless:

•

the Person is organized under the laws of the United States or any one of its states or District of Columbia and expressly assumes, by supplemental indenture, the Issuing Entity’s obligation to make due and punctual payments upon the Notes and the performance of every covenant of the Issuing Entity under the Indenture;

•	no Event of Default or Early Amortization Event will exist immediately after the merger, consolidation, conveyance or transfer;

•

the Issuing Entity has delivered to the Indenture Trustee an opinion of counsel and an officer’s certificate each stating that the merger, consolidation, conveyance or transfer and the supplemental indenture satisfies all requirements under the Indenture; and that the supplemental indenture is duly authorized, executed and delivered and is valid, binding and enforceable against such Person;

•	the Rating Agency Condition has been satisfied with respect to the merger, consolidation, conveyance or transfer;

•	the Issuing Entity will have received a Required Federal Income Tax Opinion and has delivered a copy to the Indenture Trustee; and

•	any action necessary to maintain the lien of the Indenture will have been taken.

Capitalization of the Issuing Entity

The Issuing Entity’s capital structure has two main elements:

•	the Notes issued to investors, which are summarized in the accompanying Prospectus Supplement; and

•	the Transferor Interest, a portion of which may be subordinated to the Notes of any series, if specified in the accompanying Prospectus Supplement.

OWNER TRUSTEE

Wilmington Trust Company, a Delaware trust company, is the “owner trustee”, under the trust agreement. On July 1, 2011, Wilmington Trust Company filed an amended charter which changed its status from a Delaware banking corporation to a Delaware trust company. The owner trustee’s principal place of business is located at 1100 North Market Street, Wilmington, Delaware 19890. Since 1998, Wilmington Trust Company has served as owner trustee in numerous asset-backed securities transactions involving auto receivables.

On May 16, 2011, after receiving all required shareholder and regulatory approvals, Wilmington Trust Corporation, the parent of Wilmington Trust Company, through a merger, became a wholly - owned subsidiary of M&T Bank Corporation, a New York corporation.

Wilmington Trust Company is subject to various legal proceedings that arise from time to time in the ordinary course of business. Wilmington Trust Company does not believe that the ultimate resolution of any of these proceedings will have a materially adverse effect on its services as owner trustee.

Wilmington Trust Company has provided the above information for purposes of complying with Regulation AB. Other than the above three paragraphs, Wilmington Trust Company has not participated in the preparation of, and is not responsible for, any other information contained in this prospectus.

For a description of the roles and responsibilities of the Owner Trustee, see “Description of the Trust Agreement” in this Prospectus.

INDENTURE TRUSTEE

U.S. Bank National Association (“U.S. Bank”), a national banking association, is the “indenture trustee”, under the Indenture for the benefit of the noteholders. U.S. Bancorp, with total assets exceeding $330 billion as of December 31, 2011, is the parent company of U.S. Bank, the fifth largest commercial bank in the United States. As of December 31, 2011, U.S. Bancorp served approximately 17 million customers and operated over 3,000 branch offices in 25 states. A network of specialized U.S. Bancorp offices across the nation provides a comprehensive line of banking, brokerage, insurance, investment, mortgage, trust and payment services products to consumers, businesses, governments and institutions.

The Indenture Trustee has one of the largest corporate trust businesses in the country with offices in 48 Domestic and 3 International cities. The Indenture will be administered from the Indenture Trustee’s corporate trust office located at 190 South LaSalle Street, 7th Floor, Chicago, Illinois 60603.

U.S. Bank has provided corporate trust services since 1924. As of December 31, 2011, U.S. Bank was acting as trustee with respect to over 88,000 issuances of securities with an aggregate outstanding principal balance of over $3.5 trillion. This portfolio includes corporate and municipal bonds, mortgage-backed and asset-backed securities and collateralized debt obligations.

The Indenture Trustee shall make each monthly statement available to the Noteholders via the Indenture Trustee’s internet website at http: //www.usbank.com/abs. Noteholders with questions may direct them to the Indenture Trustee’s bondholder services group at (800) 934-6802.

As of December 31, 2011, U.S. Bank (and its affiliate U.S. Bank Trust National Association) was acting as Indenture trustee, registrar and paying agent on 33 issuances of automobile receivables-backed securities with an outstanding aggregate principal balance of approximately $16,928,900,000.00.

For a description of the roles and responsibilities of the Indenture Trustee, see “Description of the Indenture” in this Prospectus.

THE DEPOSITOR

The Depositor is a wholly owned subsidiary of NMAC and was incorporated in the State of Delaware on April 29, 2003. The Depositor was organized for limited purposes, which include purchasing Receivables from NMAC and transferring those Receivables to the Issuing Entity and any related activities. The Depositor has no substantial assets other than those related to the activities described in this paragraph.

Since its formation in April 2003, NWRC II has been the Depositor in each of NMAC’s dealer floorplan securitization transactions, and has not participated in or been a party to any other financing transactions. For more information regarding NMAC’s floorplan securitization program, you should refer to “The Sponsor and Servicer — NMAC Responsibilities in Securitization Program — Wholesale and Other Dealer Financing” and “Dealer Floorplan Financing Business” in this Prospectus.

The Depositor will transfer to the Issuing Entity, on an on-going basis, the Receivables that it acquires from NMAC. The interest that represents the right to receive all cash flows from Issuing Entity Assets not allocable to any series of Notes or to credit enhancement providers, if any, or not otherwise allocated to noteholders of any series is the “Transferor Interest.” The Depositor or one of its affiliates will initially own the Transferor Interest, but may, subject to various limitations, subsequently sell all or a portion of the Transferor Interest to another party through the issuance of a supplemental interest, which may be held in either certificated or uncertificated form. As holder of the Transferor Interest, the Depositor will have certain rights and obligations under the Trust Agreement, including (i) indemnification of the Owner Trustee of the Issuing Entity and (ii) amendment of the Trust Agreement.

The principal executive office of the Depositor is located at One Nissan Way, Franklin, Tennessee 37067. The telephone number of the Depositor is (615) 725-1122.

THE SPONSOR AND SERVICER

Overview

NMAC was incorporated in the state of California in November 1981 and began operations in February 1982. NMAC is a wholly owned subsidiary of Nissan North America, Inc. (“NNA”), the primary distributor of Nissan and Infiniti vehicles in the United States. NNA is a direct wholly owned subsidiary of Nissan Motor Co., Ltd., a Japanese corporation (“Nissan”), which is a worldwide manufacturer and distributor of motor vehicles and industrial equipment.

NMAC provides indirect retail automobile and light-duty truck sale and lease financing by purchasing retail installment contracts and leases from Dealers in all 50 states of the United States. NMAC also provides direct wholesale financing to many of those Dealers by financing inventories and other dealer activities such as business acquisitions, facilities refurbishment, real estate purchases and working capital requirements.

The principal executive offices of NMAC are located at One Nissan Way, Franklin, Tennessee 37067. NMAC also has a centralized operations center in Irving, Texas that performs underwriting, servicing and collection activities. Certain back office operations, including finance, accounting, legal and human resources, have been reorganized as functional departments under NNA. NMAC’s primary telephone number is (214)  596-4000.

Financing Operations

Retail Financing

NMAC primarily purchases new and used vehicles and financing contracts from Dealers. Contracts that are purchased must comply with NMAC’s underwriting standards and other requirements under existing agreements between NMAC and the Dealers. After purchasing the financing contracts, NMAC has responsibility for contract administration and collection.

The retail installment contracts NMAC acquires from the Dealers are assigned to NMAC. NMAC also takes steps under the relevant laws of the state in which the related financed vehicle is located to perfect its security interest, including, where applicable, having a notation of NMAC’s lien recorded on the related certificate of title and, where permitted by law, obtaining possession of that certificate of title. As a result, NMAC has the right to repossess the assets if customers fail to meet contractual obligations as well as the right to enforce collection actions against the obligors under the contracts. Upon default and after repossession, NMAC sells the vehicles through auctions. Substantially all of NMAC’s retail financing receivables are non-recourse to the Dealers, which relieves the Dealers from financial responsibility in the event of repossession with the exception of cases of customer fraud.

Wholesale and Other Dealer Financing

NMAC’s Commercial Credit Department (the “Commercial Credit Department”) supports Dealers by offering wholesale and other dealer financing for a variety of such Dealers’ business needs.

Wholesale Financing. Pursuant to an automotive wholesale financing and security agreement (a “Floorplan Financing Agreement”), with respect to vehicles, the Commercial Credit Department provides wholesale financing to Dealers for their purchase of inventories of new and used Nissan, Infiniti and other vehicles in the normal course of business for their sale to retail buyers and lessees. Upon approval, each Dealer enters into a Floorplan Financing Agreement with NMAC (each, an “account”) that provides NMAC, among other things, with a first priority security interest in the financed vehicles. The principal and interest payments received on each account are the “floorplan receivables.” See “Dealer Floorplan Financing Business”.

NMAC has been originating and servicing floorplan receivables for 25 years. At March 31, 2010, NMAC serviced $2,907,846,471 of floorplan receivables, including receivables transferred to the Issuing Entity and receivables owned by NMAC. The total principal amount of floorplan receivables serviced by NMAC increased to $3,814,784,910 at March 31, 2011 and $4,704,456,429 at March 31, 2012. For additional information regarding the portfolio of floorplan receivables owned by the Issuing Entity and managed by NMAC, see “The Trust Portfolio” in the accompanying prospectus supplement.

Other Dealer Financing. NMAC extends term loans and revolving lines of credit to Dealers for business acquisitions, facilities refurbishment, real estate purchases, construction, and working capital requirements. NMAC also provides financing to various multi-franchise dealer organizations, referred to as dealer groups, for wholesale, working capital, real estate, and business acquisitions. These loans are typically secured with liens on real estate, vehicle inventory, and/or other dealership assets, as appropriate. NMAC generally requires a personal guarantee from the Dealer and other owners of significant interests in the dealership entity, or dealerships, unless waived. Although the loans are typically collateralized or guaranteed the value of the underlying collateral or guarantees may not be sufficient to cover NMAC’s exposure under such agreements.

Lease Financing

NMAC has established a titling trust that purchases new vehicle, closed-end fixed rate lease contracts originated through the Dealers. Dealers have entered into agreements with NMAC or Infiniti Financial Services, which is a division of NMAC, pursuant to which they have assigned and will assign retail closed-end motor vehicle lease contracts to the titling trust. The titling trust was created in 1998 to avoid the administrative difficulty and expense associated with retitling leased vehicles for the securitization of motor vehicle leases. The titling trust issued to NILT Trust, a subsidiary of NMAC, a beneficial interest in the undivided trust interest representing the entire beneficial interest in unallocated assets of the titling trust. Auto lease applications are subject to the same credit policies and in general the same procedures at NMAC as retail installment sale contracts.

NMAC Responsibilities in Securitization Program

Since 2000, one of the primary funding sources for NMAC has been the packaging and sale of retail installment contracts, loans and leases through asset-backed securitization (an “Asset-Backed Securitization”). Three types of assets are sold through NMAC’s Asset-Backed Securitization program: retail installment contracts, operating leases and floorplan loans to Dealers. As described in more detail below, NMAC’s primary responsibilities with respect to each type of securitized assets consist of (i) acquiring the retail installment contracts and leases from Dealers and making loans to Dealers, (ii) selling the retail installment contracts, leases and floorplan loans to a special purpose entity in connection with an Asset-Backed Securitization transaction, and (iii) servicing the retail installment contracts, leases and floorplan loans throughout the life of the Asset-Backed Securitization transaction.

These loans and leases are purchased by NMAC from Dealers or are loans made by NMAC to Dealers. NMAC generally holds or ages these loans and leases for an interim period prior to transferring them in connection with an asset-backed transaction. During this interim period, NMAC’s financing needs are met, in part, through the use of warehouse finance facilities. These warehouse finance facilities are provided by a number of financial institutions and provide liquidity to fund NMAC’s acquisition of loans and leases. These warehouse facilities are sometimes structured as secured revolving loan facilities, and sometimes as repurchase agreements.

A significant portion of NMAC’s assets are sold in asset-backed transactions, although the assets remain on NMAC’s balance sheet. These assets support payments on the asset-backed securities and are not available to NMAC’s creditors generally.

Floorplan Securitization

In connection with each Asset-Backed Securitization involving floorplan receivables, NMAC will designate certain accounts and sell the floorplan receivables arising from those accounts to NWRC II. NWRC II will then re-sell the floorplan receivables to the related Issuing Entity issuing notes secured by those floorplan receivables.

NMAC’s dealer floorplan asset-backed program was first established and utilized for the $950,000,000 Nissan Master Owner Trust Receivables, Series 2003-A Notes transaction.

NMAC will service the floorplan receivables in accordance with customary procedures and guidelines that it uses in servicing Dealer floorplan receivables for its own account or for others and in accordance with the agreements it has entered into with the Dealer. Servicing activities performed by the servicer include, among others, collecting and recording payments, making any required adjustment to the floorplan receivables, monitoring Dealer payments, evaluating increases in credit limits and maintaining internal records with respect to each account. The servicer may also change, in limited circumstances, the terms of the floorplan receivables under the designated accounts. These terms may include the applicable interest rates, payment terms and amount of the Dealer’s credit line under the designated account, as well as the underwriting procedures.

Although NMAC may be replaced or removed as servicer upon the occurrence of certain events, including the occurrence of a servicer default (as defined under the applicable financing documents), NMAC generally expects to service the loans and leases sold in an asset-backed transaction for the life of that transaction. For more information regarding the circumstances under which NMAC may be replaced or removed as servicer of the receivables, you should refer to “Description of the Transfer and Servicing Agreement” in this Prospectus. If the servicing of any receivables were to be transferred from NMAC to another servicer, there may be an increase in overall delinquencies and defaults due to misapplied or lost payments, data input errors or system incompatibilities. Although NMAC expects that any increase in any such delinquencies would be temporary, there can be no assurance as to the duration or severity of any disruption in servicing the receivables as a result of any servicing transfer. See “Risk Factors — Adverse events with respect to Nissan Motor Acceptance Corporation, its affiliates or third-party service providers to whom Nissan Motor Acceptance Corporation outsources its activities may affect the timing of payments on your notes or have other adverse effects on your notes” in this Prospectus.

See “Dealer Floorplan Financing Business” in this Prospectus for more detailed information regarding NMAC’s responsibilities in its floorplan securitization program.

Retail Securitization

The retail installment contracts purchased by NMAC (each, a “retail receivable”) are underwritten using NMAC’s standard underwriting procedures, which emphasize, among other factors, the applicant’s willingness and ability to pay and the value of the vehicle to be financed.

In connection with each Asset-Backed Securitization involving retail receivables, NMAC will sell its selected portfolio of retail receivables to Nissan Auto Receivables Corporation II (“NARC II”), a Delaware corporation and a wholly owned subsidiary of NMAC. NARC II then re-sells the retail receivables to the issuing entity issuing notes and/or certificates secured by those retail receivables.

NMAC will act as the servicer and, in that capacity, will handle all collections, administer defaults and delinquencies and otherwise service the retail receivables. NMAC considers a retail receivable to be past due when the obligor under the contract fails to make at least 80% of a payment by the due date and delinquent when 20% or more of a scheduled payment is past due for a specified number of days. If a payment is delinquent, NMAC will soon thereafter initiate telephone contacts and may mail notices requesting payment. If the delinquent receivable cannot be brought current or completely collected within 60 to 90 days, NMAC generally attempts to repossess the vehicle. If repossession and collection attempts are unsuccessful, the account is charged off at 120 days. In limited circumstances, NMAC may reverse the charge-off when the obligor agrees to bring the receivable current and it would not be feasible to repossess the vehicle. However, in those circumstances, the receivable will still be treated as a defaulted receivable in the Transaction Documents. NMAC holds repossessed vehicles in inventory to comply with any applicable statutory requirements for reinstatement and then sells those vehicles. Any deficiencies remaining after repossession and sale of the vehicle or after the full charge-off of the retail receivable are pursued by or on behalf of NMAC to the extent practicable and legally permitted. NMAC attempts to contact the obligor of the contract and establish and monitor repayment schedules until the deficiencies are either paid in full or become impractical to pursue.

The servicer will be obligated to advance to the issuing entity interest on any retail receivable that is due but unpaid by the obligor on the retail receivable. The servicer will not be required, however, to make such an advance (other than the advance of an interest shortfall arising from a prepaid retail receivable) if it determines that it will not be able to recover an advance from an obligor. In addition, if a retail receivable is a “defaulted receivable” or the servicer determines that any recovery from payments made on or with respect to such retail receivable is unlikely, the servicer will be reimbursed for all outstanding advances on that receivable from general collections on the receivables.

NARC II has filed registration statements, including certain amendments and exhibits, under the Securities Act of 1933, as amended (the “Securities Act”) with the Securities and Exchange Commission (the “SEC”) in connection with each offering of securities backed by the retail receivables of NMAC. For more information regarding these Asset-Backed Securitization transactions, you should review the registration statements and other reports filed by NARC II with the SEC at http://www.sec.gov.

Lease Securitization

In connection with its lease securitization program from time to time, NILT Trust instructs the trustee for the titling trust to establish a special unit of beneficial interest and allocate to the special unit of beneficial interest a separate portfolio of leases, the related vehicles leased under the leases and other associated assets owned by the titling trust. Upon creation of the special unit of beneficial interest, the separate portfolio of leases and the related vehicles and other assets will be transferred from NILT Trust to Nissan Auto Leasing LLC II (“NALL”), a Delaware limited liability company and a wholly-owned subsidiary of NMAC, and will no longer constitute assets of the titling trust represented by NILT Trust. NALL then sells the special unit of beneficial interest to the issuing entity issuing notes and/or certificates secured by the special unit of beneficial interest.

NMAC (i) underwrites the leases that will be assigned to the titling trust, (ii) selects the leases and the leased vehicles that will be allocated to each special unit of beneficial interest, and (iii) services the leases and the related vehicles owned by the titling trust. As the servicer for the leases and the related vehicles owned by the titling trust, NMAC will service the leases and the leased vehicles, using the same degree of skill and attention that it exercises with respect to comparable assets that it services for itself or others. NMAC also serves as administrator for each series of notes issued under its auto lease securitization program and, in that capacity, provides notices and performs other administrative obligations required to be performed by the related issuing entity or the trustee under the related indenture.

NALL, the titling trust and NILT Trust have filed a registration statement and certain amendments and exhibits under the Securities Act with the SEC relating to the offering of securities backed by the leases of NMAC. For more information regarding those transactions, you should review the registration statement and other reports filed by NALL, the titling trust and NILT Trust with the SEC at http://www.sec.gov.

General

NMAC began operations in February 1982 and shortly thereafter started servicing auto retail loans and leases and launched its lease financing business. In 1995, the operations of Infiniti Financial Services were assumed by NMAC. NMAC subsequently expanded its servicing portfolio to include loans to Dealers.

NMAC is the servicer for all of the loans, leases and floorplan receivables that it finances. As servicer, NMAC generally handles all collections, administers defaults and delinquencies and otherwise services the loans, the leases, the floorplan receivables and the related vehicles.

In the normal course of its servicing business, NMAC outsources certain of its administrative functions to unaffiliated third party service providers. The third parties providing those administrative functions do not have discretion relating to activities that NMAC believes would materially affect the amounts realized or collected with respect to the receivables or the timing of receipt of such amounts. Moreover, NMAC retains ultimate responsibility for those administrative functions under the Transfer and Servicing Agreement and should any of those third parties not be able to provide those functions, NMAC believes those third parties could easily be replaced. Therefore, failure by a third party service provider to provide the administrative functions is not expected to result in any material disruption in NMAC’s ability to perform its servicing functions under the Transfer and Servicing Agreement. See “Risk Factors — Adverse events with respect to Nissan Motor Acceptance Corporation, its affiliates or third-party service providers to whom Nissan Motor Acceptance Corporation outsources its activities may affect the timing of payments on your notes or have other adverse effects on your notes” in this Prospectus.

With respect to forklifts, NMAC also provides wholesale financing to Dealers for their purchase of inventories of new and used Nissan and Barrett forklifts in the normal course of business for their sale, rental or lease. If the Trust Portfolio as of the Series Cut-off Date for a series of Notes includes a material concentration of forklifts, the origination, servicing and credit underwriting process for the forklifts will be described in the accompanying Prospectus Supplement.

Financial Condition of Nissan Motor Co., Ltd.

NMAC is an indirect wholly-owned subsidiary of Nissan Motor Co., Ltd. (“NML”). Although NML is not guaranteeing the Issuing Entity’s obligations under the Notes, NML’s financial condition may affect NMAC’s ability to service the Receivables. See “Risk Factors — Adverse events with respect to Nissan Motor Acceptance Corporation, its affiliates or third-party providers to whom Nissan Motor Acceptance Corporation outsources its activities may affect the timing of payments on your notes or have other adverse effects on your notes” in this Prospectus.

USE OF PROCEEDS

The net proceeds from the sale of each series of Notes received by the Issuing Entity will be paid to the Depositor for the Receivables or will otherwise be used as specified in the accompanying Prospectus Supplement, and the Depositor will, in turn, pay such amounts to NMAC to purchase the Receivables or to repay indebtedness to NMAC incurred by the Depositor in connection with the prior purchase of Receivables by the Depositor from NMAC. The Issuing Entity may use the net proceeds to retire, in whole or in part, the outstanding principal amount of one or more outstanding series of Notes. However, if the Notes of a series benefit from some forms of enhancement as specified in the accompanying Prospectus Supplement, the Issuing Entity may need to pay all or a portion of these proceeds to an enhancement provider or deposit them into one or more relevant accounts. NMAC may use any proceeds that it receives for its general corporate purposes.

DEALER FLOORPLAN FINANCING BUSINESS

General

The Receivables transferred to the Issuing Entity under the Transfer and Servicing Agreement were or will be selected from extensions of credit and advances, known as “wholesale” or “floorplan” financing, made by NMAC to Dealers. These funds are primarily used by Dealers to purchase new, pre-owned or used vehicles obtained in the normal course of business for sale to retail buyers.

As described in this Prospectus, Receivables transferred to the Issuing Entity are secured by a first priority perfected security interest in related vehicles, and in some cases, by a subordinated security interest in parts inventory, machinery, tools, equipment, fixtures and service accounts of Dealers. In some cases, the Receivables are also secured by a subordinated security interest in realty owned by a Dealer and/or guaranteed by a Dealer’s parent holding company or affiliate, or personally guaranteed or secured by a security interest in NMAC’s rights to set-off amounts in the Cash Management Account.

NMAC has extended credit lines to Dealers that operate exclusive Nissan or Infiniti dealerships, which operate Nissan, Infiniti, non-Nissan and non-Infiniti sales operations in one dealership, and that may also operate dealerships franchised by other manufacturers. Dealers who have non-Nissan and non-Infiniti franchises may obtain financing of non-Nissan and non-Infiniti vehicles from another financing source or may use part of their NMAC financing, pursuant to their related Floorplan Financing Agreement, to finance vehicles purchased from such other manufacturers. Certain Dealers who also are franchised by other manufacturers may have a financing source other than NMAC for their new non-Nissan and non-Infiniti vehicles. When a Dealer has a floorplan financing source other than NMAC for its non-Nissan and non-Infiniti vehicles and such financing source has a prior perfected security interest in NMAC’s collateral, NMAC requires that such Dealer and such other financing source enter into intercreditor agreements with NMAC whereby the relative rights in the payment on the receivables and the security interests in the vehicles and other collateral are specified as between NMAC and such other financing source. NMAC conducts its underwriting and servicing of its domestic Dealer accounts primarily at its centralized processing center in Irving, Texas and corporate offices in Franklin, Tennessee.

Vehicles financed by any Dealer under the floorplan program are categorized by NMAC, under its policies and procedures, as New Vehicles, Pre-Owned Vehicles or Used Vehicles based upon whether the vehicles qualify for the new, pre-owned or used wholesale and retail interest rate chargeable to the Dealer in connection with the vehicles financed.

The terms “New Vehicles,” “Pre-Owned Vehicles” and “Used Vehicles”, as they are currently used, by NMAC in connection with the practices and procedures described herein and with the data supplied herein are defined in the “Glossary of Principal Terms” in this Prospectus. In the future, NMAC may categorize vehicles as New Vehicles, Pre-Owned Vehicles and Used Vehicles differently from the way it currently does based on its current practices and policies.

With respect to forklifts, NMAC also provides wholesale financing to Dealers for their purchase of inventories of new and used Nissan and Barrett forklifts in the normal course of business for their sale, rental or lease. If the Trust Portfolio as of the Series Cut-off Date for a series of Notes includes a material concentration of forklifts, the origination, servicing and credit underwriting process for the forklifts will be described in the accompanying Prospectus Supplement.

Creation of Receivables

NMAC finances 100% of the wholesale invoice price of New Vehicles, including destination charges. NMAC originates receivables in respect of New Vehicles concurrently with the shipment of the vehicles to the financed Dealer. NMAC finances Pre-Owned Vehicles at the greater of 100% of the purchase price and 100% of base wholesale value with no additions allowed using the appropriate designation from either the NADA Official Used Car Guide (“NADA”), the National Auto Research Official Used Car Market Guide Monthly (the “Black Book”) or the Kelly Blue Book (the “Blue Book”). NMAC finances Used Vehicles at 100% of the base wholesale value with no additions allowed using the appropriate designation from either the NADA, the Black Book or the Blue Book.

Dealers are required to remit funds advanced under the floorplan program on the earlier of (i) 10 calendar days after the sale of the vehicles financed or (ii) within two business days after the funds are received for a vehicle sold by the dealership. If a financed vehicle is not sold within a specified period of time, the Dealer may, with NMAC approval, commence making payments to amortize the amount advanced by NMAC for the purchase of such vehicle, in equal monthly installments commencing the month following such specified period of time. See “Dealer Floorplan Financing Business – Billing, Collection Procedures and Payment Terms” in this Prospectus for more information on this payment policy.

Once a Dealer has commenced the floorplanning of a manufacturer’s vehicles through NMAC, NMAC will commit to finance all purchases of vehicles by the Dealer from NNA or any other manufacturer covered by the NMAC financing arrangement. NMAC will consider cancelling this arrangement, however, if a Dealer’s inventory is considered by NMAC to be heavily overstocked, if a Dealer is experiencing financial difficulties or if a Dealer requests controlled vehicle releases. In those circumstances, the NMAC special credit analyst assigned to the account is required to contact the Commercial Credit Department to place the account on finance hold, request that the NMAC inventory control manager schedule and complete an audit of inventory, and take other appropriate remedial action as may be necessary. NMAC provides arrangements to finance inter-Dealer sales of primarily New Vehicles.

For Dealers who participate in certain floorplan programs, NMAC may finance land acquisition (through short-term loans used to acquire real property prior to construction), construction (through short-term loans used to construct new dealership facilities), mortgage loans (through long-term loans used to pay off existing land or construction loans, or to refinance real property for an existing dealership), or equipment, and may make capital loans and revolving lines of credit. The loans advanced other than for vehicle purchases will not constitute Receivables that secure the Notes and will not be purchased by the Issuing Entity.

Credit Underwriting Process

NMAC extends credit to Dealers from time to time based upon established credit lines. Dealers may establish lines of credit to finance purchases of New Vehicles, Pre-Owned Vehicles and Used Vehicles. All Dealers that have a New Vehicle line of credit are also eligible for Pre-Owned Vehicle and Used Vehicle credit lines. A New Vehicle credit line relates to New Vehicles, a Pre-Owned Vehicle credit line relates to Pre-Owned Vehicles, and a Used Vehicle credit line relates to Used Vehicles, as defined above.

A newly established Dealer requesting the establishment of a New Vehicle credit line must submit a commercial financing request along with various other documentation and financial information to NMAC. After receipt of the information, it is standard procedure for NMAC, through the Commercial Credit Department, to investigate the prospective Dealer. The Commercial Credit Department typically evaluates the Dealer’s marketing capabilities, financial resources and credit requirements, and either recommends approval or denial of the Dealer application. When an existing Dealer requests the establishment of a wholesale New Vehicle credit line, the Commercial Credit Department typically investigates the Dealer’s current state of operations and management, including evaluating a factory reference, and marketing capabilities. For all requested credit lines that are within the credit committee’s approval limits, the credit committee either approves or disapproves the Dealer’s request. For credit lines in excess of the credit committee’s approval limits, the credit committee transmits the requisite documentation to the board of directors of NML for approval or disapproval. NMAC applies the same underwriting standards for Dealers franchised by other manufacturers.

Upon approval, Dealers execute a Floorplan Financing Agreement with NMAC. This agreement provides NMAC with a first priority security interest in the financed vehicles and other collateral financed (with certain limited exceptions for assets financed by other creditors of such Dealer as to which NMAC takes a subordinated lien position) and a demand master promissory note in favor of NMAC. Under this agreement, NMAC requires all Dealers to maintain insurance coverage for each vehicle for which it provides floorplan financing, with NMAC designated as loss payee. Additionally, NMAC requires delivery of evidence that the dealership is at or above NMAC capitalization guidelines for working capital and net cash prior to initially funding any vehicles under a floorplanning arrangement. NMAC monitors each dealership’s ongoing compliance with NMAC capitalization guidelines for working capital and net cash, and may either terminate new fundings or otherwise modify the terms under which new fundings will be made for a dealership that is not in compliance therewith or that does not demonstrate to NMAC’s satisfaction prompt efforts to come back into compliance with such guidelines.

The size of a credit line initially offered to a Dealer is based upon NMAC’s assessment of the greater of (a) an amount sufficient to finance a 60-day supply of vehicles at the Dealer’s average New Vehicle sales volume or (b) the distributor’s minimum New Vehicle floorplan requirement (which is generally based on expected annual sales). In the case of a prospective Dealer the initial credit line is based on the distributor’s minimum New Vehicle floorplan requirement (which is generally based on expected annual sales). The amount of a Dealer’s credit line for New Vehicles is adjusted periodically by NMAC. Each adjustment is based upon the Dealer’s average New Vehicle sales during the prior twelve months and, typically, is an adjustment to an amount sufficient to finance a 60-day supply of vehicles at such average sales volume. The amount of a Dealer’s credit line for Pre-Owned Vehicles is also adjusted periodically. This adjustment is based upon the Dealer’s combined average Pre-Owned Vehicle and Used Vehicle sales for the prior twelve months and is, typically, in an amount sufficient to finance a 45-day supply of Pre-Owned Vehicles and Used Vehicles at such average sales volume.

The credit lines for the Dealers are guidelines, not limits, which Dealers may exceed from time to time. NMAC’s decision to extend loans in excess of a Dealer’s credit line is based upon a number of factors, including the creditworthiness of the Dealer and the types of collateral that secure such Dealer’s payment obligations.

Since dealers have varying degrees of complexity in their legal and operational structures and business and financing needs, NMAC’s underwriting process is entirely judgmental. However, standard credit review and recommendation formats are used across the NMAC floorplan portfolio to provide consistent documentation and decisioning.

Intercreditor Agreement Regarding Security Interests in Vehicles and Non-Vehicle Related Security

The floorplan financing arrangements constituting Dealer credit lines, including the Accounts designated for the Issuing Entity, grant NMAC a security interest in the related vehicles and any applicable additional security. Generally, the security interest in the vehicle terminates, as a matter of law, at the time the vehicle is sold or leased by the Dealer. NMAC represents to the Depositor that this security interest in each financed vehicle is a perfected first-priority security interest. Under certain circumstances, NMAC’s security interests in other collateral securing Receivables and other fundings under its agreements with dealerships are not first-priority security interests (as when certain non-vehicle assets of such dealerships are financed by other lenders or pledged as collateral to other lenders prior to NMAC entering into floorplan financing arrangements with such Dealers). Pursuant to the Receivables Purchase Agreement between the Depositor and NMAC, and subject to the limitations specified in the next paragraph, NMAC assigns to the Depositor its security interests in vehicles and in other collateral securing the Receivables. The Depositor assigns these security interests to the Issuing Entity pursuant to the Transfer and Servicing Agreement.

In its other lending activities to the same Dealers and under the same sets of lending documents, NMAC may make capital loans, real estate loans or other advances to Dealers or their parent holding companies or other affiliates that are also secured by a security interest in the vehicles and other non-vehicle collateral securing the Receivables, such as parts inventory, equipment, fixtures, service accounts and/or a personal guarantee securing the Receivables. In the Receivables Purchase Agreement, NMAC agrees not to foreclose on any vehicle until the Issuing Entity has been paid in full on the Receivables secured by the Issuing Entity’s security interest in the vehicle. Although the Issuing Entity in each case will have a first-priority perfected security interest in the related vehicles, a default under any such loans made to a Dealer’s parent holding company or other affiliates may result in a default in respect of such Dealer’s Receivables that have been transferred to the Issuing Entity. In addition, in connection with capital loans, real estate loans or other advances made by NMAC to a Dealer or its parent holding companies or other affiliates, NMAC, in its sole discretion, may realize on the non-vehicle related security for its own benefit before the Issuing Entity is permitted to realize on such security. Because the Issuing Entity will have a subordinate position in the non-vehicle related security, there is no assurance that the Issuing Entity will realize proceeds from the liquidation of any non-vehicle collateral.

Billing, Collection Procedures and Payment Terms

NMAC prepares and distributes each month to each Dealer a statement setting forth billing and related account information. NMAC generates each Dealer’s bills at month end. Interest and other nonprincipal charges must be paid by the end of the month in which they are billed.

Upon the sale of an NMAC financed vehicle, NMAC is entitled to receive payment in full of the related advance within 10 calendar days of the sale, but not later than two business days after the dealership has received payment therefor. Dealers remit payments by check or electronically directly to NMAC. If not sold or leased within twelve months, advances for New Vehicles are typically due in the twelfth month after the date funded, but, with NMAC’s approval, may be repaid in 10 equal monthly installments of 10% of the original amount of such advance commencing in such thirteenth month. If not sold or leased within four months, advances for Pre-Owned Vehicles and Used Vehicles are typically due in the fourth month after the date funded, but, with NMAC approval, may be repaid in 10 equal monthly installments of 10% of the original amount of such advance commencing in such fifth month.

Each Dealer generally has the option, subject to a cash management agreement between NMAC and the Dealer, to make off-sets of any amount into the Cash Management Account administered by NMAC. Any off-set by a Dealer in the Cash Management Account reduces by such off-set amount the balance on which interest accrues on a single line of credit of such Dealer (but the reduction of the balance on which interest accrues is limited to 90% of the principal of the Receivables due from such Dealer on such single line of credit) under its Floorplan Financing Agreement. NMAC does not treat any off-set by a Dealer in the Cash Management Account as a payment under a Floorplan Financing Agreement, and no such off-set reduces the principal balance of any line of credit of such Dealer, except with respect to any off-set amount as to which NMAC exercises its right to set-off a Dealer’s principal balance of Receivables in the event of a default by such Dealer under the cash management agreement or Floorplan Financing Agreement, in each case between NMAC and such Dealer, or a termination of such cash management agreement. A Dealer may request amounts be off-set in the Cash Management Account from time to time, subject to certain limitations. In consideration of this service provided by NMAC, the Dealers who participate in the cash management account program may pay a monthly fee and grant to NMAC a security interest in, and a lien on, all funds transferred to NMAC and held by NMAC in the Cash Management Account. The Pool Balance is calculated net of the Cash Management Account Balance, but the principal balances of Receivables of a Dealer who off-sets amounts into the Cash Management Account are not reduced (except in the case of a set-off by NMAC). Accordingly, each such Dealer is obligated to pay to the Issuing Entity the full principal balance of such Receivables (except in the case of a set-off by NMAC).

For wholesale financing, NMAC generally charges Dealers interest at a floating rate based on the rate designated as the prime rate from time to time by financial institutions selected by NMAC, plus a designated spread for all advances with respect to New Vehicles, Pre-Owned Vehicles and Used Vehicles. NMAC has instituted a floor on its prime rate. NMAC does not use risk-based pricing exclusively to set the spreads charged for all Dealers but will adjust pricing from time to time for specific accounts based on risk, new versus used inventory and manufacturer. In the case of a limited number of Dealers whose other financial dealings are conducted on a LIBOR basis, NMAC has accommodated their requests to set the related floating interest rate based on LIBOR plus a designated spread. The prime rate for such wholesale financing is reset 7 days after change by the financial institutions selected by NMAC and is applied to all balances. LIBOR is generally set the first day of each calendar month.

Relationship with Nissan North America, Inc.

NMAC provides to some new Dealers financial assistance in the form of working capital loans and other loans. In addition, NNA provides floorplan assistance to all Dealers through a number of formal and informal programs. NNA also has a supplemental floorplan assistance program. In this program, NNA reimburses Dealers at the time of retail sale for a specified amount depending upon the vehicle model.

Under an agreement between NNA and each Dealer, NNA commits to repurchase unsold new vehicles in inventory upon Dealer termination at the vehicles’ wholesale prices less a specified margin. NNA only repurchases current model year vehicles that are new, undamaged and unused. NNA also agrees to repurchase from Dealers, at the time of termination of their sale and servicing agreement, current parts inventory. All of the assistance, however, is provided by NNA for the benefit of its Dealers, and does not relieve the Dealers of any of their obligations to NMAC.

Dealer Monitoring

In order to verify a Dealer’s collateral and to ensure that the terms of the financing agreement between the Dealer and NMAC are being met by the dealership, standard policy requires each dealership participating in floorplan financing to be risk rated on a quantitative and qualitative basis by the Special Credit Department each month. The ratings do not measure the risk potential of the NMAC portfolio against the industry. The scoring determines where internal resources should be allocated based on the greatest risk of loss to NMAC. The categories of rating are “A,” “B,” “C” and “D.” Generally, new wholesale dealerships are initially rated as “B” Dealers. This rating determines the audit frequency for the dealership, and such information is compiled in an Audit Planning Schedule and updated quarterly.

For “A” Dealers, those considered to be financially strong and thus presenting the lowest risk of loss by NMAC, vehicle audit frequency generally will not exceed an average of 180 days between audits, with a minimum of one full wholesale audit in any 12 month period (the remaining audits may consist of a Certificate of Origin inspection with a physical inspection of 10% of the outstanding inventory or an electronic audit verification). In addition, “A” Dealers are subject to an extensive due diligence book audit approximately once every five years. Auditors are given greater flexibility for scheduling and audit closure for Dealers ranked in the “A” category.

For “B” Dealers, those with moderate financial strength and a corresponding moderate risk of loss to NMAC, vehicle audit frequency generally will not exceed 90 days between audits, with a full inspection performed during each audit. In addition, “B” Dealers are subject to an extensive due diligence book audit approximately once every three years. Auditors are given somewhat less flexibility for scheduling and audit closure for Dealers ranked in the “B” category.

For “C” Dealers, those considered to be financially weaker and who pose the greater risk of loss to NMAC, vehicle audit frequency generally will not exceed 60 days between audits, with a full inspection performed during each audit. Auditors are given a limited amount of flexibility for scheduling and audit closure for Dealers ranked in the “C” category. In addition, “C” Dealers are subject to an extensive due diligence book audit approximately once every two years.

For “D” Dealers, those considered being the weakest financially and who pose the greatest risk of loss to NMAC, vehicle audit frequency generally will not exceed 30 days between audits, with a full inspection performed during each audit. Auditors are given no flexibility for scheduling and audit closure for Dealers ranked in the “D” category. In addition, “D” Dealers are subject to an extensive due diligence book audit approximately once every year. Dealers that fail to meet NMAC’s financial guidelines are classified as “Workout” Dealers and may be subject to higher interest rates to cover the increased expense associated with this level of risk monitoring.

NMAC’s management adjusts compliance with regard to days between audits and due diligence frequency for “A” and “B” Dealers based on the overall strength of the dealer base in order to properly match resources.

For all vehicles not inspected during a given audit or not waived by the appropriate authority, the auditor is required to resolve the status of each vehicle. While this monitoring procedure is currently used by NMAC and the Commercial Credit Department, such procedures may change in the future.

Extension of Overline Credit

The Wholesale Processing Department and Commercial Credit Department monitor the level of each Dealer’s wholesale credit line(s) and manage balances. Dealers are permitted to exceed those lines on a temporary basis. For example, a Dealer may, immediately prior to a seasonal sales peak, purchase more vehicles than it is otherwise permitted to finance under its existing credit lines. For certain Dealers, overline credit may be extended in an appropriate amount with respect to such Dealer’s circumstances. If at any time NMAC learns that a Dealer’s balance exceeds its approved credit lines, NMAC will evaluate the Dealer’s financial position and if that Dealer qualifies, NMAC may increase the Dealer’s credit lines to support its business model.

Dealer “Status” and NMAC’s Write-Off Policy

Under some circumstances, NMAC will classify a Dealer “Status.” The circumstances include:

•	failure to remit any principal or interest payment when due,

•	any vehicle is “sold out of trust,” that is, the vehicle is sold and the inventory loan is not repaid as required by the financing agreements,

•	insolvency of the Dealer,

•	any loss, theft, damage or destruction to the vehicles, or any encumbrance of the collateral (except as expressly permitted in the financing agreements), and

•	a general deterioration of its financial condition or failure to meet any financial requirements.

Once a Dealer is designated “Status,” NMAC determines any further extension of credit on a case-by-case basis.

NMAC attempts to work with Dealers to resolve instances of Dealers designated “Status.” If, however, a Dealer remains designated “Status,” it can result in one of the following:

•	an orderly liquidation in which the Dealer voluntarily liquidates its inventory through normal sales to retail customers,

•	a forced liquidation in which NMAC repossesses the Dealer’s inventory and, in the case of Nissan- and Infiniti-branded Dealers, closes the dealership,

•	a voluntary surrender of the Dealer’s inventory and, in the case of Nissan- and Infiniti-branded Dealers, dealership closure, or

•	a forced sale of the dealership.

NMAC typically works with Dealers to find third parties to purchase a troubled dealership.

The proceeds of the sales are used to repay amounts due to NMAC. NMAC’s right to use the proceeds to repay its floorplan loans will be affected by the priority of its interests in the sold collateral as described above under “Dealer Floorplan Financing Business — Intercreditor Agreement Regarding Security Interests in Vehicles and Non-Vehicle Related Security.” Once liquidation has begun, NMAC performs an analysis of its position, writes off any amounts identified at that time as uncollectible and attempts to liquidate all possible remaining collateral. During the course of a liquidation, NMAC may recognize additional losses or recoveries.

THE TRUST PORTFOLIO

Receivables in Designated Accounts

The assets of the Issuing Entity consist primarily of a revolving pool of Receivables transferred to it, from time to time, by the Depositor under the Transfer and Servicing Agreement. The revolving pool of Receivables constituting the Trust Portfolio and assets of the Issuing Entity are those arising from time to time in connection with designated Accounts selected from NMAC’s U.S. portfolio of dealer floorplan accounts. Each designated Account must meet specified eligibility criteria. Only the Receivables relating to designated Eligible Accounts will be sold by NMAC to the Depositor, and then transferred by the Depositor to the Issuing Entity. The designated Accounts themselves are not sold or transferred when their Receivables are sold by NMAC to the Depositor and then transferred by the Depositor to the Issuing Entity. NMAC will continue to own the designated Accounts after their designation and, so long as NMAC is the wholesale financing source, will remain obligated under the terms of the Floorplan Financing Agreement to make all related advances. Afterwards, all new Receivables arising in connection with that designated Account will generally be transferred automatically to the Issuing Entity, unless the Account becomes an Ineligible Account. Accounts may contain special subaccounts for the financing of vehicles other than automobiles and light-duty trucks and for fleet purchases. Except to the extent set forth in the prospectus supplement for any series of Notes, these special subaccounts are not included when the Account is designated for the Issuing Entity, and any Receivables arising under these special subaccounts will not be transferred to the Issuing Entity.

At the time a Dealer’s floorplan financing account is designated for the Issuing Entity, the Account must meet specified eligibility criteria in order to be an Eligible Account. The eligibility criteria are set forth under the definition of “Eligible Account” in the “Glossary of Principal Terms” in this Prospectus.

An initial pool of Accounts has been designated for the Issuing Entity. Over time, the composition of this pool may change. The Transfer and Servicing Agreement permits the Depositor to transfer Receivables arising under additional Eligible Accounts. At other times, the Transfer and Servicing Agreement requires the Depositor to transfer Receivables arising under additional Eligible Accounts. See “Description of the Transfer and Servicing Agreement — Additional Designated Accounts” in this Prospectus. The Transfer and Servicing Agreement also permits the Depositor to redesignate Eligible Accounts, the Receivables of which will be removed from the Issuing Entity in limited circumstances and requires the Depositor to redesignate Ineligible Accounts, all or a part of the Receivables of which will be removed from the Issuing Entity. See “Description of the Transfer and Servicing Agreement — Redesignation of Accounts” in this Prospectus. As long as the Issuing Entity has not been terminated, the Accounts giving rise to its Receivables will be those initially designated at the Issuing Entity’s formation plus any Additional Accounts minus any Redesignated Accounts.

DESCRIPTION OF THE NOTES

The Notes will be issued in series. Each series will represent an obligation only of the Issuing Entity. Each series of Notes will be issued under the Indenture, as supplemented by an Indenture Supplement entered into by the Issuing Entity and the Indenture Trustee. Although the following discussion summarizes the terms generally applicable to the Notes of any series, all references to “Notes,” “Noteholders” and “series” must be read in conjunction with the accompanying Prospectus Supplement relating to a particular series.

General

Each series of Notes will consist of one or more classes of Notes. Each class of Notes may have subclasses. Whenever a “class” of Notes is referred to in this Prospectus or the accompanying Prospectus Supplement, it also includes all subclasses of that Note class, unless the context otherwise requires.

The Issuing Entity will pay principal of and interest on a class of Notes solely from the collections on Receivables that are available to that class of Notes after giving effect to all allocations and reallocations, receipts from any Hedge Counterparty, amounts available from any credit enhancement so specified in the accompanying Prospectus Supplement and amounts in any Issuing Entity account relating to that class of Notes. If those sources are not sufficient to pay the Notes of that class, those Noteholders will have no recourse to any other assets of the Issuing Entity or the assets of any other entity for the payment of principal of or interest on those Notes.

The Depositor initially will own the Transferor Interest. The holders of the Transferor Interest will have the right, subject to limitations, to the collections from the assets in the Trust Portfolio not allocated to the holders of the Notes. The Transferor Interest may be transferred, in whole or in part, subject to the limitations and conditions set forth in the Trust Agreement and the Transfer and Servicing Agreement. See “Description of the Transfer and Servicing Agreement — Matters Regarding the Servicer and Depositor” in this Prospectus. At the discretion of the holders of the Transferor Interest, the Transferor Interest may be held either in uncertificated form or in the form of a Depositor Certificate.

During the Revolving Period, the Invested Amount of a series or class will remain constant except under limited circumstances. See “Sources of Funds to Pay the Notes — Defaulted Amount and Reallocated Principal Collections” in this Prospectus. The Pool Balance, however, will vary each day as new Principal Receivables are created and others are paid, charged off as uncollectible or otherwise adjusted and as the Cash Management Account Balance fluctuates. In addition, the Pool Balance will increase when new Receivables are generated in existing designated Accounts and Receivables arising in connection with Additional Accounts are transferred to the Issuing Entity, and will decrease when the Depositor redesignates an Account, the Receivables of which are removed from the Issuing Entity. The Depositor Amount will fluctuate each day, therefore, to reflect the changes in the amount of the Pool Balance relative to the Invested Amounts of the Notes. When a series or class is amortizing, the Invested Amount of that series or class will decline as Principal Receivables are collected and distributed to the Noteholders or deposited into Accumulation Accounts. The Depositor Amount may also be reduced as the result of new issuances of Notes. See “Description of the Notes — New Issuances” in this Prospectus.

If, on any day, the amount of any Receivable is reduced because of a rebate to the Dealer, billing error, returned merchandise or certain other similar non-cash items, the Pool Balance will be reduced by the amount of the adjustment. In the event that the Pool Balance is reduced in this way, the Depositor Amount will be correspondingly reduced. Furthermore, if, as of the last day of any Collection Period, any reduction in the Pool Balance causes the Adjusted Pool Balance to fall below the Required Participation Amount as of the last day of such Collection Period, the Depositor will be required to contribute additional Receivables to the Issuing Entity or deposit into the Excess Funding Account funds in an amount equal to such deficiency. As described under “Sources of Funds to Pay the Notes — Application of Collections” in this Prospectus, the Depositor is also required to make a deposit to the Excess Funding Account from amounts otherwise distributable to the Depositor on any day on which the Adjusted Pool Balance is less than the Required Participation Amount. In addition, NMAC is obligated to pay to the Depositor (i) an amount equal to any reduction in a Receivable because of a rebate to the Dealer, billing error, returned merchandise or certain other non-cash items and (ii) any amounts received by NMAC from NNA and non-Nissan manufacturers in connection with a Dealer termination and, in each such case, the Depositor is obligated to make a corresponding payment to the Issuing Entity.

The following terms of the Notes will be set forth in the accompanying Prospectus Supplement:

•	the series designation;

•	the rate per annum at which the Notes will bear interest, if any, or the formula or index on which that rate will be determined and the date from which interest will accrue;

•	the interest and principal Payment Dates, if any, for the Notes;

•	the priority of payments;

•	the amounts allocated to interest and principal payments during any Collection Period or on any Payment Date;

•	the stated principal amount of each Class of Notes and, if there is more than one class of Notes, whether they are Class A Notes, Class B Notes or Class C Notes or a subclass of any of such class;

•	the Invested Amount of each series of Notes;

•	the Overcollateralization Amount, if any, for each series of Notes;

•	the Expected Final Payment Date of the Notes;

•	the Final Maturity Date of the Notes;

•	the times at which the Notes may, pursuant to any optional or mandatory redemption provisions, be redeemed, and the other terms and provisions of those redemptions;

•	any additional events of default or early amortization events for the Notes of that series; and

•	other material terms of the Notes.

Holders of Notes of any outstanding series or class will not have the right to review or consent to any subsequent issuance of Notes. A series or class of Notes may be issued privately, which series or class would therefore not be offered pursuant to this Prospectus or the accompanying Prospectus Supplement.

The Issuing Entity may, without the consent of any Noteholders, issue additional Notes of an existing series or class of Notes. Any such issuance of additional Notes must satisfy the applicable conditions under “Description of the Notes — New Issuances” below.

Book-Entry Registration

Each series or class of Notes offered by this Prospectus and the accompanying Prospectus Supplement will be represented by one or more notes registered in the name of Cede, as nominee of DTC (provided that any Notes retained by the Depositor or an affiliate of the Depositor will be issued as Definitive Notes). Noteholders may hold beneficial interests in the Notes through the DTC (in the United States) or Clearstream Banking Luxembourg or Euroclear Bank S.A./NV (the “Euroclear Operator”) as operator of the Euroclear (in Europe or Asia) directly if they are participants of those systems, or indirectly through organizations which are participants of those systems.

No Noteholder will be entitled to receive a certificate representing that Person’s interest in the Notes, except as set forth below. Unless and until Notes of a series (other than, for such series, any Notes retained by the Depositor or conveyed to an affiliate of the Depositor) are issued in fully registered certificated form under the limited circumstances described below, all references in this Prospectus and the accompanying Prospectus Supplement to actions by Noteholders will refer to actions taken by DTC upon instructions from DTC Participants, and all references in this Prospectus to distributions, notices, reports and statements to Noteholders will refer to distributions, notices, reports and statements to Cede, as the registered holder of the Notes, for distribution to Noteholders in accordance with DTC procedures. Therefore, it is anticipated that the only Noteholder will be Cede, the nominee of DTC. Noteholders will not be recognized by the Indenture Trustee as Noteholders as the terms will be used in the relevant agreements, and Noteholders will only be able to exercise their collective rights as holders of Notes of the related series class indirectly through DTC, the DTC Participants and the Indirect Participants, as further described below. In connection with such indirect exercise of rights through the DTC system, Noteholders may experience some delays in their receipt of payments, since distributions on book-entry securities first will be forwarded to Cede. Notwithstanding the foregoing, Noteholders are entitled to all remedies available at law or in equity with respect to any delay in receiving distributions on the Notes, including but not limited to remedies set forth in the relevant agreements against the DTC Participant or Indirect Participant parties thereto.

Under a book-entry format, DTC can only act on behalf of DTC Participants that in turn can only act on behalf of Indirect Participants. Therefore, the ability of a Noteholder to pledge book-entry securities to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such book-entry securities, may be limited due to the lack of physical certificates or notes for such book-entry securities. In addition, issuance of the Notes in book-entry form may reduce the liquidity of such securities in the secondary market since certain potential investors may be unwilling to purchase securities for which they cannot obtain physical notes.

Clearstream Banking Luxembourg and Euroclear will hold omnibus positions on behalf of their participants (referred to herein as “Clearstream Banking Participants” and “Euroclear Participants,” respectively) through customers’ securities accounts in their respective names on the books of their respective depositaries (collectively, the “Depositaries”) which in turn will hold those positions in customers’ securities accounts in the Depositaries’ names on the books of DTC.

Transfers between DTC Participants will occur in accordance with DTC rules. Transfers between Clearstream Banking Participants and Euroclear Participants will occur in accordance with their applicable rules and operating procedures.

Cross-market transfers between Persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream Banking Luxembourg or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary. However, each of these cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines. The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream Banking Participants and Euroclear Participants may not deliver instructions directly to the Depositaries.

Because of time-zone differences, credits of securities received in Clearstream Banking Luxembourg or Euroclear as a result of a transaction with DTC Participants will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Those credits or any transactions in those securities settled during that processing will be reported to the relevant Euroclear or Clearstream Banking Luxembourg participant on that business day. Cash received in Clearstream Banking Luxembourg or Euroclear as a result of sales of securities by or through a Clearstream Banking Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream Banking Luxembourg or Euroclear cash account only as of the business day following settlement in DTC.

DTC is a limited purpose trust company organized under the New York banking law, a “banking organization” within the meaning of the New York banking law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. DTC holds and provides asset servicing for over 2 million issues of U.S. and non-U.S. equity issues, corporate and municipal debt issues, and money market instruments from over 85 countries that DTC Participants deposit with DTC. DTC also facilitates the post-trade settlement among DTC Participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between DTC Participants’ accounts. This eliminates the need for physical movement of securities certificates. DTC Participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC in turn, is owned by a number of DTC Participants and members of the National Securities Clearing Corporation, Government Securities Clearing Corporation, MBS Clearing Corporation, and Emerging Markets Clearing Corporation (“NSCC,” “GSCC,” “MBSCC” and “EMCC,” also subsidiaries of DTCC), as well as by the New York Stock Exchange, Inc., the American Stock Exchange LLC, and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a DTC Participant, either directly or indirectly (“Indirect Participants”). DTC has Standard & Poor’s highest rating: AAA. The rules applicable to DTC and its Participants are on file with the Securities Exchange Commission. More information about DTC can be found at www.dtcc.com.

Purchases of Notes of one or more series under the DTC system must be made by or through DTC Participants, which will receive a credit for those Notes on DTC’s records. The ownership interest of each actual purchaser of each Note (“Beneficial Owner”) is in turn to be recorded on the DTC and Indirect Participants’ records. Beneficial Owners will not receive written confirmation from DTC of their purchase. Beneficial Owners are, however, expected to receive written confirmation from DTC providing details of the transaction, as well as periodic statements of their holdings, from the DTC or Indirect Participant through which the Beneficial Owner entered into the transaction. Transfers of ownership interests in the Notes are to be accomplished by entries made on the books of DTC and Indirect Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interest in the Notes, except in the event that use of the book-entry system for the Notes is discontinued.

To facilitate subsequent transfers, all Notes deposited by DTC Participants with DTC will be registered in the name of DTC’s partnership nominee, Cede or such other name as may be requested by an authorized representative of DTC. The deposit of Notes with DTC and their registration in the name of Cede will effect no change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the Notes; DTC’s records reflect only the identity of the DTC Participants to whose accounts such Notes are credited, which may or may not be the Beneficial Owners. The DTC and Indirect Participants will remain responsible for keeping account of their holdings on behalf of their customers. While the Notes of a series are held in book-entry form, Noteholders will not have access to the list of Noteholders of that series, which might impede the ability of Noteholders to communicate with each other.

Conveyance of notices and other communications by DTC to DTC Participants, by DTC Participants to Indirect Participants, and by DTC Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

DTC has advised the Depositor that it will take any action permitted to be taken by a Noteholders only at the direction of one or more DTC Participants to whose account with DTC the Notes are credited. Additionally, DTC has advised the Depositor that it will take those actions with respect to specified percentages of the Invested Amount only at the direction of and on behalf of DTC Participants whose holdings include interests that satisfy those specified percentages. DTC may take conflicting actions with respect to other interests to the extent that those actions are taken on behalf of DTC Participants whose holdings include those interests.

Neither DTC nor Cede (nor such other DTC nominee) will consent or vote with respect to the Notes unless authorized by a DTC Participant in accordance with DTC’s procedures. Under its usual procedures, DTC mails an Omnibus Proxy to the Indenture Trustee as soon as possible after the record date. The Omnibus Proxy assigns Cede’s consenting or voting rights to those DTC Participants to whose accounts the Notes are credited on the record date (identified in a listing attached to the Omnibus Proxy).

Redemption proceeds, distributions, and dividend payments on the Notes will be made to Cede, or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit DTC Participants’ accounts on each Payment Date, upon DTC’s receipt of funds and corresponding detail information from the Indenture Trustee in accordance with their respective holdings shown on DTC’s records, unless DTC has reason to believe that it will not receive payment on that Payment Date. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such Participant and not of DTC, the Indenture Trustee or any paying agent appointed by the Indenture Trustee, the Depositor or Servicer, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of redemption proceeds, distributions, and dividend payments to Cede (or such other nominee as may be requested by an authorized representative of DTC) is the responsibility of the Indenture Trustee (or any paying agent appointed by the Indenture Trustee), disbursement of such payments to DTC Participants will be the responsibility of DTC, and disbursement of such payments to the Beneficial Owners will be the responsibility of DTC and Indirect Participants.

DTC may discontinue providing its services as securities depository with respect to the Notes at any time by giving reasonable notice to the Indenture Trustee. Under such circumstances, in the event that a successor securities depository is not obtained, Note certificates are required to be printed and delivered.

Clearstream Banking Luxembourg is incorporated under the laws of Luxembourg as a professional depository. Clearstream Banking Luxembourg holds securities for its participating organizations (“Clearstream Banking Participants”) and facilitates the clearance and settlement of securities transactions between Clearstream Banking Participants through electronic book-entry changes in accounts of Clearstream Banking Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Clearstream Banking Luxembourg in any of various currencies, including United States dollars. Clearstream Banking Luxembourg provides Clearstream Banking Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream Banking Luxembourg interfaces with domestic markets in several countries. As a professional depository, Clearstream Banking Luxembourg is subject to regulation by the Luxembourg Monetary Institute.

Clearstream Banking Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and other organizations and may include any underwriters, agents or dealers with respect to any class or series of Notes offered by this Prospectus and each accompanying Prospectus Supplement. Indirect access to Clearstream Banking Luxembourg is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Banking Participant, either directly or indirectly.

Euroclear was created in 1968 to hold securities for participants of the Euroclear System (“Euroclear Participants”) and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of various currencies, including United States dollars. The Euroclear System includes various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries, generally similar to the arrangements for cross-market transfers with DTC described above. The Euroclear System is operated by Euroclear Bank S.A./N.V. (the “Euroclear Operator” or “Euroclear”), under contract with Euroclear Clearance System S.C., a Belgian cooperative corporation (the “Cooperative”). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts of the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for the Euroclear System on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include any underwriters, agents, or dealers with respect to any class or series of Notes offered by this Prospectus and each accompanying Prospectus Supplement. Indirect access to the Euroclear System is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

Securities clearance accounts and cash accounts with Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the “Terms and Conditions”). The Terms and Conditions govern transfers of securities and cash within the Euroclear System, withdrawals of securities and cash from the Euroclear System and receipts of payments with respect to securities in the Euroclear System. All securities in the Euroclear System are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

Payments with respect to Notes held through Clearstream Banking Luxembourg or Euroclear will be credited to the cash accounts of Clearstream Banking Participants or Euroclear Participants in accordance with the relevant system’s rules and procedures, to the extent received by its Depositary. Those payments will be subject to tax withholding in accordance with relevant United States tax laws and regulations. See “Material Federal Income Tax Consequences” in this Prospectus. Clearstream Banking Luxembourg or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Noteholder on behalf of a Clearstream Banking Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to its Depositary’s ability to effect those actions on its behalf through DTC.

Although DTC, Clearstream Banking Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Notes among participants of DTC, Clearstream Banking Luxembourg and Euroclear, they are under no obligation to perform or continue to perform those procedures and those procedures may be discontinued at any time.

None of the Servicer, the Depositor, the Administrator, the Indenture Trustee or Owner Trustee will have any liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Notes held by Cede, DTC, Clearstream Banking Luxembourg or Euroclear, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

Definitive Notes

The Notes of each series will be issued in fully registered, certificated form to Noteholders or their nominees, rather than to DTC or its nominee, only if:

•

DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to those Notes and the Depositor, the Administrator or the Indenture Trustee is unable to locate a qualified successor (and if it is the Depositor or the Administrator that has made that determination, the Depositor or the Administrator so notifies the Indenture Trustee in writing);

•	the Depositor or the Administrator or the Indenture Trustee, as applicable, at its option and to the extent permitted by law, elects to terminate the book-entry system through DTC;

•

after the occurrence of an Event of Default or a Servicer Default with respect to those Notes, holders representing at least a majority of the outstanding principal amount of the Notes of that class, acting together as a single class, advise the Indenture Trustee through DTC in writing that the continuation of a book-entry system through DTC (or a successor thereto) with respect to those Notes is no longer in the best interests of the holders of that class of Notes; or

•	as otherwise described in the accompanying Prospectus Supplement.

Upon the occurrence of any event described in the immediately preceding paragraph, the Indenture Trustee will be required to notify all applicable Noteholders of a given series through DTC Participants of the availability of Definitive Notes. Upon surrender by DTC of the definitive certificates representing the corresponding Notes and receipt of instructions for re-registration, the Indenture Trustee will reissue those Notes as Definitive Notes to those Noteholders.

Payments of principal of, and interest on, the Definitive Notes will thereafter be made by the Indenture Trustee in accordance with the procedures set forth in the Indenture directly to holders of Definitive Notes in whose names the Definitive Notes were registered at the close of business on the applicable record date specified for those Notes in the accompanying Prospectus Supplement. Those payments will be made in the manner set forth in the applicable Indenture Supplement. The final payment on any Definitive Note, however, will be made only upon presentation and surrender of that Definitive Note at the office or agency specified in the notice of final payment to the applicable Noteholders. The Indenture Trustee will provide that notice to the applicable Noteholders not less than 15 nor more than 30 days prior to the date on which the final payment is expected to occur.

Definitive Notes will be transferable and exchangeable at the offices of the transfer agent and registrar, which will initially be the Indenture Trustee, or of a registrar named in a notice delivered to holders of Definitive Notes. No service charge will be imposed for any registration of transfer or exchange, but the Indenture Trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

New Issuances

The Indenture provides that, under any one or more Indenture Supplements, the Issuing Entity may, or the Depositor may cause the Owner Trustee, on behalf of the Issuing Entity, to issue one or more new series of Notes and may define all principal terms of those Notes. Each series issued may have different terms and enhancements than any other series. If the accompanying Prospectus Supplement so provides, and on the specified terms and conditions, additional Notes of any series may be issued. Upon the issuance of an additional series of Notes, the Depositor, the Servicer, the Indenture Trustee and the Issuing Entity are not required and do not intend to obtain the consent of any Noteholder of any other series previously issued by the Issuing Entity. The Issuing Entity may offer any series under a prospectus or other disclosure document, in offerings under this Prospectus or in transactions either registered under the Securities Act of 1933, as amended, or exempt from registration thereunder directly, through one or more other underwriters or placement agents, in fixed-price offerings or in negotiated transactions or otherwise.

Unless otherwise specified in the accompanying Prospectus Supplement, a new issuance may only occur upon the satisfaction of conditions provided in the Indenture. The Issuing Entity may, or the Depositor may cause the Owner Trustee, on behalf of the Issuing Entity, to issue one or more new series of Notes by notifying the Owner Trustee, the Indenture Trustee, the Servicer and each Rating Agency at least seven days in advance of the date upon which the new issuance is to occur. The notice will state the date upon which the new issuance is to occur.

Unless otherwise specified in the accompanying Prospectus Supplement, the Owner Trustee will execute, and the Indenture Trustee will authenticate, the Notes of any series only upon delivery of the following items, or satisfaction of the following conditions, among others:

•

on or before the seventh business day immediately preceding the Series Issuance Date for such series, the Depositor has given the Owner Trustee, the Indenture Trustee, the Servicer and each Rating Agency written notice (unless such notice requirement is otherwise waived) of such issuance and such Series Issuance Date;

•	the Depositor has delivered to the Owner Trustee and the Indenture Trustee an Indenture Supplement specifying the principal terms of the new series;

•	the Depositor has delivered to the Indenture Trustee any related enhancement agreement for the enhancement executed by the Depositor and the Person providing such enhancement;

•

the Depositor has delivered to the Indenture Trustee a certificate of an authorized officer of the Depositor, dated such Series Issuance Date, to the effect that the Depositor reasonably believes that as of such Series Issuance Date no Event of Default or Early Amortization Event has occurred and is continuing for any series and such issuance will not have a Significant Adverse Effect and will not cause any Event of Default or Early Amortization Event to occur with respect to any outstanding series; and

•	after giving effect to the new issuance, the Adjusted Pool Balance equals or exceeds the Required Participation Amount.

Further, additional series of Notes and additional Notes of the same series may be issued only if (i) the Depositor has delivered to the Indenture Trustee a Required Federal Income Tax Opinion with respect to such issuance and (ii) the Rating Agency Condition has been satisfied.

Funding Period

For any series of Notes, the total amount of Principal Receivables in the Issuing Entity allocable to that series may be less than the total initial principal balance of the Notes of that series. If this occurs, that series’ initial amount invested in Principal Receivables will be less than its initial note principal balance. In this case, the accompanying Prospectus Supplement will set forth the terms of a funding period for that series.

During the Funding Period for any series of Notes, the portion of the series’ amount not invested in Principal Receivables will be maintained in a pre-funding account. On the Series Issuance Date for that series of Notes, this amount will not exceed 50% of the principal balance of that series of Notes. The amount invested in Principal Receivables for that series will increase as new Receivables are transferred to the Issuing Entity or as the amount invested in Principal Receivables of other outstanding series is reduced.

During the Funding Period, funds on deposit in the pre-funding account will be paid to the Depositor as the amount invested in Principal Receivables increases. If the amount invested in Principal Receivables for that series is not increased so that it equals the principal balance of the Notes of that series by the end of the Funding Period, any amount remaining in the pre-funding account will be repaid to Noteholders. This type of event may also cause repayment of other amounts to Noteholders, as set forth in the accompanying Prospectus Supplement.

If so specified in the accompanying Prospectus Supplement, funds on deposit in the pre-funding account will be invested by the Indenture Trustee in Eligible Investments or will be subject to a guaranteed rate or investment agreement or other similar arrangement. On each Payment Date during the Funding Period, earnings on funds in the pre-funding account during the related monthly period will be withdrawn from the pre-funding account and deposited, together with any applicable payment under a guaranteed rate or investment agreement or other similar arrangement, into the Collection Account as Interest Collections to make interest payments on the Notes of the related series in the manner specified in the accompanying Prospectus Supplement.

The accompanying Prospectus Supplement for a series with a Funding Period will set forth:

•	the series’ initial amount invested in Principal Receivables;

•	the series’ full amount invested in Principal Receivables, which is the initial principal balance of the series of Notes;

•	the date on which the series’ amount invested in Principal Receivables is expected to equal the full amount invested in Principal Receivables;

•	the date by which the Funding Period will end, provided that the Funding Period will not exceed one year; and

•	any other events that will occur if the Funding Period ends before the full amount invested in Principal Receivables is funded.

Stated Principal Amount, Outstanding Principal Amount, Invested Amount and Series Nominal Liquidation Amount

Each Note will have a stated principal amount and an outstanding principal amount. Each series of Notes will have an Invested Amount and a Series Nominal Liquidation Amount.

Stated Principal Amount. The stated principal amount of a Note is the amount that is stated on the face of the Note to be payable to its holders, which will be expressed in U.S. dollars.

Outstanding Principal Amount. The outstanding principal amount of a Note, other than a discount Note, is the same as the stated principal amount, less principal payments to the Noteholders. For discount Notes, the outstanding principal amount is an amount stated in, or determined by a formula described in, the accompanying Prospectus Supplement.

Invested Amount. In most circumstances, the Invested Amount of a series of Notes will be equal to the outstanding principal amount of the Notes in that series. However, if unreimbursed charge-offs of Defaulted Receivables allocable to any series for such series exceed the Overcollateralization Amount for such series as described below under “Description of the Notes — Stated Principal Amount, Outstanding Principal Amount, Invested Amount and Series Nominal Liquidation Amount — Series Nominal Liquidation Amount,” there will be a reduction in the Invested Amount of that series of Notes. Unless that deficiency is reimbursed from Interest Collections or otherwise, the outstanding principal amount of such Notes will not be paid in full. In addition, the Invested Amount of a series of Notes may be reduced by amounts deposited in the Accumulation Account with respect to such series and payments of principal of such Notes and by the amount of all payments of and deposits with respect to principal with respect to the Notes of that series. Also, the Invested Amount of a series of Notes may be increased in connection with issuances of additional Notes of any series as and to the extent described in the accompanying Prospectus Supplement.

Series Nominal Liquidation Amount. The Series Nominal Liquidation Amount is used to calculate the amount of collections that will be allocated to any series of Notes and then to determine the portion of those collections available to make payment to the holders of the Notes within that series. The Series Nominal Liquidation Amount is also used to establish the maximum amount that can be repaid on a series of Notes. This means that if the Series Nominal Liquidation Amount of any series of Notes has been reduced by charge-offs of Defaulted Receivables or by Reallocated Principal Collections, the holders of Notes of the series with the reduced Series Nominal Liquidation Amount may receive less than the full stated principal amount of their Notes, because the amount of U.S. dollars allocated to pay them may be less than the outstanding principal amount of the Notes of that series.

The Series Nominal Liquidation Amount of any series of Notes may be reduced as follows:

•

If there are Defaulted Receivables, the portion of the related Defaulted Amounts allocated to a series of Notes will reduce the Series Nominal Liquidation Amount of that series to the extent the amount so allocated is greater than the Series Investor Available Interest Amounts, Shared Excess Interest Amounts and any funds on deposit in any reserve account. The Issuing Entity will allocate these reductions first to the Overcollateralization Amount. Any such remaining reductions will be allocated to the Invested Amount of that series. If the series has subordinated classes of Notes, the reductions in the Series Nominal Liquidation Amount for that series of Notes will be first borne by the subordinated classes of Notes of that series in succession, beginning with the most subordinated class. The effect of this can be seen in the following example. If a series of Notes has three classes, Class A, Class B and Class C, with Class C being the most subordinated, if the Invested Amount of that series has been reduced, there will not be enough dollars to fully repay the outstanding principal amount of all three classes of Notes of that series. Class A will receive Series Investor Available Principal Amounts, Shared Excess Principal Amounts, any funds on deposit in any reserve account and the allocable share of funds in the Excess Funding Account until its outstanding principal amount is paid in full, but in no event more than the reduced Invested Amount for that series; Class B will then receive remaining Series Investor Available Principal Amounts, Shared Excess Principal Amounts, any funds on deposit in any reserve account and the allocable share of funds in the Excess Funding Account until its principal amount is paid in full, but in no event more than the reduced Invested Amount for that series; and then Class C will receive remaining Series Investor Available Principal Amounts, Shared Excess Principal Amounts, any funds on deposit in any reserve account and the allocable share of funds in the Excess Funding Account, up to the remaining Invested Amount for that series. The accompanying Prospectus Supplement for any series of Notes may provide for a different allocation of these reductions.

•

If Principal Collections are reallocated from an Overcollateralization Amount of a series to the Notes of that series, the Overcollateralization Amount will be reduced by the amount of that reallocation. Unless the related series of Notes has subordinated classes, Principal Collections will only be reallocated to the extent such reallocations do not exceed the Overcollateralization Amount of that series. If the related series of Notes has subordinated classes, and the Overcollateralization Amount of that series has been reduced to zero, then further reallocations of Principal Collections will reduce the Invested Amount of that series, but not below the outstanding principal amount of the most senior class. The other effects of such reductions on series of Notes that have subordinated classes will be as described in the preceding paragraph. The accompanying Prospectus Supplement for any series of Notes may provide for a different allocation of these reductions.

•

If the holders of a class or series of Notes direct a sale of Receivables after an Event of Default and acceleration, the application of the proceeds thereof, together with any amounts then held in the Collection Account, the Excess Funding Account and any other Issuing Entity Account for such series as are allocated to such series and any amounts available from credit enhancement for such series. See “Sources of Funds to Pay the Notes — Sale of Receivables” in this Prospectus.

The Series Nominal Liquidation Amount of a series of Notes can be increased as follows:

•	For a class of discount Notes, the Series Nominal Liquidation Amount will increase over time as interest accrues, to the extent that Interest Collections are allocated to that class for that purpose.

•

If the Issuing Entity issues additional Notes of a series, as described in “Description of the Notes — New Issuances” in this Prospectus, the Series Nominal Liquidation Amount of such series will increase proportionally to such additional issuance.

•

If Series Investor Available Interest Amounts, Shared Excess Interest Amounts and any funds on deposit in a reserve account are available, they will be applied to reimburse earlier reductions in the Series Nominal Liquidation Amount from charge-offs of Defaulted Receivables or from reallocations of Principal Collections.

If the Invested Amount portion of the Series Nominal Liquidation Amount has been reduced and not fully reinstated, then the increase in the Series Nominal Liquidation Amount will be applied first to reinstate the Invested Amount portion thereof until the Invested Amount is fully reinstated and then to reinstate the Overcollateralization Amount.

Allocations of charge-offs of Defaulted Receivables and reallocations of Principal Collections to Notes reduce the Series Nominal Liquidation Amount of outstanding Notes only, and do not affect Notes that are issued after that time.

Interest Payments

For each series of Notes and each related class, interest will accrue from the relevant Series Issuance Date on the applicable outstanding principal amount at the applicable interest rate. The interest rate on any Note may be a fixed, floating or any other type of rate as specified in the accompanying Prospectus Supplement. Each class of floating rate notes will bear interest determined by reference to an index as specified in the accompanying Prospectus Supplement, which may be based upon, among other things, London interbank offered rate, prime rate or NMAC base rate, plus a spread as specified in the Prospectus Supplement. Interest on the Notes, other than zero coupon Notes, will generally be paid, or deposited for later payment, to Noteholders on the Payment Dates specified in the accompanying Prospectus Supplement. In addition, as specified in the accompanying Prospectus Supplement, interest payments or deposits on any Payment Date generally will be funded from:

•	Interest Collections received during the preceding Collection Period or periods;

•	investment earnings, if any, on any funds held in the Issuing Entity’s bank accounts;

•	funds on deposit in any reserve account;

•	any Shared Excess Interest Amounts from other series (which may be limited to series in a sharing group);

•	any receipts from any Hedge Counterparty;

•	any other credit enhancement, to the extent described in the accompanying Prospectus Supplement; and

•	other amounts specified in the accompanying Prospectus Supplement.

If interest payments will be made less frequently than monthly, an interest funding account may be established to accumulate the required interest amount. If a series has more than one class of Notes, that series may have more than one interest funding account. See “Sources of Funds to Pay the Notes — Issuing Entity Accounts” in this Prospectus for a discussion of the accounts of the Issuing Entity.

Your class of Notes will pay interest on the dates and at the interest rate specified in the accompanying Prospectus Supplement. If your Notes bear interest at a floating or variable rate, the accompanying Prospectus Supplement will describe how that rate is calculated.

The Receivables generally pay interest at a variable rate based on the prime or LIBOR rate. A series, class or sub-class of Notes may bear interest either at a fixed rate or at a floating rate based on a different index.

If so specified in the accompanying Prospectus Supplement, the interest rate applicable to your Notes may be subject to an available funds cap, meaning that the interest rate applicable thereto will be deemed not to exceed the aggregate amount of Interest Collections and other amounts specifically available to fund payments of interest on your Notes.

If so specified in the accompanying Prospectus Supplement, your series of Notes (or any class of that series) may have the benefit of a Hedge Agreement entered into between the Issuing Entity or Indenture Trustee for the benefit of holders of the specified Notes of such series and a counterparty specified in such accompanying Prospectus Supplement that provides limited protection against such risk. The principal terms and provisions of any Hedge Agreement will be specified in such accompanying Prospectus Supplement.

Principal Payments

Generally, each series or class of Notes will begin with a Revolving Period during which no principal payments will be made to the holders of such Notes. Following its Revolving Period, each series or class of Notes is expected to begin to accumulate principal or begin to distribute principal to Noteholders. The accompanying Prospectus Supplement describes the conditions under which an Accumulation Period, Early Amortization Period or other principal payment period will begin for your series or class of Notes.

Principal payments for any series or class of Notes will be funded from Principal Collections, other Issuing Entity Assets treated as Principal Collections received during the related Collection Period or periods and certain other amounts as specified in the accompanying Prospectus Supplement and allocated to that series or class.

Principal will accumulate in an Accumulation Account if your series or class of Notes includes an Accumulation Period. As described in the accompanying Prospectus Supplement, during the Accumulation Period, on each Payment Date an amount of principal, up to the amount specified, will be set aside in an Accumulation Account. This accumulated principal is expected to be paid to those Noteholders on the date specified in the accompanying Prospectus Supplement for that series or class, or earlier if an Early Amortization Period begins before your Expected Final Payment Date. If an Early Amortization Period begins, on each Payment Date with respect to such Early Amortization Period, all Series Investor Available Principal Amounts for the related series, plus (on the first Payment Date with respect to such Early Amortization Period) all amounts on deposit in the Accumulation Account (together with other amounts specified in the accompanying Prospectus Supplement), will be paid to the Noteholders of such series as set forth in the accompanying Prospectus Supplement. Although your series may feature an Accumulation Period, your series or class of Notes might not accumulate principal as expected during such period if an Early Amortization Event or Event of Default occurs.

Funds on deposit in any Accumulation Account for a series or class of Notes may be subject to a guaranteed rate agreement or guaranteed investment contract or other arrangement specified in the accompanying Prospectus Supplement intended to assure a minimum rate of return on the investment of those funds. In order to enhance the likelihood of the payment in full of the principal balance of a series or class of Notes at the end of an Accumulation Period, that series or class of Notes may be subject to a principal guaranty or other similar arrangement specified in the accompanying Prospectus Supplement.

If your series or class of Notes includes a Controlled Amortization Period and this amortization period begins, principal will be paid to you in increments, up to the amount specified in the accompanying Prospectus Supplement. Your series or class of Notes might also begin to pay principal to you without regard to the limits of such increments if an Early Amortization Event occurs.

If your series has multiple classes, different classes of your series may have differing priorities for the accumulation or payment of principal. This means that Noteholders of other classes could begin to receive payments of principal before you do. The accompanying Prospectus Supplement specifies the manner, timing and priority of principal payments to Noteholders of each class.

There can be no assurance that principal will be available when expected, either to accumulate or to pay to you. The day on which the Accumulation Period commences for your series or class of Notes is based upon assumptions about payment rates on the Receivables, as detailed in the accompanying Prospectus Supplement. There can be no assurance that these payment rate assumptions will be correct. Payment rates depend on collections of Receivables. Collections can vary seasonally and are also affected by general economic conditions. There can be no assurance that future events will be consistent with historical payment rates relating to NMAC’s entire floorplan portfolio or that the performance of the Receivables in the Trust Portfolio will be similar to the performance of NMAC’s entire floorplan portfolio. The life of your Notes might be longer than expected if principal is collected more slowly. Alternatively, the occurrence of any Early Amortization Event may substantially shorten the average life of your Notes.

Credit and Cash Flow Enhancement

Credit and cash flow enhancement for your series or class of Notes may be in the form of overcollateralization (which is effectively subordination of a portion of the Transferor Interest), subordination of other series or classes of Notes, a reserve account, cash deposits or any combination of the above. The accompanying Prospectus Supplement for each series will specify the form, amount, limitations and provider of any credit enhancement available to that series or, if applicable, to particular classes of that series. Any credit enhancement that constitutes a guarantee of the applicable series of Notes will be separately registered under the Securities Act unless exempt from registration under the Securities Act.

The presence of credit enhancement for the benefit of any class or series of Notes is intended to enhance the likelihood of receipt by the Noteholders of that class or series of the full amount of principal of and interest on those Notes and to decrease the likelihood that Noteholders will experience losses. Any form of credit enhancement will have limitations and exclusions from coverage, which will be described in the accompanying Prospectus Supplement. The credit enhancement for a class or series of Notes will not provide protection against all risks of loss and will not guarantee repayment of the entire principal of and interest on those Notes. If losses occur that exceed the amount covered by any credit enhancement or that are not covered by any credit enhancement, Noteholders of any class or series will bear their allocable share of deficiencies, as described in the accompanying Prospectus Supplement. In addition, if a form of credit enhancement covers more than one class of Notes, Noteholders of any of those classes will be subject to the risk that credit enhancement will be exhausted by the claims of Noteholders of other classes.

Overcollateralization

If so specified in the accompanying Prospectus Supplement, each series of Notes will have credit enhancement in the form of an Overcollateralization Amount. If a series of Notes has more than one class, then the Subordinated Notes of that series will serve as credit enhancement for the Notes of that series that are more senior. Such a series of Notes may also have an Overcollateralization Amount. The accompanying Prospectus Supplement for a series may provide for different subordination arrangements among the senior and subordinate classes of a series.

Generally, no principal payments will be made on a subordinated class of Notes until all principal of the classes of Notes of that series that are more senior has been paid in full. However, if so specified in the accompanying Prospectus Supplement, principal may be paid to the holders of subordinated classes while Notes of senior classes of that series are still outstanding under the circumstances specified therein.

Subordination Between Series or Classes

If so specified in the accompanying Prospectus Supplement, a series or one or more classes of that series will be subordinated as described in the accompanying Prospectus Supplement to the extent necessary to fund payments with respect to other series or to the Notes that are more senior within that series. The rights of the holders of these Subordinated Notes to receive distributions of principal and/or interest on any Payment Date for that series will be subordinate in right and priority to the rights of the holders of Notes of other series that are more senior or Notes within that series that are more senior, but only to the extent set forth in the accompanying Prospectus Supplement. If so specified in the accompanying Prospectus Supplement, subordination may apply only in the event of specified types of losses or shortfalls not covered by another credit enhancement.

The accompanying Prospectus Supplement will also set forth information concerning:

•	the amount of subordination of a series or a class or classes of Subordinated Notes within a series;

•	the circumstances in which that subordination will be applicable;

•	the manner, if any, in which the amount of subordination will change over time; and

•

the conditions under which amounts available from payments that would otherwise be made to holders of those Subordinated Notes will be distributed to holders of Notes of other series that are more senior or Notes of that series that are more senior.

Reserve Account

If so specified in the accompanying Prospectus Supplement, credit enhancement for a series or one or more of the related classes will be provided by the establishment of a segregated trust account, referred to as the reserve account, which will be funded, to the extent provided in the accompanying Prospectus Supplement, through an initial deposit and/or through periodic deposits of available excess cash from the Issuing Entity Assets. The reserve account is intended to assist with the payment of interest and/or principal on the Notes of the series or the related classes and other expenses and amounts of that series or classes in the manner specified in the accompanying Prospectus Supplement.

Hedge Agreements

The Issuing Entity may enter into a swap agreement or a cap agreement (each, a “Hedge Agreement”) with NMAC or an unaffiliated third-party (in the case of a cap agreement, a “Cap Provider” or in the case of a swap agreement, a “Swap Counterparty”) in order to reduce its exposure to currency and/or interest rate risks. The provisions of a Hedge Agreement, if any, for a series of Notes, as well as a description of the provider of such Hedge Agreement (each, a “Hedge Counterparty”), will be described in the accompanying Prospectus Supplement.

Events of default under any Hedge Agreement will include among other things: (i) the failure to make payments due under such Hedge Agreement, (ii) the occurrence of certain bankruptcy events of the related Issuing Entity or certain bankruptcy or insolvency events of the related Hedge Counterparty; and (iii) certain other standard events of default including misrepresentation and merger by such Hedge Counterparty without assumption of its obligations under the Hedge Agreement, all as further specified in the related Prospectus Supplement.

Termination events under any Hedge Agreement may include, among other things, (i) illegality of the transactions contemplated by such Hedge Agreement, (ii) acceleration of the notes, (iii) certain tax events, (iv) a merger or consolidation of the related Hedge Counterparty into an entity with materially weaker creditworthiness, and (v) failure of such Hedge Counterparty to maintain its credit rating at certain levels, all as further specified in the related Prospectus Supplement.

Upon the occurrence of any event of default or termination event specified in any Hedge Agreement, the non-defaulting or non-affected party may elect to terminate such Hedge Agreement. If such Hedge Agreement is terminated due to an event of default or a termination event, a termination payment under the Hedge Agreement may be due to the Hedge Counterparty by the Issuing Entity or may be due to the Issuing Entity by the Hedge Counterparty, all as further specified in the related Prospectus Supplement.

SOURCES OF FUNDS TO PAY THE NOTES

General

The primary source of funds for the payment of principal of and interest on the Notes are the collections made on the Receivables owned by the Issuing Entity. For a description of the Issuing Entity and its assets, see “The Issuing Entity” and “Dealer Floorplan Financing Business” in this Prospectus.

Allocations of Defaulted Amounts and Interest Collections are made first, pro rata among each series based on the ratio that the Series Nominal Liquidation Amount of each series of Notes bears to the Trust Nominal Liquidation Amount. This ratio, when expressed as a percentage, is the Series Allocation Percentage. Within each series, allocations of Series Allocable Defaulted Amounts and Series Allocable Interest Collections will be made each day to the Noteholders of such series based on the ratio of:

•	the Series Nominal Liquidation Amount of such series to

•	the product of (a) the Series Allocation Percentage for such series and (b) the Pool Balance as of the last day of the preceding Collection Period.

This ratio, when expressed as a percentage, is referred to as the Floating Allocation Percentage. Application of this percentage allocates Series Allocable Interest Collections and Series Allocable Defaulted Amounts to the Noteholders of a series of Notes. Except as described below under “Sources of Funds to Pay the Notes — Application of Collections,” Series Allocable Interest Collections not allocated to the Noteholders are released to the Depositor and are not available for payments on the Notes.

Principal Collections are allocated among series of Notes similarly to the allocation of Interest Collections on the Receivables (i.e., on the basis of the Series Allocation Percentage). Series Allocable Principal Collections on the Receivables will be further allocated to the holders of the Transferor Interest, on the one hand, and the Noteholders, on the other, as set forth in the accompanying Prospectus Supplement and the related Indenture Supplement. Series that are in the Revolving Period will generally be allocated a portion of the Series Allocable Principal Collections based on the Floating Allocation Percentage. The allocation among Noteholders and the holders of the Transferor Interest for series that are in the Accumulation Period, the Controlled Amortization Period or the Early Amortization Period will be based on the Fixed Allocation Percentage. As with the Floating Allocation Percentage, the Fixed Allocation Percentage for any series on any day equals the ratio of the Series Nominal Liquidation Amount of Notes in such series to the product of (a) the Series Allocation Percentage for such series and (b) the Pool Balance as of the last day of the preceding Collection Period; provided, however, that, in contrast to the Floating Allocation Percentage, the Series Nominal Liquidation Amount used to calculate the Fixed Allocation Percentage will be “fixed” as of the last day of the Revolving Period.

For a detailed description of the application of collections, the allocation of charge-offs and the application of Depositor Deposit Amounts, see “Sources of Funds to Pay the Notes — Application of Collections” and “Sources of Funds to Pay the Notes — Excess Funding Account” below in this Prospectus.

Deposit and Application of Funds

Series Allocable Interest Collections will be allocated between the Noteholders of each series and the holders of the Transferor Interest as described under “Sources of Funds to Pay the Notes — General” above. These allocations will be made on each Payment Date. The Series Allocable Interest Collections allocated to the Noteholders of any series, together with any Reallocated Principal Collections for such series and any other amounts specified in the accompanying Prospectus Supplement as available for such purpose, are “Series Investor Available Interest Amounts.”

Series Allocable Principal Collections will be allocated between the Noteholders of each series and the holders of the Transferor Interest as described under “Sources of Funds to Pay the Notes — General” above. These allocations will be made on each Payment Date. The Series Allocable Principal Collections allocated to the Noteholders of any series (less any Reallocated Principal Collections), together with any Series Investor Available Interest Amounts used to fund Series Investor Defaulted Amounts for such series or the Series Nominal Liquidation Amount Deficit for such series during a Collection Period and any other amounts specified in the accompanying Prospectus Supplement, are “Series Investor Available Principal Amounts.” The Series Investor Available Interest Amounts and the Series Investor Available Principal Amounts are collectively referred to as the “Series Investor Available Amounts.”

If Series Investor Available Amounts available for distribution on any Payment Date are less than the aggregate monthly interest payments or applications, or principal payments or deposits required to be made with respect to any one or more series of Notes, and any other series of Notes has Excess Interest Amounts or Excess Principal Amounts remaining after the application of its allocation in accordance with its Indenture Supplement, then any such excess from other series will be applied to such series of Notes to the extent such series still needs to cover a monthly interest payment or application or a monthly principal payment or deposit, as the case may be, pro rata on the basis of their respective shortfalls, although such application may be limited to series in a Sharing Group as specified in the accompanying Prospectus Supplements. In addition, to the extent excess amounts from other series are not sufficient to cover such shortfalls, funds may be available in a reserve account for such purpose, to the extent set forth in the accompanying Prospectus Supplement.

In the case of a series of Notes having more than one class, Series Investor Available Principal Amounts and Series Investor Available Interest Amounts allocated to that series will be allocated and applied to each class in the manner and order of priority described in the accompanying Prospectus Supplement.

Paired Series

If so specified in the accompanying Prospectus Supplement, during the Accumulation Period or the Controlled Amortization Period for any series, the Issuing Entity may issue a second, or paired, series that is effectively supported by the same Principal Receivables that support the initial series. As the Issuing Entity accumulates principal for the benefit of the initial series, the Series Nominal Liquidation Amount of the paired series will increase by the amount of Principal Collections that are being accumulated so that in the aggregate the Series Nominal Liquidation Amount (and Series Allocation Percentage) for the initial series will decline, but the Series Nominal Liquidation Amount for the paired series is correspondingly increased such that the percentage of the aggregate amount of Principal Collections being allocated to the initial and paired series remains constant. To make monthly principal deposits despite a declining Series Nominal Liquidation Amount (and Series Allocation Percentage), the Issuing Entity may maintain an amount of Principal Receivables to support this initial series that exceeds such Series Nominal Liquidation Amount during the Accumulation Period or Controlled Amortization Period. To finance these excess Principal Receivables, the Issuing Entity may issue a paired series. Initially the Issuing Entity would reallocate the Principal Collections for the paired series to make scheduled principal deposits for the initial series. However, if an Early Amortization Event for the paired series occurs before the Issuing Entity pays in full the principal for this series:

•	the Issuing Entity may use Principal Collections allocated to the paired series that it would otherwise have reallocated to the initial series, to repay the principal of the paired series;

•	the Issuing Entity may make principal deposits into the series Accumulation Account that are smaller than scheduled; and

•	the Issuing Entity’s final payment of principal to you may be delayed.

The Issuing Entity will not seek your review or consent before it issues a paired series. The outstanding principal amount of any paired series may vary over time. The Early Amortization Events for a paired series may vary from the Early Amortization Events for the series with which it is paired. In particular, the Early Amortization Events for a paired series may include events that are unrelated to the status of the Issuing Entity, the Servicer or the Receivables, including events that relate to the continued availability and rating of third-party providers of credit enhancement to the paired series.

Sharing Groups

If so specified in the accompanying Prospectus Supplements, series may be grouped into Sharing Groups. A Sharing Group may be further separated into an interest sharing group and a principal sharing group. To the extent that available amounts are not needed to make required interest or principal payments or deposits for a series in a Sharing Group, the excess amounts may be applied, subject to certain limitations, to cover shortfalls of required distributions and deposits for other series that are included in the Sharing Group.

Issuing Entity Accounts

The Issuing Entity has established a Collection Account for the purpose of receiving distributions on the Receivables and an Excess Funding Account for the purpose of retaining certain Depositor Deposit Amounts and Depositor Replacement Amounts. If so specified in the accompanying Prospectus Supplement, the Issuing Entity may direct the Indenture Trustee to establish and maintain in the name of the Indenture Trustee supplemental accounts for any series or class of Notes for the benefit of the related Noteholders. Each series that has an

Accumulation Period will have an Accumulation Account, which will be established by the Issuing Entity for the purpose of making payments of principal of the Notes and for other purposes as specified in the accompanying Prospectus Supplement.

The Collection Account, Excess Funding Account and Accumulation Accounts described in this section, are referred to as Issuing Entity accounts. Any Issuing Entity account will be a Qualified Account and amounts deposited to Issuing Entity accounts may only be invested, at the direction of the Servicer, in Eligible Investments.

The Paying Agent will have the revocable power to withdraw funds from the Collection Account for the purpose of making payments to the Noteholders of any series under the related Indenture Supplement.

Sale of Receivables

If a series or class of Notes has an Event of Default and is accelerated, the Issuing Entity may sell Receivables, or interests therein, if the conditions described in “Description of the Indenture — Events of Default; Rights Upon Events of Default” in this Prospectus are satisfied.

Unless otherwise specified in the accompanying Prospectus Supplement, the amount of Receivables sold will be up to the product of the Series Allocation Percentage for such series of Notes and the amount of all Issuing Entity Assets. Following such sale and the application of the proceeds thereof (together with any amounts then held in the Collection Account, the Excess Funding Account and any other Issuing Entity accounts for such series as are allocated to such series and any amounts available from credit enhancement for such series), no more Principal Receivables or Interest Receivables will be allocated to those Notes. Noteholders will receive the net proceeds of such sale up to an amount not to exceed the outstanding principal amount of those Notes, plus accrued and unpaid interest.

After giving effect to a sale of Receivables for a series or class of Notes, the amount of proceeds allocable to such series or class may be less than the outstanding principal amount of that series. This deficiency can arise because the Series Nominal Liquidation Amount of that series or class was reduced before the sale of Receivables or because the sale price for the Receivables was less than the outstanding principal amount of the series or class of Notes. Unless otherwise specified in the accompanying Prospectus Supplement, these types of deficiencies will not be reimbursed.

Limited Recourse to the Issuing Entity; Security for the Notes

The Series Investor Available Interest Amounts, Series Investor Available Principal Amounts, Shared Excess Interest Amounts (if applicable), Shared Excess Principal Amounts (if any), funds for that series or class on deposit in the Issuing Entity accounts, receipts from any Hedge Counterparty, amounts available from any credit enhancement so specified in the accompanying Prospectus Supplement and proceeds of sales of Receivables for that series or class provide the only source of payment for principal of or interest on that series or class of Notes. Noteholders will have no recourse to any other assets of the Issuing Entity or any other Person for the payment of principal of or interest on the Notes.

The Notes of all series are secured by a shared security interest in the assets of the Issuing Entity, the Collection Account and the Excess Funding Account, but each series or class of Notes is entitled to the benefits of only that portion of those assets allocable to it under the Indenture and the related Indenture Supplement. Each series or class of Notes is also secured by a security interest in any applicable supplemental account.

Early Amortization Events

Beginning on the first Payment Date following the Collection Period in which an Early Amortization Event has occurred with respect to any series, the Servicer will distribute Principal Collections allocable to the Noteholders’ Interest of the series to Noteholders of the series monthly on each Payment Date, and the Controlled Deposit Amount, if any, will no longer apply to distributions of principal of the Notes of the series, in each case except as described below under “Sources of Funds to Pay the Notes — Early Amortization Events” or stated in the accompanying Prospectus Supplement. Any funds remaining after such distribution will be allocable to any other series and the Noteholders’ Interest of the series to the holders of the Transferor Interest.

Early Amortization Events generally will be deemed to have occurred without any notice or other action on the part of any other party immediately upon their occurrence except as described in the accompanying Prospectus Supplement for such series. The Early Amortization Period with respect to a series will begin as of the day on which the Early Amortization Event is deemed to have occurred. Monthly distributions of principal to the Noteholders of the related series will begin on the first Payment Date following the Collection Period in which an Early Amortization Period has begun with respect to the series, except as described below. The failure of the Issuing Entity to pay the outstanding principal amount of the Notes of any series or class by their Expected Final Payment Date will have the same consequences as the occurrence of an Early Amortization Event with respect to the series or class. All references in this Prospectus to Early Amortization Events include that type of failure.

Even if an Early Amortization Period begins with respect to a series, that period may terminate and the Revolving Period with respect to the series and any class may recommence when the event giving rise to the commencement of the Early Amortization Period no longer exists, whether as a result of the distribution of principal to Noteholders of the series, the transfer of additional Receivables to the Issuing Entity, or otherwise, in each case if and to the extent described in the accompanying Prospectus Supplement for such series.

In addition to the consequences of the Early Amortization Events discussed above, unless otherwise specified in the accompanying Prospectus Supplement, if bankruptcy, insolvency or similar proceedings under the bankruptcy code or similar laws occur with respect to the Depositor, on the day of that event the Depositor will immediately cease to transfer Receivables to the Issuing Entity and promptly give notice to the Indenture Trustee, the Servicer and the Owner Trustee and any Series Enhancers of this event. Any Receivables transferred to the Issuing Entity before the event, as well as collections on those Receivables accrued at any time with respect to those Receivables, will continue to be part of the Issuing Entity Assets and will be applied as set forth in the Transfer and Servicing Agreement.

Unless otherwise specified in the accompanying Prospectus Supplement, the Revolving Period will continue through the date specified in the accompanying Prospectus Supplement unless an Early Amortization Event occurs before that date.

Redemption of Notes

Each class of Notes will be subject to redemption on its Expected Final Payment Date.

If so specified in the accompanying Prospectus Supplement, the Issuing Entity may, at its option, redeem any Note in whole or in part before its Expected Final Payment Date or the Servicer may purchase the outstanding Receivables, the effect of which would be the prepayment of the Notes. The accompanying Prospectus Supplement will indicate the circumstances under which any such redemption by the Issuing Entity or purchase by the Servicer may occur, as well as other terms associated with any such redemption.

If so specified in the accompanying Prospectus Supplement, a Noteholder may, at its option, require the Issuing Entity to redeem the holder’s Notes before the Expected Final Payment Date. The accompanying Prospectus Supplement will indicate at what times a Noteholder may exercise that right of redemption and if the redemption may be made in whole or in part as well as any other terms of the redemption.

In addition, if an Early Amortization Event occurs in respect of a series, the Issuing Entity will be required to redeem each affected Note of that series to the extent funds are available for that purpose. The Issuing Entity will give notice to holders of the affected Notes before an early redemption date.

Whenever the Issuing Entity is required to redeem a Note before its Final Maturity Date, it will do so only if and to the extent funds are allocated to that Note. A Noteholder will have no claim against the Issuing Entity if the Issuing Entity fails to make a required redemption of Notes because no funds are available for that purpose. The failure to redeem Notes before the Final Maturity Date under these circumstances will not be an Event of Default.

Final Payment of Principal; Termination

The Notes of each series will be retired on the day following the date on which the final payment of principal is made to the Noteholders, whether as a result of optional redemption by the Issuing Entity, purchase of Receivables by the Servicer or otherwise. Each accompanying Prospectus Supplement will specify the Final Maturity Date for the related series, which will be the latest date on which principal and interest for the series of Notes is due in full. Notes may be subject to prior redemption as provided above, and may or may not ultimately be paid in full on their related Final Maturity Dates depending on the sufficiency of collections and liquidation proceeds therefor. The Issuing Entity’s failure to pay the principal of any series of Notes in full on the related series Final Maturity Date will be an Event of Default under the Indenture. In this event, the Indenture Trustee or the holders of a specified percentage of the Notes of that series will have the rights described below under “Description of the Indenture — Events of Default; Rights upon Event of Default” in this Prospectus.

Unless the Servicer and the holders of the Transferor Interest instruct the Indenture Trustee otherwise, the Issuing Entity will terminate no later than the Issuing Entity Termination Date. Upon the termination of the Issuing Entity and the surrender of the Transferor Interest, the Indenture Trustee will, following the distributions of all amounts to which the Noteholders and any Series Enhancers are entitled, convey to the holders of the Transferor Interest all right, title and interest of the Issuing Entity in the Receivables and all other Issuing Entity Assets.

Defeasance

Unless otherwise specified in the accompanying Prospectus Supplement relating to a series, the Issuing Entity may terminate its substantive obligations in respect of that series by depositing with the Indenture Trustee, under the terms of an irrevocable trust agreement, money or Eligible Investments sufficient to make all remaining scheduled interest and principal payments on that series of Notes of the Issuing Entity, as the case may be, on the dates scheduled for those payments and to pay all amounts owing to any credit enhancement provider with respect to that series. Before its first exercise of its right to substitute money or Eligible Investments for Receivables, the following conditions must be satisfied:

•

the Issuing Entity will or will cause the Depositor to deliver to the Indenture Trustee a statement from a firm of nationally recognized independent public accountants, who may also render other services to the Issuing Entity or the Depositor, as the case may be, to the effect that the deposit is sufficient to make all the payments specified above;

•

the Issuing Entity will or will cause the Depositor to deliver to the Indenture Trustee an officer’s certificate stating that the Issuing Entity or the Depositor, as applicable, reasonably believes that the deposit and termination of obligations will not, based on the facts known to that officer at the time of the certification, then cause an Early Amortization Event with respect to any series;

•	satisfaction of the Rating Agency Condition with respect to each other outstanding series; and

•	the Issuing Entity will or will cause the Depositor to deliver to the Indenture Trustee an opinion of counsel to the effect that:

(1)	for federal income tax purposes, the deposit and termination of obligations will not cause the Issuing Entity, or any portion of the Issuing Entity, to be treated as an association, or publicly traded partnership, taxable as a corporation; and

(2)	the deposit and termination of obligations will not result in the Issuing Entity being subject to the requirement that it register as an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

Reports to Noteholders

On each Payment Date, Noteholders of each series will receive Payment Date Statements issued by the Issuing Entity and forwarded by the Paying Agent setting forth the information about that series and the Issuing Entity specified in the accompanying Prospectus Supplement. If a series has multiple classes, information will be provided for each class.

Periodic information to Noteholders generally will include:

•	the total amount distributed;

•	the amount of principal and interest for distribution;

•	if the series or a class of the series bears interest at a floating or variable rate, information relating to that rate;

•	Interest Collections and Principal Collections allocated to the series;

•	the Defaulted Amount allocated to the series;

•	reductions of the Invested Amount of the series and any reimbursements of previous reductions of the Invested Amount;

•	the monthly servicing fee for the series (and any portion thereof that has been temporarily or permanently waived by the Servicer);

•	the Pool Balance and the outstanding principal amount of the Notes;

•	the Adjusted Pool Balance of the Notes;

•	the Invested Amount of the series;

•	the amount of net swap payments paid to or received from the swap counterparty, if any, during the related Collection Period;

•	the amount available under any other credit enhancement for the series or for each class of the series;

•	the number and dollar amount of Receivables at the beginning and end of the applicable Collection Period, and updated pool composition information as of the end of the Collection Period;

•	the amount of Receivables with respect to which material breaches of pool asset representations or warranties or transaction covenants have occurred; and

•

any material modifications, extensions, or waivers relating to the terms of or fees, penalties or payments on, pool assets during the distribution period or that, cumulatively, have become material over time.

In addition, with respect to a series that includes a Funding Period, as described above under “Description of the Notes — Funding Period” in this Prospectus, periodic information to Noteholders generally will include:

•	the series’ initial amount invested in Principal Receivables, the series’ full amount invested in Principal Receivables and the series’ current amount invested in Principal Receivables; and

•	the amount on deposit in the pre-funding account.

On or before January 31 of each calendar year, the Paying Agent will also provide to each Person who at any time during the preceding calendar year was a Noteholder of record a statement, prepared by the Servicer, containing the type of information presented in the periodic reports, aggregated for that calendar year or the portion of that calendar year that the Notes were outstanding, together with other information that is customarily provided to holders of debt, to assist Noteholders in preparing their United States tax returns.

In addition, Noteholders will receive reports with information about the Indenture Trustee. See “Description of the Indenture — Indenture Trustee’s Annual Report” below in this Prospectus.

Application of Collections

On each day in a Collection Period, the Servicer will calculate the amounts to be allocated in respect of collections on Receivables to the Noteholders of each outstanding series or class or to the holders of the Transferor Interest in accordance with this Prospectus and the accompanying Prospectus Supplements.

Except in the circumstances described below, the Servicer must deposit into the Collection Account, no later than two business days after processing, a portion of the payments received on the Receivables. The amount of the required deposit will be specified in the accompanying Prospectus Supplement for each series and will be a function of, among other things, whether that series is in its Revolving Period. However, so long as NMAC is the Servicer and no Servicer Default has occurred and is continuing, it will be able to make these deposits on a monthly basis if any of the following conditions is met:

•

NMAC’s short-term unsecured debt obligations are rated at least “P-1” by Moody’s, “A-1” by Standard & Poor’s and “F1” by Fitch (so long as Moody’s, Standard & Poor’s and Fitch, as applicable, are Rating Agencies);

•

NMAC maintains a letter of credit or other form of enhancement that is acceptable in form and substance to each Rating Agency (provided that after satisfaction of the Modification Condition, such enhancement for which the Rating Agency Condition has been satisfied) to support NMAC’s obligation to deposit collections into the Collection Account; or

•	NMAC otherwise satisfies each Rating Agency’s requirements.

In these circumstances, NMAC may use collections for its own benefit and will not be required to deposit the collections that it receives during any Collection Period until the business day preceding the Payment Date occurring in the following calendar month. On that date, NMAC will deposit into the Collection Account funds equal to the total amount that otherwise have been required to be deposited into the Collection Account during the related Collection Period. However, if a subsequent Public Asset-Backed Securitization Transaction calls for changes in making monthly deposits to the related collection account, then, if the Rating Agency Condition is satisfied, the Servicer will no longer be bound by the conditions to making monthly deposits as required hereunder, and will instead be subject to the conditions to making monthly deposits as required by the subsequent Public Asset-Backed Securitization Transaction.

The Servicer must make daily or periodic deposits in the Collection Account only to the extent that the funds are required for deposit or distribution to the Noteholders or other parties pursuant to this Prospectus or the accompanying Prospectus Supplement. If the Collection Account balance ever exceeds the amount required for deposit or distribution, the Servicer will be able to withdraw the excess. Subject to the immediately preceding sentence, the Servicer may retain its servicing fee with respect to any series and will not be required to deposit it into the Collection Account. The Servicer may elect to waive its servicing fee with respect to any series, for any Collection Period, as and to the extent provided in the accompanying Prospectus Supplement.

On each day in a Collection Period, the Servicer will distribute directly to the holders of the Transferor Interest the Interest Collections and Principal Collections allocable to the Transferor Interest with respect to each series as specified in the related Indenture Supplement. However, the Servicer will make those distributions only if and to the extent that the Adjusted Pool Balance on such day equals or exceeds the Required Participation Amount as of such date, after giving effect to the allocations, distributions, withdrawals and deposits (if any) to be made on such date. Any amounts not distributed to the holders of the Transferor Interest will be treated as Depositor Deposit Amounts and deposited into the Excess Funding Account or, if so specified in the accompanying Prospectus Supplement, amounts otherwise distributable to the holders of the Transferor Interest may be deposited into other Issuing Entity accounts for the benefit of the applicable series.

Allocations Among Series of Notes. Under the Indenture, on each day in a Collection Period, the Servicer will allocate to each outstanding series its share of Interest Collections, Principal Collections and Defaulted Amounts based on the Series Allocation Percentage for each series. Allocations will be made with respect to each series of Notes on each day during a Collection Period based on the product of the Series Allocation Percentage for such series on such day and the amount of Interest Collections, Principal Collections and Defaulted Amounts. The Series Allocation Percentage for each series will be calculated on each day in a Collection Period and will be increased or decreased, if necessary, on each day in each Collection Period.

Allocation between the Noteholders and the Holders of the Transferor Interest. The Servicer will allocate amounts initially allocated to each series between the Noteholders’ Interest and the holders of the Transferor Interest on each day in a Collection Period on the basis of various percentages as described in the accompanying Prospectus Supplement. Which percentage is used depends on whether the collections being allocated are Series Allocable Interest Collections or Series Allocable Principal Collections or other amounts and, in the case of the Series Allocable Principal Collections, whether or not the collections are received in the Revolving Period for a series. The manner in which amounts allocated to the Notes are allocated between the holders of the Transferor Interest and the Noteholders is described under “Sources of Funds to Pay the Notes — General” in this Prospectus.

Interest Collections. The Servicer will apply the Series Investor Available Interest Amounts for any series as described in the accompanying Prospectus Supplement. The Servicer will determine the amount, if any, of Excess Interest Amounts for any Collection Period on the Determination Date in the month following such Collection Period. The Servicer will treat Excess Interest Amounts as Shared Excess Interest Amounts to cover Interest Shortfalls for other series in the same Sharing Group. To the extent such Interest Shortfalls for such other series exceed such Excess Interest Amounts, Excess Interest Amounts will be allocated pro rata among the applicable series in the Sharing Group based on the relative amounts of Interest Shortfalls, unless otherwise provided in the accompanying Prospectus Supplements. To the extent Excess Interest Amounts exceed Interest Shortfalls, the Indenture Trustee will pay the balance to the holders of the Transferor Interest or, if the Adjusted Pool Balance on such day does not equal or exceed the Required Participation Amount as of such day, deposit such amount in the Excess Funding Account.

Principal Collections. The Servicer will apply Series Investor Available Principal Amounts for any series to make required payments of principal to the Accumulation Account (if applicable) or to the Noteholders of the series or class, in each case if and to the extent described in the accompanying Prospectus Supplement. The Servicer will determine the amount, if any, of Excess Principal Amounts on the Determination Date in the month following such Collection Period. The Servicer will treat Excess Principal Amounts as Shared Excess Principal Amounts to cover any Principal Shortfalls with respect to distributions to Noteholders of any series that are in the same Sharing Group. Excess Principal Amounts will not be used to cover Investor Charge-Offs for any series. To the extent Principal Shortfalls exceed Excess Principal Amounts for any Collection Period, Excess Principal Amounts will be allocated pro rata among the applicable series in the Sharing Group based on the relative amounts of Principal Shortfalls, unless otherwise provided in the accompanying Prospectus Supplements. To the extent that Excess Principal Amounts exceed Principal Shortfalls, the Indenture Trustee will pay the balance to the Issuing Entity to be used by the Issuing Entity to acquire Receivables, if available. The Indenture Trustee will pay any remaining Excess Principal Amounts to the holders of the Transferor Interest or, if the Adjusted Pool Balance on such day does not equal or exceed the Required Participation Amount as of such day, deposit such amount in the Excess Funding Account.

Excess Funding Account

The Indenture Trustee will invest funds on deposit in the Excess Funding Account at the direction of the Servicer in Eligible Investments. The investments must mature on the business day preceding the next Payment Date. The Servicer may select an agent for the purpose of designating the investments. On each Payment Date, all investment income earned on amounts in the Excess Funding Account since the preceding Payment Date will be applied as described in this Prospectus and in the accompanying Prospectus Supplement.

The Indenture Trustee will deposit into the Excess Funding Account all Depositor Replacement Amounts received from the Depositor and all Depositor Deposit Amounts withheld from payments to the Depositor. On each business day on which funds are on deposit in the Excess Funding Account, the Servicer will determine the amount, if any, by which the Adjusted Pool Balance exceeds the Required Participation Amount on such day, and the Indenture Trustee may withdraw such excess amount from the Excess Funding Account and pay such excess amount to the holders of the Transferor Interest.

The amounts on deposit in the Excess Funding Account shall be allocated among the series based on their respective Series Allocation Percentages. On each Payment Date, the Indenture Trustee will distribute funds in the Excess Funding Account as follows:

•

to the Accumulation Account for any series in its Accumulation Period or Controlled Amortization Period, an amount equal to the excess of (i) the Controlled Deposit Amount for such series for such Payment Date over (ii) the sum of (a) the Series Investor Available Principal Amounts for such series that are available on such Payment Date to be deposited in the Accumulation Account for such series, (b) Shared Excess Principal Amounts that are available for such series on such Payment Date to be deposited in the Accumulation Account for such series and (c) any other amounts specified in the accompanying Prospectus Supplement that are available for such series on such Payment Date to be deposited in the Accumulation Account for such series (but not in excess of the Series Allocation Percentage for that series of the amounts on deposit in the Excess Funding Account);

•

to the Noteholders for any series if an Early Amortization Event has occurred and is continuing with respect to such series, an amount equal to the excess of (i) the Invested Amount of that series for such Payment Date over (ii) the sum of (a) the Series Investor Available Principal Amounts for such series on such Payment Date, (b) Shared Excess Principal Amounts that are available for such series on such Payment Date and (c) any other amounts specified in the accompanying Prospectus Supplement that are available for such series on such Payment Date (but not in excess of the Series Allocation Percentage for that series of the amounts on deposit in the Excess Funding Account); and

•

as otherwise specified in the accompanying Prospectus Supplement for such series, but only after giving effect to the deposit or distribution of Series Investor Principal Amounts and Shared Excess Principal Amounts available for that series (together with any other amounts specified in the accompanying Prospectus Supplement), and then only to the extent of the Series Allocation Percentage for that series of the amounts on deposit in the Excess Funding Account.

Distributions

The Servicer will make payments to Noteholders of a series or a class from the Collection Account and any accounts established for the benefit of the Noteholders as described in the accompanying Prospectus Supplement.

If on any Payment Date there would not be sufficient funds, after application of funds from the Collection Account and any other account established for the benefit of the Noteholders, to make distributions as described in the accompanying Prospectus Supplement, then, in certain circumstances if so described in the accompanying Prospectus Supplement, payments may be made using amounts on deposit in the Collection Account, or amounts held by the Administrator, or which the Administrator reasonably estimates to be held by the Administrator, for deposit into the Collection Account that would have been made available for distribution on the succeeding Payment Date, up to the amount necessary to pay such items, and the funds available for the succeeding Payment Date will be adjusted accordingly.

Defaulted Amounts and Reallocated Principal Collections

Unless otherwise specified in the accompanying Prospectus Supplement, for each series of Notes, on each day in a Collection Period, the Servicer will calculate the Series Investor Defaulted Amount for such day. If so provided in the accompanying Prospectus Supplement, an amount equal to the aggregate of the Series Investor Defaulted Amounts for any Collection Period may be funded from Series Investor Available Interest Amounts and other amounts specified in the accompanying Prospectus Supplement, including credit enhancement, and applied to pay principal to Noteholders or, subject to certain limitations, to the holders of the Transferor Interest, as appropriate.

For each series of Notes, the related Series Nominal Liquidation Amount will be reduced by the amount of any Investor Charge-Offs for such series. In addition, a Series Nominal Liquidation Amount may decrease by the amount of any Series Investor Available Principal Amounts reallocated to pay interest on Notes and other amounts of such series. Such amounts are referred to herein as “Reallocated Principal Collections.” Reductions in a Series Nominal Liquidation Amount due to Investor Charge-Offs and any Reallocated Principal Collections will be reimbursed on any subsequent Payment Date to the extent of Series Investor Available Interest Amounts on deposit in the Collection Account to be applied on such Payment Date, together with Excess Interest Amounts from all other series of Notes available to be applied on such Payment Date and other amounts specified in the accompanying Prospectus Supplement available to be applied on such Payment Date, exceed the interest owed on the Notes, the Series Investor Defaulted Amount and any other fees specified in the accompanying Prospectus Supplement that are payable on that date without further reduction of such Series Nominal Liquidation Amount. This reimbursement will result in an increase in the Series Nominal Liquidation Amount with respect to that series.

DESCRIPTION OF THE INDENTURE

The Issuing Entity is a party to an Indenture, under which the Issuing Entity has issued, and will issue, Notes in one or more series, the terms of which will be specified in an Indenture Supplement to the Indenture. A form of the Indenture has been filed as an exhibit to the registration statement of which this Prospectus forms a part. The Indenture and each related Indenture Supplement will be executed by the Issuing Entity and the Indenture Trustee. The following summarizes the material terms of the Indenture.

Events of Default; Rights Upon Event of Default

With respect to the Notes of any series, Events of Default will include the items specified in the definition thereof included in the “Glossary of Principal Terms” in this Prospectus as well as any additional items specified in the related Indenture Supplement and accompanying Prospectus Supplement.

Failure to pay the full principal amount of a Note on its Expected Final Payment Date will not constitute an Event of Default. An Event of Default with respect to one series of Notes will not necessarily be an Event of Default with respect to any other series of Notes.

If an Event of Default, other than a bankruptcy, insolvency or similar event with respect to the Issuing Entity, should occur and be continuing with respect to the Notes, the Indenture Trustee or the holders of at least 66 2/3% of the outstanding principal amount of the Notes of each class of the affected series may declare all the Notes of that series to be immediately due and payable. In addition, unless the holders of at least 66 2/3% of the outstanding principal amount of each class of the affected series otherwise elect, the Indenture Trustee will declare all of the Notes immediately due and payable on the Issuing Entity Termination Date. If an event of bankruptcy, insolvency or similar event relating to the Issuing Entity should occur and be continuing, the Indenture Trustee will declare all of the Notes immediately due and payable. Upon any such acceleration, the Revolving Period or other period of principal payment or accumulation, other than an Early Amortization Period, for the affected series will terminate and an Early Amortization Period will commence. Any such declaration of acceleration of the Notes may, under limited circumstances, be rescinded by the holders of at least 66 2/3% of the outstanding principal amount of the Notes of each class of that series or of all series, as applicable.

Generally, in the case of any Event of Default, the Indenture Trustee will be under no obligation to exercise any of the rights or powers under the Indenture even if requested or directed by any Noteholder unless it is provided security or indemnity reasonably satisfactory to it against the costs, expenses and liabilities that might be incurred by it in complying with that request. Subject to those provisions for indemnification and limitations contained in the Indenture, the holders of at least a majority of the outstanding principal amount of the Notes of the affected series:

•

will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee or exercise any trust or power conferred on the Indenture Trustee with respect to the Notes; and

•

may, in limited cases, waive any past default with respect to the Notes before the declaration of the acceleration of the Notes, except for a default in the payment of principal or interest or a default relating to a covenant or provision of the Indenture that cannot be modified without the waiver or consent of each affected Noteholder.

After acceleration of the Notes, Principal Collections and Interest Collections allocated to those Notes will be applied to make monthly principal and interest payments on the Notes until the earlier of the date the Notes are paid in full or the Final Maturity Date of the Notes. Funds in the Collection Account and other Issuing Entity accounts for the accelerated Notes will be applied to pay principal of and interest on those Notes.

In general, the Indenture Trustee will enforce the rights and remedies of the holders of the accelerated Notes. However, Noteholders will have the right to institute any proceeding with respect to the Indenture if the following conditions are met:

(1)	the Noteholders of at least 25% of the outstanding principal amount of the affected series make a written request to the Indenture Trustee to institute a proceeding in its own name as indenture trustee;

(2)	the Noteholders give the Indenture Trustee written notice of a continuing Event of Default;

(3)	the Noteholders offer reasonable indemnification to the Indenture Trustee against the costs, expenses and liabilities of instituting a proceeding;

(4)	the Indenture Trustee has not instituted a proceeding within 60 days after receipt of the notice, request and offer of indemnification; and

(5)	the Indenture Trustee has not received during the 60-day period described in clause (4) above, from the holders of at least a majority of the outstanding principal amount of the Notes of that series a direction inconsistent with the request described in clause (1) above.

A Noteholder, however, has the absolute and unconditional right to institute at any time a proceeding to enforce its right to receive all amounts of principal and interest due and owing to it under its Note, and such right may not be impaired without the consent of such Noteholder; provided, however, notwithstanding any other provision in the Indenture to the contrary, the obligation to pay principal of and interest on the Notes or any other amount payable to any Noteholder will be without recourse to NMAC, the Indenture Trustee, the Owner Trustee or their respective affiliates (other than the Issuing Entity). If the Notes of a series have been accelerated following an Event of Default, and the Indenture Trustee has not received any valid directions from the Noteholders regarding the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee, the Indenture Trustee may elect to continue to hold the portion of the Issuing Entity Assets securing those Notes and apply distributions on such Issuing Entity Assets to make payments on those Notes to the extent funds are available.

Subject to the provisions of the Indenture relating to the duties of the Indenture Trustee, in case any Event of Default occurs and is continuing with respect to the Notes, the Indenture Trustee:

•	may institute proceedings in its own name for the collection of all amounts then payable on the affected Notes;

•	may take any other appropriate action to protect and enforce the rights and remedies of the Indenture Trustee and the Noteholders of the affected Notes;

•

may, at its own election or must at the written direction of the holders of at least a majority of the outstanding principal amount of the accelerated Notes of a series, excluding any Notes held by the Depositor or one of its affiliates, foreclose on the portion of the Issuing Entity Assets securing the accelerated Notes by causing the Issuing Entity to sell assets having an aggregate principal amount equal to the product of the amount of all Issuing Entity Assets multiplied by the Series Allocation Percentage of the accelerated series of Notes to a third party, who would not cause the Issuing Entity to be taxable as a publicly traded partnership for federal income tax purposes, but only if the Indenture Trustee determines that the proceeds of the sale of such assets will be sufficient to pay the principal of and interest on the accelerated Notes in full; provided that the Indenture Trustee will not cause the Issuing Entity to sell Issuing Entity Assets the proceeds of which would exceed the outstanding principal amount of the Notes of such series plus all accrued and unpaid interest and any amounts owing to Series Enhancers at the time of such sale; or

•

must, at the direction of the holders of at least 66 2/3% of the outstanding principal amount of the Notes of each class of the accelerated series, excluding any Notes held by the Depositor or one of its affiliates, foreclose on the portion of the Issuing Entity Assets securing the accelerated Notes by causing the Issuing Entity to sell assets in the Trust Portfolio having an aggregate principal amount equal to the product of the amount of all Issuing Entity Assets multiplied by the Series Allocation Percentage of the accelerated series of Notes to a third party, who would not cause the Issuing Entity to be taxable as a publicly traded partnership for federal income tax purposes, regardless of the sufficiency of the proceeds from the sale of such assets to pay the principal of and interest on the accelerated Notes in full; provided that the Indenture Trustee will not cause the Issuing Entity to sell Issuing Entity Assets the proceeds of which would exceed the outstanding principal amount of the Notes of such series plus all accrued and unpaid interest and any amounts owing to Series Enhancers at the time of such sale.

In addition, unless the holders of at least 66 2/3% of the outstanding principal amount of the accelerated Notes otherwise elect, the Indenture Trustee shall foreclose on the assets of the Issuing Entity on the Issuing Entity Termination Date by causing the Issuing Entity to sell assets having an aggregate principal amount equal to the product of the amount of all Issuing Entity Assets multiplied by the Series Allocation Percentage of the accelerated series of Notes to a third party, who would not cause the Issuing Entity to be taxable as a publicly traded partnership for federal income tax purposes; provided that the Indenture Trustee will not cause the Issuing Entity to sell Issuing Entity Assets the proceeds of which would exceed the outstanding principal amount of such Notes plus all accrued and unpaid interest and any amounts owing to Series Enhancers at the time of such sale.

Following the foreclosure and sale of all or a portion of the Issuing Entity Assets for the Notes of a series and the application of the proceeds of that sale to those Notes and the application of the amounts then held in the Collection Account, the Excess Funding Account and any other Issuing Entity accounts for that series and any amounts available from credit enhancement for that series, that series will no longer be entitled to any allocation of collections or other Issuing Entity Assets under the Indenture or the related Indenture Supplement, and those Notes will no longer be outstanding.

None of the Depositor, the Administrator, the Owner Trustee, the Indenture Trustee, the Servicer, NMAC, NML or NNA, nor any holder of an ownership interest in the Issuing Entity, nor any of their owners, beneficiaries, agents, officers, directors, managers, employees, successors or assigns will, in the absence of an express agreement to the contrary, be personally liable for the payment of the principal of or interest on the Notes or for the agreements of the Issuing Entity contained in the Indenture. The Notes will represent obligations solely of the Issuing Entity, and the Notes will not be insured or guaranteed by the Depositor, the Administrator, the Owner Trustee, the Indenture Trustee, the Servicer, NMAC, NNA, NML or any other Person, except as provided in the accompanying Prospectus Supplements.

Material Covenants

The Indenture provides that the Issuing Entity may not consolidate with, merge into or sell its assets to, another Person, unless:

•

the Person formed by or surviving the consolidation or merger, or that acquires the Issuing Entity’s assets, is organized under the laws of the United States, any state of the United States or the District of Columbia;

•

the Person expressly assumes, by supplemental indenture, the Issuing Entity’s obligation to make due and punctual payments on the Notes and the performance of every covenant of the Issuing Entity under the Indenture;

•	no Early Amortization Event or Event of Default will have occurred and be continuing immediately after the merger, consolidation or sale;

•	the Rating Agency Condition has been satisfied;

•	the Issuing Entity has received a Required Federal Income Tax Opinion dated the date of such consolidation, merger or transfer and has delivered copies thereof to the Indenture Trustee;

•	any action that is necessary to maintain the lien and security interest created by the Indenture will have been taken; and

•

the Issuing Entity has delivered to the Indenture Trustee an opinion of counsel and an officer’s certificate each stating that the consolidation, merger or sale satisfies all requirements under the Indenture and that the supplemental indenture is duly authorized, executed and delivered and is valid, binding and enforceable.

The Issuing Entity will not, among other things:

•	except as expressly permitted by the Indenture, the Transfer and Servicing Agreement or related documents, sell, transfer, exchange or otherwise dispose of any of the assets of the Issuing Entity;

•

claim any credit on or make any deduction from payments in respect of the principal of and interest on the Notes, other than amounts withheld under the Internal Revenue Code or applicable state law, or assert any claim against any present or former Noteholders because of the payment of taxes levied or assessed upon the Issuing Entity;

•	voluntarily dissolve or liquidate in whole or in part;

•

permit (1) the validity or effectiveness of the Indenture to be impaired, or permit the lien under the Indenture to be amended, hypothecated, subordinated, terminated or discharged, or permit any Person to be released from any covenants or obligations with respect to the Notes under the Indenture except as may be expressly permitted by the Indenture, (2) any lien, charge, excise, claim, security interest, mortgage or other encumbrance to be created on or extend to or otherwise arise upon or burden the assets of the Issuing Entity or any part of the Issuing Entity, except as may be created by the terms of the Indenture; or (3) the lien of the Indenture not to constitute a valid first priority perfected security interest in the assets of the Issuing Entity that secure the Notes; or

•	incur, assume or guarantee any indebtedness other than indebtedness incurred under the Notes and the Indenture.

Modification of the Indenture

The Issuing Entity and the Indenture Trustee may, without the consent of any Noteholders, enter into one or more supplemental indentures upon satisfaction of the Rating Agency Condition (if such amendment is material), for any of the following purposes:

•

to correct or enhance the description of any property subject to the lien of the Indenture, or to take any action that will enhance the Indenture Trustee’s lien under the Indenture, or to add to the property pledged to secure the Notes;

•	to reflect the agreement of another Person to assume the role of the Issuing Entity;

•	to add to the covenants of the Issuing Entity, for the benefit of the Noteholders, or to surrender any right or power of the Issuing Entity;

•	to transfer or pledge any property to the Indenture Trustee;

•

to appoint a successor to the Indenture Trustee with respect to the Notes and to add to or change any of the provisions of the Indenture to allow more than one indenture trustee to act under the Indenture;

•	to modify, eliminate or add to the provisions of the Indenture as necessary to qualify the Indenture under the Trust Indenture Act of 1939, as amended, or any similar federal statute later enacted; or

•	to terminate any credit enhancement in accordance with the related Indenture Supplement.

The Issuing Entity and the Indenture Trustee may also, without the consent of any Noteholders, enter into one or more supplemental indentures for any of the following purposes:

•

to cure any ambiguity, to correct or supplement any provision in the Indenture or in any supplemental indenture that may be inconsistent with any other provision in the Indenture or in any supplemental indenture; or

•	to make any other provisions with respect to matters or questions arising under the Indenture or in any supplemental indenture;

in each case, upon receipt of a certificate of an authorized officer of the Depositor to the effect that, in the Depositor’s reasonable belief, the action will not have a Significant Adverse Effect.

Subject to the satisfaction of the conditions described above under “Description of the Notes — New Issuances” in this Prospectus, the Issuing Entity and the Indenture Trustee may also, without the consent of any Noteholders, but upon satisfaction of the Rating Agency Condition, enter into one or more supplemental indentures in order to provide for the issuance of one or more series of Notes under the Indenture.

The Issuing Entity and the Indenture Trustee may also, without the consent of any Noteholders, enter into one or more supplemental indentures to add provisions to, change in any manner or eliminate any provision of the Indenture, or to change the rights of the Noteholders under the Indenture, upon:

•	(if such amendment is material) satisfaction of the Rating Agency Condition;

•	receipt of a certificate of an authorized officer of the Depositor to the effect that, in the Depositor’s reasonable belief, the action will not have a Significant Adverse Effect; and

•	receipt of a Required Federal Income Tax Opinion regarding the action.

The Issuing Entity and the Indenture Trustee may also, without the consent of the Noteholders, enter into one or more supplemental indentures to add, modify or eliminate any provisions necessary or advisable in order to enable the Issuing Entity or any portion of the Issuing Entity to qualify as, and to permit an election to be made for the Issuing Entity to be treated as, a “financial asset securitization investment trust” under the Internal Revenue Code and to avoid the imposition of state or local income or franchise taxes on the Issuing Entity’s property or its income. The following conditions apply for the amendments described in this paragraph:

•

delivery to the Owner Trustee and the Indenture Trustee of a certificate of an authorized officer of the Depositor to the effect that the requirements under the Indenture applicable to the proposed amendments have been met;

•	(if such amendment is material) satisfaction of the Rating Agency Condition; and

•	the amendment must not affect the rights, duties or obligations of the Indenture Trustee or the Owner Trustee under the Indenture.

The Issuing Entity and the Indenture Trustee will not, without the consent of each Noteholder affected, enter into any supplemental indenture:

•

to change the due date of any installment of principal of or interest on any Note or reduce the principal balance of a Note, the Note interest rate or the redemption price of the Note or change any place of payment where any Note is payable;

•	to impair the right to institute suit for the enforcement of specified payment provisions of the Indenture;

•

to reduce the percentage which constitutes a majority of the outstanding principal amount of the Notes of any series the consent of the holders of which is required for execution of any supplemental indenture or for any waiver of compliance with specified provisions of the Indenture or of some defaults under the Indenture and their consequences provided in the Indenture;

•

to reduce the percentage of the outstanding principal amount of the Notes required to direct the Indenture Trustee to sell or liquidate the Issuing Entity Assets if the proceeds of the sale would be insufficient to pay the principal balance and interest due on those Notes;

•

to decrease the percentage of the outstanding principal amount of the Notes required to amend the sections of the Indenture that specify the percentage of the aggregate principal balance of the Notes necessary to amend the Indenture or other related agreements;

•	to modify any provisions of the Indenture regarding the voting of Notes held by the Issuing Entity, any other party obligated on the Notes or NMAC or any of their affiliates; or

•

except as otherwise permitted or contemplated in the Indenture, to permit the creation of any lien superior or equal to the lien of the Indenture with respect to any of the collateral for any Notes or terminate the lien of the Indenture on the collateral or deprive any Noteholder of the security provided by the lien of the Indenture.

The Issuing Entity and the Indenture Trustee may otherwise, with prior notice to each Rating Agency (and satisfaction of the Rating Agency Condition if any addition, change or elimination is material) and with the consent of the holders of at least a majority of the outstanding principal amount of the Notes of each adversely affected series, enter into one or more supplemental indentures to add provisions to, change in any manner or eliminate any provision of the Indenture, or to change the rights of the Noteholders under the Indenture.

Compensation and Indemnity

The Issuing Entity will or will cause the Servicer to:

•	pay the Indenture Trustee from time to time reasonable compensation for its services;

•	reimburse the Indenture Trustee for all reasonable expenses, advances and disbursements reasonably incurred by it in connection with the performance of its duties as Indenture Trustee; and

•

indemnify the related Indenture Trustee for, and hold it harmless against, any loss, liability or expense, including reasonable attorneys’ fees and expenses, incurred by it in connection with the acceptance or administration of the trust under the Indenture and in connection with the Transaction Documents.

The Indenture Trustee will be indemnified by the Servicer or the Depositor, as applicable, against any loss, liability or expense incurred by it by reason of (1) any acts or omissions of the Servicer or the Depositor, as applicable, in connection with the Transfer and Servicing Agreement, or (2) the acceptance or performance of the trusts and duties contained in the Transfer and Servicing Agreement by the Indenture Trustee, except that the Indenture Trustee will not be indemnified for:

•	any such loss, liability or expense arising from the willful misconduct, negligence or bad faith of the Indenture Trustee;

•

any liabilities, costs or expenses of the Issuing Entity with respect to any action taken by the Indenture Trustee at the request of the Noteholders or Series Enhancers for a series to the extent that the Indenture Trustee is fully indemnified by such Noteholders or Series Enhancers with respect to such action; or

•

any United States federal, state or local income or franchise taxes required to be paid by the Issuing Entity or any Noteholder or Series Enhancer in connection with the Transfer and Servicing Agreement or the Indenture;

provided, however, (1) the Transferor is only required to pay any indemnity payments described in this Prospectus under “Description of the Indenture – Compensation and Indemnity” to the extent funds are available after making the required monthly distributions in connection with any Public Asset-Backed Securitization Transaction for which the Servicer, or any United States affiliate thereof, acts as a depositor or to the extent it receives additional funds designated for such purposes, and (2) any indemnification by the Servicer will not be payable from the Issuing Entity Assets.

Annual Compliance Statement

The Issuing Entity is required to furnish to the Indenture Trustee each year a written statement as to the performance of its obligations under the Indenture.

Indenture Trustee’s Annual Report

The Indenture Trustee is required to mail to the Noteholders each year a brief report relating to its eligibility and qualification to continue as Indenture Trustee under the Indenture, the property and funds physically held by the Indenture Trustee and any action it took that materially affects the Notes and that has not been previously reported.

List of Noteholders

Three or more Noteholders of any series or the Noteholders of at least 10% of the outstanding principal amount of the Notes of any series may obtain access to the list of Noteholders by submitting to the Indenture Trustee a written application and agreeing to indemnify the Indenture Trustee for its costs and expenses.

Satisfaction and Discharge of Indenture

The Indenture will be discharged with respect to the Notes of any series upon, among other things, the delivery to the Indenture Trustee for cancellation of all the Notes or of such series, with specific limitations, upon irrevocable deposit by the Issuing Entity with the Indenture Trustee of funds sufficient for the payment in full of all such Notes not delivered to the Indenture Trustee for cancellation.

Resignation and Removal of Indenture Trustee

The Indenture Trustee may resign at any time by giving 30 days written notice to the Issuing Entity, in which event the Administrator will appoint a successor indenture trustee. The holders of at least a majority of all series of Notes outstanding may remove the Indenture Trustee and may appoint a successor indenture trustee. The Servicer must, by giving 30 days written notice, also remove the Indenture Trustee if it ceases to be eligible to continue as an indenture trustee under the Indenture, if the Indenture Trustee is adjudged bankrupt or insolvent, if a receiver of the Indenture Trustee or its property is appointed, or any public officer takes charge of the Indenture Trustee or its property or its affairs for the purpose of rehabilitation, conservation or liquidation, or if the Indenture Trustee otherwise becomes legally unable to act. The Administrator will then be obligated to appoint a successor indenture trustee. If an Event of Default occurs under the Indenture and the accompanying Prospectus Supplement provides that a given class of Notes of your series is subordinated to one or more other classes of Notes of your series, under the Trust Indenture Act of 1939, as amended, the Indenture Trustee may be deemed to have a conflict of interest and be required to resign as Indenture Trustee for one or more of those classes of Notes. In that case, a successor indenture trustee will be appointed for one or more of those classes of Notes and may provide for rights of senior Noteholders to consent to or direct actions by the Indenture Trustee that are different from those of Subordinated Noteholders. Any resignation or removal of the Indenture Trustee and appointment of a successor indenture trustee will not become effective until the successor indenture trustee accepts its appointment.

DESCRIPTION OF THE TRUST AGREEMENT

The following summary describes material terms of the Trust Agreement pursuant to which the Certificates will be issued. A form of the Trust Agreement has been filed as an exhibit to the registration statement of which this Prospectus forms a part. The Trust Agreement is executed by the Depositor and the Owner Trustee.

Authority and Duties of the Owner Trustee

The Owner Trustee for the Issuing Entity will administer the Issuing Entity in the interest of the holders of the Certificates (each, a “Certificateholder”), subject to the lien of the related Indenture, in accordance with the Trust Agreement and the other Transaction Documents applicable to that series.

The Owner Trustee will be deemed to have discharged its duties and responsibilities under the Trust Agreement or the other Transaction Documents to the extent the Administrator pursuant to the Administration Agreement has agreed to perform any act or to discharge any duty of the Owner Trustee or the Issuing Entity under the Trust Agreement or the other Transaction Documents.

The Owner Trustee will not manage, sell, dispose of or otherwise deal with the Issuing Entity or any part of the related Issuing Entity property except in accordance with (i) the powers granted to and the authority conferred upon that Owner Trustee pursuant to the Trust Agreement, and (ii) any document or instruction delivered to that Owner Trustee pursuant to the Trust Agreement.

Restrictions on Actions by the Owner Trustee

The Owner Trustee may not:

•	initiate or settle any claim or lawsuit involving the Issuing Entity or the Owner Trustee (except claims or lawsuits brought in connection with the collection of the Trust Assets);

•	file an amendment to the certificate of trust for the Issuing Entity (unless such amendment is required to be filed under applicable law);

•	amend the Indenture by a supplemental indenture in circumstances where the consent of any Noteholder is required;

•	amend the Indenture by a supplemental indenture where Noteholder consent is not required if such amendment materially adversely affects any Certificateholder;

•	amend the related Administration Agreement if such amendment materially adversely affects the interests of any Certificateholder; or

•	appoint a successor note registrar or Indenture Trustee or consent to assignment of their respective obligations under the Indenture, by the note registrar, Indenture Trustee or Administrator,

unless the Owner Trustee provides 30 days written notice thereof to the Certificateholders.

Restrictions on Certificateholder’s Powers

The Certificateholders may not direct the Owner Trustee to take any action that would violate the provisions of the Trust Agreement where the Owner Trustee agreed (i) not to manage, control, use, sell, dispose of or otherwise deal with any part of the Issuing Entity Assets except in accordance with the Trust Agreement and the other Transaction Documents to which the Issuing Entity or the Owner Trustee is a party, (ii) not to take any action that would violate the purposes of the Issuing Entity set forth in the Trust Agreement; and (iii) not to take any action that, to the actual knowledge of the Owner Trustee, would result in the Issuing Entity becoming an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes or affect treatment of the Notes as indebtedness for federal or state income tax purposes.

Resignation and Removal of the Owner Trustee

The Owner Trustee of each Issuing Entity may resign at any time upon written notice to the Administrator, whereupon the Administrator will be obligated to appoint a successor Owner Trustee. The Administrator may remove the related Owner Trustee if that Owner Trustee becomes insolvent, ceases to be eligible or becomes legally unable to act. Upon removal of the Owner Trustee, the Administrator will appoint a successor Owner Trustee. The Administrator will be required to deliver notice of such resignation or removal of that Owner Trustee and the appointment of a successor Owner Trustee to each Rating Agency.

The Owner Trustee and any successor thereto must at all times:

•	be subject to supervision or examination by federal or state authorities;

•	have a combined capital and surplus of at least $50 million;

•	have its long-term unsecured debt rated at least Baa3 by Moody’s and BBB by Standard & Poor’s, or such other ratings for which the Rating Agency Condition has been satisfied; and

•	be an entity authorized to exercise trust powers in the State of Delaware.

If at any time the Owner Trustee ceases to be eligible in accordance with the Trust Agreement, or if the Administrator, by unilateral act, decides to remove the Owner Trustee and provides the Owner Trustee with notice thereof, or if the Owner Trustee fails to resign after written request therefor by the Administrator, or if at any time the Owner Trustee is legally unable to act, or is adjudged bankrupt or insolvent, or a receiver of the Owner Trustee or of its property is appointed, or any public officer takes charge or control of the Owner Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Administrator may, but will not be required to, remove the Owner Trustee.

Termination

The Trust Agreement will terminate following the wind-up of the Issuing Entity which is anticipated upon the earlier of (a) the 15 year anniversary of the first Series Issuance Date and (b) the day following the day on which the right of all series of Notes to receive payments from the Trust Assets has terminated. Any money or other property held as part of the Trust Assets following such termination (and following the distribution of all amounts to which the Noteholders and Series Enhancers are entitled) will be distributed to the Certificateholders in accordance with their respective interests in the Transferor Interest.

Liabilities and Indemnification

The Depositor will reimburse the Owner Trustee for any expenses incurred by the Owner Trustee in the performance of its rights and duties under the Trust Agreement. The Depositor will not be entitled to make any claim upon the related Issuing Entity Assets for the payment of any such liabilities or indemnified expenses. The Depositor will indemnify Wilmington Trust Company from and against any and all liabilities, obligations, losses, damages, taxes, claims, actions and suits, and any and all reasonable costs, expenses and disbursements against the Owner Trustee in any way relating to or arising out of the Trust Agreement or the other Transaction Documents or the Issuing Entity Assets; provide that the Depositor will not indemnify the Owner Trustee for expenses resulting from (i) the willful misconduct, bad faith or negligence of that Owner Trustee, (ii) the inaccuracy of any representation or warranty of the Owner Trustee in the Trust Agreement or (iii) taxes imposed on Wilmington Trust Company in connection with the fees earned by the Owner Trustee pursuant to the Trust Agreement. The Owner Trustee will not be liable for:

•

any error in judgment of an officer of that Owner Trustee (except with respect to a claim based on the Owner Trustee’s failure to perform it duties under the Trust Agreement or based on the Owner Trustee’s willful misconduct, bad faith or negligence);

•	any action taken or omitted to be taken in accordance with the instructions of the Certificateholders or the Administrator;

•	principal of and interest on the related series of Notes or amounts distributable on the Certificates; or

•	the default or misconduct of the Administrator, the Servicer, the Depositor or the Indenture Trustee.

The Owner Trustee will be under no obligation to exercise any of its rights and powers under the Trust Agreement or institute, conduct or defend any litigation under the Trust Agreement or any other Transaction Document, at the request or order of the Certificateholders, unless the Certificateholders have offered to the Owner Trustee security or indemnity satisfactory to it against costs, expenses and liabilities that may be incurred by the Owner Trustee. In addition, the Owner Trustee will not be responsible for or in respect of the validity or sufficiency of the Trust Agreement or for the due execution thereof by the Depositor or for the form, character, genuineness, sufficiency, value or validity of any of the Issuing Entity’s property or for or in respect of the validity or sufficiency of the other Transaction Documents, other than the execution of and the certificate of authentication of the Certificates, and the Owner Trustee will in no event be deemed to have assumed or incurred any liability, duty or obligation to any Noteholder, or any Certificateholder, other than as expressly provided for in the Trust Agreement and the other Transaction Documents for that series.

Amendment

The Owner Trustee and Depositor may, with the written consent of the Indenture Trustee, but without the consent of the Noteholders, and (if such amendment is material) upon satisfaction of the Rating Agency Condition, amend the Trust Agreement to cure any ambiguity, to correct or supplement any provision of the Trust Agreement, to add provisions to, change in any manner or eliminate any provisions of, the Trust Agreement, or modify (except as provided below) in any manner the rights of the related Noteholders; provided that such action shall not, (i) as evidenced by an officer’s certificate of the Depositor, materially and adversely affect the interests of any Noteholder or Certificateholder; and (ii) as evidenced by an opinion of counsel, cause the Issuing Entity to be classified as an association (or a publicly traded partnership) taxable as a corporation for federal income tax purposes or affect the treatment of the Notes as indebtedness for federal or state income tax purposes.

The Trust Agreement may be amended by the Depositor and the Owner Trustee without the consent of the Noteholders or the Indenture Trustee, to add, modify or eliminate such provisions as are necessary or advisable in order to enable all or a portion of the Issuing Entity to avoid the imposition of state or local franchise taxes imposed on the Issuing Entity’s property or income; provided, however that:

•	the Depositor delivers to the Indenture Trustee and the Owner Trustee an officer’s certificate to the effect that the proposed amendments meet the requirements of the Trust Agreement;

•	the Rating Agency Condition has been satisfied; and

•	such amendment does not affect the rights, duties or obligations of the Owner Trustee thereunder.

The Owner Trustee and the Depositor may amend the Trust Agreement, with the written consent of the Indenture Trustee and the holders of a majority of the outstanding Notes, and (if such amendment is material) upon satisfaction of the Rating Agency Condition, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Trust Agreement or of modifying in any manner the rights of those Noteholders; provided that without the consent of all Noteholders, no amendment will:

(1)	increase or reduce, or accelerate or delay the timing of, collections of payments on Receivables or distributions made for the benefit of Noteholders; or

(2)	reduce the percentage of the outstanding principal balance of the Notes required to consent to any such amendment described in clause (1) above; and

provided, further, any such amendment will be subject to delivery of an opinion of counsel as to tax matters.

The Trust Agreement requires the Depositor to give written notification of the substance of any amendment or consent to the Indenture Trustee and the relevant Rating Agencies.

Supplemental Interest

The Trust Agreement provides that the Depositor may transfer its interest in all or a portion of the Transferor Interest by exchanging its Transferor Interest for a Supplemental Interest having terms defined in a supplement to the Trust Agreement. Before a Supplemental Interest is issued, the following must occur:

•	the Depositor has given notice of the exchange to the Owner Trustee, the Indenture Trustee and the Servicer;

•	the Depositor has delivered to the Owner Trustee and the Indenture Trustee an executed certificate supplement;

•

the Depositor has delivered to the Owner Trustee and the Indenture Trustee a certificate of an authorized officer to the effect that the Depositor reasonably believes the exchange will not have a Significant Adverse Effect;

•	the Depositor shall have delivered to the Owner Trustee and Indenture Trustee a Required Federal Income Tax Opinion;

•	the Adjusted Pool Balance must equal or exceed the Required Participation Amount on and after the date of the exchange; and

•	the satisfaction of any other conditions as may be specified in the accompanying Prospectus Supplement.

DESCRIPTION OF THE TRANSFER AND SERVICING AGREEMENT

A form of the Transfer and Servicing Agreement has been filed as an exhibit to the registration statement of which this Prospectus forms a part. In the future, there may be more than one entity that is a depositor of Receivables to the Issuing Entity, in which case each such entity will enter into a separate Transfer and Servicing Agreement with the Issuing Entity and the Servicer that will contain substantially the same provisions as the form of the Transfer and Servicing Agreement filed as an exhibit to the registration statement. In the Transfer and Servicing Agreement, NMAC agrees to service the Receivables for the Issuing Entity. The Transfer and Servicing Agreement also permits the addition of subsequent depositors. The following summarizes the material terms of the Transfer and Servicing Agreement.

Transfer of Assets

Transfer of Receivables and Related Security

Under the Transfer and Servicing Agreement, the Depositor has transferred, or will transfer, to the Issuing Entity on the dates specified in the Transfer and Servicing Agreement all of its rights in:

•

Receivables existing in connection with the designated Accounts as of the related Series Cut-Off Date for the first series issued by the Issuing Entity and Receivables arising in connection with Additional Accounts as of the applicable Additional Cut-Off Date;

•	Receivables arising in connection with the designated Accounts after the first Series Cut-Off Date and the Additional Cut-Off Dates, as applicable;

•	all related security consisting of:

(1)	the first priority security interests granted by the Dealers in the related vehicles;

(2)	the security interest in NMAC’s right to amounts in any Cash Management Account, and the security interests, which may be subordinate, granted by some of the Dealers in non-vehicle related security, such as parts inventory, equipment, fixtures, service accounts, and, in some cases, realty, and in many cases, related security also consists of personal guarantees that are granted by the Dealers;

(3)	its rights under the related sales and service agreements and under certain intercreditor agreements between NMAC and third-party creditors of Dealers with respect to the designated Accounts;

(4)	its rights under the Floorplan Financing Agreements; and

(5)	all related rights under the repurchase agreements between NNA and NMAC and between non-Nissan manufacturers and NMAC;

•	the Depositor’s rights relating to the Receivables under the Receivables Purchase Agreement with NMAC; and

•	the proceeds of all of the above.

In addition to the foregoing, pursuant to the Transfer and Servicing Agreement, the Depositor is obligated to transfer to the Issuing Entity (i) any proceeds from the exercise by NMAC of its right to set-off, pursuant to a cash management agreement, against a Dealer’s principal balance of Receivables, (ii) any other amounts credited to the Cash Management Account that are applied to reduce a Dealer’s principal balance of Receivables, (iii) amounts received by the Depositor from NMAC as a result of reductions in the principal balance of any Receivable due to Dealer rebate, billing errors, returned merchandise and certain other similar non-cash items and (iv) all amounts received by the Depositor from NMAC (which result from amounts received by NMAC from NNA and non-Nissan manufacturers) in connection with a Dealer termination.

NMAC and the Depositor each indicates in its computer records that the Receivables and related security are owned by the Issuing Entity and have been pledged by the Issuing Entity to the Indenture Trustee under the Indenture. The Depositor will provide the Owner Trustee with one or more account schedules showing each designated Account, identified by account number and by outstanding principal amount. At the time that the Depositor designates any Additional Accounts for the Issuing Entity as described below under “Description of the Transfer and Servicing Agreement — Representations and Warranties of the Depositor — Additional Designated Accounts” in this Prospectus or redesignates any Accounts as described below under “Description of the Transfer and Servicing Agreement — Redesignation of Accounts” in this Prospectus, the Depositor will provide a new account schedule specifying the applicable Additional Accounts or Redesignated Accounts, as the case may be.

The Servicer will provide to the Owner Trustee and the Indenture Trustee access to the documentation regarding the Accounts and the related Receivables in such cases where the Owner Trustee or the Indenture Trustee, as applicable, is required in connection with the enforcement of the rights of the Noteholders or by applicable statutes or regulations to review such documentation but only (i) upon reasonable request, (ii) during normal business hours, (iii) subject to the Servicer’s normal security and confidentiality procedures and (iv) at offices designated by the Servicer. The Depositor and the Servicer will indicate generally in its computer files or other records that the Receivables arising in connection with the Accounts have been transferred to the Issuing Entity pursuant to the Transfer and Servicing Agreement for the benefit of the Noteholders and any Series Enhancers. Furthermore, NMAC has filed one or more financing statements in accordance with applicable state law to perfect the Depositor’s interest in the Receivables, the related security and their proceeds and the Depositor has filed one or more financing statements in accordance with applicable state law to perfect the Issuing Entity’s interest in the Receivables, the related security, the Receivables Purchase Agreement and their proceeds. In addition, pursuant to the Indenture, the Issuing Entity has filed one or more financing statements in accordance with applicable state law to perfect the Indenture Trustee’s interest in the Receivables, the related security, the Receivables Purchase Agreement, the Transfer and Servicing Agreement and their proceeds. See “Risk Factors — Bankruptcy of Nissan Motor Acceptance Corporation or the depositor could result in payment delays or losses on your notes” above in this Prospectus and “Material Legal Aspects of the Receivables” below in this Prospectus. At NMAC’s sole discretion, the security interests transferred to the Issuing Entity in non-vehicle related security may be subordinate to a senior security interest that it or other lenders retain in the security. See “Dealer Floorplan Financing Business — Intercreditor Agreement Regarding Security Interests in Vehicles and Non-Vehicle Related Security” above in this Prospectus. Neither the Owner Trustee nor the Indenture Trustee is required to make periodic examinations of the Receivables transferred to the Issuing Entity or any records relating to them.

Representations and Warranties of the Depositor

Representations as to Depositor and Agreement

When the Issuing Entity issues a series of Notes, the Depositor makes several representations and warranties to the Issuing Entity in the Transfer and Servicing Agreement. These representations and warranties include, among others, the following:

•

the Depositor is duly formed and in good standing and has the authority to consummate the transactions contemplated in the Transfer and Servicing Agreement and each other document relating to the issuance to which it is a party;

•

the Depositor’s execution and delivery of the Transfer and Servicing Agreement and each other document relating to the issuance to which it is a party will not conflict with any material law or any other material agreement to which the Depositor is a party;

•

all required governmental approvals in connection with the Depositor’s execution and delivery of the Transfer and Servicing Agreement and each other document relating to the issuance have been obtained;

•

the Transfer and Servicing Agreement and the Receivables Purchase Agreement relating to the issuance constitutes a legal, valid and binding obligation, enforceable against the Depositor, subject to applicable bankruptcy, insolvency or other similar laws affecting enforcement of creditors’ rights; and

•

the Transfer and Servicing Agreement constitutes a valid transfer and assignment to the Issuing Entity of all of the Depositor’s rights in the Receivables and the related security, and the Issuing Entity will have a first priority perfected ownership interest in those transferred assets other than as permitted under the Transfer and Servicing Agreement.

If any representation or warranty described immediately above is breached and, as a result, the interests of Noteholders in the Receivables are materially and adversely affected, then any of the Owner Trustee, the Indenture Trustee or the holders of at least a majority of the principal balance of all of the Issuing Entity’s outstanding series may give notice to the Depositor, and to the Owner Trustee, the Indenture Trustee and the Servicer, if given by the Noteholders, directing the Depositor to accept reassignment of all of the Receivables that it had transferred to the Issuing Entity and to pay to the Collection Account a cash deposit equal to the sum of the amounts specified with respect to each outstanding series in the related Indenture Supplement. However, no reassignment or cash deposit will be required if within 30 days the relevant representation and warranty is then satisfied in all material respects and any material adverse effect resulting from the breach has been cured. The Depositor’s obligations to accept reassignment of all Receivables that it had transferred to the Issuing Entity and to pay the cash deposit are the only remedies for any breach of the representations and warranties described above.

Representations as to Receivables, Related Security and Designated Accounts

In the Transfer and Servicing Agreement, the Depositor makes several representations and warranties to the Issuing Entity as to the Receivables and the related security and designated Accounts. These representations and warranties include the following:

•

as of the relevant cut-off date, the Depositor is transferring each Receivable and its related security to the Issuing Entity free and clear of any liens (other than permitted liens, such as those of NMAC and third party creditors of Dealers with respect to non-vehicle collateral) and has obtained all governmental consents required to transfer that Receivable and related security;

•	each designated Account is an Eligible Account at the time the Depositor designates that Account for the Issuing Entity and as of each Series Cut-Off Date; and

•

as of the relevant cut-off date, each Receivable being transferred is an Eligible Receivable or an Ineligible Receivable arising in connection with an Eligible Account so long as (i) the Overcollateralization Amount for each series (or any incremental overcollateralization amount specified in the accompanying Prospectus Supplement) is increased as specified in the accompanying Prospectus Supplement, and (ii) after giving effect to such transfer, the Adjusted Pool Balance on such day, equals or exceeds the Required Participation Amount as of such day.

If any representation or warranty described immediately above is not true and correct when made and such breach has a material adverse effect on the related Receivable or Receivables; then, unless cured, the Depositor will be required to accept reassignment of the relevant Receivables within 30 days after the Depositor or the Servicer discovers the breach or receives written notice of the breach. If the breach relates to the eligibility of a designated

Account, the Account will be redesignated and the Depositor will cease to transfer the Receivables arising in connection with those Accounts as of the day that such Accounts are redesignated.

In accepting reassignment of a Receivable as to which a representation or warranty is not true when made, the Depositor will direct the Servicer to deduct the principal amount thereof from the Pool Balance. If the deduction would cause the Adjusted Pool Balance on such day to fall below the Required Participation Amount as of such day, the Depositor is required to either (i) designate additional Accounts such that the Adjusted Pool Balance exceeds the Required Participation Amount, or (ii) deposit into the Excess Funding Account the Depositor Deposit Amounts representing such shortfall. If the Depositor fails to transfer the Receivables arising in connection with the additional Accounts, or if the related Depositor Deposit Amounts are not deposited, the principal balance of the related Receivables will not be deducted from the Pool Balance for purposes of determining whether the Adjusted Pool Balance is below the Required Participation Amount and collections in respect of such Receivables will continue to be included in Interest Collections and Principal Collections. The reassignment of each Receivable as to which a representation or warranty is not true when made to the Depositor and the deposit of any funds into the Excess Funding Account are the only remedies for any breach of the representations and warranties concerning eligibility of Receivables.

Additional Representations and Warranties

The accompanying Prospectus Supplement may specify additional representations and warranties made by the Depositor when your Notes are issued. The Indenture Trustee is not required to make periodic examinations of Receivables in the Trust Portfolio or any records relating to them. However, the Servicer will deliver to the Indenture Trustee once each year a certificate of an authorized officer of the Servicer affirming, among other things, that no further action is necessary to maintain the Issuing Entity’s perfected security interest in the Receivables.

Subsequent Depositors

Under the Transfer and Servicing Agreement, the Depositor may, from time to time, designate one or more of its affiliates as a subsequent depositor under the Transfer and Servicing Agreement. The Transfer and Servicing Agreement permits the designation of these subsequent depositors and the issuance of subsequent Transferor Interests without Noteholder consent so long as:

•	the subsequent depositor enters into a transfer and servicing agreement substantially similar to the Transfer and Servicing Agreement;

•	the Depositor has delivered to the Owner Trustee and the Indenture Trustee a Required Federal Income Tax Opinion regarding the exchange;

•

such issuance will not result in any Significant Adverse Effect and the Depositor shall have delivered to the Owner Trustee and the Indenture Trustee an Officers’ Certificate of the Depositor, dated the date of such surrender and exchange, to the effect that the Depositor reasonably believes that such surrender and exchange will not, based on the facts known to such officer at the time of such certification, have a Significant Adverse Effect; and

•	the Rating Agency Condition has been satisfied.

Eligible Accounts

Eligible Account is defined in the “Glossary of Principal Terms” in this Prospectus. Under the Transfer and Servicing Agreement, the definition of Eligible Account may be changed by amendment to the agreement without the consent of the Noteholders if the Depositor delivers to the Owner Trustee and the Indenture Trustee a certificate of an authorized officer of the Depositor to the effect that, in the reasonable belief of the Depositor, the amendment will not as of its date result in a Significant Adverse Effect, the Rating Agency Condition has been satisfied and the Depositor has delivered to the Indenture Trustee and the Owner Trustee a Required Federal Income Tax Opinion.

Additional Designated Accounts

As described above under “The Trust Portfolio” in this Prospectus, the Depositor has the right to designate, from time to time, Additional Accounts, which must be Eligible Accounts, to the Issuing Entity. In certain cases, the Depositor is also required to designate Additional Accounts for the Issuing Entity under the circumstances and in the amounts specified in the accompanying Prospectus Supplement. Upon designation of any Additional Accounts, the Depositor will transfer to the Issuing Entity the Receivables arising in connection with such Additional Accounts, whether the Receivables are then existing or subsequently created. If (a) the aggregate number of Additional Accounts designated by the Depositor in any calendar quarter or the aggregate amount of Principal Receivables arising in connection with such Additional Accounts as of the related Additional Cut-Off Dates in such calendar quarter exceeds 10% of the number of all designated Accounts or 10% of the Receivables balance, respectively, as of the first day of such calendar quarter, or (b) the aggregate number of Additional Accounts designated by the Depositor in any calendar year or the aggregate amount of Principal Receivables arising in connection with such Additional Accounts as of the related Additional Cut-Off Dates in such calendar year exceeds 20% of the number of all designated Accounts or 20% of the Receivables balance, respectively, as of the first day of such calendar year, then the Rating Agency Condition must be satisfied with respect to such designations of Additional Accounts.

Each Additional Account will be selected from Eligible Accounts in NMAC’s portfolio of U.S. wholesale accounts. However, it is possible that any Additional Accounts designated for the Issuing Entity may not be of the same credit quality as those Accounts initially designated for the Issuing Entity. Additional Accounts may have been originated by NMAC using credit criteria different from those applied by NMAC to the initial designated Accounts or may have been acquired by NMAC in the ordinary course of business from an institution with different credit criteria. If any Additional Account has been acquired by NMAC from a third party, the Rating Agency Condition must be satisfied.

Additional Accounts designated for addition based on any requirement that the Depositor designate additional Accounts must satisfy all conditions specified in the Transfer and Servicing Agreement, including:

•

the Depositor (or the Servicer on its behalf) has delivered to the Owner Trustee and the Indenture Trustee within the prescribed time period a written addition notice specifying the Additional Cut-Off Date for the Additional Accounts and the applicable Addition Date;

•	the Depositor has delivered to the Owner Trustee within the prescribed time period:

(1)	a written assignment of the related Receivables that has been accepted and executed by the Issuing Entity and the Servicer; and

(2)	an account schedule listing the Additional Accounts;

•	the Depositor has delivered to the Servicer all collections relating to the Additional Accounts since the Additional Cut-Off Date;

•	the Depositor has represented and warranted that:

(1)	each Additional Account is an Eligible Account as of the Additional Cut-Off Date;

(2)	no selection procedures reasonably believed by the Depositor to be adverse to the interests of the Noteholders and any Series Enhancers were used in selecting the Additional Accounts;

(3)	the account schedule listing the Additional Accounts is true and correct in all material respects as of the Additional Cut-Off Date;

(4)	as of the date of the addition notice and the Addition Date, none of NMAC, the Depositor or the Servicer is insolvent or will be made insolvent by the transfer; and

(5)	the addition of the related Receivables will not, in the Depositor’s reasonable belief, cause an Early Amortization Event to occur;

•	the Depositor has delivered within the prescribed time period an officer’s certificate of the Depositor confirming that each of the above conditions has been satisfied;

•

the Depositor has delivered not less than annually to the Indenture Trustee and the Owner Trustee or any Series Enhancers an opinion of counsel confirming the validity and perfection of the transfer of any Accounts included as Additional Accounts; and

•	if any additional Accounts have been acquired by NMAC from a third party, the Rating Agency Condition needs to be satisfied with respect to the inclusion of such additional Accounts.

Redesignation of Accounts

Eligible Accounts

The Transfer and Servicing Agreement permits the Depositor to redesignate Eligible Accounts and, in so doing, to either (x) repurchase the outstanding related Receivables (or, after satisfaction of the Modification Condition, at its option, redesignate the Accounts related to such Receivables and repurchase all Receivables under such Accounts) or (y) to simply cease conveying to the Issuing Entity Receivables arising in such Accounts after the related date of removal. The redesignation of Eligible Accounts may occur for various reasons. For example, the Depositor may determine that the Issuing Entity owns more Receivables than the Depositor is obligated to retain in the Issuing Entity and that the Depositor does not desire to obtain additional financing through the Issuing Entity at that time. Any removal of Receivables through the redesignation of Accounts will reduce the Pool Balance, and accordingly, the Transferor Interest. In addition, any Redesignated Accounts may, individually or in the aggregate, be of higher or lower credit quality than the remaining Accounts designated for the Issuing Entity.

The Depositor’s right to redesignate Eligible Accounts and to remove all the related Receivables from the Issuing Entity is subject to the conditions set forth in the Transfer and Servicing Agreement. These conditions include the following:

•

the Depositor has delivered to the Servicer (if the Servicer is not NMAC) on the Redesignation Date a written notice directing the Servicer to select for redesignation those Eligible Accounts whose Principal Receivables approximately equal the amount specified by the Depositor in such notice for removal from the Issuing Entity on the Redesignation Date;

•

the Depositor (or the Servicer on its behalf) has delivered to the Owner Trustee and the Indenture Trustee within the prescribed time period an account schedule specifying the Redesignated Accounts and the outstanding balance of all receivables therein;

•	the Rating Agency Condition has been satisfied; and

•	the Depositor has represented and warranted that:

(1)	the redesignation will not, in the Depositor’s reasonable belief, cause an Early Amortization Event to occur or cause the Adjusted Pool Balance to be less than the Required Participation Amount;

(2)	no selection procedures reasonably believed by the Depositor to be materially adverse to the interests of the Noteholders, any Series Enhancers or the holders of the Transferor Interest were used in selecting the Redesignated Accounts; and

(3)	the account schedule listing the Redesignated Accounts is true and correct in all material respects as of the date of its delivery.

In connection with the redesignation of Eligible Accounts, the Depositor will also covenant in the Transfer and Servicing Agreement that on or promptly following the applicable Redesignation Date:

•

the Depositor (or the Servicer on its behalf) will deliver to the Owner Trustee, the Indenture Trustee and any Series Enhancer a written notice specifying the Redesignation Date on which the related Receivables were removed from the Issuing Entity; and

•	the Depositor will deliver an officer’s certificate confirming that each of the above conditions has been satisfied.

If no Notes are outstanding, or the Accounts to be redesignated have been liquidated and have zero balances, then the foregoing requirements to deliver notices to the Series Enhancers will not apply.

Beginning on the date of redesignation, the Depositor will cease to transfer to the Issuing Entity any Receivables arising in connection with a Redesignated Account. Unless such removal is accompanied by repurchase of the related outstanding Receivables, Principal Collections relating to such Redesignated Account will be allocated first to outstanding Receivables owned by the Issuing Entity relating to such Account until the amount of such Receivables, measured as of the Redesignation Date, has been reduced to zero, and Interest Collections will be allocated to the Issuing Entity on the basis of the ratio of the Principal Receivables owned by the Issuing Entity in connection with such Account on the date of determination to the total amount of Principal Receivables in connection with such Account on such date of determination, and the remainder of such Interest Collections will be allocated to the Depositor. After the Redesignation Date and upon the request of the Servicer in connection with any repurchase of the related Receivables for any Redesignated Account, the Owner Trustee will deliver to the Depositor a written reassignment of the related Receivables.

Ineligible Accounts

On the date on which the Servicer’s records indicate that an Account has become an Ineligible Account, the Depositor will redesignate that Account and within the prescribed time period will:

•	deliver to the Owner Trustee, the Indenture Trustee and any Series Enhancers a notice specifying the Redesignation Date; and

•

deliver to the Owner Trustee and Indenture Trustee an account schedule specifying the Redesignated Accounts, together with a representation that such schedule is true and complete in all material respects as of the applicable Redesignation Date.

Beginning on the date of redesignation, the Depositor will cease to transfer to the Issuing Entity any Receivables arising in connection with an ineligible Redesignated Account. Unless replacement Accounts and Receivables are being designated in connection with the removal of such Ineligible Accounts, any such removal will be accompanied by payment of any required Depositor Replacement Amount and may be accompanied by a repurchase of all related Receivables, as described above under “Description of the Transfer and Servicing Agreement — Representations and Warranties of the Depositor — Eligible Accounts.” To the extent the related Receivables are not repurchased in connection with the redesignation of Ineligible Accounts, Principal Collections relating to such Redesignated Account will be allocated first to outstanding Receivables owned by the Issuing Entity relating to such Account until the amount of such Receivables, measured as of the Redesignation Date, has been reduced to zero, and Interest Collections will be allocated to the Issuing Entity on the basis of the ratio of the Principal Receivables owned by the Issuing Entity in connection with such Account on the date of determination to the total amount of Principal Receivables in connection with such Account on such date of determination, and the remainder of such Interest Collections will be allocated to the Depositor.

After the Redesignation Date and upon the request of the Servicer in connection with any repurchase of the related Receivables for any Redesignated Account, the Owner Trustee will deliver to the Depositor a written reassignment of the related Receivables.

Servicing Compensation and Payment of Expenses

The Servicer will receive a fee for its servicing activities and reimbursement of expenses incurred in administering the Issuing Entity and the Receivables. This servicing fee accrues for each outstanding series in the amounts and is calculated on the balances specified in the accompanying Prospectus Supplement. Each series’ servicing fee is payable periodically from Series Investor Available Interest Amounts and, if available, Shared Excess Interest Amounts and any other amounts available for such purpose pursuant to the accompanying Prospectus Supplement. Neither the Issuing Entity nor any Noteholder will be responsible for any servicing fee allocable to the Transferor Interest. The portion of the compensation and expense reimbursements owed to the Servicer that is allocated to the Transferor Interest will be payable from Interest Collections and Principal Collections allocated to the Transferor Interest as specified in the Trust Agreement. Each series’ servicing fee will be paid to the Servicer only to the extent that funds are available as described in the accompanying Prospectus Supplement for that series.

Collection and Other Servicing Procedures

Under the Transfer and Servicing Agreement, the Servicer will service the Receivables in accordance with customary and usual servicing procedures and guidelines that it uses in servicing dealer floorplan receivables that it services for its own account or for others and in accordance with the Floorplan Financing Agreements, except where the failure to comply will not materially and adversely affect the rights of the Issuing Entity, the Noteholders or any Series Enhancers. Servicing activities performed by the Servicer include, among others, collecting and recording payments, making any required adjustments to the Receivables, monitoring Dealer payments, evaluating increases in credit limits and maintaining internal records with respect to each Account. Managerial and custodial services performed by the Servicer on behalf of the Issuing Entity include, among others, maintaining books and records relating to the Accounts and Receivables and preparing the periodic and annual statements described above under “Sources of Funds to Pay the Notes — Reports to Noteholders” in this Prospectus. In servicing the Receivables, the Servicer agrees that it may only change the terms relating to the Accounts designated for the Issuing Entity if:

•	in the Servicer’s reasonable judgment, no Early Amortization Event will occur as a result of the change and none of the Noteholders or any Series Enhancer will be adversely affected;

•

the change is made applicable to the comparable segment of the portfolio of dealer floorplan accounts owned or serviced by the Servicer that are the same as, or substantially similar to, the Accounts designated for the Issuing Entity; and

•

in the case of a reduction in the rate of interest charges assessed, the Servicer does not reasonably expect any such reduction to result in the weighted average of the Reference Rates applicable to the Receivables (net of the applicable rate used to calculate the servicing fee) for any Collection Period being less than the weighted average of the sum of the Note Interest Rates (in the case of a Series with a fixed Note Interest Rate and a swap agreement, the floating rate payable by the Issuing Entity under the swap agreement) and the applicable rate used to calculate the servicing fee for the related Interest Period (each such term as defined in the related Indenture Supplement); provided, that so long as the Reference Rate is based on the prime rate of one or more banks (which bank or banks may change from time to time), downward fluctuations in the Reference Rate will not be deemed to be a reduction in the rate of such interest charges; and provided further, that a reduction in the margin added to such Reference Rate to determine the interest charge would be a reduction in such interest charge.

Servicer Covenants

In the Transfer and Servicing Agreement, the Servicer agrees that:

•

it will satisfy all of its obligations in connection with the Receivables and Accounts, will maintain in effect all qualifications required to service the Receivables and Accounts and will comply in all material respects with all requirements of law in connection with servicing the Receivables and the

Accounts, the failure to comply with which would have a materially adverse effect on the Noteholders, the holders of the Transferor Interest or any Series Enhancers;

•	it will not permit any rescission or cancellation of a Receivable, except as ordered by a court of competent jurisdiction or other government authority;

•	it will not do anything to impair the rights of the Noteholders, the holders of the Transferor Interest or any Series Enhancers in the Receivables;

•	it will not reschedule, revise or defer payments due on any Receivable, except in accordance with its guidelines for servicing dealer floorplan accounts; and

•

except for the liens permitted by the transaction documents, it will not sell, transfer or pledge to any other Person or permit the creation or existence of any lien on the Receivables transferred to the Issuing Entity.

If the Depositor, the Owner Trustee, Indenture Trustee or the Servicer discovers, or receives written notice, that any of the Servicer’s covenants set forth above has not been complied with in all material respects and such noncompliance has a material adverse effect on the related Receivable or Receivables; then, unless cured, the Servicer will purchase the Receivables (or, after satisfaction of the Modification Condition, at its option, redesignate the Accounts related to such Receivables and repurchase all Receivables under such Accounts). The purchase will be made at the end of the 30-day cure period, and the Servicer will deposit into the Collection Account an amount equal to the amount of the affected Receivable or Receivables plus accrued and unpaid interest. This purchase by the Servicer constitutes the sole remedy available to the Noteholders in case of a breach by the Servicer of its covenants.

Matters Regarding the Servicer and Depositor

The Servicer may not resign from its obligations and duties under the Transfer and Servicing Agreement, except:

•

upon a determination that performance of its duties is no longer permissible under applicable law and there is no reasonable action that the Servicer could take to make the performance of its duties permissible under applicable law; or

•

upon assumption of its obligations and duties by a successor in compliance with the requirements relating to the Servicer’s consolidation, merger or sale of its assets to another Person as described below in this section.

If within 120 days after the determination that the Servicer is no longer permitted to act as servicer and the Indenture Trustee is unable to appoint a successor, the Indenture Trustee will act as servicer. The Indenture Trustee may, however, delegate any of its servicing obligations to any Person who agrees to conduct these duties in accordance with the applicable guidelines for servicing dealer floorplan accounts and the Transfer and Servicing Agreement, or later appoint a successor servicer. If the Indenture Trustee is unable to act as servicer, it will petition an appropriate court to appoint an eligible successor having a net worth of not less than $100,000,000 and whose regular business includes the servicing of wholesale receivables that satisfies the requirements set forth in the Transfer and Servicing Agreement (each, an “Eligible Servicer”).

The Servicer may not resign until the Indenture Trustee or another successor has assumed the Servicer’s obligations and duties. The Servicer may, however, delegate certain of its servicing, collection, enforcement and administrative duties with respect to the Receivables and the Accounts to any Person who agrees to conduct these duties in accordance with the applicable guidelines for servicing dealer floorplan accounts and the Transfer and Servicing Agreement. The Servicer will remain liable for the performance of all such delegated duties.

The Servicer will indemnify the Issuing Entity, the Owner Trustee and the Indenture Trustee for any losses suffered as a result of the Servicer’s actions or omissions in connection with the Transfer and Servicing Agreement or the performance by the Owner Trustee or the Indenture Trustee of the obligations and duties under the Transfer and Servicing Agreement. The Depositor will also indemnify the Issuing Entity, the Owner Trustee and the Indenture Trustee for any losses suffered as a result of the Depositor’s actions or omissions in connection with the Transfer and Servicing Agreement or the performance by the Owner Trustee or the Indenture Trustee of the obligations and duties under the Transfer and Servicing Agreement. The Depositor’s indemnification obligation, however, will be subordinated to its other obligations and only paid to the extent funds are available. The Indenture Trustee, however, will not be indemnified for:

•	any loss arising from the willful misconduct, negligence or bad faith of the Owner Trustee or from the willful misconduct, negligence or bad faith of the Indenture Trustee, as applicable;

•

any costs or liabilities of the Issuing Entity with respect to actions taken by the Owner Trustee or the Indenture Trustee at the request of Noteholders or any Series Enhancers to the extent that the Owner Trustee or the Indenture Trustee has been indemnified by such Noteholders or Series Enhancers; or

•

any United States federal, state or local income or franchise taxes required to be paid by the Issuing Entity or any Noteholder or Series Enhancer in connection with the Transfer and Servicing Agreement or the Indenture;

provided, however, (1) the Transferor is only required to pay any indemnity payments described in this Prospectus under “Description of the Transfer and Servicing Agreement – Matters Regarding the Servicer and Depositor” to the extent funds are available after making the required monthly distributions in connection with any Public Asset-Backed Securitization Transaction for which the Servicer, or any United States affiliate thereof, acts as a depositor or to the extent it receives additional funds designated for such purposes, and (2) any indemnification by the Servicer will not be payable from the Issuing Entity Assets.

Neither the Servicer nor any of its directors, officers, employees or agents will be under any other liability to the Issuing Entity, the Owner Trustee, the Indenture Trustee, the Noteholders, any Series Enhancer or any other Person for any action taken, or for refraining from taking any action, under the Transfer and Servicing Agreement. However, none of them will be protected against any liability resulting from willful wrongdoing, bad faith or gross negligence in the performance of its duties or by reason of reckless disregard of obligations and duties under the Transfer and Servicing Agreement. In addition, the Transfer and Servicing Agreement provides that the Servicer is not under any obligation to appear in, prosecute or defend any legal action that is not incidental to its servicing responsibilities under the Transfer and Servicing Agreement and that in its opinion may expose it to any expense or liability.

The Depositor will be liable for all of its obligations, covenants, representations and warranties under the Transfer and Servicing Agreement. Neither the Depositor nor any of its directors, managers, officers, employees, incorporators or agents will be liable to the Issuing Entity, the Owner Trustee, the Indenture Trustee, the Noteholders, any Series Enhancer or any other Person for any action taken, or for refraining from taking any action, under the Transfer and Servicing Agreement. However, none of them will be protected against any liability resulting from willful wrongdoing, bad faith or gross negligence in the performance of its duties or by reason of reckless disregard of obligations and duties under the Transfer and Servicing Agreement.

The Depositor or the Servicer may consolidate with, merge into, or sell its assets to, another Person, in accordance with the Transfer and Servicing Agreement, and the surviving Person will be the successor to the Depositor or the Servicer, as the case may be, subject to various conditions, including:

•	execution of an agreement relating to the succession that supplements the Transfer and Servicing Agreement;

•	in the case of a succession relating to the Depositor:

(1)	delivery to the Owner Trustee and the Indenture Trustee of (a) a certificate of an authorized officer of the successor and an opinion of counsel, each addressing compliance with the applicable provisions of the Transfer and Servicing Agreement and the validity and enforceability of the succession agreement, and (b) a Required Federal Income Tax Opinion;

(2)	satisfaction of the Rating Agency Condition; and

(3)	any other conditions as may be specified in the accompanying Prospectus Supplement; and

•	in the case of a succession relating to the Servicer:

(1)	delivery to the Owner Trustee and the Indenture Trustee of (a) a certificate of an authorized officer of the successor and an opinion of counsel, each addressing compliance with the applicable provisions of the Transfer and Servicing Agreement and the validity and enforceability of the succession agreement and (b) a certificate of an authorized officer of the successor stating that it is eligible to act as servicer under the Transfer and Servicing Agreement;

(2)	delivery to each Rating Agency of a notice informing such Rating Agency of the succession; and

(3)	any other conditions as may be specified in the accompanying Prospectus Supplement.

Servicer Default

The Transfer and Servicing Agreement specifies the duties and obligations of the Servicer. A failure by the Servicer to perform its duties or fulfill its obligations can result in a Servicer Default. For any series of Notes, Servicer Defaults will include the items specified in the definition of Servicer Default in the “Glossary of Principal Terms” in this Prospectus and any additional items specified in the related Indenture Supplement and accompanying Prospectus Supplement.

The occurrence of any event comprising a Servicer Default will not relieve the Servicer from using all commercially reasonable efforts to perform its obligations in a timely manner in accordance with the Transfer and Servicing Agreement. The Servicer will be required to provide the Indenture Trustee, the Owner Trustee, the Depositor, any Series Enhancer and each Rating Agency with an officer’s certificate giving prompt notice of its failure or delay, together with a description of its efforts to perform its obligations.

If a Servicer Default occurs, for as long as it has not been remedied, the Indenture Trustee or the holders of at least a majority of the outstanding principal amount of all of the Issuing Entity’s outstanding Notes of all series may, by notice to the Servicer and the Owner Trustee, and to the Indenture Trustee if given by the Noteholders, terminate all of the rights and obligations of the Servicer under the Transfer and Servicing Agreement and the Indenture Trustee may appoint a new servicer. The Indenture Trustee will as promptly as possible appoint an Eligible Servicer as successor to the Servicer. If no successor has been appointed or has accepted the appointment by the time the Servicer ceases to act as servicer, the Indenture Trustee will automatically become the successor. If the Indenture Trustee is unable to obtain bids from eligible servicers and the Servicer delivers a certificate of an authorized officer to the effect that it cannot in good faith cure the Servicer Default that gave rise to a transfer of servicing, and if the Indenture Trustee is legally unable to act as successor, then the Indenture Trustee will give the Depositor a right of first refusal to purchase the interests of the Noteholders in the Issuing Entity on the Payment Date in the next calendar month at a price equal to the sum of the amounts specified for each series outstanding in the related Indenture Supplement.

The rights and obligations of the Depositor under the Transfer and Servicing Agreement will be unaffected by any change in the servicer. In the event of the bankruptcy of the Servicer, the bankruptcy court may have the power to prevent either the Indenture Trustee or the Noteholders from appointing a successor servicer.

Amendments and Waivers

The Transfer and Servicing Agreement may be amended by the Depositor, the Servicer and the Owner Trustee, on behalf of the Issuing Entity, without the consent of the Noteholders of any series, on the following conditions:

•

the Depositor delivers to the Owner Trustee and the Indenture Trustee a certificate of an authorized officer stating that, in the Depositor’s reasonable belief, the amendment will not have a Significant Adverse Effect;

•	satisfaction of the Rating Agency Condition; and

•	delivery to the Owner Trustee and the Indenture Trustee of a Required Federal Income Tax Opinion.

The Transfer and Servicing Agreement may also be amended by the Servicer, the Depositor and the Owner Trustee, without the consent of any Noteholders and with prior notice to each Rating Agency, in order to cure any ambiguity, to correct or supplement any provision in the Transfer and Servicing Agreement that may be inconsistent with any other provision in the Transfer and Servicing Agreement or to make any other provisions with respect to matters or questions arising under the Transfer and Servicing Agreement so long as a final copy of such amendment is delivered to each Rating Agency and such amendment will not have a Significant Adverse Effect.

The Transfer and Servicing Agreement may also be amended by the Servicer and the Owner Trustee at the direction of the Depositor, without the consent of the Noteholders of any series or the Series Enhancers for any series to add, modify or eliminate any provisions necessary or advisable in order to enable the Issuing Entity or any portion of the Issuing Entity to:

•	qualify as, and to permit an election to be made for the Issuing Entity to be treated as, a “financial asset securitization investment trust” under the Internal Revenue Code; and

•	avoid the imposition of state or local income or franchise taxes on the Issuing Entity’s property or its income.

The following conditions apply for the amendments described in this paragraph:

•

delivery to the Owner Trustee and the Indenture Trustee of a certificate of an authorized officer of the Depositor to the effect that the requirements under the Transfer and Servicing Agreement applicable to the amendment have been met;

•	satisfaction of the Rating Agency Condition;

•	delivery to the Owner Trustee and the Indenture Trustee of a Required Federal Income Tax Opinion; and

•	the amendment must not affect the rights, duties or obligations of the Indenture Trustee or the Owner Trustee under the Transfer and Servicing Agreement.

The Transfer and Servicing Agreement may also be amended by the Indenture Trustee, the Depositor, the Servicer and the Owner Trustee with the consent of the holders of at least a majority of the outstanding principal amount of the Notes of all series adversely affected by the amendment and satisfaction of the Rating Agency Condition, provided, that the Depositor has delivered to the Indenture Trustee and the Owner Trustee a Required Federal Income Tax Opinion. Even with the consent of the holders of the required outstanding principal amount of the Notes of all series adversely affected, no amendment may be made without the consent of each affected Noteholder if it:

•	reduces the amount of, or delays the timing of:

(1)	any distributions to be made to Noteholders of any series; provided that changes in Early Amortization Events that decrease the likelihood of the occurrence of those events will not be considered delays in the timing of distributions for purposes of this clause;

(2)	deposits of amounts to be distributed; or

(3)	the amount available under any series enhancement, in each case, without the consent of each affected Noteholder;

•	changes the manner of calculating the interests of any Noteholder in the Issuing Entity Assets; or

•	reduces the percentage of the outstanding principal amount of the Notes required to consent to any amendment.

The holders of more than a majority of the outstanding principal amount of the Notes of each series, or, if a series has more than one class, a majority of each class (or, if the default does not relate to all series, a majority of the outstanding principal amount of each affected series, or, if an affected series has more than one class, a majority of each class) may waive certain defaults by the Depositor or Servicer in the performance of their obligations under the Transfer and Servicing Agreement.

DESCRIPTION OF THE RECEIVABLES PURCHASE AGREEMENT

A form of the Receivables Purchase Agreement between NMAC and the Depositor, pursuant to which NMAC sells Receivables and related security to the Depositor, has been filed as an exhibit to the registration statement of which this Prospectus forms a part. If more than one entity will transfer Receivables to the Issuing Entity, then each such entity will enter into a separate Receivables Purchase Agreement with NMAC containing substantially the same terms as the form of Receivables Purchase Agreement filed as an exhibit to the registration statement. The following summarizes the material terms of the Receivables Purchase Agreement.

Sale of Receivables

Pursuant to the Receivables Purchase Agreement, NMAC (i) sells to the Depositor all of its right, title and interest in all the Receivables covered under that agreement, together with all related security, including NMAC’s interest in the security interests granted by the Dealers in the related vehicles, the security interest in NMAC’s right to amounts in the Cash Management Account and any subordinated security interest in other collateral and NMAC’s rights under, as applicable, the sales and service agreement between the related Dealers and NNA, NMAC’s rights under intercreditor agreements with third-party creditors of Dealers with respect to the designated Accounts, the repurchase agreements between NNA and NMAC and between non-Nissan manufacturers and NMAC, and the Floorplan Financing Agreement between NMAC and the related Dealers, and proceeds of the foregoing and (ii) is obligated to enforce, on behalf of the Depositor (and its successors and assigns), the Receivables and all rights sold to the Depositor under the foregoing agreements. Under the Transfer and Servicing Agreement, the Depositor, in turn, transfers its right, title and interest in the Receivables Purchase Agreement relating to the Receivables, and all of the property and rights acquired under that agreement, to the Issuing Entity.

In addition to the foregoing, pursuant to the Receivables Purchase Agreement, NMAC is obligated to transfer to the Depositor (i) any proceeds from the exercise by NMAC of its right to set-off, pursuant to a cash management agreement, against a Dealer’s principal balance of Receivables and (ii) any other amounts credited to the Cash Management Account which are applied to reduce a Dealer’s principal balance of Receivables. NMAC is also obligated to pay to the Depositor (i) an amount equal to any and all reductions to the principal balance of any Receivable resulting from a dealer rebate, billing error, returned merchandise and certain other similar non-cash items, such payment to be made on the date such adjustment is made or occurs and (ii) all amounts received by NMAC from NNA and non-Nissan manufacturers in connection with a Dealer termination.

In connection with the sale of the Receivables to the Depositor, NMAC indicates in its computer files that the Receivables have been sold to the Depositor, and that they have been transferred in turn by the Depositor to the

Issuing Entity. NMAC provided the Depositor with a list showing all the Accounts transferred, identifying the account numbers and the balances of the Receivables related to such Accounts as of the Series Cut-Off Date for the first series issued by the Issuing Entity, and at the time NMAC transfers any Additional Accounts to the Depositor, NMAC will provide the Depositor with a new account schedule specifying the Additional Accounts, their account numbers and outstanding principal amounts as of the applicable Additional Cut-off Date. The records and agreements relating to the Accounts and Receivables will not be segregated by NMAC from other documents and agreements relating to other accounts and receivables not relating to the Issuing Entity and will not be stamped or marked to reflect the sale or transfer of the Receivables to the Depositor. However, the computer records of NMAC will be marked to evidence these sales. NMAC has filed UCC financing statements with respect to the Receivables meeting the requirements of applicable state law. See “Risk Factors — Bankruptcy of Nissan Motor Acceptance Corporation or the depositor could result in payment delays or losses on your notes” and “Material Legal Aspects of the Receivables — Transfer of Receivables” in this Prospectus.

Representations and Warranties

Under the Receivables Purchase Agreement, NMAC makes the representations and warranties listed below to the Depositor as of the Series Issuance Date for each series of Notes issued by the Issuing Entity:

•	NMAC was duly formed and is in good standing and has the authority to consummate the transactions contemplated in the Receivables Purchase Agreement;

•

NMAC’s execution and delivery of the Receivables Purchase Agreement and each other document relating to the issuance to which it is a party will not conflict with any material law or any other material agreement to which NMAC is a party;

•	all required governmental approvals in connection with NMAC’s execution and delivery of the Receivables Purchase Agreement have been obtained;

•

the Receivables Purchase Agreement constitutes a legal, valid and binding obligation, enforceable against NMAC, subject to applicable bankruptcy, insolvency or other similar laws affecting enforcement of creditors’ rights; and

•

the Receivables Purchase Agreement constitutes a valid sale, transfer and assignment to the Depositor of all of NMAC’s rights in the Receivables and the related security and the Depositor will have a first priority perfected ownership interest in those transferred assets, except as permitted under the Receivables Purchase Agreement.

If, as a result of a breach of a representation or warranty set forth in the preceding paragraph, the Depositor is required to accept reassignment to it of any Receivables under the Transfer and Servicing Agreement, NMAC will be required to repurchase the Receivables (or, after satisfaction of the Modification Condition, at the option of NMAC, redesignate the Accounts related to such Receivables and repurchase all Receivables under such Accounts) in cash from the Depositor on the business day immediately preceding the reassignment date. The purchase price of such Receivables will be paid by NMAC in an amount no less than the reassignment amounts paid by the Depositor as specified under the Transfer and Servicing Agreement.

In addition, NMAC makes the following representations and warranties to the Depositor as of the Series Issuance Date for each series of Notes issued by the Issuing Entity:

•

at the time of transfer, NMAC is selling each Receivable and its related security to the Depositor free and clear of any liens, except as permitted under the Receivables Purchase Agreement, and has obtained all governmental consents required to sell that Receivable and related security;

•	each designated Account is an Eligible Account at the time NMAC designates that Account under the Receivables Purchase Agreement and as of each Series Cut-Off Date; and

•	at the time of transfer, each Receivable being sold is an Eligible Receivable.

If, as a result of a breach of a representation or warranty set forth in the preceding paragraph, the Depositor is required to accept reassignment to it of the Receivables (or, after satisfaction of the Modification Condition, at its option, redesignation of the Accounts related to such Receivables and reassignment of all Receivables under such Accounts) pursuant to the applicable Transfer and Servicing Agreement, NMAC will be required to repurchase the Receivables (or, after satisfaction of the Modification Condition, at its option, redesignate the accounts related to such receivables and repurchase all receivables under such accounts) on the business day immediately preceding the reassignment date for cash in an amount no less than the repurchase price for such Receivables, as specified under the Transfer and Servicing Agreement.

NMAC agrees to indemnify the Depositor against any and all losses, damages and expenses (including reasonable attorneys’ fees) incurred by the Depositor as a result of NMAC’s actions or omissions in connection with the Receivables Purchase Agreement. NMAC will not indemnify the Depositor for any losses arising from the Depositor’s fraud, gross negligence or willful misconduct.

Certain Covenants

In the Receivables Purchase Agreement, NMAC covenants to perform its servicing obligations under the agreements relating to the Receivables and the Accounts in conformity with its then-current policies and procedures and the Floorplan Financing Agreements governing the Receivables, except to the extent any failure to so comply will not have a material adverse effect on the Depositor, the Issuing Entity, the Noteholders or any Series Enhancers.

NMAC covenants further that, except for the sale of Receivables under the Receivables Purchase Agreement and the interests created under the Transfer and Servicing Agreement, it will not sell, pledge, assign or transfer any interest in the Receivables to any other Person. NMAC also covenants to defend the right, title and interests of the Depositor, the Issuing Entity and the Indenture Trustee in and to the Receivables and the related security.

NMAC subordinates its interests in all vehicles that secure Receivables to the interests of the Issuing Entity and the Indenture Trustee therein, and agrees not to foreclose or otherwise realize upon any security interest in a vehicle that it may have in respect of advances or loans made in connection with the designated Accounts other than the related Receivable until the Issuing Entity has fully realized on its security interest in that Receivable. See “Dealer Floorplan Financing Business — Intercreditor Agreement Regarding Security Interests in Vehicles and Non-Vehicle Related Security” above in this Prospectus.

In addition, NMAC expressly acknowledges and consents to the assignment to the Issuing Entity of the Depositor’s rights relating to the Receivables sold under the Receivables Purchase Agreement.

Amendments

The Receivables Purchase Agreement may be amended by the Depositor and NMAC without the consent of the Noteholders of any series, as long as such amendment does not adversely affect in any material respect the interests of any Noteholder, which may be evidenced by:

•	satisfaction of the Rating Agency Condition; and

•

the delivery by NMAC to the Owner Trustee and the Indenture Trustee of an opinion of counsel confirming that the amendment will not have an adverse effect in any material respect on the interests of any Noteholder.

The Receivable Purchase Agreement may also be amended by the Depositor and NMAC with the consent of the holders of at least 66 2/3% of the outstanding principal amount of the Notes of all series materially adversely affected by the amendment (provided that after satisfaction of the Modification Condition, such amendment may be done with the consent of the holders of at least a majority of the outstanding principal amount of such Notes rather than 66 2/3%) and satisfaction of the Rating Agency Condition. Even with the consent of the holders of at least 66 2/3% of the outstanding principal amount of the Notes of all series materially adversely affected (provided that after satisfaction of the Modification Condition, even with the consent of the holders of at least a majority of the outstanding principal amount of such Notes rather than 66 2/3%), no amendment may be made if it:

•	reduces the amount of, or delays the timing of:

(1)	any distributions to be made to Noteholders of any series;

(2)	deposits of amounts to be distributed; or

(3)	the amount available under any series enhancement, in each case, without the consent of each affected Noteholder;

provided that changes in Early Amortization Events that decrease the likelihood of the occurrence of those events will not be considered delays in the timing of distributions for purposes of this clause;

•	changes the manner of calculating the interests of the Noteholder of any series, without the consent of each affected Noteholder;

•	reduces the percentage of the outstanding principal amount of the Notes required to consent to any amendment, without the consent of each affected Noteholder; or

•

has not satisfied the Rating Agency Condition, without the consent of the holders of at least 66 2/3% of the outstanding principal amount of the Notes of each affected series or class (provided that after satisfaction of the Modification Condition, such amendment may not be done without the consent of the holders of at least a majority of the outstanding principal amount of such Notes rather than 66 2/3%).

Termination

The Receivables Purchase Agreement will terminate immediately after the Issuing Entity terminates. In addition, if NMAC becomes party to any bankruptcy or similar proceeding (other than as a claimant) and, except for a proceeding commenced or consented to by NMAC, if such proceeding is not dismissed within 60 days of its institution, NMAC will immediately cease to sell or transfer Receivables to the Depositor and will promptly give the Depositor, the Owner Trustee and the Indenture Trustee notice of such event.

DESCRIPTION OF THE ADMINISTRATION AGREEMENT

General

NMAC, in its capacity as Administrator for the Issuing Entity, has entered into the Administration Agreement with the Issuing Entity, the Indenture Trustee and the Owner Trustee pursuant to which the Administrator will perform, to the extent provided in the Administration Agreement, certain duties required to be performed by the Issuing Entity and the Owner Trustee under the Indenture, any Indenture Supplement, the Transfer and Servicing Agreement, the Receivables Purchase Agreement, the Trust Agreement and certain other agreements. The Administrator, on behalf of the Issuing Entity, will monitor the performance of the Issuing Entity and shall advise the Owner Trustee when action by the Issuing Entity or the Owner Trustee is necessary to comply with the Issuing Entity’s duties under the Indenture and agreements between the Issuing Entity and DTC relating to the Notes. The Administrator will consult with the Owner Trustee regarding the duties of the Issuing Entity and the Owner Trustee under the enhancement agreements, the Trust Agreement, the Indenture, any Indenture Supplement, the Transfer and Servicing Agreement, the depository agreement and the note purchase agreement. The Administrator will prepare, or cause to be prepared, for execution by the Issuing Entity, all documents, reports, filings, instruments, certificates and opinions that the Issuing Entity is required to prepare, file or deliver under the Transaction Documents.

With respect to any matters that in the reasonable judgment of the Administrator are non-ministerial, the Administrator will not take any action unless the Administrator has first notified the Owner Trustee of the proposed action within a reasonable amount of time prior to the taking of that action and that the Owner Trustee will not have withheld consent or provided an alternative direction. Non-ministerial matters that may be performed by the Administrator on behalf of the Issuing Entity include:

•	the amendment of or any supplement to the indenture or the amendment, change or modification of the Transaction Documents;

•	the initiation or compromise of any claim or law suit brought by or against the trust other than in connection with the collection of the Receivables or Eligible Investments; and

•

the appointment of successor note registrars, paying agents and indenture trustees and the consent to the assignment by the note registrar, Paying Agent or Indenture Trustee of its obligations under the Indenture.

The Administrator is an independent contractor and is not subject to the supervision of the Issuing Entity or the Owner Trustee concerning the manner in which it accomplishes the performance of its obligations under the Administration Agreement.

As compensation for the performance of the Administrator’s obligations under the Administration Agreement and as reimbursement for its expenses related thereto, the Administrator will be entitled to an administration fee (the “Administrative Fee”), payable pro-rata with respect to each outstanding series, which fee shall be solely an obligation of, and paid by, the Depositor and not from the proceeds of the Receivables or other Issuing Entity Assets. The Administration Agreement will be governed by the laws of the State of New York.

The Administrator may resign by providing the Issuing Entity with at least 60 days prior written notice. Upon the appointment of a successor servicer pursuant to the Transfer and Servicing Agreement, the Administrator will immediately resign and such successor servicer will automatically become the successor administrator. Upon resignation of the Administrator, the resigning Administrator will continue to perform its duties as administrator until a successor administrator has been appointed by the Issuing Entity and such successor administrator agrees in writing to be bound by the terms of the Administration Agreement in the same manner as the resigning administrator. No resignation or removal of the Administrator will be effective until a successor administrator has been appointed by the Owner Trustee and the satisfaction of the Rating Agency Condition with respect to the proposed appointment.

Amendment

The Administration Agreement may be amended with the written consent of the Owner Trustee but without the consent of the Noteholders or the Depositor for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Administration Agreement or of modifying in any manner the rights of the Noteholders or the Depositor; provided, that such amendment will not, as evidenced by an opinion of counsel, materially and adversely affect the interest of any Noteholder or the Depositor. The Administration Agreement may also be amended with the written consent of the Owner Trustee, the Noteholders evidencing at least a majority of the aggregate outstanding principal amount of Notes of the related series and the Depositor for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Administration Agreement or of modifying in any manner the rights of Noteholders or the Depositor; provided, however, that no such amendment may (i) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on the Receivables or distributions that are required to be made for the benefit of the Noteholders or the Depositor, or (ii) reduce the percentage of the Noteholders that are required to consent to any such amendment without the consent of the holders of all outstanding Notes.

MATERIAL LEGAL ASPECTS OF THE RECEIVABLES

Transfer of Receivables

NMAC has sold, and continues to sell, the Receivables to the Depositor, and the Depositor in turn has transferred, and will continue to transfer, the Receivables to the Issuing Entity. Each of NMAC and the Depositor represents and warrants on each Series Issuance Date that:

•

its transfer to the Depositor or to the Issuing Entity, as the case may be, constitutes a valid transfer and assignment of all of its right, title and interest in the Receivables and related security; and

•	under the UCC (as in effect in each applicable jurisdiction) or other applicable law, the transferee has:

(1)	a valid, subsisting and enforceable first priority perfected ownership interest in the Receivables, in existence at the time the Receivables are sold and assigned or transferred or at the date of addition of any Additional Accounts, and

(2)	a valid, subsisting and enforceable first priority perfected ownership interest in the Receivables created thereafter, in existence at and after their creation.

Nonetheless, each such transfer of Receivables could be deemed to create a security interest under the UCC. For a discussion of the Issuing Entity’s rights arising from these representations and warranties not being satisfied, see “Description of the Transfer and Servicing Agreement” above in this Prospectus.

NMAC and the Depositor represent that the Receivables are “accounts,” “chattel paper,” “general intangibles” or “instruments” for purposes of the UCC as in effect in each applicable jurisdiction. To the extent the Receivables are deemed to be chattel paper or accounts and the transfer of the Receivables by NMAC to the Depositor or by the Depositor to the Issuing Entity is deemed to be a sale or to create a security interest, then the UCC as in effect in each applicable jurisdiction will apply and the transferee must file appropriate financing statements (or as an alternative in the case of instruments and tangible chattel paper, take possession thereof or as an alternative in the case of electronic chattel paper, take control thereof) in order to perfect its interest in the Receivables. Both the Depositor and the Issuing Entity have filed financing statements covering the Receivables under the UCC as in effect in each applicable jurisdiction in order to perfect their respective interests in the Receivables and they will file continuation statements as required to continue the perfection of their interests. However, the Receivables will not be stamped to indicate the interest of the Depositor or the Indenture Trustee.

Under the UCC and applicable federal law, there are certain limited circumstances in which prior or subsequent transferees of Receivables could have an interest that has priority over the Issuing Entity’s interest in the Receivables. A purchaser of the Receivables who gives new value and takes possession of the instruments or chattel paper that evidence the Receivables in the ordinary course of business may, under certain circumstances, have priority over the interest of the Issuing Entity in the Receivables. A tax or other government lien on property of NMAC or the Depositor that arose before the time a Receivable is conveyed to the Issuing Entity may also have priority over the interest of the Issuing Entity in that Receivable. Under the Receivables Purchase Agreement, NMAC represents to the Depositor, and under the Transfer and Servicing Agreement the Depositor warrants to the Issuing Entity, that the Receivables have been transferred free and clear of the lien of any third party. NMAC and the Depositor also covenant that they will not sell, pledge, assign, transfer or grant any lien on any Receivable or, except as described above under “Description of the Transfer and Servicing Agreement — Matters Regarding the Servicer and Depositor” in this Prospectus, on the Transferor Interest other than to the Issuing Entity. In addition, so long as NMAC is the Servicer, collections on the Receivables may, under certain circumstances, be commingled with NMAC’s own funds before each Payment Date and, in the event of the bankruptcy of NMAC, the Issuing Entity may not have a perfected security interest in these collections.

Matters Relating to Bankruptcy

In the Receivables Purchase Agreement, NMAC represents and warrants to the Depositor that its sale of the Receivables to the Depositor is a valid sale. In addition, NMAC and the Depositor agree to treat the transactions described in this Prospectus as a sale of the Receivables to the Depositor. NMAC has taken, and will continue to take, all actions that are required under California law to perfect the Depositor’s ownership interest in the Receivables. Nonetheless, if NMAC were to become a debtor in a bankruptcy case and a creditor or a trustee-in-bankruptcy were to take the position that the sale of Receivables from NMAC to the Depositor should be recharacterized as a pledge of the Receivables by NMAC to secure a borrowing from the Depositor, then delays in payments of collections on the Receivables to the Depositor could occur. Moreover, if the bankruptcy court were to rule in favor of the trustee in bankruptcy, debtor in possession or creditor, reductions in the amount of payments of collections on the Receivables to the Depositor could result.

In addition, if NMAC were to become a debtor in a bankruptcy case and one of its creditors or the trustee-in-bankruptcy or NMAC itself were to request a court to order that NMAC should be substantively consolidated with the Depositor, delays in payments on the Notes could result. In that situation, if the bankruptcy court were to rule in favor of the creditor, trustee-in-bankruptcy or NMAC, reductions in such payments to the Noteholders could result.

In the Transfer and Servicing Agreement, the Depositor represents and warrants to the Issuing Entity that the transfer of the Receivables to the Issuing Entity is a valid transfer of the Receivables to the Issuing Entity. The Depositor has taken, and will continue to take, all actions that are required under Delaware law to perfect the Issuing Entity’s interest in the Receivables and the Depositor represents and warrants that the Issuing Entity will at all times have a first priority perfected ownership interest in the Receivables and, with certain exceptions, the proceeds of the Receivables. Nonetheless, a tax or government lien on property of NMAC or the Depositor that arose before the time a Receivable is transferred to the Issuing Entity may have priority over the Issuing Entity’s interest in that Receivable.

The organization documents under which the Depositor was established provide that it is required to have at least one “independent” director and the affirmative vote of its independent director is required for a voluntary application for relief under the federal bankruptcy code to be filed. Under the Transfer and Servicing Agreement, NMAC, the Owner Trustee, all the holders of the Transferor Interest and any Series Enhancers covenant that at no time will they institute any bankruptcy, reorganization or other proceedings against the Depositor under any federal or state bankruptcy or similar law. In addition, certain other steps have been taken to avoid the Depositor becoming a debtor in a bankruptcy case. Notwithstanding these steps, if the Depositor were to become a debtor in a bankruptcy case and if a trustee-in-bankruptcy for the Depositor or the Depositor as debtor in possession or a creditor of the Depositor were to argue that the transfer of the Receivables by the Depositor to the Issuing Entity should be recharacterized as a pledge of the Receivables, then delays in payments on the Notes could occur. In addition, should the court rule in favor of the bankruptcy trustee, debtor in possession or creditor, reductions in the amount of payments to Noteholders could result.

If NMAC or the Depositor were to become a debtor in a bankruptcy case, the transfer of new Receivables to the Depositor would be prohibited under the Receivables Purchase Agreement and only collections on Receivables previously sold to the Depositor and transferred to the Issuing Entity would be available to pay interest on and principal of the Notes.

Under these circumstances, the Servicer is obligated to allocate all collections on Principal Receivables to the oldest principal balance first. If the bankruptcy court were to alter this allocation method, the rate and amount of payments on the Notes might be adversely affected.

In addition, if NMAC were to become a debtor in a bankruptcy case, NMAC may not be able to satisfy its obligation to pay over amounts received upon the exercise of its right, under a cash management agreement between NMAC and a Dealer, to set-off against such Dealer’s principal balance of Receivables the amounts in a Cash Management Account of such Dealer or to pay over other amounts credited to the Cash Management Account which are applied to reduce a Dealer’s principal balance of Receivables.

The occurrence of certain events of bankruptcy, insolvency or receivership with respect to the Servicer will result in a Servicer Default that, in turn, will result in an Early Amortization Event. If no other Servicer Default other than the commencement of a bankruptcy or similar event exists, a trustee-in-bankruptcy of the Servicer may have the power to prevent either the trustee or the Noteholders from appointing a successor servicer.

Payments made by NMAC or the Depositor to repurchase Receivables pursuant to the Receivables Purchase Agreement and the Transfer and Servicing Agreement, respectively, may be recoverable by NMAC or the Depositor, as debtor in possession, or by a creditor or a trustee-in-bankruptcy of NMAC or of the Depositor as a preferential transfer from NMAC or the Depositor if the payments were made within one year before the filing of a bankruptcy case in respect of NMAC or the Depositor and certain other conditions are satisfied. Additionally, if payments are found to have been made for less than fair or reasonably equivalent value and at a time when NMAC or the Depositor was insolvent, inadequately capitalized, or was rendered insolvent by the transfers, among other things, it is possible that transfers made more than one year before the filing of the bankruptcy petition may be recoverable.

Dodd Frank Orderly Liquidation Framework

General. On July 21, 2010, President Obama signed into law the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”). The Dodd-Frank Act, among other things, gives the Federal Deposit Insurance Corporation (“FDIC”) authority (known as the Orderly Liquidation Framework or “OLA”) to act as receiver of financial companies and their subsidiaries in specific situations as described in more detail below. The OLA provisions were effective on July 22, 2010. The proceedings, standards, powers of the receiver and many other substantive provisions of OLA differ from those of the United States Bankruptcy Code in many respects. In addition, because the legislation remains subject to clarification through FDIC regulations and has yet to be applied by the FDIC in any receivership, it is unclear exactly what impact these provisions will have on any particular company, including NMAC, the depositor or the Issuing Entity, or its creditors.

Potential Applicability to NMAC, the Depositor and Issuing Entities. There is uncertainty about which companies will be subject to OLA rather than the United States Bankruptcy Code. For a company to become subject to OLA, the Secretary of the Treasury (in consultation with the President of the United States) must determine, among other things, that the company is in default or in danger of default, the failure of such company and its resolution under the United States Bankruptcy Code would have serious adverse effects on financial stability in the United States, no viable private sector alternative is available to prevent the default of the company and an OLA proceeding would mitigate these adverse effects.

The Issuing Entity or the depositor could also potentially be subject to the provisions of OLA as a “covered subsidiary” of NMAC. For the Issuing Entity or the depositor to be subject to receivership under OLA as a covered subsidiary of NMAC (1) the FDIC would have to be appointed as receiver for NMAC under OLA as described above, and (2) the FDIC and the Secretary of the Treasury would have to jointly determine that (a) the Issuing Entity or depositor is in default or in danger of default, (b) the liquidation of that covered subsidiary would avoid or mitigate serious adverse effects on the financial stability or economic conditions of the United States and (c) such appointment would facilitate the orderly liquidation of NMAC.

There can be no assurance that the Secretary of the Treasury would not determine that the failure of NMAC would have serious adverse effects on financial stability in the United States. In addition, no assurance can be given that OLA would not apply to NMAC, the depositor or the Issuing Entity or, if it were to apply, that the timing and amounts of payments to the related series of Noteholders would not be less favorable than under the United States Bankruptcy Code.

FDIC’s Repudiation Power Under OLA. If the FDIC were appointed receiver of NMAC or of a covered subsidiary under OLA, the FDIC would have various powers under OLA, including the power to repudiate any contract to which NMAC or a covered subsidiary was a party, if the FDIC determined that performance of the contract was burdensome and that repudiation would promote the orderly administration of NMAC’s affairs. In January 2011, the Acting General Counsel of the FDIC issued an advisory opinion regarding, among other things, its intended application of the FDIC’s repudiation power under OLA. In that advisory opinion, the Acting General Counsel stated that nothing in the Dodd-Frank Act changes the existing law governing the separate existence of separate entities under other applicable law. As a result, the Acting General Counsel was of the opinion that the FDIC as receiver for a covered financial company, which could include NMAC or its subsidiaries (including the depositor or the Issuing Entity), cannot repudiate a contract or lease unless it has been appointed as receiver for that entity or the separate existence of that entity may be disregarded under other applicable law. In addition, the Acting General Counsel was of the opinion that until such time as the FDIC Board of Directors adopts a regulation further addressing the application of Section 210(c) of the Dodd-Frank Act, if the FDIC were to become receiver for a covered financial company, which could include NMAC or its subsidiaries (including the depositor or the Issuing Entity), the FDIC will not, in the exercise of its authority under Section 210(c) of the Dodd-Frank Act, reclaim, recover, or recharacterize as property of that covered financial company or the receivership assets transferred by that covered financial company prior to the end of the applicable transition period of a regulation provided that such transfer satisfies the conditions for the exclusion of such assets from the property of the estate of that covered financial company under the United States Bankruptcy Code. Although this advisory opinion does not bind the FDIC or its Board of Directors, and could be modified or withdrawn in the future, the advisory opinion also states that the Acting General Counsel will recommend that the FDIC Board of Directors incorporates a transition period of 90 days for any provisions in any further regulations affecting the statutory power to disaffirm or repudiate contracts. To date, no such regulations have been issued by the FDIC. As a result, the foregoing Acting General Counsel’s interpretation currently remains in effect. To the extent any future regulations or actions of the FDIC or subsequent FDIC actions in an OLA proceeding involving NMAC or its subsidiaries (including the depositor or the Issuing Entity), are contrary to this advisory opinion, payment or distributions of principal and interest on the securities issued by the Issuing Entity could be delayed or reduced.

Among the contracts that might be repudiated are the receivables purchase agreement between NMAC, as seller and the Depositor, as purchaser, the transfer and servicing agreement, and the administration agreement. Under OLA, none of the parties to those contracts could exercise any right or power to terminate, accelerate, or declare a default under those contracts, or otherwise affect NMAC’s or a covered subsidiary’s rights under those contracts without the FDIC’s consent for 90 days after the receiver is appointed. During the same period, the FDIC’s consent would also be needed for any attempt to obtain possession of or exercise control over any property of NMAC or of a covered subsidiary. The requirement to obtain the FDIC’s consent before taking these actions relating to a covered company’s contracts or property is comparable to the “automatic stay” in bankruptcy.

The transfer of receivables under the receivables purchase agreement between NMAC and the Depositor, as purchaser will be structured with the intent that they would be treated as legal true sales under applicable state law. If the transfers are so treated, based on the Acting General Counsel of the FDIC’s advisory opinion rendered in January 2011 and other applicable law, NMAC believes that the FDIC would not be able to recover the receivables transferred under the receivables purchase agreement using its repudiation power. However, if those transfers were not respected as legal true sales, then the purchaser under the receivables purchase agreement would be treated as having made a loan to NMAC, secured by the transferred receivables. The FDIC, as receiver, generally has the power to repudiate secured loans and then recover the collateral after paying damages to the lenders. If the Issuing Entity were placed in receivership under OLA, this repudiation power would extend to the notes issued by such Issuing Entity. The amount of damages that the FDIC would be required to pay would be limited to “actual direct compensatory damages” determined as of the date of the FDIC’s appointment as receiver. Under OLA, in the case of any debt for borrowed money, actual direct compensatory damages is no less than the amount lent plus accrued interest plus any accreted original issue discount as of the date the FDIC was appointed receiver and, to the extent that an allowed secured claim is secured by property the value of which is greater than the amount of such claim and any accrued interest through the date of repudiation or disaffirmance, such accrued interest.

Regardless of whether the transfers under the receivables purchase agreement are respected as legal true sales, as receiver for NMAC or a covered subsidiary the FDIC could:

•	require the Issuing Entity, as assignee of the related purchaser, to go through an administrative claims procedure to establish its rights to payments collected on the receivables; or

•

if the Issuing Entity were a covered subsidiary, require the indenture trustee or the holders of the related notes to go through an administrative claims procedure to establish their rights to payments on the notes; or

•	request a stay of proceedings to liquidate claims or otherwise enforce contractual and legal remedies against NMAC or a covered subsidiary (including a depositor or the Issuing Entity); or

•	repudiate NMAC’s ongoing servicing obligations under a servicing agreement, such as its duty to collect and remit payments or otherwise service the receivables; or

•	prior to any such repudiation of a servicing agreement, prevent any of the indenture trustee or the securityholders from appointing a successor servicer.

There are also statutory prohibitions on (1) any attachment or execution being issued by any court upon assets (such as the receivables) in the possession of the FDIC, as receiver, (2) any property (such as the receivables) in the possession of the FDIC, as receiver, being subject to levy, attachment, garnishment, foreclosure or sale without the consent of the FDIC, and (3) any person exercising any right or power to terminate, accelerate or declare a default under any contract to which NMAC or a covered subsidiary (including a depositor or any Issuing Entity) that is subject to OLA is a party, or to obtain possession of or exercise control over any property of NMAC or any covered subsidiary or affect any contractual rights of NMAC or a covered subsidiary (including a depositor or any Issuing Entity) that is subject to OLA, without the consent of the FDIC for 90 days after appointment of FDIC as receiver.

If the Issuing Entity were itself to become subject to OLA as a covered subsidiary, the FDIC may repudiate the debt of such Issuing Entity. In such an event, the related series of Noteholders would have a secured claim in the receivership of the Issuing Entity as described above but delays in payments on such series of Notes would occur and possible reductions in the amount of those payments could occur.

If the FDIC, as receiver for NMAC, the depositor or the Issuing Entity, were to take any of the actions described above, payments or distributions of principal and interest on the securities issued by the Issuing Entity would be delayed and may be reduced.

FDIC’s Avoidance Power Under OLA. The proceedings, standards and many substantive provisions of OLA relating to preferential transfers differ from those of the United States Bankruptcy Code. If NMAC or its affiliates were to become subject to OLA, there are provisions of the Dodd-Frank Act that state that previous transfers of receivables by NMAC perfected for purposes of state law and the United States Bankruptcy Code could nevertheless be avoided as preferential transfers under OLA.

In December 2010, the Acting General Counsel of the FDIC issued an advisory opinion providing an interpretation of OLA which concludes that the treatment of preferential transfers under OLA was intended to be consistent with, and should be interpreted in a manner consistent with, the related provisions under the United States Bankruptcy Code. In addition, on July 6, 2011, the FDIC issued a final rule that, among other things, codified the Acting General Counsel’s interpretation. Based on the final rule, the transfer of the receivables by NMAC would not be avoidable by the FDIC as a preference under OLA. To the extent subsequent FDIC actions in an OLA proceeding are contrary to the final rule, payment or distributions of principal and interest on the securities issued by the Issuing Entity could be delayed or reduced.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

General

The following is a summary of certain material U.S. federal income tax consequences resulting from the purchase, ownership and disposition of the Notes offered by this Prospectus to “U.S. Holders” and “non-U.S. Holders” (as described below) who have acquired their Notes upon original issuance at their initial offering price. Except where noted, this summary deals only with Notes that are held as capital assets, and does not deal with taxpayers subject to special treatment under the U.S. federal income tax laws, such as dealers in securities or currencies, financial institutions, regulated investment companies, real estate investment trusts, insurance companies, tax exempt organizations, persons holding Notes as part of a hedging, integrated or conversion transaction, constructive sale or straddle, traders in securities that have elected the mark-to-market method of accounting for securities, persons liable for alternative minimum tax, U.S. persons whose “functional currency” is not the U.S. dollar or persons who purchased the Notes subsequent to the initial offering at a price different from the initial offering price.

The discussion below is based upon the provisions of the Internal Revenue Code, its legislative history, existing and proposed Treasury Regulations thereunder, published rulings and judicial decisions, all as currently in effect. Those authorities may be changed, perhaps retroactively, so as to result in U.S. federal income tax consequences different from those discussed below.

This discussion does not include any description of the tax laws of any state, local or foreign government that may be applicable to the Notes or the Noteholders. Persons considering the acquisition of Notes are urged to consult their own tax advisors concerning the application of the U.S. federal income tax laws to their particular situations as well as any consequences arising under the laws of any other taxing jurisdiction.

A “U.S. Holder” means a beneficial owner of a Note that, for U.S. federal income tax purposes, is either a citizen or resident of the United States, a corporation created or organized in or under the laws of the United States or any political subdivision of the United States, an estate the income of which is subject to U.S. federal income taxation regardless of its source, or a trust that (i) is subject to the primary supervision of a court within the United States and the control of one or more U.S. persons or (ii) has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person. A “non-U.S. Holder” is a beneficial owner of a Note that is not a U.S. Holder.

If an entity treated as a partnership for U.S. tax purposes holds the Notes, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. Partners in a partnership that holds the Notes should consult their own tax advisors.

Tax Characterization of the Issuing Entity

In the opinion of Mayer Brown LLP, special tax counsel to the Issuing Entity, subject to the assumptions and qualifications contained in such opinion, for federal income tax purposes under existing law the Issuing Entity will not be classified as an association or publicly traded partnership taxable as a corporation. This opinion will be based on the assumption that, among other things, the Notes will be issued pursuant to the terms of the Indenture and all other documents relating to the issuance of the Notes and in compliance with such terms.

The Transferor Interest will be owned by the Depositor on the Series Issuance Date. Accordingly, the Issuing Entity will be characterized as a division of the Depositor for U.S. federal income tax purposes. If the Depositor sells or otherwise transfers any interest in the Transferor Interest, this characterization may change.

However, such counsel’s opinion is not binding on the IRS. For example, the IRS may be able to assert that the Notes constitute equity, rather than indebtedness, for U.S. federal income tax purposes. If the Notes are classified as equity rather than indebtedness for U.S. federal income tax purposes, and if the Notes are deemed to be “publicly traded” as defined under the Internal Revenue Code, the Issuing Entity may be classified as a publicly traded partnership. As a publicly traded partnership, the Issuing Entity may become subject to U.S. federal income tax as a corporation, which may materially adversely affect the Issuing Entity’s ability to make payments on the Notes. Any payments made to Noteholders in such event would be treated, first, as taxable dividend income to the extent of the Issuing Entity’s accumulated and current earnings and profits, next as a return of the Noteholders’ basis in their Notes to the extent thereof, and thereafter as taxable capital gain. Moreover, except to the extent that an applicable treaty provides otherwise, payments to non-U.S. Holders of Notes in such event generally would be subject to U.S. federal tax withholding at a 30% rate.

Even if the Notes of a particular series or class are properly characterized as debt, the Issuing Entity is also able to issue other series or classes of Notes which may be treated as debt or equity interests in the Issuing Entity. The issuance of such additional Notes requires the delivery of a new opinion of counsel generally to the effect that the issuance will not cause the Issuing Entity to be treated as an association or publicly traded partnership taxable as a corporation for federal income tax purposes. However, any new opinion also is not binding on the IRS, and the

Issuing Entity could become taxable as a corporation as a result of the issuance of such additional Notes, thereby also potentially diminishing cash available to make payments on the previously issued Notes.

Tax Characterization and Treatment of the Notes

Treatment of the Notes as Indebtedness

In the opinion of Mayer Brown LLP, special tax counsel to the Issuing Entity, subject to the assumptions and qualifications contained in such opinion, for federal income tax purposes under existing law the Notes will be treated as debt. This opinion will be based on the assumption that, among other things, the Notes will be issued pursuant to the terms of the Indenture and all other documents relating to the issuance of the Notes and in compliance with such terms.

Pursuant to the Indenture and related transaction documents, the Issuing Entity and the Indenture Trustee agree, and the Noteholders and each U.S. Holder and non-U.S. Holder, by acceptance of their Notes, will agree, to treat the Notes as indebtedness for U.S. federal income tax purposes. It is assumed for the remainder of this discussion that the Notes are treated as indebtedness for U.S. federal income tax purposes.

Tax Consequences to U.S. Holders of Notes

Treatment of Stated Interest. Assuming the Notes are not issued with original issue discount or OID, the stated interest on a Note will be taxable to a Noteholder as ordinary income when received or accrued in accordance with each Noteholder’s method of tax accounting for U.S. federal income tax purposes. Interest received on a Note may constitute “investment income” for purposes of some provisions in the Internal Revenue Code limiting the deductibility of investment interest expense.

Original Issue Discount. Except to the extent indicated in the accompanying Prospectus Supplement, no series of Notes will be issued with OID. In general, OID is the excess of the “stated redemption price at maturity” of a debt instrument over its “issue price,” unless the OID is small enough to fall within a statutorily defined de minimis exception. A Note’s “stated redemption price at maturity” is the total of all payments required to be made under the Note through maturity except “qualified stated interest.” Qualified stated interest is generally interest that is unconditionally payable in cash or property, other than debt instruments of the Issuing Entity, at fixed intervals of one year or less during the entire term of the instrument at specified rates. The “issue price” will be the initial price at which a substantial amount of the Notes are sold, excluding sales to bond holders, brokers or similar persons acting as underwriters, placement agents or wholesalers.

Although it is not anticipated, except to the extent indicated in the accompanying Prospectus Supplement, that any series of Notes will be issued at a greater than de minimis discount, a series of Notes may nonetheless be deemed to have been issued with OID. First, under Treasury regulations, interest payments on a series of Notes may not be deemed “qualified stated interest” if (i) reasonable legal remedies do not exist to compel timely payment or (ii) the Notes do not otherwise provide terms and conditions that make the likelihood of late payment (other than a late payment that occurs within a reasonable grace period) or nonpayment a remote contingency. If a series of Notes does not pay qualified stated interest, all of the taxable income thereon would be includible in income as OID. Second, the IRS could take the position (under regulations that have not yet been issued pursuant to Section 1272(a)(6) of the Internal Revenue Code) that a series of Notes has OID.

If a Note were treated as being issued with OID, a Noteholder would be required to include OID in its income as interest over the term of the Note under a constant yield method. In general, OID must be included in income in advance of the receipt of cash representing that income. Thus, each cash distribution would be treated as an amount already included in income (to the extent OID has accrued as of the date of the interest distribution and is not allocated to prior distributions), or as a repayment of principal. This treatment would have no significant effect on Noteholders using the accrual method of accounting. However, cash method Noteholders may be required to report income with respect to the Notes in advance of the receipt of cash attributable to such income. In this situation a Noteholder would have to rely on other sources to pay the taxes on its OID income. Even if a Note has OID falling within the de minimis exception, the Noteholder must include such OID in income proportionately as principal payments are made on such Note.

A holder of a Note which has a fixed maturity date not more than one year from the issue date of such Note (a “Short-Term Note”) will generally not be required to include OID income on the Note as it accrues. However, the foregoing rule may not apply if such holder holds the instrument as part of a hedging transaction, or as a stripped bond or stripped coupon or if the holder is:

•	an accrual method taxpayer;

•	a bank;

•	a broker or dealer that holds the Note as inventory;

•	a regulated investment company or common trust fund; or

•	the beneficial owner of specified pass-through entities specified in the Internal Revenue Code.

A holder of a Short-Term Note who is not required to include OID income on the Note as it accrues will instead include the OID accrued on the Note in gross income upon a sale or exchange of the Note or at maturity, or if the Short-Term Note is payable in installments, as principal is paid thereon. A holder would be required to defer deductions for any interest expense on an obligation incurred to purchase or carry the Short-Term Note to the extent it exceeds the sum of any interest income and OID accrued on such Note. However, a holder may elect to include OID in income as it accrues on all obligations having a maturity of one year or less held by the holder in that taxable year or thereafter, in which case the deferral rule of the preceding sentence will not apply. For purposes of this paragraph, OID accrues on a Short-Term Note on a straight-line basis, unless the holder irrevocably elects, under regulations to be issued by the Treasury Department, to apply a constant interest method, using the holder’s yield to maturity and daily compounding.

A holder who purchases a Note after its initial distribution at a discount that exceeds a statutorily defined de minimis amount will be subject to the “market discount” rules of the Internal Revenue Code, and a holder who purchases a Note at a premium will be subject to the bond premium amortization rules of the Internal Revenue Code.

Sale, Exchange and Retirement of Notes. When a U.S. Holder sells, exchanges, retires or otherwise disposes of a Note, capital gain or loss will be recognized by the U.S. Holder equal to the difference between the amount realized upon the sale, exchange, retirement or other disposition (not including an amount equal to any accrued but unpaid interest, which will be taxable as such to U.S. Holders if not previously included into income) and the adjusted tax basis of the Note. For this purpose, a defeasance of a Note may be treated as a deemed taxable sale or exchange. A U.S. Holder’s adjusted tax basis for a Note generally will equal the holder’s cost for the Note, increased by any OID and market discount previously included by such holder in income with respect to the Note and decreased by any bond premium previously amortized and any payments of principal and OID previously received by such holder with respect to such Note. Capital gains of individuals derived in respect of capital assets held for more than one year are eligible for reduced rates of taxation. The deductibility of capital losses recognized by U.S. Holders is subject to limitations.

Net Investment Income. Recently enacted legislation generally imposes a tax of 3.8% on the “net investment income” of certain individuals, trusts and estates for taxable years beginning after December 31, 2012. Among other items, net investment income generally includes gross income from interest and net gain attributable to the disposition of certain property, less certain deductions. United States Holders should consult their own tax advisors regarding the possible implications of this legislation in their particular circumstances.

Notes Subject to Contingency. The U.S. federal income tax consequences to an owner or seller of Notes that provide for one or more contingent payments will vary depending on the exact terms of the Notes and related factors. The Notes may be subject to rules that differ from the general rules discussed above. The U.S. federal income tax consequences to a holder of Notes that provide for contingent payments will be summarized in the accompanying Prospectus Supplement.

Tax Consequences to Non-U.S. Holders of Offered Notes

Payments of Interest. With respect to non-U.S. Holders that are not engaged in a U.S. trade or business, the U.S. federal withholding tax will not apply to any payment of interest on the Notes provided that: (i) the non-U.S. Holder does not actually, or constructively, own 10% or more of the Issuing Entity’s capital and profits within the meaning of section 871(h)(3) of the Internal Revenue Code and applicable Treasury Regulations; (ii) the non-U.S. Holder is not a controlled foreign corporation (within the meaning of section 957(a) of the Internal Revenue Code) that is “related” to the Issuing Entity through stock or interest ownership; (iii) the non-U.S. Holder is not a bank whose receipt of interest on the Notes is described in section 881(c)(3)(A) of the Internal Revenue Code; and (iv) either (a) the non-U.S. Holder provides his, her or its name and address on a fully completed and executed IRS Form W-8BEN or successor form before the time of a payment on the Notes or (b) the non-U.S. Holder holds the Notes through certain foreign intermediaries and in either case the certification requirements of applicable Treasury Regulations are satisfied. Special certification rules apply to certain non-U.S. Holders that are entities (including entities treated for U.S. federal income tax purposes as pass-through entities) rather than individuals.

If a non-U.S. Holder is engaged in a trade or business in the United States and interest on the Notes is effectively connected with the conduct of that trade or business, the non-U.S. Holder, although exempt from the withholding tax discussed above, may be subject to U.S. federal income tax on such interest, less any deductions allowed against such income, at rates applicable to U.S. persons. In addition, if a non-U.S. Holder is a foreign corporation, it may be subject to a branch profits tax equal to 30%, or lower applicable treaty rate, on its net effectively connected earnings and profits for the taxable year, subject to certain adjustments. For this purpose, interest on the Notes will be included in earnings and profits.

Sale, Exchange and Retirement of Offered Notes. Any gain that a non-U.S. Holder realizes on the sale, exchange, retirement or other disposition of a Note generally will not be subject to U.S. federal income or withholding tax if (i) such gain is not effectively connected with a U.S. trade or business of such non-U.S. Holder and (ii), in the case of an individual, such non-U.S. Holder is not present in the United States for 183 days or more in the taxable year of the sale, exchange, retirement or other disposition and certain other conditions are satisfied.

Information Reporting and Backup Withholding

Where required, the Issuing Entity will report to the holders of Notes and the IRS the amount of any interest paid on the Notes in each calendar year and the amounts of tax withheld, if any, with respect to the payments.

A U.S. Holder may be subject to backup withholding tax (at a rate of 28%) with respect to interest payments and gross proceeds from the sale, exchange, retirement or other disposition of Notes unless (1) the U.S. Holder is a corporation or comes within certain other exempt categories or (2) prior to payment, the U.S. Holder provides an accurate taxpayer identification number and certifies as required on a duly completed and executed IRS Form W-9, and, in either case, the U.S. Holder otherwise complies with the requirements of the backup withholding rules.

Non-U.S. Holders who have provided the form and certifications mentioned under the heading “Tax Consequences to Non-U.S. Holders of Offered Notes — Payments of Interest,” above or who have otherwise established an exemption will generally not be subject to backup withholding tax if neither the Issuing Entity nor its agent has actual knowledge or reason to know that any information in that form or those certifications is unreliable or that the conditions of the exemption are in fact not satisfied. Amounts paid to non-U.S. Holders will, however, be subject to information reporting by the Issuing Entity or its agents.

Payments of the proceeds from the sale of a Note held by a non-U.S. Holder who is not engaged in a U.S. trade or business to or through a foreign office of a broker will not be subject to information reporting or backup withholding. However, information reporting, but not backup withholding, may apply to those payments if the broker is one of the following:

•	a U.S. person;

•	a controlled foreign corporation for U.S. tax purposes;

•

a foreign person 50 percent or more of whose gross income from all sources for the three-year period ending with the close of its taxable year preceding the payment was effectively connected with a U.S. trade or business; or

•	a foreign partnership with specified connections to the United States.

Payment of the proceeds from a sale of a Note held by a non-U.S. Holder who is not engaged in a U.S. trade or business to or through the U.S. office of a broker is subject to information reporting and backup withholding unless the holder in question certifies as to its taxpayer identification number or otherwise establishes an exemption from information reporting and backup withholding.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or credited against the holder’s U.S. federal income tax liability, provided that the required information is furnished to the IRS.

Foreign Account Tax Compliance

Recently enacted legislation generally imposes a withholding tax of 30 percent on interest income (including OID) from debt instruments and the gross proceeds of a disposition of debt instruments paid to a foreign financial institution, unless such institution enters into an agreement with the U.S. government to collect and provide to the U.S. tax authorities substantial information regarding certain U.S. account holders of such institution (which would include certain account holders that are foreign entities with U.S. owners). The legislation also generally imposes a withholding tax of 30 percent on interest income (including OID) from debt instruments and the gross proceeds of a disposition of debt instruments paid to a non-financial foreign entity unless such entity provides the withholding agent with certain certification or information relating to U.S. ownership of the entity. Under certain circumstances, such foreign persons might be eligible for refunds or credits of such taxes. As enacted, these rules generally would apply to impose withholding with respect to payments made after December 31, 2012, but would exempt from withholding payment on, or proceeds in respect of, debt instruments outstanding on the date two years after the date of enactment (which date of enactment was March 18, 2010). The IRS recently published proposed Treasury regulations in respect to this legislation which defers the imposition of withholding to payments of interest after December 31, 2013 and proceeds of a disposition after December 31, 2014, and extends the exemption to debt instruments outstanding on January 1, 2013. The proposed Treasury regulations have not been adopted as final. Non-United States Holders are encouraged to consult with their tax advisors regarding the possible implications of this legislation with respect to an investment in the notes.

The federal tax discussions set forth above are included for general information only and may not be applicable depending upon a Noteholder’s particular tax situation. Prospective purchasers should consult their tax advisors with respect to the tax consequences to them of the purchase, ownership and disposition of offered notes, including the tax consequences under state, local, foreign and other tax laws and the possible effects of changes in federal or other tax laws.

STATE AND LOCAL TAX CONSEQUENCES

In addition to the federal income tax considerations described above under “Material Federal Income Tax Considerations” in this Prospectus, potential investors should consider the state and local income tax consequences of acquiring, owning and disposing of the Notes. The activities of servicing and collecting the Receivables will be undertaken by the Servicer, which is a California corporation. Because of the variation in each state’s tax laws based in whole or in part upon income, state and local income tax law may differ substantially from the corresponding federal law, and it is thus impossible to predict tax consequences to Noteholders in all of the state taxing jurisdictions in which they are subject to tax. Accordingly, this discussion does not purport to describe any aspect of the income tax laws of any state or locality. Therefore, potential investors should consult their own tax advisors with respect to the various state and local tax consequences of an investment in the Notes.

CERTAIN ERISA CONSIDERATIONS

Section 406 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and Section 4975 of the Code prohibit a pension, profit-sharing or other employee benefit plans subject to Title I of ERISA, as well as individual retirement accounts, Keogh plans and other plans subject to Section 4975 of the Code, as well as entities deemed to hold “plan assets” of any of the foregoing under the Plan Assets Regulation (each, a “Benefit Plan Investor”) from engaging in certain transactions with persons that are “parties in interest” under ERISA or “disqualified persons” under the Code with respect to such Benefit Plan Investor. A violation of these “prohibited transaction” rules may result in an excise tax or other penalties and liabilities under ERISA and the Code for such persons or the fiduciaries of the Benefit Plan Investor. In addition, Title I of ERISA also requires fiduciaries of a Benefit Plan Investor subject to ERISA to make investments that are prudent, diversified and in accordance with the governing plan documents.

Certain transactions involving the Issuing Entity might be deemed to constitute prohibited transactions under ERISA and Section 4975 of the Code with respect to a Benefit Plan Investor that purchased Notes if assets of the Issuing Entity were deemed to be assets of the Benefit Plan Investor. Under a regulation issued by the United States Department of Labor, as modified by Section 3(42) of ERISA (the “Plan Assets Regulation”), the assets of the Issuing Entity would be treated as plan assets of a Benefit Plan Investor for the purposes of ERISA and the Code only if the Benefit Plan Investor acquired an “equity interest” in the Issuing Entity and none of the exceptions to holding plan assets contained in the Plan Assets Regulation were applicable. An equity interest is defined under the Plan Assets Regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. For additional information regarding the equity or debt treatment of the Notes, see “Certain ERISA Considerations” in the applicable prospectus supplement.

In addition, without regard to whether the Notes are treated as indebtedness without substantial equity features for purposes of the Plan Assets Regulation, the acquisition, holding and disposition of Notes by or on behalf of a Benefit Plan Investor could be considered to give rise to a prohibited transaction if the Issuing Entity, the Servicer, the back-up servicer, the Sponsor, the Administrator, the Owner Trustee, the Depositor, the Indenture Trustee, any swap counterparty or cap provider or any of their respective affiliates is or becomes a party in interest or a disqualified person with respect to such Benefit Plan Investor. Certain exemptions from the prohibited transaction rules could be applicable to the purchase, holding and disposition of Notes by a Benefit Plan Investor depending on the type and circumstances of the plan fiduciary making the decision to acquire such Notes. Included among these exemptions are: Prohibited Transaction Class Exemption (“PTCE”) 96-23, regarding transactions effected by certain “in-house asset managers;” PTCE 95-60, regarding investments by insurance company general accounts; PTCE 91-38, regarding investments by bank collective investment funds; PTCE 90-1, regarding investments by insurance company pooled separate accounts; and PTCE 84-14, regarding transactions effected by “qualified professional asset managers.”

In addition to the class exemptions listed above, statutory exemptions under Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code may be available for prohibited transactions between a Benefit Plan Investor and a person or entity that is a party in interest to such Benefit Plan Investor solely by reason of providing services to the Benefit Plan Investor (other than a party in interest that is a fiduciary, or its affiliate, that has or exercises discretionary authority or control or renders investment advice with respect to the assets of the Benefit Plan Investor involved in the transaction), provided that there is adequate consideration for the transaction. There can be no assurance that any of these, or any other exemption, will be available with respect to any particular transaction involving the Notes and prospective purchasers that are Benefit Plan Investors should consult with their advisors regarding the applicability of any such exemption.

By acquiring a Note, each purchaser and transferee will be deemed to represent, warrant and covenant that either (i) it is not acquiring the Note (or any interest therein) with the assets of a Benefit Plan Investor or any other employee benefit plan that is subject to a law that is similar to Section 406 of ERISA or Section 4975 of the Code or

(ii) the acquisition, holding and disposition of the Note (or any interest therein) will not give rise to a non-exempt prohibited transaction under Section 406 of ERISA, Section 4975 of the Code or a violation of any similar applicable law.

Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements. Governmental plans, however, may be subject to applicable law that is substantially similar to the fiduciary responsibility provisions of ERISA or Section 4975 of the Code.

A Benefit Plan Investor fiduciary considering the purchase of Notes should consult its legal advisors regarding whether the assets of the Issuing Entity would be considered plan assets, the possibility of exemptive relief from the prohibited transaction rules and other issues and their potential consequences.

UNDERWRITING

Subject to the terms and conditions set forth in an underwriting agreement to be entered into for each series of Notes, the Issuing Entity will sell the Notes to each of the underwriters named in the underwriting agreement and in the accompanying Prospectus Supplement. Each Underwriter will severally agree to purchase from the Issuing Entity, the principal amounts of Notes set forth in that underwriting agreement and in the accompanying Prospectus Supplement, subject to proportional adjustment on the terms and conditions set forth in the related underwriting agreement in the event of an increase or decrease in the aggregate amount of Notes offered by this Prospectus and the accompanying Prospectus Supplement.

In each underwriting agreement, the several underwriters will agree, subject to the terms and conditions of that underwriting agreement, to purchase all the Notes offered by this Prospectus and the accompanying Prospectus Supplement if any of those Notes are purchased. In the event of default by any underwriter, the underwriting agreement will provide that, in particular circumstances, purchase commitments of the non-defaulting underwriters may be increased or the underwriting agreement may be terminated.

The accompanying Prospectus Supplement will set forth the price at which the related series or classes of Notes being offered initially will be offered to the public and any concessions that may be offered to dealers participating in the offering of those Notes. After the initial public offering, the public offering price and such concessions may change.

Each underwriting agreement will provide that the Issuing Entity, the Depositor and NMAC will indemnify the related underwriters against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or contribute to payments the several underwriters may be required to make in respect thereof. may be required to make in respect thereof. Any obligation of the Issuing Entity with respect to indemnification under any underwriting agreement shall be subordinated to its obligations to make payments on the Notes of any series issued by it and will only be paid to the extent of available funds.

The place and time of delivery for any series of Notes with respect to which this Prospectus is delivered will be set forth in the accompanying Prospectus Supplement.

REPORTS TO NOTEHOLDERS

The Servicer will prepare monthly and annual reports that will contain information about the Issuing Entity. The financial information contained in the reports will not be prepared in accordance with Designated Standards. Unless and until Definitive Notes are issued, these reports will be sent to Cede which is the nominee of The Depository Trust Company and the registered holder of the Notes. No financial reports will be sent to you. See “Description of the Notes — Book-Entry Registration” and “Sources of Funds to Pay the Notes — Reports to Noteholders” above in this Prospectus.

GLOSSARY OF PRINCIPAL TERMS

“Account” means, as of any date of determination, each Eligible Account, which shall include each initial Account and, from and after the related Addition Date, each Additional Account and excluding, from and after the related Redesignation Date, each Redesignated Account.

“Accumulation Account” means, for each series, a Qualified Account established by the Issuing Entity, maintained in the name of the Indenture Trustee and held by the Indenture Trustee solely for the benefit of the Noteholders of that series and any Series Enhancer for such series as described in this Prospectus and the accompanying Prospectus Supplement.

“Accumulation Period” means the period during which principal is accumulated in specified amounts per month for a series or class and paid on an Expected Final Payment Date. The Accumulation Period for any series or class starts on the date specified in the accompanying Prospectus Supplement and ends on the earlier of:

(1)	the last day of the Collection Period preceding the Payment Date on which the Notes of that series or class are expected to be paid in full; and

(2)	the close of business on the day immediately preceding the date on which an Early Amortization Period for that series or class begins.

“Addition Date” means, for an Additional Account designated for the Issuing Entity, the date on which Receivables arising in connection with that Account are first transferred to the Issuing Entity.

“Additional Account” means additional Eligible Accounts from time to time designated for the Issuing Entity, the then-existing or subsequently created Receivables of which will be transferred to the Issuing Entity.

“Additional Cut-Off Date” means, for an Additional Account designated for the Issuing Entity, the date as of which that Account is designated for the Issuing Entity.

“Adjusted Pool Balance” means, as of any day in a Collection Period, the sum of the Pool Balance and amounts on deposit in the Excess Funding Account, determined after giving effect to Principal Receivables transferred to the Issuing Entity on that date.

“Administration Agreement” means the administration agreement, dated as of July 24, 2003, as amended and restated as of October 15, 2003, entered into by and between the Administrator and the Issuing Entity, as the same may be further amended, modified or supplemented from time to time.

“Administrator” means NMAC (together with its permitted successors and assigns), acting as administrative agent for the Issuing Entity pursuant to the Administration Agreement, or any successor Administrator under that Administration Agreement.

“Black Book” has the meaning assigned such term in “Dealer Floorplan Financing Business - Creation of Receivables” in this Prospectus.

“Blue Book” has the meaning assigned such term in “Dealer Floorplan Financing Business - Creation of Receivables” in this Prospectus.

“Cap Agreement” means an International Swaps and Derivatives Association, Inc. Master Agreement (Multi Currency-Cross Border) entered into by the Issuing Entity or the Indenture Trustee with a Cap Provider as modified to reflect the transactions described in this Prospectus under “Description of the Hedge Agreement” and in the accompanying Prospectus Supplement and including the relevant standard definitions published by the International Swaps and Derivatives Association, Inc.

“Cap Provider” means NMAC or an unaffiliated third party specified in the accompanying Prospectus Supplement that enters into a Cap Agreement with the Issuing Entity or the Indenture Trustee for the benefit of the holders of the Notes of any series or class.

“Cash Management Account” means one or more deposit, demand deposit or similar accounts or any securities account administered by NMAC, into which a Dealer may, from time to time, pursuant to a cash management agreement between NMAC and such Dealer, deposit funds for the purpose of reducing the balance on which interest accrues under the Floorplan Financing Agreement between NMAC and such Dealer.

“Cash Management Account Balance” means, at any time, the aggregate of all amounts in the Cash Management Account pursuant to the applicable cash management agreement between NMAC and a Dealer.

“Cede” means Cede & Co., the nominee of DTC and its successors.

“Certificateholders” means the holders of the Certificates.

“Certificates” means the Depositor’s uncertificated interest in the Transferor Interest; provided, however, if the Depositor elects to evidence its interest in the Transferor Interest in certificated form pursuant to the Trust Agreement, the certificates will be executed by the Depositor and authenticated by or on behalf of the Owner Trustee in the form specified in the Trust Agreement.

“Clearstream Banking Luxembourg” means Clearstream Banking, société anonyme and its successors.

“Clearstream Banking Participants” means organizations participating in Clearstream Banking Luxembourg.

“Collection Account” means a Qualified Account established by the Issuing Entity, maintained in the name of the Indenture Trustee and held by the Indenture Trustee for the benefit of the Noteholders of all series issued by the Issuing Entity and any Series Enhancer as described in this Prospectus.

“Collection Period” means, for any Payment Date, the calendar month preceding the month in which that Payment Date occurs.

“Commercial Credit Department” has the meaning assigned such term in “Dealer Floorplan Financing Business - Creation of Receivables” in this Prospectus.

“Controlled Amortization Period” means the period during which principal is paid in fixed amounts at scheduled intervals for a series or class. The Controlled Amortization Period for any series or class of Notes starts on the date specified in the accompanying Prospectus Supplement and ends on the earlier of:

(1)	the last day of the Collection Period preceding the Payment Date on which the Notes of that series or class are expected to be paid in full; and

(2)	the close of business on the day immediately preceding the date on which an Early Amortization Period for that series or class of Notes begins.

“Controlled Deposit Amount” means, for any series of Notes, an amount stated in the accompanying Prospectus Supplement.

“Dealer” means (i) with respect to NMAC’s vehicle retail or lease financing business, Nissan- and Infiniti-branded dealers and (ii) with respect to NMAC’s vehicle wholesale and other dealer financing business, Nissan- and Infiniti-branded dealers and other dealers affiliated with Nissan- or Infiniti-branded dealers.

“Defaulted Amount” means, for any day in a Collection Period, an amount (never less than zero) equal to:

(1)	the principal amount of Receivables (net of any amounts in the Cash Management Account with respect to such Receivables) owned by the Issuing Entity that became Defaulted Receivables during the related Collection Period; minus

(2)	the principal amount of the Defaulted Receivables that are to be reassigned to the Depositor during the month (except that this amount will be zero if events of bankruptcy, insolvency or receivership have occurred with respect to the Depositor); minus

(3)	the principal amount of the Defaulted Receivables that are to be purchased by the Servicer during the month (except that this amount will be zero if events of bankruptcy, insolvency or receivership have occurred with respect to the Servicer).

“Defaulted Receivable” means each Receivable that on any day in a Collection Period has been charged off as uncollectible on that date in accordance with the Floorplan Financing Guidelines.

“Definitive Notes” means Notes issued in fully registered, certificated form.

“Depositaries” means the respective depositaries of Clearstream Banking Luxembourg and Euroclear.

“Depositor” means Nissan Wholesale Receivables Corporation II, a Delaware corporation and a wholly owned subsidiary of NMAC and each additional depositor of Receivables to the Issuing Entity pursuant to any Transfer and Servicing Agreement entered into by the Issuing Entity, Servicer and each depositor of Receivables to the Issuing Entity after the date of the Transfer and Servicing Agreement.

“Depositor Amount” means, as of any date of determination, the excess of the Pool Balance on that date, over the Trust Nominal Liquidation Amounts.

“Depositor Certificate” means a certificate evidencing an interest in the Transferor Interest.

“Depositor Deposit Amounts” means the amounts that represent Interest Collections or Principal Collections that are allocated to but not distributed to the Depositor on any date, in each case in an amount equal to the amount by which the Adjusted Pool Balance would be less than the Required Participation Amount, after giving effect to (a) Principal Receivables transferred to the Issuing Entity on that date, (b) any deduction by the Servicer of the principal balance of a Receivable from the Pool Balance because of a breach of a representation or warranty with respect to such Receivable, and (c) any other allocations, distributions, withdrawals and deposits to be made on such date, if such date is a Payment Date.

“Depositor Replacement Amount” means the amount that the Depositor is required to deposit into the Excess Funding Account in connection with the redesignation of Ineligible Accounts and the removal of any Receivables therein and the failure to redesignate sufficient replacement Accounts and deliver additional Receivables, which amount equals (i) the excess, if any, between the Principal Receivables of such Ineligible Account over the Principal Receivables of any related replacement Account as measured on the date of such transfer or (ii) if no such replacement Account is designated, an amount equal to the Principal Receivables of such Ineligible Account.

“Designated Standards means generally accepted accounting principles or international financial reporting standards, as selected by NMAC.

“Determination Date” means, for any Payment Date, the day that is two business days before that Payment Date and is the date on which payments to the Noteholders are determined.

“DTC” means the Depository Trust Company and its successors.

“DTC Participants” means participating members of DTC.

“Early Amortization Event” for any series means any of the events defined as such in the accompanying Prospectus Supplement, as well as each of the following events:

(1)	the failure of the Depositor to transfer to the Issuing Entity Receivables arising in connection with additional designated Accounts within ten business days of when required under the Transfer and Servicing Agreement;

(2)	the occurrence of events of bankruptcy, insolvency or receivership relating to the Issuing Entity, the Depositor, NNA, NML or NMAC; and

(3)	the Issuing Entity or the Depositor becomes subject to the requirement that it register as an investment company within the meaning of the Investment Company Act of 1940, as amended.

“Early Amortization Period” means the period during which principal is paid in varying amounts each month based primarily on the amount of Principal Receivables collected and allocable to Noteholders following an Early Amortization Event. The Early Amortization Period for a series or class begins on the day on which an Early Amortization Event occurs and ends on the earliest of:

(1)	the last day of the Collection Period preceding the Payment Date on which the Invested Amount of the Notes of that series or class will be paid in full;

(2)	if the Early Amortization Period has commenced before the commencement of the Accumulation Period, the day on which, under the limited circumstances described in “Sources of Funds to Pay the Notes — Early Amortization Events” in this Prospectus, the Revolving Period recommences; and

(3)	the Issuing Entity Termination Date.

“Eligible Account” means a floorplan financing account established by NMAC pursuant to a Floorplan Financing Agreement that, as of the date on which eligibility is determined:

(1)	is in existence and maintained and serviced by NMAC;

(2)	is in favor of a Dealer franchised by NNA or other manufacturer to sell New Vehicles;

(3)	has been underwritten and audited by NMAC in accordance with its Floorplan Financing Guidelines and meets all the requirements of such guidelines;

(4)	is covered by insurance in the manner required by the Floorplan Financing Guidelines;

(5)	is in favor of a Dealer whose principal showroom is located in the United States of America and in the geographical regions specified in the applicable sales and service agreement;

(6)	is in favor of a Dealer in which NNA or any of its affiliates does not have an equity investment equal to or exceeding 5% as determined by the Servicer on a quarterly basis;

(7)	is in favor of a Dealer that is not classified by the Servicer as in “Status” (or other comparable classification) for any reason at any time (provided that after satisfaction of the Modification Condition, clarification shall be provided that such Dealer is not classified by the Servicer as in “Status” (or other comparable classification) as of the date on which eligibility is initially determined or at the end of the prior month) under the Floorplan Financing Agreement or under any other lender floorplan program; and

(8)	is an account as to which no material amounts have been charged off as uncollectible at any time within the previous two years.

“Eligible Institution” means:

(1)	(a) a depository institution, which may include the Owner Trustee or the Indenture Trustee; (b) a Person organized under the laws of the United States or any one of the states of the United States, including the District of Columbia, or any domestic branch of a foreign bank; and (c) which at all times is a member of the Federal Deposit Insurance Corporation and has either a long-term unsecured debt rating or a certificate of deposit rating acceptable to each Rating Agency designated by the Depositor to rate a series or class of Notes (provided that after satisfaction of the Modification Condition, such rating shall be a rating for which the Rating Agency Condition has been satisfied); or

(2)	any other institution acceptable to each Rating Agency designated by the Depositor to rate a series or class of Notes (provided that after satisfaction of the Modification Condition, such institution shall be an institution for which the Rating Agency Condition has been satisfied).

“Eligible Investments” means securities, instruments, security entitlements or other investment property which evidence:

(1)	direct obligations of, or obligations fully guaranteed as to timely payment by, the United States of America;

(2)	demand deposits, time deposits or certificates of deposit, having original maturities of no more than 365 days, of depository institutions or trust companies incorporated under the laws of the United States or any state of the United States of America, including the District of Columbia, or domestic branches of foreign banks, and subject to supervision and examination of federal or state banking or depository institution authorities; provided that at the time of the Issuing Entity’s investment or contractual commitment to invest, the short-term debt rating of that depository institution or trust company will be in the highest rating category of Standard & Poor’s and Moody’s, and to the extent the related series is rated by Fitch and such depository institution or trust company’s short-term debt is rated by Fitch, the highest rating category of Fitch (provided that satisfaction of the Modification Condition, such rating shall be in the highest rating category of each Rating Agency);

(3)	commercial paper, having original or remaining maturities of no more than 30 days, having, at the time of the Issuing Entity’s investment or contractual commitment to invest, a rating in the highest rating category of Standard & Poor’s and Moody’s, and to the extent the related series is rated by Fitch and such commercial paper is rated by Fitch, the highest rating category of Fitch (provided that after satisfaction of the Modification Condition, such rating shall be in the highest rating category of each Rating Agency);

(4)	demand deposits, time deposits and certificates of deposit which are fully insured by the Federal Deposit Insurance Corporation having, at the time of the Issuing Entity’s investment, a rating in the highest rating category of Standard & Poor’s and Moody’s, and to the extent the related series is rated by Fitch and such deposits are rated by Fitch, the highest rating category of Fitch (provided that after satisfaction of the Modification Condition, such rating shall be in the highest rating category of each Rating Agency);

(5)	bankers’ acceptances, having original maturities of no more than 365 days, issued by any depository institution or trust company referred to in clause (2) above;

(6)

money market funds having, at the time of the Issuing Entity’s investment, a rating in the highest rating category of Standard & Poor’s and Moody’s, and to the extent the related series is rated by Fitch and such funds are rated by Fitch, the highest rating category of Fitch (provided that after satisfaction of the Modification Condition, such rating shall be in the highest rating category of each Rating Agency), including funds for which the Indenture Trustee or any of its affiliates is investment manager or advisor;

(7)	time deposits, having maturities not later than the next Payment Date, other than those referred to in clause (4) above, with a Person whose commercial paper has a credit rating satisfactory to Standard & Poor’s and Moody’s, and to the extent the related series is rated by Fitch and such commercial paper is rated by Fitch, the highest rating category of Fitch (provided that after satisfaction of the Modification Condition, such rating shall be in the highest rating category of each Rating Agency); or

(8)	any other investment upon providing ten days prior notice to each Rating Agency then rating the Notes and so long as no Rating Agency informs the Servicer that the additional form of investment will result in the withdrawal or reduction of the then-existing rating of the Notes or any other outstanding series or class of Notes for which it is providing a rating.

“Eligible Receivable” means a Receivable that:

(1)	was originated by NMAC or acquired by NMAC from one of its affiliates in the ordinary course of business (and if acquired by NMAC from a third party, the Rating Agency Condition has been satisfied);

(2)	is secured by a perfected first priority interest in the related floorplan financed vehicle;

(3)	is the subject of a valid transfer and assignment from the Depositor to the Issuing Entity of all the Depositor’s rights and interest in the Receivable, including:

(a)	the first priority security interest granted by the Dealers in the related vehicles and the subordinated security interest granted by the Dealers in other collateral;

(b)	all related rights under, as applicable, the sales and service agreement between NNA and the Dealer, the repurchase agreements between NNA and NMAC and between non-Nissan manufacturers and NMAC, the Floorplan Financing Agreements between NMAC and the Dealer and rights of NMAC under any intercreditor agreement with a third-party creditor of the related Dealer; and

(c)	all related proceeds;

(4)	is created in compliance with all requirements of applicable law and pursuant to the Floorplan Financing Agreement;

(5)	as to which NNA, NMAC and the Depositor, as applicable, have obtained all material consents and governmental authorizations required to be obtained by them in connection with:

(a)	the creation of the Receivable, the transfer of the Receivables to the Depositor and then to the Issuing Entity, and the pledge of the Receivable to the Indenture Trustee; and

(b)	if applicable, NNA’s performance of the related sales and service agreement, NNA’s performance of any related repurchase agreement and/or NMAC’s performance of the related Floorplan Financing Agreement;

(6)	as to which the Issuing Entity will at all times have good and marketable title to the Receivable, free and clear of all liens arising before the transfer or arising at any time, other than liens permitted under the Transfer and Servicing Agreement;

(7)	if it relates to a New Vehicle, is covered by a repurchase agreement or other similar agreement from the related vehicle manufacturers;

(8)	will at all times be the legal and assignable payment obligation of the related Dealer, enforceable against the Dealer in accordance with its terms, except as enforceability may be limited by applicable bankruptcy or other similar laws;

(9)	is not subject to any right of rescission, setoff or any other defense of the related Dealer, including defenses arising out of violations of usury laws;

(10)	as to which NNA, NMAC and the Depositor, as applicable, have satisfied in all material respects all of their obligations relating to each Receivable required to be satisfied by them;

(11)	as to which none of NNA, NMAC or the Depositor, as applicable, has taken or failed to take any action which would impair the rights of the Issuing Entity or the Noteholders in the Receivable;

(12)	when added to the aggregate principal balance of Receivables arising in the same state, will not result in the aggregate principal balance of Receivables arising in such state exceeding 30% of the Receivables balance as of the date of transfer (after giving effect thereto);

(13)	if generated from a Dealer rated “C” or “D” according to the Floorplan Financing Guidelines, when added to the aggregate principal balance of Receivables generated among Dealers rated “C” and “D” according to the Floorplan Financing Guidelines, will not result in the aggregate principal balance of Receivables generated among such Dealers exceeding 40% of the aggregate principal balance of Receivables as of the date of transfer (after giving effect thereto); and

(14)	constitutes either an “account” or “chattel paper,” each as defined in Article 9 of the Uniform Commercial Code as in effect in the applicable jurisdiction.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Euroclear” means the Euroclear System.

“Euroclear Participants” means participants of the Euroclear System.

“Event of Default” for any series of Notes, means any of the following as well as any other Events of Default described in the related Indenture Supplement and accompanying Prospectus Supplement:

(1)	the Issuing Entity fails to pay principal when it becomes due and payable on the Final Maturity Date for those Notes;

(2)	the Issuing Entity fails to pay interest on those Notes when it becomes due and payable and the default continues, or is not cured, for a period of 35 days;

(3)	the bankruptcy, insolvency, conservatorship, receivership, liquidation or similar events relating to the Issuing Entity); or

(4)	the Issuing Entity fails to observe or perform covenants or agreements made in the Indenture and the failure continues, or is not cured, for 60 days after notice to the Issuing Entity by the Indenture Trustee or to the Issuing Entity and the Indenture Trustee by Noteholders representing 50% or more of the outstanding principal amount of the affected series.

“Excess Funding Account” means a Qualified Account established by the Issuing Entity and maintained in the name of the Indenture Trustee by the Indenture Trustee for the benefit of the Noteholders of all series issued by the Issuing Entity and any Series Enhancer for such series as described in this Prospectus.

“Excess Interest Amounts” with respect to any series and any Collection Period, means the amount, if any, of Series Investor Available Interest Amounts for such series remaining after all other required payments or applications thereof have been made (or allocated to be made) on the related Payment Date as stated in the Indenture Supplement for that series and as described in the accompanying Prospectus Supplement.

“Excess Principal Amounts” means, with respect to any series and any Collection Period, the amount, if any, of Series Investor Available Principal Amounts for such series remaining after all other required payments or applications thereof have been made (or allocated to be made) on the related Payment Date as stated in the Indenture Supplement for that series and as described in the accompanying Prospectus Supplement.

“Expected Final Payment Date” means, for any series, the date specified in the accompanying Prospectus Supplement.

“Final Maturity Date” means, for any series, the date specified in the accompanying Prospectus Supplement.

“Fitch” means Fitch Ratings and its successors.

“Fixed Allocation Percentage” means, with respect to any series and any day in a Collection Period during a Collection Period or portion thereof occurring after the end of the Revolving Period, the percentage equivalent (not to exceed 100%) of a fraction, the numerator of which is the Series Nominal Liquidation Amount of such series as of the close of business on the last day of the Revolving Period and the denominator of which is the product of (a) the Series Allocation Percentage on such day in the Collection Period and (b) the Pool Balance on the last day of the preceding Collection Period.

“Floating Allocation Percentage” means, with respect to any series and any day in a Collection Period, the percentage equivalent of a fraction, the numerator of which is the Series Nominal Liquidation Amount on such day and the denominator of which is the product of (a) the Series Allocation Percentage on such day and (b) the Pool Balance on the last day of the preceding Collection Period. Notwithstanding the foregoing, on any day in a Collection Period in which there is an Early Amortization Event or during the Accumulation Period or any amortization period with respect to a series, the Series Nominal Liquidation Amount of such series shall be as of the last day of the preceding Collection Period.

“Floorplan Financing Agreement” means, collectively, the group of related agreements between and among NMAC (either as the originator of a floorplan financing account or by virtue of an assignment and assumption by NMAC from the applicable originator of such account), the Dealer with respect thereto and, in the case of New Vehicles, a distributor, pursuant to which (a) NMAC agrees to extend credit to such Dealer to finance its purchase of New Vehicles, Pre-Owned Vehicles and/or Used Vehicles, (b) NMAC has a security interest in the specific vehicles so financed by NMAC, certain other vehicles, and a subordinated security interest in other collateral and the proceeds thereof, (c) such Dealer agrees to repay advances made by NMAC at the time of sale or lease of such financed vehicle, or pursuant to a payment schedule if such vehicle is not sold or leased before the first payment is due pursuant to such schedule, and (d) the obligations of such Dealer to repay such advances is evidenced by one or more promissory notes of such Dealer.

“Floorplan Financing Guidelines” means the written policies and procedures of NMAC, as such policies and procedures may be amended from time to time, (a) relating to the operation of its floorplan financing business, including the written policies and procedures for determining (i) the maximum amount lent to and interest rate charged to Dealers for such financing, (ii) the other terms and conditions relating to NMAC’s floorplan financing accounts, (iii) the creditworthiness of Dealers and (iv) the continued extension of credit to Dealers, (b) relating to the maintenance of accounts and collection of receivables and (c) relating to the Cash Management Account maintained by NMAC on behalf of Dealers.

“Foreign Person” means any holder of a Note who, as to the United States, is a nonresident alien individual or a foreign corporation.

“Funding Period” means, for any series, the period, not exceeding one year, from the related Series Issuance Date to the earlier of:

(1)	the date on which the series’ amount invested in Principal Receivables equals the principal balance of the Notes of that series; and

(2)	the date specified in the accompanying Prospectus Supplement.

“Hedge Agreement” means either a Swap Agreement or a Cap Agreement.

“Hedge Counterparty” means either a Swap Counterparty or a Cap Provider.

“IFS” means Infiniti Financial Services and its successors.

“Indenture” means the indenture, dated as of July 24, 2003, as amended and restated as of October 15, 2003, entered into by and between the Issuing Entity and the Indenture Trustee, as the same may be further amended, supplemented or otherwise modified from time to time.

“Indenture Supplement” means a supplement to the Indenture entered into by the Issuing Entity and the Indenture Trustee, generally in connection with the issuance of a specified series of Notes.

“Indenture Trustee” means U.S. Bank National Association, in its capacity as indenture trustee under the Indenture, together with its successors and assigns in such capacity.

“Ineligible Account” means a floorplan financing account established by NMAC for the benefit of a Dealer under a Floorplan Financing Agreement that, as of the date on which eligibility is determined, fails to satisfy one or more of the required eligibility criteria specified in the definition of “Eligible Account.”

“Ineligible Receivable” means a Receivable that does not satisfy the eligibility criteria specified in the definition of “Eligible Receivable.”

“Internal Revenue Code” means the Internal Revenue Code of 1986, as amended.

“Interest Collections” means, with respect to any day in a Collection Period, the sum of the following amounts:

(1)	all collections of Interest Receivables owned by the Issuing Entity;

(2)	the interest portion of the reassignment amount or purchase price of Receivables reassigned to the Depositor or purchased by the Servicer; and

(3)	all amounts received, including any insurance proceeds, by the Depositor or the Servicer with respect to Defaulted Receivables (including all recoveries).

“Interest Period” means, with respect to any Payment Date, the period from and including the preceding Payment Date to but excluding that Payment Date, or, in the case of the first Payment Date for any Series, from and including a Series Issuance Date to but excluding the first Payment Date.

“Interest Receivable” means, in connection with an Account designated for the Issuing Entity, all amounts billed and payable by the related Dealer under the Receivables in that Account pursuant to the related Floorplan Financing Agreement with NMAC in respect of interest.

“Interest Shortfalls” means with respect to any series and Payment Date, the excess, if any, of (a) the full amount required to be paid by Series Investor Available Interest Amounts for such series pursuant to the accompanying Prospectus Supplement on such Payment Date over (b) the Series Investor Available Interest Amounts for such series for such Payment Date.

“Invested Amount” means, for any series as of any day in a Collection Period, an amount equal to:

(1)	the initial Invested Amount of the Notes of that series; plus

(2)	any increase in the principal balance of the Notes of that series as and to the extent provided in the accompanying Prospectus Supplement; minus

(3)	the amount of principal previously paid to the Noteholders of that series; minus

(4)	amounts on deposit in the Accumulation Account; minus

(5)	the cumulative amount of unreimbursed Investor Charge-Offs for that series as of the Payment Date on or preceding such day, but after the Overcollateralization Amount for that series has been reduced to zero.

If so specified in the accompanying Prospectus Supplement relating to any series of Notes, under limited circumstances the Invested Amount may be further adjusted by funds on deposit in any specified account and any other amounts specified in the accompanying Prospectus Supplement.

“Investor Charge-Offs” means, for any series, the excess of the Series Investor Defaulted Amount for that series over the amount available to reimburse such Series Investor Defaulted Amount as specified in the related Indenture Supplement.

“IRS” means Internal Revenue Service and its successors.

“Issuing Entity” means Nissan Master Owner Trust Receivables, a Delaware statutory trust and its successors.

“Issuing Entity Assets” means all money, instruments, documents, securities, contract rights, general intangibles and other property that are subject to, or intended to be subject to, the lien of the Indenture for the benefit of the Noteholders and any Series Enhancers, and includes, without limitation, all property and interest granted to the Indenture Trustee, including all proceeds thereof.

“Issuing Entity Termination Date” means the date on which the Issuing Entity will terminate as specified in the Trust Agreement.

“LIBOR” has the meaning assigned such term in “Series Provisions – Interest” in the accompanying Prospectus Supplement.

“Master Agreement” means an International Swaps and Derivatives Association, Inc. Master Agreement (Multi Currency-Cross Border).

“Modification Condition” means that (i) the existing series 2010-A notes have been repaid, (ii) the consent of the noteholders of the existing 2008-1 warehouse series notes has been received and (iii) the consent of the existing 2010-1 warehouse series notes has been received.

“Moody’s” means Moody’s Investors Service and its successors.

“NADA” has the meaning assigned such term in “Dealer Floorplan Financing Business — Creation of Receivables” in this Prospectus.

“New Vehicles” consist of new Nissan and Infiniti vehicles distributed by NNA and satisfying the criteria set forth in the applicable repurchase agreement or new non-Nissan vehicles purchased from other manufacturers, funded under NMAC financing arrangements and satisfying substantially the same criteria.

“NMAC” means Nissan Motor Acceptance Corporation and its successors.

“NML” means Nissan Motor Co., Ltd. and its successors.

“NNA” means Nissan North America, Inc. and its successors.

“NWRC II” means Nissan Wholesale Receivables Corporation II and its successors.

“Note Interest Rate” means, as of any date of determination and with respect to any series or class, the interest rate as of such date specified therefor in the related Indenture Supplement.

“Noteholders” means the holder of record or beneficial owner (as the context indicates) of any Note issued by the Issuing Entity.

“Noteholders’ Interest” means, for any series of Notes, the undivided beneficial interests in certain assets of the Issuing Entity allocated to the Noteholders of such series as described in this Prospectus and the accompanying Prospectus Supplement.

“Notes” means the notes of any series or class issued by the Issuing Entity as described in this Prospectus and the accompanying Prospectus Supplement.

“Overcollateralization Amount” has, for any series, the meaning specified in the accompanying Prospectus Supplement. In general, the Overcollateralization Amount with respect to any series of Notes is the amount of overcollateralization for that series of Notes.

“Owner Trustee” means Wilmington Trust Company, a Delaware trust company, in its capacity as owner trustee under the Trust Agreement, together with its successors and assigns in such capacity.

“Paying Agent” means the Indenture Trustee, acting as the initial paying agent, together with any successor to the Indenture Trustee acting in that capacity, and any Person specified in an Indenture Supplement or appointed by the Indenture Trustee or Trustee to act in that capacity for the related series.

“Payment Date” means the 15th day of each month (or if that 15th day is not a Business Day, the next following Business Day) or such other date as specified in the accompanying Prospectus Supplement, commencing on the date specified in the accompanying Prospectus Supplement.

“Payment Date Statement” means, with respect to any Series, a report prepared by the Servicer and forwarded to the Paying Agent for distribution to the Noteholders on each Payment Date that will contain the information about such series specified in the related Indenture Supplement.

“Person” means any legal person, including any individual, corporation, partnership, association, joint-stock company, limited liability company, trust, unincorporated organization, governmental entity or other entity of similar nature.

“Pool Balance” means, on any day, the total principal balance of the Issuing Entity’s Principal Receivables on that date, net of the Cash Management Account Balance on such day.

“Pre-Owned Vehicles” consist of previously owned Nissan or Infiniti vehicles, purchased at a closed auction conducted by NMAC, IFS or any of their affiliated companies or authorized agents (including demonstration vehicles), or from a non-Nissan sponsored auction and which Nissan or Infiniti vehicles are current model year vehicles, or model years within five years of such current model year.

“Principal Collections” means, with respect to any day in a Collection Period, the sum of the following amounts:

(1)	all collections of Principal Receivables owned by the Issuing Entity (excluding, in all cases, all amounts recovered on Defaulted Receivables);

(2)	any cash proceeds transferred by NMAC to the Depositor and by the Depositor to the Issuing Entity arising in connection with the exercise by NMAC of its right to set-off against a Dealer’s principal balance of Receivables under the cash management agreement, between NMAC and such Dealer;

(3)	all other amounts paid by NMAC to the Depositor and by the Depositor to the Issuing Entity arising in connection with the application of amounts credited to the Cash Management Account to reduce a Dealer’s principal balance of Receivables;

(4)	the principal portion of the reassignment amount or purchase price of Receivables reassigned to the Depositor or purchased by the Servicer;

(5)	all amounts paid by NMAC to the Depositor and by the Depositor to the Issuing Entity resulting from reductions in the principal amount of Receivables due to dealer rebates, billing errors, returned merchandise and certain other similar non-cash items and repurchase obligations; and

(6)	all amounts paid by NMAC to the Depositor and by the Depositor to the Issuing Entity in connection with Dealer terminations.

“Principal Receivables” means, in connection with an Account designated for the Issuing Entity, all amounts billed and payable by the related Dealer under the Receivables in that Account pursuant to the related Floorplan Financing Agreement with NMAC in respect of principal. Principal Receivables shall be reduced by, among other things, rebates to dealers, billing errors, returned merchandise and certain other similar non-cash items.

“Public Asset-Backed Securitization Transaction” means any publicly registered issuance of securities backed by (i) a certificate representing the beneficial interest in a pool of vehicle leases originated in the United States for a lessee with a United States address and the related leased vehicles, (ii) motor vehicle retail installment contracts originated in the United States, or (iii) dealer floorplan or wholesale financing arrangements originated in the United States and, for clause (i), clause (ii) and clause (iii), for which the Depositor, or any United States Affiliate thereof, acts as a depositor.

“Principal Shortfalls” means any principal distributions to Noteholders of any series of Notes which are either scheduled or permitted and which have not been covered out of Principal Collections and certain other amounts allocated to the series as specified in the related Indenture Supplement and accompanying Prospectus Supplement.

“Qualified Account” means either a segregated trust account established and maintained with the corporate trust department of a Securities Intermediary or a segregated account with a Securities Intermediary that is an Eligible Institution.

“Rating Agency” means, with respect to any series of Notes, any nationally recognized statistical rating organization that is hired by NMAC, as sponsor, to assign ratings on such series of Notes and is then rating such series of Notes.

“Rating Agency Condition” means, with respect to any action, that (i) each Rating Agency has received notice of such action within ten days of such action and no Rating Agency has informed the Indenture Trustee and the Owner Trustee that such action might or could result in the withdrawal or reduction of the then existing rating of any outstanding series or class of Notes, or (ii) each Rating Agency has notified the Depositor, the Servicer, the Issuing Entity and the Indenture Trustee in writing (provided that after satisfaction of the Modification Condition, clarification shall be provided that, for the avoidance of doubt, such writing may be in the form of a letter, a press release or other publication, or a change in such Rating Agency’s published ratings criteria to this effect) that such action will not result in a reduction or withdrawal of the then existing rating of any outstanding series or class of Notes rated by such Rating Agency; provided, that with respect to any outstanding series or class of Notes not rated by any Rating Agency, “Rating Agency Condition” means the written consent of such series or class has been obtained as and to the extent specified in the related Indenture Supplement.

“Reallocated Principal Collections” means, for any series, any Series Investor Available Principal Amounts reallocated to pay accrued and unpaid interest on the Notes of such series.

“Receivable” means a payment obligation owed by a Dealer in respect of funds borrowed from NMAC in a floorplan or wholesale financing arrangement which is secured by one or more vehicles and which may be secured by a security interest in NMAC’s rights to amounts (if any) in any Cash Management Account and a subordinated security interest in one or more of the following: parts inventory, machinery, tools, equipment, fixtures, service accounts or real estate of such Dealer. In some cases, the Dealer also issues a personal guarantee that collateralizes all or a portion of such payment obligations.

“Receivables Purchase Agreement” means the Receivables Purchase Agreement, dated as of July 24, 2003, as amended and restated as of October 15, 2003, entered into by and between NMAC and the Depositor, as the same may be further amended, supplemented or otherwise modified from time to time, pursuant to which NMAC sells Receivables to the Depositor, and each additional receivable purchase agreement entered into between NMAC and any other Person that will transfer Receivables to the Issuing Entity after the date of the Receivables Purchase Agreement.

“Redesignated Account” means an Account as to which the related Receivables will cease to be conveyed to the Issuing Entity and/or the Receivables previously generated have been reconveyed by the Issuing Entity pursuant to the Transfer and Servicing Agreement either because such Account is an Ineligible Account or because such reconveyance has been requested because certain specified conditions have been satisfied (including, but not limited to specified overcollateralization tests being met).

“Redesignation Date” means, with respect to any Redesignated Account, the date on which such Account is no longer designated for the Issuing Entity and all the related Receivables thereafter generated (and, if repurchased by the Depositor, all previously generated and conveyed Receivables) will be removed from the Issuing Entity as specified in the notice of redesignation relating thereto delivered by the Depositor (or the Servicer on its behalf) to the Owner Trustee, the Indenture Trustee and any Series Enhancer.

“Reference Rate” means, with respect to any Receivable, the per annum rate of interest designated from time to time by NMAC pursuant to the related Floorplan Financing Agreement.

“Required Federal Income Tax Opinion” means, with respect to the Issuing Entity as to any action, an opinion of counsel to the effect that, for federal income tax purposes:

(1)	the action will not adversely affect the tax characterization as debt of the Notes of any outstanding series or class issued by the Issuing Entity that were characterized as debt at the time of their issuance;

(2)	the action will not cause the Issuing Entity to be treated as an association (or publicly traded partnership) taxable as a corporation; and

(3)	the action will not cause or constitute an event in which gain or loss would be recognized by any holder of Notes issued by the Issuing Entity.

“Required Overcollateralization Amount” has, for any series, the meaning specified in the accompanying Prospectus Supplement. In general the Required Overcollateralization Amount with respect to any series is the same as the Overcollateralization Amount without giving effect to any reductions thereto as specified in the accompanying Prospectus Supplement.

“Required Participation Amount” means, as of any date of determination, the sum of

(1)	the sum of the respective products for all series issued by the Issuing Entity of (a) the required participation percentages for each outstanding series as specified in the accompanying Prospectus Supplement and (b) with respect to any series, their initial (or, in the case of any series of Notes issued as variable funding notes, their maximum) Invested Amounts; plus

(2)	if applicable, the sum of the Required Overcollateralization Amounts for each series issued by the Issuing Entity as specified in the accompanying Prospectus Supplement.

“Revolving Period” means, for any series, a period during which the Issuing Entity will not pay or accumulate principal for payment to the Noteholders of that series. The Revolving Period for a series or class begins on the Series Issuance Date for that series or class, as specified in the accompanying Prospectus Supplement, and ends, unless it recommences under the circumstances specified in the accompanying Prospectus Supplement, on the day immediately preceding the date on which an Early Amortization Period or other period specified in the accompanying Prospectus Supplement for that series begins.

“Securities Intermediary” means any Person, including a bank or broker, that in the ordinary course of its business maintains securities accounts for others and is acting in that capacity and which is also a depository institution organized under the laws of the United States or any one of the states of the United States, including the District of Columbia, or any domestic branch of a foreign bank, and having a credit rating from each Rating Agency in one of its generic credit rating categories which signifies investment grade.

“Series Allocable Defaulted Amounts” means, with respect to a series of Notes, for any day in a Collection Period, the product of the applicable Series Allocation Percentage on such day and the amount of Defaulted Amounts processed on such day.

“Series Allocable Interest Collections” means, with respect to a series of Notes, for any day in a Collection Period, the product of the applicable Series Allocation Percentage on such day and the amount of Interest Collections processed on such day.

“Series Allocable Principal Collections” means, with respect to a series of Notes, for any day in a Collection Period, the product of the applicable Series Allocation Percentage on such day and the amount of Principal Collections processed on such day.

“Series Allocation Percentage” means, with respect to a series of Notes, on any day, the percentage equivalent of a fraction, the numerator of which is the Series Nominal Liquidation Amount of the series as of such day and the denominator of which is the Trust Nominal Liquidation Amount as of such day. Notwithstanding the foregoing, on any day in a Collection Period in which there is an Early Amortization Event, or during the Accumulation Period or any amortization period with respect to a series, the Series Nominal Liquidation Amount and the Trust Nominal Liquidation Amount with respect to such series shall be as of the last day of the preceding Collection Period.

“Series Cut-Off Date” means, for any series, the date specified as such in the accompanying Prospectus Supplement.

“Series Enhancer” means any provider of enhancement and/or any Issuing Entity or provider of any third-party credit enhancement.

“Series Investor Available Amounts” means the Series Investor Available Interest Amounts and the Series Investor Available Principal Amounts, collectively.

“Series Investor Available Interest Amounts” means, with respect to any series of Notes, for any Collection Period, the aggregate of the Series Allocable Interest Collections allocated to the Noteholders of such series on each day during such Collection Period, together with any Series Investor Available Principal Amounts used to pay interest to the Noteholders of such series as specified under “Sources of Funds to Pay the Notes - Deposit and Application of Funds” in this Prospectus and any other amounts specified as available for such purpose in the accompanying Prospectus Supplement.

“Series Investor Available Principal Amounts” means, with respect to any series of Notes, for any Collection Period, the aggregate of the Series Allocable Principal Collections allocated to the Noteholders of such series on each day during such Collection Period, together with any Series Investor Available Interest Amounts used to fund Series Investor Defaulted Amounts for such series or the Series Nominal Liquidation Amount Deficit for such series, but excluding any Reallocated Principal Collections for such series as specified under “Sources of Funds to Pay the Notes - Deposit and Application of Funds” in this Prospectus and any other amounts as specified in the accompanying Prospectus Supplement.

“Series Investor Defaulted Amount” means, with respect to any series of Notes for any Collection Period, the sum of, for each day during such Collection Period, the portion of the Series Allocable Defaulted Amount allocated to the Noteholders of such series on such day, which, unless otherwise specified, will equal the product of the Floating Allocation Percentage specified in the related Indenture Supplement and accompanying Prospectus Supplement and the related Series Allocable Defaulted Amount.

“Series Issuance Date” means the date of issuance for a series of Notes, as specified in the accompanying Prospectus Supplement.

“Series Nominal Liquidation Amount” means, with respect to any series of Notes on any day in a Collection Period, an amount equal to the sum of (i) the Invested Amount of that series of Notes on such day and (ii) the Overcollateralization Amount of that series of Notes as of the Payment Date preceding such day (but, in no event, less than zero), in each case, after giving effect to the allocations, distributions, withdrawals and deposits to be made on such day.

“Servicer” means NMAC (together with its permitted successors and assigns), in its capacity as servicer under the Transfer and Servicing Agreement.

“Servicer Default” for any series means any of the following items and any other event specified in the related Indenture Supplement and accompanying Prospectus Supplement:

(1)	failure by the Servicer to make any payment, transfer or deposit, or to give instructions or to give notice to the Indenture Trustee to do so, on the required date under the Transfer and Servicing Agreement, the Indenture or any Indenture Supplement or within the applicable grace period not exceeding five business days;

(2)	failure by the Servicer to observe or perform in any material respect any of its other covenants or agreements if the failure has a Significant Adverse Effect and continues unremedied for a period of 60 days after written notice to the Servicer by the Owner Trustee or the Indenture Trustee, or to the Servicer, the Owner Trustee and the Indenture Trustee by Noteholders of 10% or more of the outstanding principal amount of all of the Issuing Entity’s outstanding series or, where the Servicer’s failure does not relate to all series, 10% or more of the outstanding principal amount of all series affected; or the assignment or the delegation by the Servicer of its duties, except as specifically permitted under the Transfer and Servicing Agreement;

(3)

any representation, warranty or certification made by the Servicer in the Transfer and Servicing Agreement, or in any certificate delivered as required by the Transfer and Servicing Agreement, proves to have been incorrect when made and it has a Significant Adverse Effect and continues unremedied for a period of 60 days after written notice to the Servicer by the Owner Trustee or the Indenture Trustee, or to the Servicer, the Owner Trustee and the Indenture Trustee by Noteholders

of 10% or more of the outstanding principal amount of all of the Issuing Entity’s outstanding series or, where the Servicer’s inaccuracy does not relate to all series, 10% or more of the outstanding principal amount of the series affected; or

(4)	the bankruptcy, insolvency, liquidation, conservatorship, receivership or similar events relating to the Servicer;

provided, that a delay in or failure of performance referred to in the first clause above for a period of 10 business days after the applicable grace period, or referred to under the second or third clause above for a period of 60 business days after the applicable grace period, will not constitute a Servicer Default if the delay or failure could not be prevented by the exercise of reasonable diligence by the Servicer and the delay or failure was caused by an act of God or other similar occurrence outside the reasonable control of the Servicer.

“Shared Excess Interest Amounts” means, with respect to any Payment Date, the sum of, for each series of Notes, interest amounts distributable to the Noteholders of such series that are not required to be applied in respect of that series.

“Shared Excess Principal Amounts” means, with respect to any Payment Date, the sum of, for each series of Notes, the principal amounts distributable to the Noteholders of such series that are not required to be applied in respect of that series.

“Sharing Group” means one or more series of Notes from which, or to which, Excess Interest Amounts or Excess Principal Amounts may be allocated to cover shortfalls in payments or deposits of the other series in such group.

“Significant Adverse Effect” means any action that:

(1)	causes an Early Amortization Event or an Event of Default to occur; or

(2)	materially and adversely effects the amount or timing of payments to be made to the Noteholders of any series or class.

“Standard & Poor’s” means Standard & Poor’s, a division of The McGraw-Hill Companies, Inc. and its successors.

“Status” means a classification or comparable classification that NMAC may assign to a Dealer by reason of (a) the Dealer’s failure to make any principal or interest payment when due under the Floorplan Financing Agreement, (b) the sale of a vehicle after which the inventory loan is not repaid as required by the Floorplan Financing Agreement, (c) insolvency of the Dealer, (d) any loss, theft, damage or destruction to the vehicles, or any encumbrance of the collateral (except as expressly permitted in the Floorplan Financing Agreement) or (e) a general deterioration of the Dealer’s financial condition or failure on the part of the Dealer to meet any financial requirements.

“Subordinated Notes” means a series of Notes or one or more classes of a series of Notes payments to which will be subordinated as described in the accompanying Prospectus Supplement to the extent necessary to fund payments with respect to other series of Notes or to the senior classes of Notes within that series.

“Supplemental Interest” means a certificated or uncertificated interest in the Transferor Interest.

“Swap Agreement” means an International Swaps and Derivatives Association, Inc. Master Agreement (Multi Currency-Cross Border) entered into by the Issuing Entity or the Indenture Trustee with a Swap Counterparty as modified to reflect the transactions described in this Prospectus under “Description of the Hedge Agreement” and in the accompanying Prospectus Supplement and including the relevant standard definitions published by the International Swaps and Derivatives Association, Inc.

“Swap Counterparty” means NMAC or an unaffiliated third party, if any specified in the accompanying Prospectus Supplement, that enters into a Swap Agreement with the Issuing Entity or the Indenture Trustee for the benefit of the holders of the Notes of any series or class.

“Transaction Documents” means with respect to any Series, the certificate of trust, the Trust Agreement, the Receivables Purchase Agreement, the Transfer and Servicing Agreement, the Indenture, the related Indenture Supplement, the Administration Agreement and such other documents and certificates delivered in connection with such Series.

“Transfer and Servicing Agreement” means the Transfer and Servicing Agreement, dated as of July 24, 2003, as amended and restated as of October 15, 2003, entered into by and among the Depositor, the Servicer and the Owner Trustee on behalf of the Issuing Entity, as the same may be further amended, supplemented or otherwise modified from time to time, pursuant to which the Depositor transfers Receivables to the Issuing Entity, and each additional transfer and servicing agreement entered into by the Issuing Entity, Servicer and each depositor of Receivables to the Issuing Entity after the date of the Transfer and Servicing Agreement.

“Transferor Interest” means, an interest that represents the right to receive all cash flows from the Issuing Entity Assets not required to make payments on the Notes or to Series Enhancers or not otherwise allocated to the Noteholders.

“Trust Agreement” means the trust agreement, dated as of May 13, 2003, between the Depositor and the Owner Trustee, pursuant to which the Issuing Entity was formed, as amended and restated by the Trust Agreement, dated July 24, 2003, between the Depositor and the Owner Trustee, as the same may be further amended, supplemented or otherwise modified from time to time.

“Trust Nominal Liquidation Amount” means, with respect to any day, the sum of the Series Nominal Liquidation Amount for all outstanding series of Notes.

“Trust Portfolio” means, at any time, the pool of Receivables which constitute the portfolio of the Issuing Entity at such time, consisting of Receivables arising in connection with Accounts designated for the Issuing Entity from NMAC’s United States wholesale portfolio.

“U.S. Bank” means U.S. Bank National Association.

“Used Vehicles” means previously owned vehicles other than Pre-Owned Vehicles, of any make or model, which are of the current model year or within five years of such current model year.

$250,000,000

NISSAN MASTER OWNER

TRUST RECEIVABLES

$250,000,000 Series 2012-B Notes

Nissan Master Owner Trust Receivables,

Issuing Entity

Nissan Wholesale Receivables Corporation II,

Depositor

Nissan Motor Acceptance Corporation,

Sponsor and Servicer

PROSPECTUS    SUPPLEMENT

Barclays

Citigroup

RBC Capital Markets

Dealer Prospectus Delivery Obligation.    Until                     , 2012, which is ninety dates following the date of this Prospectus Supplement, all dealers that effect transactions in these notes, whether or not participating in the offering, may be required to deliver a Prospectus Supplement and accompanying Prospectus, such delivery obligation generally may be satisfied through the filing of the Prospectus Supplement and accompanying Prospectus with the Securities and Exchange Commission. This is in addition to the dealers’ obligation to deliver an accompanying Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.